  AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON APRIL 15, 1997

                                                REGISTRATION NO. 333-23989

-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                               ----------------

                             AMENDMENT NO. 1

                                    TO
                                   FORM S-11

                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933

                               ----------------

                           PRENTISS PROPERTIES TRUST
       (EXACT NAME OF REGISTRANT AS SPECIFIED IN GOVERNING INSTRUMENTS)

                     3890 W. NORTHWEST HIGHWAY, SUITE 400
                              DALLAS, TEXAS 75220
                   (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)

                              MICHAEL V. PRENTISS
                           PRENTISS PROPERTIES TRUST
                     3890 W. NORTHWEST HIGHWAY, SUITE 400
                              DALLAS, TEXAS 75220
                                (214) 654-0886
                    (NAME AND ADDRESS OF AGENT FOR SERVICE)

                               ----------------

                                  COPIES TO:
       RANDALL S. PARKS, ESQ.                   ROBERT E. KING, JR., ESQ.
          HUNTON & WILLIAMS                          ROGERS & WELLS
        951 EAST BYRD STREET                         200 PARK AVENUE
      RICHMOND, VIRGINIA 23219                  NEW YORK, NEW YORK 10166
           (804) 788-8200                            (212) 878-8000


                               ----------------

  APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after the effective date of this Registration Statement.

  THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH
SECTION 8(A) OF THE SECURITIES ACT OF 1933, AS AMENDED, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

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

                             CROSS REFERENCE SHEET

                   PURSUANT TO RULE 501(A) OF REGULATION S-K

    ITEM NUMBER AND CAPTION                    HEADING IN PROSPECTUS
    -----------------------                    ---------------------
 1.Forepart of Registration Statement
     and Outside Front Cover Page of
     Prospectus......................  Outside Front Cover Page
 2.Inside Front and Outside Back       Inside Cover Page; Outside Back Cover
     Cover Pages of Prospectus.......  Page
 3.Summary Information, Risk Factors
     and Ratio of Earnings to Fixed    Outside Front Cover Page; Prospectus
     Charges.........................  Summary; Risk Factors; The Company;
                                       Policies with Respect to Certain
                                       Activities; Shares Available for
                                       Future Sale
 4.Determination of Offering Price...  Outside Front Cover Page; Underwriting
 5.Dilution..........................  Dilution
 6.Selling Security Holders..........  Not Applicable
 7.Plan of Distribution..............  Outside Front Cover Page; Underwriting
 8.Use of Proceeds...................  Use of Proceeds
 9.Selected Financial Data...........  Selected Financial Information
10.Management's Discussion and
     Analysis of Financial Condition   Management's Discussion and Analysis
     and Results of Operations.......  of Financial Condition and Results of
                                       Operations
11.General Information as to           Prospectus Summary; The Company;
     Registrant......................  Management; Properties and Business
12.Policy With Respect to Certain      Prospectus Summary; Policies with
     Activities......................  respect to Certain Activities; Certain
                                       Provisions of Maryland Law and of the
                                       Company's Declaration of Trust and
                                       Bylaws
13.Investment Policies of              Policies and Objectives with Respect
     Registrant......................  to Certain Activities; Prospectus
                                       Summary; Properties and Business
14.Description of Real Estate........  Prospectus Summary; Business and
                                       Properties
15.Operating Data....................  Business and Properties
16.Tax Treatment of Registrant and
     its Security Holders............  Prospectus Summary; Federal Income Tax
                                       Considerations
17.Market Price of and Dividends on
     the Registrant's Common Equity
     and Related Shareholder           Price Range of Common Shares and
     Matters.........................  Distribution History
18.Description of Registrant's         Description of Shares of Beneficial
     Securities......................  Interest
19.Legal Proceedings.................  Properties--Legal Proceedings
20.Security Ownership of Certain
     Beneficial Owners and
     Management......................  Principal and Management Shareholders

    ITEM NUMBER AND CAPTION                   HEADING IN PROSPECTUS
    -----------------------                   ---------------------
21.Trustees and Executive Officers... Management
22.Executive Compensation............ Management
23.Certain Relationships and Related  Prospectus Summary; Properties and
     Transactions.................... Business; Management; Certain
                                      Relationships and Transactions
24.Selection, Management and Custody
     of Registrant's Investments..... Outside Front Cover Page; Prospectus
                                      Summary; Properties and Business;
                                      Management; Policies with Respect to
                                      Certain Activities
25.Policies With Respect to Certain   Risk Factors; Policies with Respect to
     Transactions.................... Certain Activities
26.Limitations of Liability.......... Description of Shares of Beneficial
                                      Interest
27.Financial Statements and           Prospectus Summary; Selected Financial
     Information..................... Information
28.Interests of Named Experts and
     Counsel......................... Legal Matters; Experts
29.Disclosure of Commission Position
     on Indemnification for
     Securities Act Liabilities...... Not Applicable

++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++
+INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A         +
+REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE + +SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY +
+OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT        +
+BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR + +THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE + +SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE + +UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF +
+ANY SUCH STATE.                                                               +
++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++
                    Subject to Completion, dated      , 1997

PROSPECTUS

                                                           [LOGO OF PRENTISS
                                                           PROPERTIES TRUST
                                                           APPEARS HERE]

                             6,000,000 SHARES
                           Prentiss Properties Trust
                      COMMON SHARES OF BENEFICIAL INTEREST

                                 ------------

  Prentiss Properties Trust (together with its subsidiaries, the "Company") is a self-administered and self-managed real estate investment trust with national office and industrial property acquisition, ownership, management, leasing, development and construction businesses. As of March 18, 1997, the Company owned interests in 97 office and industrial properties (the "Properties") with approximately 10.4 million net rentable square feet. As of March 18, 1997, the Company had agreements to acquire 29 office and industrial properties (the "Pending Acquisitions") with approximately 3.5 million net rentable square feet. Upon completion of the Offering and the Pending Acquisitions, the Company will own 126 office and industrial properties with approximately 13.8 million net rentable square feet, which were 95% leased as of December 31, 1996.

  All of the 6,000,000 common shares of beneficial interest, par value $.01 per share ("Common Shares"), offered hereby are being offered by the Company.

  The Company's Common Shares are listed on the New York Stock Exchange under the symbol "PP." On April 14, 1997, the last reported sale price of the Common Shares on the NYSE was $23.875 per share. To ensure that the Company qualifies as a REIT, ownership of Common Shares by any single shareholder is limited to 8.5% of the number of Common Shares outstanding. See "Description of Common Shares."

                                 ------------

  SEE "RISK FACTORS" BEGINNING ON PAGE 17 FOR CERTAIN FACTORS RELEVANT TO AN INVESTMENT IN THE COMMON SHARES.

                                 ------------

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES
 AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                                     UNDERWRITING
                                          PRICE TO  DISCOUNTS AND   PROCEEDS TO
                                           PUBLIC  COMMISSIONS(/1/) COMPANY(/2/)
--------------------------------------------------------------------------------
Per Share...............................    $            $              $
--------------------------------------------------------------------------------
Total(/3/)..............................   $            $              $

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

(/1/)The Company has agreed to indemnify the several Underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended. See "Underwriting."

(/2/)Before deducting expenses payable by the Company estimated at approximately
     $950,000.

(/3/)The Company has granted the Underwriters an option to purchase up to an aggregate of 900,000 Common Shares to cover overallotments. If all of such shares are purchased, the total Price to Public, Underwriting Discounts and Commissions and Proceeds to Company will be $ , $ and $ , respectively. See "Underwriting."

                                      ------------

  The Common Shares offered by this Prospectus are offered by the Underwriters subject to prior sale, withdrawal, cancellation or modification of the offer without notice, to delivery to and acceptance by the Underwriters and to certain further conditions. It is expected that delivery of the Common Shares offered hereby will be made at the offices of Lehman Brothers Inc., New York,
New York on or about       , 1997.

                                 ------------

LEHMAN BROTHERS
            ALEX. BROWN & SONS
                INCORPORATED
                        A.G. EDWARDS & SONS, INC.
                                PRUDENTIAL SECURITIES INCORPORATED
                                        SMITH BARNEY INC.
PRINCIPAL FINANCIAL SECURITIES, INC.            RAYMOND JAMES & ASSOCIATES, INC.

      , 1997

[INSIDE COVER]


                      [PRENTISS PROPERTIES TRUST'S LOGO]


[MAP OF THE UNITED STATES OF AMERICA SHOWING THE LOCATION OF PRENTISS' MARKETS, REGIONAL HEADQUARTERS AND NATIONAL HEADQUARTERS]

-------------------------------------------------------------------------------

[THREE GRAPHS DEPICTING THE OWNED PORTFOLIO AND PENDING ACQUISITIONS BY SQUARE FEET, ACQUISITIONS FROM THE IPO THROUGH MARCH 18, 1997 AND PENDING ACQUISITIONS BY TOTAL ACQUISITION COST, AND 1996 PRO FORMA BASE RENT AFTER PENDING ACQUISITIONS BY PERCENTAGE, OFFICE AND INDUSTRIAL. BULLET POINTS IDENTIFYING CHARACTERISTICS OF PRENTISS' PROPERTIES BEFORE AND AFTER THE CLOSING OF THE PENDING ACQUISITIONS.]


[GATEFOLD]


          [EIGHT PHOTOGRAPHS DEPICTING OWNED PROPERTIES APPEAR HERE]


[INSIDE BACK COVER]


                 [FOUR PHOTOGRAPHS DEPICTING OWNED PROPERTIES]

  CERTAIN PERSONS PARTICIPATING IN THE OFFERING MAY ENGAGE IN TRANSACTIONS THAT STABILIZE, MAINTAIN OR OTHERWISE AFFECT THE PRICE OF THE COMMON SHARES. SUCH TRANSACTIONS MAY INCLUDE THE PURCHASE OF COMMON SHARES PRIOR TO PRICING OF THE OFFERING FOR THE PURPOSE OF MAINTAINING THE PRICE OF THE COMMON SHARES, THE PURCHASE OF COMMON SHARES FOLLOWING THE PRICING OF THE OFFERING TO COVER A SYNDICATE SHORT POSITION IN THE COMMON SHARES OR FOR THE PURPOSE OF MAINTAINING THE PRICE OF THE COMMON SHARES, AND THE IMPOSITION OF PENALTY BIDS. FOR A DESCRIPTION OF THESE ACTIVITIES, SEE "UNDERWRITING."

                               TABLE OF CONTENTS

                                                                           PAGE
                                                                           ----
PROSPECTUS SUMMARY........................................................   1
 The Company..............................................................   1
 Risk Factors.............................................................   2
 Recent Developments......................................................   3
 Business and Growth Strategies...........................................   6
 Geographic Property Breakdown............................................   7
 Properties...............................................................   9
 The Offering.............................................................  11
 Distributions............................................................  11
 Tax Status of the Company................................................  12
 Summary Financial Information............................................  13
RISK FACTORS..............................................................  17
 Risk that Pending Acquisitions Will Not Close............................  17
 Risks Associated with Rapid Growth; Risks Associated with the Acquisition of Substantial New Properties; Lack of Operating History................  17
 Reliance on Major Tenants................................................  17
 Recently Organized Entity................................................  17
 Anti-takeover Effect of Ownership Limit, Staggered Board and Power to
  Issue Additional Shares.................................................  18
 Tax Risks................................................................  19
 Real Estate Financing Risks..............................................  20
 Geographic Concentrations in Dallas, Chicago, Los Angeles and Northern
  Virginia................................................................  21
 Conflicts of Interests in the Formation Transactions and the Business of
  the Company.............................................................  21
 Changes in Policies Without Shareholder Approval; No Limitation on Debt..  22
 Dependence on Key Personnel..............................................  22
 Control of Management....................................................  22
 Risks Associated With Acquisition, Redevelopment, Development and
  Construction............................................................  23
 Real Estate Investment Risks.............................................  23
 Risks of Third-Party Property Management, Leasing, Development and
  Construction Business and Related Services..............................  26
 Possible Adverse Effect of Market Interest Rates on Price of Common
  Shares..................................................................  27
 Possible Adverse Effect of Shares Available for Future Sale on Price of
  Common Shares...........................................................  27
THE COMPANY...............................................................  28
 General..................................................................  28

                                                                            PAGE
                                                                            ----
 Organization of the Company..............................................   29
 Structure of the Company.................................................   29
 Business Strategy........................................................   31
 Geographic Property Breakdown............................................   32
 Growth Strategies........................................................   32
 Third-Party Management...................................................   35
 Financing Strategies.....................................................   37
USE OF PROCEEDS...........................................................   38
PRICE RANGE OF COMMON STOCK AND DISTRIBUTION HISTORY......................   39
CAPITALIZATION............................................................   40
SELECTED FINANCIAL INFORMATION............................................   41
MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF
 OPERATIONS...............................................................   45
 Results of Operations....................................................   45
 Liquidity and Capital Resources..........................................   46
 Funds from Operations....................................................   49
 Inflation................................................................   49
PROPERTIES................................................................   50
 General..................................................................   50
 Location of Properties and Pending Acquisitions..........................   52
 Overview of New Ownership Markets........................................   53
 Office Properties and Pending Office Acquisitions........................   55
 Industrial Properties and Pending Industrial Acquisitions................   63
 Development/Redevelopment Properties.....................................   70
 Option Property..........................................................   70
 Development Parcels......................................................   71
 Historical Non-Incremental Revenue-Generating Capital Expenditures of
  Properties and Pending Acquisitions.....................................   73
 Historical Incremental Revenue-Generating Tenant Improvement Costs and
  Leasing Commissions.....................................................   74
 Prentiss Properties Service Business.....................................   74
 Insurance................................................................   74
 Environmental Matters....................................................   75
 Depreciation of Significant Properties...................................   76
 Real Estate Taxes on Significant Properties..............................   77
 Occupancy and Effective Rent at Significant Properties...................   77
 Legal Proceedings........................................................   77
POLICIES WITH RESPECT TO CERTAIN ACTIVITIES...............................   78
 Investment Policies......................................................   78

                                                                          PAGE
                                                                          ----
 Financing Policies......................................................  78
 Conflict of Interest Policies...........................................  79
 Policies with Respect to Other Activities...............................  81
 Working Capital Reserves................................................  81
MANAGEMENT...............................................................  82
 Trustees and Executive Officers.........................................  82
 Board of Trustees.......................................................  85
 Committees of the Board of Trustees.....................................  85
 Compensation of Trustees................................................  85
 Executive Compensation..................................................  86
 Compensation Committee Interlocks and Insider Participation on
  Compensation Decisions.................................................  87
 Employment Agreements...................................................  87
 1996 Share Incentive Plan...............................................  88
 Incentive Compensation..................................................  89
 The Trustees' Plan......................................................  89
 Savings Plan............................................................  90
 Share Purchase Plan.....................................................  91
 Indemnification.........................................................  91
FORMATION TRANSACTIONS...................................................  92
CERTAIN RELATIONSHIPS AND TRANSACTIONS...................................  93
 Benefits to Related Parties.............................................  93
 Sharing of Offices and Employees........................................  94
 Transactions with Affiliates of Lehman..................................  94
PRINCIPAL AND MANAGEMENT SHAREHOLDERS....................................  95
DESCRIPTION OF SHARES OF BENEFICIAL INTEREST.............................  96
 General.................................................................  96
 Common Shares...........................................................  96
 Classification or Reclassification of Common Shares or Preferred
  Shares.................................................................  97
 Restrictions on Transfer................................................  97
CERTAIN PROVISIONS OF MARYLAND LAW AND OF THE COMPANY'S DECLARATION OF
 TRUST AND BYLAWS........................................................ 101
 Classification of the Board of Trustees................................. 101
 Removal of Trustees..................................................... 101
 Business Combinations................................................... 101
 Control Share Acquisitions.............................................. 102
 Amendment............................................................... 102
 Limitation of Liability and Indemnification............................. 103
 Operations.............................................................. 104

                                                                           PAGE
                                                                           ----
 Dissolution of the Company............................................... 104
 Advance Notice of Trustee Nominations and New Business................... 104
 Possible Anti-takeover Effect of Certain Provisions of Maryland Law and of the Declaration of Trust and Bylaws.................................. 104
 Maryland Asset Requirements.............................................. 104
 Transfer Agent........................................................... 104
SHARES AVAILABLE FOR FUTURE SALE.......................................... 105
OPERATING PARTNERSHIP AGREEMENT........................................... 106
 Management............................................................... 106
 Transferability of Interests............................................. 106
 Capital Contribution..................................................... 107
 Exchange Rights.......................................................... 107
 Registration Rights...................................................... 108
 Operations............................................................... 108
 Distributions............................................................ 108
 Allocations.............................................................. 108
 Term..................................................................... 108
 Fiduciary Duty........................................................... 109
 Tax Matters.............................................................. 109
FEDERAL INCOME TAX CONSIDERATIONS......................................... 109
 Taxation of the Company.................................................. 109
 Requirements for Qualification........................................... 111
 Failure to Qualify....................................................... 116
 Taxation of Taxable U.S. Shareholders.................................... 116
 Taxation of Shareholders on the Disposition of the Common Shares......... 117
 Capital Gains and Losses................................................. 117
 Information Reporting Requirements and Backup Withholding................ 118
 Taxation of Tax-Exempt Shareholders...................................... 118
 Taxation of Non-U.S. Shareholders........................................ 118
 Other Tax Consequences................................................... 120
 Tax Aspects of the Operating Partnership and the Noncorporate
  Subsidiaries............................................................ 121
 Sale of the Operating Partnership's or a Noncorporate Subsidiary's
  Property................................................................ 123
 Manager.................................................................. 124
UNDERWRITING.............................................................. 125
LEGAL MATTERS............................................................. 127
EXPERTS................................................................... 127
ADDITIONAL INFORMATION.................................................... 127
GLOSSARY.................................................................. 128
FINANCIAL STATEMENTS...................................................... F-1

                               PROSPECTUS SUMMARY

  The following summary is qualified in its entirety by the more detailed information included elsewhere in this Prospectus. Unless otherwise indicated, the information contained in this Prospectus assumes that the Underwriters' overallotment option is not exercised and that the offering price for the Common Shares offered hereby is $24.125. Unless the context otherwise requires, all references in this Prospectus to the (i) "Company" shall mean Prentiss Properties Trust and its subsidiaries on a combined basis, including (a) Prentiss Properties I, Inc. (the "General Partner"), (b) Prentiss Properties Acquisition Partners, L.P. (the "Operating Partnership") and its subsidiaries,
(c) Prentiss Properties Limited, Inc. and affiliates (collectively, the "Manager"), and (d) entities through which the Operating Partnership owns interests in certain of the Properties; and (ii) "Common Shares" shall mean the Company's common shares of beneficial interest, par value $.01 per share. Capitalized terms used but not defined herein shall have the meanings set forth in the Glossary. This Prospectus contains statements that may be deemed to be "forward-looking" within the meaning of Section 27A of the Securities Act of 1933, as amended (the "Securities Act") and Section 21E of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). The Company's actual results could differ materially from those set forth in the forward-looking statements. Certain factors that might cause such a difference are discussed in the section entitled "Risk Factors" beginning on page 16 of this Prospectus.

                                  THE COMPANY

  The Company is a self-administered and self-managed real estate investment trust ("REIT") that acquires, owns, manages, leases, develops and builds office and industrial properties throughout the U.S. The Company owns interests in a diversified portfolio of 97 office and industrial properties (the "Properties") containing approximately 10.4 million net rentable square feet. The Properties are located in 12 major U.S. markets and consist of 34 office buildings (the "Office Properties") containing approximately 4.7 million net rentable square feet and 63 industrial buildings (the "Industrial Properties") containing approximately 5.6 million net rentable square feet. As of December 31, 1996, the Office Properties were approximately 96% leased to 299 tenants, and the Industrial Properties were approximately 97% leased to 123 tenants. The Company manages approximately 42 million square feet in 352 office and industrial properties that are owned by the Company and by third parties, and that are leased to approximately 2,300 tenants. The Company also has two industrial buildings under development which together contain approximately 420,000 net rentable square feet, and has substantially completed an approximately 21,000 net rentable square foot addition to an existing Industrial Property.

  The Company has capitalized on its national presence by acquiring and developing properties in selected markets that the Company believes have strong growth potential. Since its initial public offering in October 1996 (the "IPO"), the Company has acquired six Office Properties with approximately 900,000 net rentable square feet and four Industrial Properties with approximately 600,000 net rentable square feet for Total Acquisition Costs of approximately $135.7 million (collectively, the "Acquired Properties"). As of March 18, 1997, the Company had agreements to acquire 15 office buildings with approximately 1.6 million net rentable square feet and 14 industrial buildings with approximately 1.9 million net rentable square feet (collectively, the "Pending Acquisitions") for Total Acquisition Costs of approximately $266.5 million. As of December 31, 1996, the Pending Acquisitions were 91% leased.

  The Company believes that its national scope and depth of management has enabled it to integrate the Acquired Properties into its portfolio while continuing to pursue aggressively other opportunities, such as the Pending Acquisitions. The Company operates from its Dallas, Texas headquarters and its four other regional offices (Los Angeles, California; Chicago, Illinois; Washington, D.C.; and Atlanta, Georgia). The Company is a full-service real estate company with approximately 625 employees and in-house expertise in acquisitions, development, property management, leasing, facilities management, corporate services, finance, tax, construction, dispositions, marketing, accounting and real estate law. The Company's nine senior executives have an average of 20 years of experience in the real estate industry and an average tenure of 12 years with the Company and its predecessors. See "Management-- Trustees and Executive Officers." Upon completion of the Offering, management will own in the aggregate 11.1% of the outstanding Common Shares and units of limited partnership interest in the Operating Partnership ("Units").

  The Company seeks to grow by acquiring additional office and industrial properties and through development, primarily on a build-to-suit basis or where pre-leasing is possible. The Company believes that its five regional offices, presence in 21 markets throughout the U.S., diversified base of approximately 2,300 tenants and existing relationships with 45 management clients provide it with a competitive advantage in identifying and competing for new office and industrial acquisition and development opportunities nationally. Additionally, the Company believes that the infrastructure from its extensive property management operations has and will continue to allow it to grow in new and existing markets without the substantial cost of opening new offices or hiring and training many new employees. All of the Acquired Properties and the Pending Acquisitions are located in markets in which the Company previously owned or managed properties. The Company also seeks to maximize the profitability of its Properties by maintaining high occupancy rates, increasing rental rates and reducing operating costs.

                                  RISK FACTORS

  An investment in the Common Shares involves various risks, and prospective investors should carefully consider the matters discussed under "Risk Factors" prior to an investment in the Company. Such risks include, among others:

  . the possibility that some of the Pending Acquisitions will not close;

  . risks associated with the Company's rapid growth;

  . risks associated with reliance on major tenants, of which the largest accounted for approximately 17% of the Company's 1996 Base Rent from the Properties owned at December 31, 1996, including the risk of any such tenant's inability to make rent payments;

  . the Company's limited experience in operating as a REIT;

  . the anti-takeover effect of limiting ownership of the shares of beneficial interest of the Company to no more than 8.5% of the number of outstanding Common Shares (other than with respect to Michael V. Prentiss, who currently may own up to 15% of the number of outstanding Common Shares) and 9.8% of the number of outstanding Preferred Shares of any series and of certain other provisions contained in the organizational documents of the Company, which could delay, defer or prevent a transaction that might involve a premium price for the Common Shares or otherwise be in the best interests of the holders of Common Shares;

  . taxation of the Company as a regular corporation if it fails to qualify as a REIT;

  . risks associated with borrowing, such as the possibilities that (i) the Company's debt service on variable rate indebtedness could increase, (ii) the Company may not be able to refinance outstanding indebtedness upon maturity or refinance such indebtedness on favorable terms and (iii) the Company's properties may be foreclosed upon if it cannot make required debt service payments;

  . concentration of Properties and Pending Acquisitions providing 21%, 11%,
    10% and 10% of the 1996 Base Rent from the Properties and Pending Acquisitions in the Dallas, Chicago, Los Angeles and Northern Virginia areas, respectively, which concentrations subject the Company to risks associated with local market conditions;

  . conflicts of interests between the Company and certain executive officers, which conflicts of interest could result in decisions that do not fully reflect the interests of all of the Company's shareholders;

  . risks arising from the ability of the Company's Board of Trustees to change the Company's investment, financing, borrowing, distribution and other policies at any time without shareholder approval;

  . risks associated with the ownership, acquisition, development, construction and management of office and industrial properties, including the risks of abandonment of development, unexpected construction costs or delays, newly developed or acquired properties' failure to perform as expected, and failure to obtain or delays in obtaining governmental permits and authorizations and termination of management contracts; and

  . real estate investment considerations, such as the effect of economic and other conditions on property cash flows and values, the inability of a property to generate revenue sufficient to meet operating expenses, potential liability for costs of removal or remediation of hazardous or toxic substances on a property, and the illiquidity of real estate investments, all of which may affect the Company's ability to make distributions to its shareholders.

                              RECENT DEVELOPMENTS

ACQUIRED PROPERTIES

  From the closing of the IPO through March 18, 1997, the Company has acquired six Office Properties and four Industrial Properties containing approximately 900,000 and 600,000 net rentable square feet, respectively, for Total Acquisition Costs of approximately $135.7 million. The following table sets forth certain data regarding the Acquired Properties:

                                              NET         TOTAL
                                           RENTABLE    ACQUISITION
                                            SQUARE      COST(/1/)         MONTH
    PROPERTY NAME             MARKET         FEET      (MILLIONS)       ACQUIRED
    -------------             ------       ---------   -----------    -------------
Office Properties:
  FHP Building.......... Denver, CO           198,370    $ 21.1       December 1996
  O'Hare Plaza II....... Chicago, IL          233,650      26.8       December 1996
  1717 Deerfield........ Chicago, IL          137,904      21.8       December 1996
  2455 Horsepen Road.... Northern Virginia    104,150      41.1(/2/)  December 1996
  2411 Dulles Corner
   Road................. Northern Virginia    176,522          (/2/)  December 1996
  4401 Fair Lakes
   Court................ Northern Virginia     58,621       6.3       January 1997
Industrial Properties:
  Chicago
   Industrials(/3/)..... Chicago, IL          226,076       8.8       November 1996
  5211 South 3rd
   Street............... Milwaukee, WI        360,000       9.8       February 1997
                                           ---------     ------
Total..................................... 1,495,293     $135.7
                                           =========     ======

--------
(/1/) "Total Acquisition Cost" includes all purchase costs, closing costs and anticipated initial capital expenditures during the first year of ownership.
(/2/) The Company acquired the 2411 Dulles Corner Road and 2455 Horsepen Road
      Properties from one seller for a Total Acquisition Cost of approximately $41.1 million.
(/3/) Contains three Industrial Properties.

PENDING ACQUISITIONS

  As of March 18, 1996, the Company had agreements to acquire 15 office buildings containing approximately 1.6 million net rentable square feet and 14 industrial buildings containing approximately 1.9 million net rentable square feet for Total Acquisition Costs of $266.5 million. The Company expects to complete the Pending Acquisitions within 60 days after the closing of the Offering; however, purchase of the Pending Acquisitions is subject to the Company's completion of due diligence and the satisfaction of other customary conditions to closing and there can be no assurance that all of the Pending Acquisitions will be completed. The Company intends to use a portion of the net proceeds from the Offering to complete the Pending Acquisitions. See "Risk Factors--Risk that Pending Acquisitions Will Not Close." The following table sets forth data regarding the Pending Acquisitions:

                                                                        TOTAL
                                                                     ACQUISITION
                         NUMBER OF                      NET RENTABLE  COST/(1)/
    PROPERTY NAME        BUILDINGS        MARKET        SQUARE FEET  (MILLIONS)
    -------------        ---------        ------        ------------ -----------
Office Buildings:
  Natomas Corporate Cen-
   ter/(2)/.............      6    Sacramento, CA          564,606     $ 81.7
  Corporetum Office Cam-
   pus..................      5    Chicago, IL             323,728       51.8
  Crescent Centre/(2)/..      1    Atlanta, GA             237,727       25.4
  Pacific Gateway Office
   Center...............      1    Los Angeles, CA         223,731       24.9
  Seven Mile Crossing...      2    Suburban Detroit, MI    244,630       22.7
Industrial Buildings:
  The Colonnade II......      6    Los Angeles, CA         466,708       16.6
  16801 South Exchange..      1    Chicago, IL             455,858       11.7
  Six Flags Distribution
   Center/(2)/..........      2    Dallas, TX              237,344        8.9
  Day Creek Industrial
   Park.................      2    Los Angeles, CA         228,382        7.6
  Route 100 Build-
   ing/(2)/.............      1    Baltimore, MD           143,924        5.6
  Bridgestone Distribu-
   tion Center..........      1    Houston, TX             215,000        4.9
  8779 Greenwood Place..      1    Baltimore, MD           142,140        4.7
                            ---                          ---------     ------
Total...................     29                          3,483,778     $266.5
                                                         =========     ======

--------
/(1)/ "Total Acquisition Cost" includes all purchase costs, closing costs and anticipated initial capital expenditures during the first year of ownership.
/(2)/ The Company has closed on these Pending Acquisitions.

DEVELOPMENT

  Since the IPO, the Company has commenced development of two industrial buildings that together contain approximately 420,000 net rentable square feet, one of which is pre-leased, and has substantially completed an approximately 21,000 net rentable square foot addition to an existing Industrial Property. The following table sets forth data regarding the property developments of the Company since the IPO:

                                                             TOTAL
                                                          DEVELOPMENT
                                                           COST/(1)/
                                             NET RENTABLE     (IN                    ESTIMATED MONTH
        PROPERTY NAME             MARKET     SQUARE FEET   MILLIONS)  MONTH STARTED OF COMPLETION/(2)/
        -------------             ------     ------------ ----------- ------------- ------------------
Federal Express..............  Atlanta, GA     283,840       $18.3    December 1996   December 1997
Continental Executive Parke..  Chicago, IL     136,200         6.3    December 1996   July 1997
Milwaukee Industrials........  Milwaukee, WI    20,760         1.0    October 1996    May 1997
                                               -------       -----
Total......................................    440,800       $25.6
                                               =======       =====

--------

/(1)/ "Total Development Cost" includes all land costs, construction costs, lease-up costs, and fees, permit costs and other miscellaneous expenses.

/(2)/ Current estimated completion date, which could change due to a variety of factors. See "Risk Factors--Real Estate Investment Risks--Risks Associated with Acquisition, Redevelopment, Development and Construction."

INCREASED LINE OF CREDIT

  On January 24, 1997, the Company increased the amount available under its secured line of credit (the "Line of Credit") from $100 million to $150 million and reduced the interest rate on borrowings under the Line of Credit from LIBOR plus 200 basis points to LIBOR plus 175 basis points. The Company currently has $56.2 million, and as of the closing of the Offering and the Pending Acquisitions, the Company expects to have approximately $61.2 million outstanding under the Line of Credit. The Company's total combined indebtedness plus its pro rata share of indebtedness of unconsolidated investments ("Joint Venture Debt") on April 14, 1997, represents 37.5% of the Company's total equity market capitalization plus its combined indebtedness and pro rata share of Joint Venture Debt ("Total Market Capitalization") based on a Common Share price of $24.125 per share, and the ratio is expected to be 32.6% after the closing of the Offering and the Pending Acquisitions.

FIXED RATE MORTGAGE LOAN

  In February 1997, the Company closed on a ten-year fixed rate mortgage loan with an initial outstanding balance of $180.1 million (the "Mortgage Loan"). The Mortgage Loan is secured by liens on 54 Properties. The Mortgage Loan was obtained from an affiliate of Lehman Brothers Inc. ("Lehman"), the Managing Underwriter of the Offering. Under the terms of the Mortgage Loan, the Company pays interest only at a rate of approximately 7.57% until the Mortgage Loan's maturity in February 2007. A portion of the proceeds of the Mortgage Loan were used to (i) repay approximately $40.0 million of variable rate loans made by the Mortgage Loan lender in connection with the IPO and (ii) repay approximately $27.0 million of outstanding indebtedness under the Line of Credit. The balance of the proceeds from the Mortgage Loan was used to fund a portion of the Total Acquisition Costs of the Pending Acquisitions that have been acquired by the Company and to pay fees to the lender.

ADDITIONAL ACQUISITION FINANCING

  The Company has an agreement with an affiliate of Lehman to provide a secured loan of up to $120 million (the "New Acquisition Loan") to finance the acquisition of certain Pending Acquisitions that it may acquire between April 14, 1997 and the closing of the Offering. To the extent that the Company draws on the New Acquisition Loan to fund the acquisition of the Pending Acquisitions, it intends to repay such amounts with the proceeds of the Offering. The Company may, in the future, use the New Acquisition Loan to fund the acquisition of additional properties. It is expected that the New Acquisition Loan will be secured by four Pending Office Acquisitions, will bear interest at a rate of LIBOR plus 165 basis points and will have a maturity of 13 months. The New Acquisition Loan is expected to close in mid-April of 1997.

RESULTS OF FIRST QUARTER 1997

  During the first quarter of 1997, the Company's net income was approximately $7.1 million, or $.35 per Common Share, from revenues of approximately $22.8 million, and Funds from Operations (as defined herein), before minority interest, were approximately $12.7 million, or $.54 per Common Share. This compares to net income of approximately $6.2 million, or $.31 per Common Share, from revenues of approximately $17.9 million and Funds from Operations, before minority interest, of approximately $11.5 million, or $.49 per Common Share, for the Company's adjusted full fourth quarter of 1996 (the "Adjusted Fourth Quarter of 1996"). The Company's results from operations in the Adjusted Fourth Quarter of 1996 reflect the actual results of the Company for the period from the closing of the IPO (October 22, 1996) through December 31, 1996 plus pro forma adjustments reflecting estimated interest savings from the IPO as well as the effects of the Formation Transactions applied to the period from October 1, 1996 through October 21, 1996.

  The Company's rental revenues from its Properties increased approximately 28% to approximately $22.0 million for the first quarter of 1997 representing an increase of approximately $4.8 million from the Company's rental revenues in the Adjusted Fourth Quarter of 1996. The Company's Properties and the five Pending Acquisitions acquired before March 31, 1997 were 95% leased at March 31, 1997. The Company's Office Properties owned at March 31, 1996 were 96% leased at March 31, 1997 as compared to those Office Properties owned at December 31, 1996, which were 97% leased at that time. The Company's portfolio of industrial buildings owned at March 31, 1997 including the five Pending Acquisitions owned at such time, were 94% leased as compared to those Industrial Properties owned at December 31, 1997, which were 97% leased at such time. The primary reason for the decline in occupancy of the Company's industrial portfolio as of March 31, 1997 is the Company's acquisition of the recently constructed Day Creek Industrial Park Pending Acquisitions. See "Properties--Industrial Properties and Pending Industrial Acquisitions--Description of Pending Industrial Acquisitions."

  The contribution to the Company's Funds from Operations provided by the Company's third party management services was approximately $1.5 million during the first quarter of 1997.

  At March 31, 1997, the Company's total assets at net book value were approximately $668 million (including unconsolidated joint venture assets). On March 31, 1997, the Company's total combined indebtedness plus its pro rata share of Joint Venture Debt represented 31.2% of the Company's Total Market Capitalization at that time. The market value of the Company's Common Shares was approximately $598.3 million based on the closing price of Common Shares on March 31, 1997 ($25.375 per share).

  The Company's recurring capital expenditures for the first quarter of 1997 were approximately $1.41 million of which approximately $350,000 represented capital improvements to the Properties and approximately $1.06 million represented costs incurred with respect to leasing activity.

  The Company's funds available for distribution totaled approximately $10.9 million, or $.46 per Common Share, for the first quarter of 1997, after deducting recurring capital expenditures and adjusting for straight-line rent and other amortization. The Company's declared distribution of $.40 per share for the first quarter of 1997 payable on April 17th to shareholders of record on March 31, 1997 represents an approximately 86.7% pay-out ratio from funds available for distribution.

                         BUSINESS AND GROWTH STRATEGIES

  The Company's primary objective is to maximize shareholder value through increases in distributable cash flow per share and appreciation in the value of the Common Shares. The Company intends to achieve this objective through a combination of external and internal growth. The Company initially has focused its external growth activities in certain of its existing markets that the Company believes exhibit particularly favorable investment environments. The Company believes that its existing operations in its markets (a) provide a competitive advantage in identifying acquisition and development opportunities and (b) allow it to assimilate new properties into its portfolio with minimal integration issues and without incurring significant incremental administrative expenses. All of the Acquired Properties and the Pending Acquisitions are in markets in which the Company previously owned or managed properties. The following table sets forth the geographic distribution of the Properties, the Pending Acquisitions and the Company's managed properties.

                         GEOGRAPHIC PROPERTY BREAKDOWN

                                     NUMBER OF PROPERTIES                   NET RENTABLE SQUARE FEET (IN THOUSANDS)
                          ----------------------------------------------- ---------------------------------------------------
                                         PENDING                                           PENDING
         MARKET           OWNED     ACQUISITIONS/(1)/  MANAGED/(2)/ TOTAL OWNED       ACQUISITIONS/(1)/   MANAGED/(2)/ TOTAL
         ------           -----     -----------------  ------------ ----- ------      -----------------   ------------ ------
WESTERN REGION:
 Phoenix, Arizona.......   --              --                5         5     --               --                522       522
 Los Angeles, Califor-
  nia...................    18               9/(3)/        105       132   1,253              919/(3)/        7,779     9,951
 Oakland, California....   --              --               16        16     --               --              1,614     1,614
 Sacramento, Califor-
  nia...................   --                6/(4)/         15        21     --               565/(4)/        1,510     2,075
 San Francisco, Califor-
  nia...................   --              --                8         8     --               --              1,525     1,525
                           ---             ---             ---       ---  ------            -----            ------    ------
 Subtotal Western
  Region................    18              15             149       182   1,253            1,484            12,950    15,687
SOUTHWEST REGION:
 Denver, Colorado.......     1             --                1         2     198              --                190       388
 Amarillo, Texas........   --              --                3         3     --               --                482       482
 Austin, Texas..........     7/(5)/        --                1         8   1,112/(5)/         --                389     1,501
 Dallas, Texas..........    15               2/(6)/         30        47   2,026              237/(6)/        6,010     8,273
 Fort Worth, Texas......   --              --                1         1     --               --              1,008     1,008
 Houston, Texas.........     5               1               4        10      75              215               955     1,245
                           ---             ---             ---       ---  ------            -----            ------    ------
 Subtotal Southwest
  Region................    28               3              40        71   3,411              452             9,034    12,897
MIDWEST REGION:
 Chicago, Illinois......     5               6               5        16     598              780               392     1,770
 Suburban Detroit, Mich-
  igan..................     1/(7)/          2/(8)/        --          3     242/(7)/         245/(8)/          --        487
 Kansas City, Missouri..     7             --              --          7   1,342              --                --      1,342
 Milwaukee, Wisconsin...    18             --              --         18   1,578              --                --      1,578
                           ---             ---             ---       ---  ------            -----            ------    ------
 Subtotal Midwest
  Region................    31               8               5        44   3,760            1,025               392     5,177
MID-ATLANTIC REGION:
 Washington, D.C........   --              --                6         6     --               --              2,116     2,116
 Baltimore, Maryland....     6               2/(9)/        --          8     731              286/(9)/          --      1,017
 Northern New Jersey....   --              --                1         1     --               --                263       263
 Northern Virginia......     5             --               27        32     677              --              3,482     4,159
                           ---             ---             ---       ---  ------            -----            ------    ------
 Subtotal Mid-Atlantic
  Region................    11               2              34        47   1,408              286             5,861     7,555
SOUTHEAST REGION:
 Orlando, Florida.......   --              --                4         4     --               --                683       683
 Atlanta, Georgia.......     9               1/(10)/        23        33     530              238/(10)/       2,861     3,629
                           ---             ---             ---       ---  ------            -----            ------    ------
 Subtotal Southeast Re-
  gion..................     9               1              27        37     530              238             3,544     4,312
  Total.................    97              29             255       381  10,362            3,485            31,781    45,628
                           ===             ===             ===       ===  ======            =====            ======    ======

--------
/(1)/ None of the Pending Acquisitions currently is managed by the Company. /(2)/ The data regarding managed properties is as of December 31, 1996.
/(3)/ The Company closed on two of the Pending Acquisitions in this market on March 25, 1997.

/(4)/ The Company closed on the Pending Acquisitions in this market on April 2, 1997,

/(5)/ The Company owns a non-controlling 49.9% interest in the general partnership that owns a leasehold interest in the seven owned Broadmoor Austin Properties in Austin, Texas.

/(6)/ The Company closed on the Pending Acquisitions in this market on March 19, 1997.

/(7)/ The Company owns 100% of a leasehold interest in the One Northwestern Plaza Property in Southfield, Michigan.

/(8)/ Upon acquisition, the Company would own a 100% leasehold interest in these properties.

/(9)/ The Company closed on one of the Pending Acquisitions in this market on March 19, 1997.

/(10)/ The Company closed on the Pending Acquisition in this market on April
       8, 1997.

GROWTH STRATEGIES

 Internal Growth

  The Company's internal growth strategy is to increase cash flow from the Properties and any future properties, including the Pending Acquisitions, primarily by (a) improving occupancy rates, (b) renewing or replacing expiring leases with new leases at higher rental rates, (c) maintaining high lease renewal rates, and (d) applying its benchmarking and best practices methodologies to identify and capitalize on cost reduction opportunities.

 External Growth

  The Company pursues an external growth strategy to enable shareholders to benefit from potential value to be realized from acquisitions, development, redevelopment, and opportunities generated by the Company's property management operations. The Company's external growth strategies include:

  . acquiring office and industrial buildings priced lower than replacement cost, with an emphasis on Class A suburban office and industrial buildings;

  . developing office and industrial buildings primarily on a build-to-suit basis;

  . redeveloping properties owned by the Company; and

  . expanding the Company's third-party property management, leasing and facilities management businesses.

  The Company believes that its substantial experience in the real estate business will enable it to address effectively the risks associated with its external growth strategy, including the risks that investments in acquisitions, development and redevelopment may fail to perform in accordance with expectations and that management contracts may not be renewed upon expiration. See "Risk Factors--Real Estate Investment Risks."

  Acquisitions. The Company intends to continue its strategy of opportunistic investment, particularly in assets that are (i) managed by the Company and become available for sale, (ii) performing at a level believed to be substantially below potential due to identifiable management weaknesses or temporary market conditions, (iii) encumbered by indebtedness that is in default or is not performing or (iv) held or controlled by short-term owners (such as assets held by insurance companies and financial institutions under regulatory pressure to sell). From the IPO through March 18, 1997, the Company has acquired six Office Properties containing approximately 900,000 net rentable square feet and four Industrial Properties containing approximately 600,000 net rentable square feet. As of March 18, 1997, the Company had agreements to acquire 29 office and industrial properties with approximately
3.5 million net rentable square feet. As of December 31, 1996, these Pending Acquisitions were 91% leased. The Company believes that the Pending Acquisitions will immediately contribute to its earnings and have favorable growth prospects. See "Risk Factors--Real Estate Investment Risks."

  Development. The Company intends to continue developing industrial and office properties primarily on a build-to-suit basis, but will also consider selective opportunities for speculative development. Since the IPO, the Company has commenced the development of two industrial buildings containing a total of approximately 420,000 net rentable square feet, one of which is pre-leased, and has substantially completed an approximately 21,000 net rentable square foot addition to an existing Industrial Property for estimated Total Development Costs of $25.6 million. See "Properties--Development/Redevelopment Properties."

  Redevelopment. The Company will pursue selectively the redevelopment of its Properties and of any other properties acquired as opportunities arise. The Company has announced that, by the end of the third quarter of 1997, it intends to begin redeveloping the Cumberland Office Park Properties with the construction of a new office building that will contain 150,000 net rentable square feet. See "Properties--Development/Redevelopment Properties."

  Third-Party Management. As of December 31, 1996, the Company managed, in addition to the Properties, approximately 32 million net rentable square feet of office and industrial space owned by third parties. The managed properties are located in 17 markets and contain over 1,900 tenants. In addition to property management and leasing, the Company offers a full range of fee-based services, including tenant construction, marketing, insurance, accounting, tax, real estate law, acquisition, disposition, facilities management, corporate services and asset management (collectively, the "Prentiss Properties Service Business"). Fees for these services are generally negotiated on a case-by-case basis and vary based on the scope of the services. The Company believes that its long-term customer base will continue to provide a stable source of fee income and opportunities to expand on existing relationships. See "Business Objectives-- Financing Strategies."

                                   PROPERTIES

  The Properties consist of the 34 Office Properties comprising approximately
4.7 million net rentable square feet and the 63 Industrial Properties comprising approximately 5.6 million net rentable square feet. All of the Properties are wholly owned by the Company (through its subsidiaries), except the Broadmoor Austin Properties, which are owned by a joint venture in which the Company owns a 49.9% managing general partnership interest, and One Northwestern Plaza, in which the Company owns a 100% leasehold interest. Since the IPO, the Company has commenced development of two industrial buildings that will contain a total of approximately 420,000 net rentable square feet and has substantially completed an approximately 21,000 net rentable square foot addition to an existing Industrial Property. See "Properties-- Development/Redevelopment Properties." The Company also owns five development parcels, which can support approximately 1.3 million net rentable square feet of development, and has options to acquire interests in (a) four development parcels that can support approximately 975,000 net rentable square feet of office space and (b) three development parcels that can support approximately 890,000 net rentable square feet of industrial space. See "Properties-- Development Parcels." As of March 18, 1997, the Company had agreements to acquire 15 office buildings containing approximately 1.6 million net rentable square feet and 14 industrial buildings containing approximately 1.9 million net rentable square feet. Upon the closing of the Pending Acquisitions, the Company will acquire interests in two development parcels that can support 570,000 net rentable square feet of office space and two development parcels that can support 400,000 net rentable square feet of industrial space. There can be no assurance that all of these Pending Acquisitions will be completed. See "Risk Factors--Risk that Pending Acquisitions Will Not Close."

  The following chart contains certain information regarding the Properties and the Pending Acquisitions:

                                                                    NET     PERCENT
                                              YEAR(S)   NUMBER    RENTABLE   LEASED
                                              BUILT/      OF       SQUARE    AS OF
PROPERTY NAME                  MARKET        RENOVATED BUILDINGS    FEET    12/31/96
-------------           -------------------- --------- --------- ---------- --------
OFFICE PROPERTIES
INITIAL PROPERTIES:
 Cumberland Office
  Park................. Atlanta, GA          1972-1980      9       530,228    97%
 One Northwestern Pla-
  za/(1)/.............. Suburban Detroit, MI 1989           1       241,751    96
 Broadmoor Aus-
  tin/(2)/............. Austin, TX           1991           7     1,112,236   100
 Park West C2.......... Dallas, TX           1989           1       344,216    94
 Park West E1.......... Dallas, TX           1982           1       182,739    88
 Park West E2.......... Dallas, TX           1985           1       200,590    99
 5307 East Mocking-
  bird................. Dallas, TX           1979/1993      1       118,316    88
 Walnut Glen Tower..... Dallas, TX           1985           1       464,289    93
 Cottonwood Office Cen-
  ter.................. Dallas, TX           1986           3       164,111   100
 Plaza on Bachman
  Creek................ Dallas, TX           1986           1       125,903    98
 3141 Fairview Park
  Drive................ Northern Virginia    1988           1       192,108    88
 8521 Leesburg Pike.... Northern Virginia    1984/1993      1       145,257   100
                                                          ---    ----------   ---
Subtotal/Weighted Average for Initial Properties......     28     3,821,744    97
                                                          ===    ==========   ===
ACQUIRED PROPERTIES:
 FHP Building.......... Denver, CO           1983           1       198,370    95
 O'Hare Plaza II....... Chicago, IL          1986           1       233,650    87
 1717 Deerfield........ Chicago, IL          1985           1       137,904   100
 2411 Dulles Corner
  Road................. Northern Virginia    1990           1       176,522   100
 2455 Horsepen Road.... Northern Virginia    1989           1       104,150   100
 4401 Fair Lakes
  Court................ Northern Virginia    1988           1        58,621    96
                                                          ---    ----------   ---
Subtotal/Weighted Average for Acquired Properties.....      6       909,217    95
                                                          ===    ==========   ===
PENDING ACQUISITIONS:
 Pacific Gateway Office
  Center............... Los Angeles, CA      1982/1990      1       223,731    92
 Natomas Corporate Cen-
  ter/(3)/............. Sacramento, CA       1984-1991      6       564,606    89
 Crescent Centre/(4)/.. Atlanta, GA          1986           1       237,727    95(/5/)
 Corporetum Office Cam-
  pus.................. Chicago, IL          1984-1987      5       323,728    99
 Seven Mile Cross-
  ing/(6)/............. Suburban Detroit, MI 1988-1990      2       244,630    96
                                                          ---    ----------   ---
Subtotal/Weighted Average for Pending Acquisitions....     15     1,594,422    93
                                                          ===    ==========   ===
Subtotal/Weighted Average for Office Properties and
 Pending Acquisitions.................................     49     6,325,383    96
                                                          ===    ==========   ===
INDUSTRIAL PROPERTIES
INITIAL PROPERTIES:
 Los Angeles Industrial
  Properties........... Los Angeles, CA      1972-1984     18     1,252,708   100
 Baltimore Industrial
  Properties........... Baltimore, MD        1986-1990      6       730,777    99
 Kansas City Industrial
  Properties........... Kansas City, MO      1972-1978      7     1,341,880   100
 Dallas Industrial
  Properties........... Dallas, TX           1970-1984      6       426,962    98
 Houston Industrial
  Properties........... Houston, TX          1986           5        75,231    88
 Milwaukee Industrial
  Properties........... Milwaukee, WI        1970-1987     17     1,218,324    87
                                                          ---    ----------   ---
Subtotal/Weighted Average for Initial Properties......     59     5,045,882    96
                                                          ===    ==========   ===
ACQUIRED PROPERTIES:
 Chicago Industrial
  Properties........... Chicago, IL          1988           3       226,076   100
 5211 South 3rd
  Street............... Milwaukee, WI        1974           1       360,000   100
                                                          ---    ----------   ---
Subtotal/Weighted Average for Acquired Properties.....      4       586,076   100
                                                          ===    ==========   ===
PENDING ACQUISITIONS:
 The Colonnade II...... Los Angeles, CA      1968-1991      6       466,708    89
 Day Creek Industrial
  Park/(7)/............ Los Angeles, CA      1997           2       228,382    35
 16801 South Exchange.. Chicago, IL          1987           1       455,858   100
 Route 100 Build-
  ing/(8)/............. Baltimore, MD        1974/1995      1       143,924   100
 8779 Greenwood Place.. Baltimore, MD        1978/1992      1       142,140   100
 Six Flags Distribution
  Center/(8)/.......... Dallas, TX           1988           2       237,344   100
 Bridgestone Distribu-
  tion Center.......... Houston, TX          1982           1       215,000   100
                                                          ---    ----------   ---
Subtotal/Weighted Average for Pending Acquisitions....     14     1,889,356    89
                                                          ===    ==========   ===
Subtotal/Weighted Average for Industrial Properties
 and Pending Acquisitions.............................     77     7,521,314    95
                                                          ===    ==========   ===
Consolidated Total/Weighted Average for All Proper-
 ties.................................................    126    13,846,697    95%
                                                          ===    ==========   ===

--------
/(1)/ The Operating Partnership owns a 100% leasehold interest in this Property. /(2)/ The Operating Partnership owns a 49.9% interest in the general partnership that owns a 100% leasehold interest in these Properties. The Company accounts for its interest in this partnership under the equity method. The net rentable square feet for these Properties reflects the entire area at these Properties and the Base Rent data for the Properties reflects the Company's receipt of 49.9% of such rent.

/(3)/ The Company closed on these Pending Acquisitions on April 2, 1997.

/(4)/ The Company closed on this Pending Acquisition on April 8, 1997.

/(5)/ As of April 1, 1997, this property was 87% leased.

/(6)/ Upon acquisition, the Company would own a 100% leasehold interest in this property.

/(7)/ The Company closed on this Pending Acquisition on March 25, 1997. This property was recently completed and is in its initial lease-up phase. Rent rate information assumes terms of the first year of lease.

/(8)/ The Company closed on these Pending Acquisitions on March 19, 1997.

                                  THE OFFERING

  All of the Common Shares offered hereby are being sold by the Company.

Common Shares Offered by the Company......  6,000,000
Common Shares and Units Outstanding After
 the Offering............................. 29,576,392/(1)/
Use of Proceeds........................... To acquire the Pending Acquisitions and repay related indebtedness, and
                                           for general corporate purposes.
New York Stock Exchange Symbol............ "PP"

--------

/(1)/ Includes 3,295,995 Units and 500 Common Shares issued to the Independent
      Trustees on January 1, 1997 pursuant to the Company's 1996 Trustees' Share Incentive Plan, but excludes 900,000 Common Shares issuable upon exercise of the Underwriters' overallotment option and 1,651,938 Common Shares reserved for issuance upon exercise of options granted pursuant to the 1996 Share Incentive Plan.

                                 DISTRIBUTIONS

  The Company currently pays regular quarterly distributions to the holders of Common Shares. The first distribution, for the period from the closing of the IPO through December 31, 1996, was $.31 per share, which is equivalent to a quarterly distribution of $.40 per share and an annual distribution of $1.60 per share. On March 18, 1997, the Company declared a distribution of $.40 per share for the first quarter of 1997 payable on April 17th to shareholders of record on March 31, 1997. Future distributions by the Company will be at the discretion of the Board of Trustees and will depend on the actual cash available for distribution, its financial condition, capital requirements, the annual distribution requirements under the REIT provisions of the Code (see "Federal Income Tax Considerations--Requirements for Qualification"), and such other factors as the Board of Trustees deems relevant. See "Risk Factors-- Changes in Policies Without Shareholder Approval." Distributions by the Company to the extent of its current and accumulated earnings and profits for federal income tax purposes generally will be taxable to stockholders as ordinary income. Distributions in excess of current and accumulated earnings and profits will be treated as a non-taxable reduction of the shareholder's basis in its Common Shares to the extent thereof, and thereafter as taxable gain. Distributions that are treated as a reduction of the shareholder's basis in its Common Shares will have the effect of deferring taxation until the sale of the shareholder's shares. The Company has determined that, for federal income tax purposes, approximately $.18 (or approximately 57%) of the $.31 per share distribution paid for the partial fourth quarter of 1996 represented return of capital to shareholders. The Company believes that, in the future, the portion of the distribution representing a return of capital will be lower and no assurances can be given regarding what percent of future dividends will constitute return of capital for federal income tax purposes.

                           TAX STATUS OF THE COMPANY

  The Company intends to continue to qualify and will elect to be taxed as a REIT under Sections 856 through 860 of the Internal Revenue Code of 1986, as amended (the "Code"), commencing with its short taxable year ending December 31, 1996. If the Company qualifies for taxation as a REIT, the Company generally will not be subject to federal corporate income tax on its taxable income that is distributed to its shareholders. A REIT is subject to a number of organizational and operational requirements, including a requirement that it currently distribute at least 95% of its annual taxable income. Although the Company does not intend to request a ruling from the Internal Revenue Service (the "Service") as to its REIT status, the Company received at the closing of the IPO and will receive at the closing of the Offering an opinion of its legal counsel that the Company qualifies to be taxed as a REIT under the Code, which opinion will be based on certain assumptions and representations and will not be binding on the Service or any court. Even if the Company qualifies for taxation as a REIT, the Company may be subject to certain federal, state and local taxes on its income and property. Failure to qualify as a REIT would subject the Company to tax (including any applicable alternative minimum tax) on its taxable income at regular corporate rates, and distributions to the Company's shareholders in any such year would not be deductible by the Company. The Company has adopted the calendar year as its taxable year. In connection with the Company's election to be taxed as a REIT, the Company's Declaration of Trust imposes restrictions on the transfer of the Common Shares. See "Risk Factors--Tax Risks" and "--Anti-takeover Effect of Ownership Limit, Staggered Board and Power to Issue Additional Shares" and "Federal Income Tax Considerations--Taxation of the Company."

                         SUMMARY FINANCIAL INFORMATION

  The following table sets forth (i) summary consolidated historical financial data for the Company as of December 31, 1996 and for the period October 22, 1996 to December 31, 1996, (ii) summary combined historical financial data for the Predecessor Company (as defined herein) as of December 31, 1995 and 1994 and for the period January 1, 1996 to October 21, 1996 and the years ended December 31, 1995 and 1994, and (iii) pro forma financial data for the Company as of and for the year ended December 31, 1996. The combined financial statements of the Predecessor Company include (i) 100% of the assets and results of operations from 47 Properties owned by the Operating Partnership for the periods presented; (ii) 100% of the assets and results of operations of the 3141 Fairview Park Drive Property for the portion of the periods in which the Prentiss Group (as defined herein) owned the Property; (iii) 100% of the assets and results of operations of the Plaza on Bachman Creek for the portion of the periods in which the Prentiss Group owned the Property; (iv) a 25% equity investment in the Broadmoor Austin Properties; (v) a 15% equity investment in the Park West C2 Property for the portion of the periods in which the Prentiss Group owned its 15% non-controlling interest; and (vi) results of operations of the Prentiss Properties Service Business (conducted primarily by a predecessor). The Properties owned by the Operating Partnership prior to the IPO consisted of Cumberland Office Park, 5307 East Mockingbird, Walnut Glen Tower, 8521 Leesburg Pike, all of the Industrial Properties in Baltimore, Maryland except 9050 Junction Drive, and all of the Industrial Properties in Kansas City, Missouri, Dallas, Texas and Milwaukee, Wisconsin.

  The summary consolidated historical balance sheet and operating data of the Company as of December 31, 1996 and for the period from October 22, 1996 to December 31, 1996 and the summary combined historical balance sheet and operating data of the Predecessor Company at December 31, 1995 and 1994 and for the period January 1, 1996 to October 21, 1996 and for the years ended December 31, 1995 and 1994 have been derived from historical consolidated and combined financial statements audited by Coopers & Lybrand L.L.P., whose reports with respect thereto are included elsewhere in this Prospectus. The following data should be read in conjunction with (i) the pro forma financial statements and notes thereto of the Company; (ii) the historical consolidated and combined financial statements and notes thereto for the Company and Predecessor Company; and (iii) "Management's Discussion and Analysis of Financial Condition and Results of Operations," each included elsewhere in this Prospectus.

  Pro forma financial operational data is presented as if the IPO, the Formation Transactions, the acquisition of the Acquired Properties, the completion of the Offering, the closing of the Mortgage Loan and the acquisition of the Pending Acquisitions had occurred on January 1, 1996 and the pro forma balance sheet data is presented as if the acquisition of the Properties acquired through March 18, 1997, the closing of the Mortgage Loan, the completion of the Offering and the acquisition of the Pending Acquisitions had occurred on December 31, 1996. The pro forma information is based upon certain assumptions that are included in the notes to the pro forma financial statements included elsewhere in this Prospectus. The pro forma financial information is not necessarily indicative of what the financial position and results of operations of the Company would have been as of the dates and for the periods indicated, nor does it purport to represent or project the financial position and results of operations for future periods.

                                    COMPANY            PREDECESSOR COMPANY HISTORICAL
                          --------------------------- ----------------------------------
                           PRO FORMA
                           YEAR ENDED    HISTORICAL                 YEAR ENDED DEC. 31,
                          DECEMBER 31, OCT. 22, 1996- JAN. 1, 1996- --------------------
                              1996     DEC. 31, 1996  OCT. 21, 1996   1995       1994
                          ------------ -------------- ------------- ---------  ---------
                               (IN THOUSANDS, EXCEPT PER SHARE AND PROPERTY DATA)
STATEMENTS OF OPERATIONS
 DATA:
Rental income...........   $  117,312    $  13,485      $  27,086   $  29,423  $  25,256
Mortgage interest.......        1,269          --             --          --         --
Fee and other in-
 come/(1)/..............        3,265          302         17,510      25,741     26,702
                           ----------    ---------      ---------   ---------  ---------
  Total revenues........      121,846       13,787         44,596      55,164     51,958
Operating ex-
 penses/(1)/............       35,133        4,670         24,845      31,127     33,178
Real estate taxes.......       11,450        1,162          3,085       3,030      2,691
Interest expense........       20,745          846          5,951       3,882      3,191
Depreciation and amorti-
 zation.................       22,277        2,696          5,993       7,060      5,451
Other depreciation and
 amortization...........          --           --             --          106        106
Equity in joint venture
 and unconsolidated
 subsidiaries/(1)/......        5,926        1,427             18          11         13
                           ----------    ---------      ---------   ---------  ---------
Income before gain on
 sale of property and
 minority interest......       38,167        5,840          4,740       9,970      7,354
Gain on sale of proper-
 ty.....................          --           --             378         --       1,718
Minority interest/(2)/..       (4,332)        (844)           --          --         --
                           ----------    ---------      ---------   ---------  ---------
  Net income (loss).....   $   33,835    $   4,996      $   5,118   $   9,970  $   9,072
                           ==========    =========      =========   =========  =========
Net income per share....   $     1.29    $    0.25            --          --         --
                           ==========    =========
Weighted average number
 of shares outstanding..       26,280       20,002            --          --         --
                           ==========    =========
BALANCE SHEET DATA (END
 OF PERIOD):
Real estate, before
 accumulated
 depreciation/(3)/......   $  765,750    $ 501,035            --    $ 153,148  $ 151,673
Real estate, after
 accumulated
 depreciation/(3)/......      747,243      482,528            --      141,368    144,366
Cash and cash equiva-
 lents..................        6,522        7,226            --        1,033      9,133
Total assets............      813,205      531,026            --      154,635    164,307
Debt on real es-
 tate/(3)/..............      274,558      128,800            --       46,442     46,732
Total liabilities.......      297,735      151,977            --       50,769     51,713
Shareholders' equity....      457,162      325,221            --      103,866    112,594
OTHER DATA (END OF PERI-
 OD):
EBITDA (Company's 88.9%
 pro forma and 86.0%
 historical
 share)/(4)/............   $   80,390    $   9,843      $  17,594   $  22,106  $  17,879
Funds from Operations
 (Company's 88.9% pro
 forma and 86.0%
 historical
 share)/(5)/............       55,583        7,684          9,983      15,578     11,945
Cash flow from operating
 activities.............        /(6)/       10,275         12,268      16,238     13,059
Cash flow from investing
 activities.............        /(6)/     (353,809)       (32,985)     (4,301)   (40,909)
Cash flow from financing
 activities.............        /(6)/      350,759         21,283     (20,037)    35,378
PROPERTY DATA (END OF
 PERIOD):/(7)/
Number of Properties....          126           95             57          55         54
Total GLA in sq. ft.....   13,847,000    9,944,000      6,642,000   6,323,000  5,976,000
Occupancy %.............           95%          97%            95%         97%        96%

--------
(/1/) The Manager's operations are combined with the property operations in the historical statements of the Predecessor Company and are accounted for under the equity method in the Company's historical and pro forma statements; therefore, the historical statements of the Predecessor Company include the Manager's revenues and expenses on a gross basis in the respective income and expense line items and the Company's historical and pro forma statements present the Manager's net operations in the line item titled "Equity in joint venture and unconsolidated subsidiaries." Equity in joint venture and unconsolidated subsidiaries includes the Company's 49.9% interest in the partnership owning the Broadmoor Austin Properties (the "Broadmoor Austin Partnership") on a historical and pro forma basis, and the Predecessor Company's 25% interest in the Broadmoor Austin Partnership, which is accounted for on the equity method for all periods presented. For more information on the operations and accounts of the Broadmoor Austin Partnership, refer to footnote (6) in the footnotes to the consolidated financial statements and combined financial statements of the Company and Predecessor Company, respectively. Equity in joint venture and unconsolidated subsidiaries on a historical basis also includes the Predecessor Company's 15% general partnership interest in the Park West C2 Property. The operations and accounts are consolidated on a historical and pro forma basis for the Company.

(/2/) Represents an approximate 11.1% and 14.0% interest in the Operating
      Partnership which is applicable to the holders of Units on a pro forma and historical basis respectively, and minority interests in other partnerships majority-owned by the Operating Partnership.
(/3/) In accordance with generally accepted accounting principles ("GAAP"), the pro forma balance sheet as of December 31, 1996 reflects the Company's investment in the Broadmoor Austin Properties using the equity method of accounting. As a result, the Company's 49.9% share of the Broadmoor Austin Partnership's real estate and related debt are not shown in the line items titled "Real estate, before accumulated depreciation," "Real estate, after accumulated depreciation" and "Debt on real estate." The following schedule represents the Balance Sheet Data as of December 31, 1996 on a pro forma basis as if the Company's share of the Broadmoor Austin Partnership's real estate and related debt thereon were included. This presentation is provided for information purposes only:

                                 PRO FORMA       ADJUSTMENTS
                                 12/31/96       FOR COMBINING  PRO FORMA 12/31/96
                               BALANCE SHEET     BROADMOOR'S   BALANCE SHEET DATA
                             DATA AS PRESENTED 49.9% OWNERSHIP BROADMOOR COMBINED
                             ----------------- --------------- ------------------
   Real estate, before
    accumulated
    depreciation...........      $765,750          $69,781          $835,531
   Real estate, after accu-
    mulated depreciation...      $747,243          $57,812          $805,055
   Debt on real estate.....      $274,558          $69,860          $344,418

(/4/EBITDA)means operating income before mortgage and other interest, income taxes, depreciation and amortization. The Company believes EBITDA is useful to investors as an indicator of the Company's ability to service debt and pay cash distributions. EBITDA, as calculated by the Company, may not be comparable to EBITDA reported by other REITs that do not define EBITDA exactly as the Company defines that term. EBITDA does not represent cash generated from operating activities in accordance with GAAP and should not be considered as an alternative to operating income or net income as an indicator of performance or as an alternative to cash flows from operating activities as an indicator of liquidity. The Company's EBITDA for the respective periods is calculated as follows:

                                       COMPANY             PREDECESSOR COMPANY HISTORICAL
                             ---------------------------- -------------------------------------
                                                                            YEAR ENDED
                               PRO FORMA     HISTORICAL                      DEC. 31,
                              YEAR ENDED   OCT. 22, 1996- JAN. 1, 1996-  ----------------------
                             DEC. 31, 1996 DEC. 31, 1996  OCT. 21, 1996    1995        1994
                             ------------- -------------- -------------------------  ----------
                                            (IN THOUSAND, EXCEPT PER SHARE)
   EBITDA:
   Net Income .............     $33,835       $ 4,996        $    5,118  $    9,970  $    9,072
   Add:
    Interest expense.......      20,745           846             5,951       3,882       3,191
    Real estate
     depreciation and
     amortization..........      22,277         2,696             5,993       7,060       5,451
    Other depreciation and
     amortization..........         --            --                --          106         106
    EBITDA of
     unconsolidated
     subsidiaries..........       5,859         1,700               --          --          --
    EBITDA of
     unconsolidated joint
     venture...............       9,394         1,810             3,792       4,698       4,700
   Minority interest in Op-
    erating Partnership....       4,244           824               --          --          --
   Less:
    Gain on sale of proper-
     ty....................         --            --               (378)        --       (1,718)
    Equity in joint venture
     and unconsolidated
     subsidiaries..........      (5,926)       (1,427)              (18)        (11)        (13)
                                -------       -------        ----------  ----------  ----------
   EBITDA..................     $90,428       $11,445        $   20,458  $   25,705     $20,789
                                =======       =======        ==========  ==========  ==========
   EBITDA (Company's 88.9%
    pro forma and 86.0%
    historical share)......     $80,390       $ 9,843        $   17,594  $   22,106     $17,879
                                =======       =======        ==========  ==========  ==========

(/5/) The Company generally considers funds from operations an appropriate measure of liquidity of an equity REIT because industry analysts have accepted it as a performance measure of equity REITs. "Funds from Operations," as defined by the National Association of Real Estate Investment Trusts ("NAREIT"), means net income (computed in accordance with GAAP) excluding gains (or losses) from debt restructuring and sales of property, plus depreciation and amortization on real estate assets, and after adjustments for unconsolidated partnerships and joint ventures. The Company's Funds from Operations may not be comparable to Funds from Operations reported by other REITs that do not define that term using the current NAREIT definition. The Company believes that in order to facilitate a clear understanding of the combined historical operating results of the Prentiss Group and the Company, Funds from Operations should be examined in conjunction with net income as presented in the audited consolidated and combined financial statements and notes thereto of the Company and Predecessor Company included elsewhere in this Prospectus. Funds from Operations does not represent cash generated from operating activities in accordance with GAAP and should not be considered as an alternative to net income as an indication of the Company's performance or to cash flows as a measure of liquidity or ability to make distributions. The Company's and Predecessor Company's Funds from Operations for the respective periods is calculated as follows:

                                        COMPANY             PREDECESSOR COMPANY HISTORICAL
                             ----------------------------- ------------------------------------
                                                                             YEAR ENDED
                               PRO FORMA      HISTORICAL                      DEC. 31,
                               YEAR ENDED   OCT. 22, 1996- JAN. 1, 1996-  ---------------------
                             DEC. 31, 1996  DEC. 31, 1996  OCT. 21, 1996    1995       1994
                             -------------- -------------- ------------------------- ----------
                                                     (IN THOUSANDS)
   FUNDS FROM OPERATIONS:
   Net Income..............     $33,835         $4,996        $    5,118  $    9,970 $    9,072
   Add:
    Real estate deprecia-
     tion and amortiza-
     tion..................      22,277          2,696             5,993       7,060      5,451
    Real estate
     depreciation and
     amortization of
     unconsolidated joint
     venture...............       2,167            419               875       1,084      1,084
    Minority interest in
     Operating Partner-
     ship..................       4,244            824               --          --         --
   Less:
    Gain on sale of proper-
     ty....................         --             --               (378)        --      (1,718)
                                -------         ------        ----------  ---------- ----------
    Funds from Operations..     $62,523         $8,935        $   11,608  $   18,114 $   13,889
                                =======         ======        ==========  ========== ==========
    Funds from Operations
     (Company's 88.9% pro
     forma and 86.0% his-
     torical share)........     $55,583         $7,684        $    9,983  $   15,578 $   11,945
                                =======         ======        ==========  ========== ==========

(/6/) Pro forma information relating to cash flow from operating, investing and financing activities has not been included because the Company believes that the information would not be meaningful due to the number of assumptions required in order to calculate this information.
(/7/) With respect to the Property Data of the Predecessor Company, the information includes the Broadmoor Austin Properties, Park West C2, 3141 Fairview Park Drive and Plaza on Bachman Creek Properties only for the end of the periods subsequent to the Prentiss Group's acquisition of an ownership interest in the respective Properties.

                                 RISK FACTORS

  An investment in the Common Shares involves various risks. Prospective investors should carefully consider the following information in conjunction with the other information contained in this Prospectus before making a decision to purchase Common Shares in the Offering.

RISK THAT PENDING ACQUISITIONS WILL NOT CLOSE

  While the Company has agreements to acquire the Pending Acquisitions and has commenced its due diligence with respect to those properties, the closing of 15 of the 29 Pending Acquisitions is scheduled to occur within 60 days after the Offering. The acquisition contracts relating to the Pending Acquisitions are subject to customary closing conditions. Therefore, there can be no assurances that the Company will complete all of the Pending Acquisitions. If the Company does not complete the acquisition of any of the Pending Acquisitions, for whatever reason, following the completion of the Offering, the net proceeds from the Offering designated for the purchase of such Pending Acquisition or Pending Acquisitions will have no specific designated use. There can be no assurance that the Company will be able to apply any such net proceeds towards acquisitions that meet the Company's acquisition criteria. If the Company is unable to close the acquisition of a significant number of the Pending Acquisitions and to locate additional available acquisitions after the Offering, the Company's ability to increase distributable cash flow per share would be adversely affected.

RISKS ASSOCIATED WITH RAPID GROWTH; RISKS ASSOCIATED WITH THE ACQUISITION OF SUBSTANTIAL NEW PROPERTIES; LACK OF OPERATING HISTORY

  The Company has experienced and may continue to experience rapid growth. The Company's ability to manage its growth effectively will require it to integrate successfully its new acquisitions into its existing management structure. Seventeen of the Properties have relatively short or no operating history under management by the Company or affiliates of the Prentiss Group prior to their acquisition by the Company. None of the Pending Acquisitions is currently managed by the Company. The Company has had limited control over the operation of these Properties and the Pending Acquisitions, and such properties may have characteristics or deficiencies unknown to the Company affecting their valuation or revenue potential. The operating performance of these properties may decline under the Company's management.

RELIANCE ON MAJOR TENANTS

  On a pro forma basis during the year ended December 31, 1996, the Company's largest tenant, International Business Machines Corporation ("IBM"), accounted for approximately 17% of the Company's 1996 Base Rent from the Properties owned at December 31, 1996. The Company has two leases with IBM, one of which expires in 1999 and the other in 2006. Although the Company is negotiating with IBM for a new lease to replace the lease that expires in 1999, the Company's cash flow would be adversely affected if such negotiations are unsuccessful and another new tenant or tenants are not located to lease substantially all of that space. Dr. Pepper/Cadbury North America, who accounted for approximately 5% of the Company's 1996 Base Rent from the Properties owned in 1996, has informed the Company that it will not renew its lease at the Walnut Glen Tower Property when it expires in July 1998. Although the Company is negotiating the terms of a lease with a new tenant for substantially all of that space, the Company's cash flow would be adversely affected if such negotiations are unsuccessful and another new tenant or tenants are not located to lease that space. The Company would also be adversely affected in the event of bankruptcy or insolvency of, or a downturn in the business of, any major tenants which resulted in a failure or delay in the tenants' rent payments. See the tables of the Company's largest tenants and lease expirations under the captions "Properties--Office Properties and Pending Office Acquisitions" and "--Industrial Properties--Pending Industrial Acquisitions."

RECENTLY ORGANIZED ENTITY

  The Company has been recently organized and has a limited operating history. Although the officers of the Company have experience in acquiring, owning, managing, leasing, developing and constructing office and industrial properties, they have limited experience in operating a REIT.

ANTI-TAKEOVER EFFECT OF OWNERSHIP LIMIT, STAGGERED BOARD AND POWER TO ISSUE ADDITIONAL SHARES

  POTENTIAL EFFECTS OF OWNERSHIP LIMITATION. For the Company to maintain its qualification as a REIT under the Code, no more than 50% in value of the outstanding shares of beneficial interest of the Company may be owned, directly or indirectly, by five or fewer individuals (as defined in the Code to include certain entities) at any time during the last half of the Company's taxable year (other than the first taxable year for which the election to be treated as a REIT has been made).

  To ensure that the Company will not fail to qualify as a REIT under this and other tests under the Code, the Company's Declaration of Trust, subject to certain exceptions, authorizes the trustees to take such actions as are necessary and desirable to preserve its qualification as a REIT and to limit any person to direct or indirect ownership of no more than 8.5% of the number of outstanding Common Shares other than Michael V. Prentiss, who currently may own up to 15% of the number of outstanding Common Shares and no more than 9.8% of the number of outstanding Preferred Shares of any series (the "Ownership Limitation"). The Board of Trustees may, but is not required to, decrease the ownership limit applicable to Michael V. Prentiss' ownership of Common Shares to a minimum of 9.8% upon an increase in the number of outstanding Common Shares or a reduction of the number of Common Shares owned, directly or indirectly, by Michael V. Prentiss. Upon any such adjustment, the Ownership Limitation applicable to other shareholders with respect to the Common Shares will be increased proportionately to a maximum of 9.8% of the number of outstanding Common Shares. The Company's Board of Trustees, upon receipt of a ruling from the Service, an opinion of counsel or other evidence satisfactory to the Board and upon such other conditions as the Board may establish, may exempt a proposed transferee from the Ownership Limit. However, the Board may not grant an exemption from the Ownership Limit to any proposed transferee whose ownership, direct or indirect, of shares of beneficial interest of the Company in excess of the Ownership Limit would result in the termination of the Company's status as a REIT. See "Description of Shares of Beneficial Interest--Restrictions on Transfer." The foregoing restrictions on transferability and ownership will continue to apply until (i) the Board of Trustees determines that it is no longer in the best interests of the Company to continue to qualify as a REIT and (ii) there is an affirmative vote of a majority of the votes entitled to be cast on such matter at a regular or special meeting of the shareholders of the Company.

  The Ownership Limit may have the effect of delaying, deferring or preventing a transaction or a change in control of the Company that might involve a premium price for the Common Shares or otherwise be in the best interests of the shareholders. See "Description of Shares of Beneficial Interest-- Restrictions on Transfer."

  POTENTIAL EFFECTS OF STAGGERED BOARD. The Company's Board of Trustees is divided into three classes. The initial terms of the first, second and third classes will expire in 1997, 1998, and 1999, respectively. Beginning in 1997, trustees of each class will be chosen for three-year terms upon the expiration of their current terms and each year one class of trustees will be elected by the shareholders. The staggered terms of trustees may reduce the possibility of a tender offer or an attempt to change control of the Company, even though a tender offer or change in control might be in the best interest of the shareholders. See "Certain Provisions of Maryland Law and of the Company's Declaration of Trust and Bylaws--Classification of the Board of Trustees."

  POTENTIAL EFFECTS OF ISSUANCE OF ADDITIONAL SHARES. The Company's Declaration of Trust authorizes the Board of Trustees to (i) amend the Declaration of Trust, without shareholder approval, to increase or decrease the aggregate number of shares of beneficial interest or the number of shares of beneficial interest of any class, including Common Shares, that the Company has the authority to issue, (ii) cause the Company to issue additional authorized but unissued Common or Preferred Shares and (iii) classify or reclassify any unissued Common Shares and Preferred Shares and to set the preferences, rights and other terms of such classified or unclassified shares. See "Description of Shares of Beneficial Interest." Although the Board of Trustees has no such intention to do so at the present time, it could establish a class or series of shares of beneficial interest that could, depending on the terms of such series, delay, defer or prevent a transaction or a change in control of the Company that might involve a premium price for the Common Shares or otherwise be in the best interest of the shareholders. The Declaration of Trust and Bylaws of the Company also contain other provisions that may have the effect of delaying, deferring or preventing a transaction or a change in control of the Company that might involve a premium price for the Common Shares or otherwise be in the best interest of the shareholders. See "Certain Provisions of Maryland Law and of the Company's Declaration of Trust and Bylaws--Removal of Trustees," "--Control Share Acquisitions" and "--Advance Notice of Trustee Nominations and New Business."

TAX RISKS

  FAILURE TO QUALIFY AS A REIT. The Company has operated and intends to continue to operate so as to qualify as a REIT for federal income tax purposes. Although the Company has not requested, and does not expect to request, a ruling from the Service that it qualifies as a REIT, it will receive at the closing of the Offering an opinion of its counsel that, based on certain assumptions and representations, it has qualified and will continue to so qualify. Investors should be aware, however, that opinions of counsel are not binding on the Service or any court. The REIT qualification opinion only represents the view of counsel to the Company based on counsel's review and analysis of existing law, which includes no controlling precedent. Furthermore, both the validity of the opinion and the qualification of the Company as a REIT will depend on the Company's continuing ability to meet various requirements concerning, among other things, the ownership of its outstanding stock, the nature of its assets, the sources of its income, and the amount of its distributions to its shareholders. Because the Company has a limited history of operating so as to qualify as a REIT, there can be no assurance that the Company will do so successfully. See "Federal Income Tax Considerations--Taxation of the Company."

  If the Company were to fail to qualify as a REIT for any taxable year, the Company would not be allowed a deduction for distributions to its shareholders in computing its taxable income and would be subject to federal income tax (including any applicable alternative minimum tax) on its taxable income at regular corporate rates. Unless entitled to relief under certain Code provisions, the Company also would be disqualified from treatment as a REIT for the four taxable years following the year during which qualification was lost. As a result, cash available for distribution would be reduced for each of the years involved. Although the Company intends to continue to operate in a manner designed to qualify as a REIT, it is possible that future economic, market, legal, tax or other considerations may cause the Board of Trustees, with the consent of shareholders holding at least two-thirds of all the outstanding Common Shares, to revoke the REIT election. See "Federal Income Tax Considerations."

  REIT MINIMUM DISTRIBUTION REQUIREMENTS; POSSIBLE INCURRENCE OF ADDITIONAL DEBT. In order to avoid corporate income taxation of the earnings that it distributes, the Company generally is required each year to distribute to its shareholders at least 95% of its net taxable income (excluding any net capital gain). In addition, the Company will be subject to a 4% nondeductible excise tax on the amount, if any, by which certain distributions paid by it with respect to any calendar year are less than the sum of (i) 85% of its ordinary income for that year, (ii) 95% of its capital gain net income for that year, and (iii) 100% of its undistributed taxable income from prior years.

  The Company has made and intends to continue to make distributions to its shareholders to comply with the 95% distribution requirement and to avoid the nondeductible excise tax. The Company's income consists primarily of its share of the income of the Operating Partnership, and the cash available for distribution by the Company to its shareholders consists of its share of cash distributions from the Operating Partnership. Differences in timing between
(i) the actual receipt of income and actual payment of deductible expenses and
(ii) the inclusion of such income and deduction of such expenses in arriving at taxable income of the Company could require the Company, through the Operating Partnership, to borrow funds on a short-term basis to meet the 95% distribution requirement and to avoid the nondeductible excise tax. The requirement to distribute a substantial portion of the Company's net taxable income could cause the Company to distribute amounts that otherwise would be spent on future acquisitions, unanticipated capital expenditures or repayment of debt, which would require the Company to borrow funds or to sell assets to fund the costs of such items.

  FAILURE OF THE OPERATING PARTNERSHIP TO BE CLASSIFIED AS A PARTNERSHIP FOR FEDERAL INCOME TAX PURPOSES; NEGATIVE IMPACT ON REIT STATUS. Although the Company has not requested, and does not expect to request, a ruling from the Service that the Operating Partnership and each of its Noncorporate Subsidiaries (as defined in "Federal Income Tax Considerations") have been and will continue to be classified as partnerships for federal income tax purposes, the Company will receive at the closing of the Offering an opinion of its counsel stating that the Operating Partnership and each Noncorporate Subsidiary will be classified as partnerships, and not as corporations or associations taxable as corporations for federal income tax purposes. If the Service were to challenge successfully the tax status of the Operating Partnership or a Noncorporate Subsidiary as a partnership for federal income tax purposes, the Operating Partnership or such Noncorporate Subsidiary would be taxable as a corporation. In such event, the Company likely would cease to qualify as a REIT for a variety of reasons. Furthermore, the imposition of a corporate income tax on the Operating Partnership would reduce substantially the amount of cash available for distribution from the Operating Partnership to the Company and its shareholders. See "Federal Income Tax Considerations--Tax Aspects of the Operating Partnership and the Noncorporate Subsidiaries."

REAL ESTATE FINANCING RISKS

  RISING INTEREST RATES. The Line of Credit bears interest at a variable rate equal to one-month LIBOR (approximately 5.69% per annum on April 10, 1997) plus 175 basis points, and the New Acquisition Loan is expected to bear interest at a variable rate equal to one-month LIBOR plus 165 basis points. In addition, the Company may incur additional indebtedness in the future that also bears interest at variable rates. Variable rate debt creates higher debt service requirements if market interest rates increase, which would adversely affect the Company's cash flow and the amounts available for distributions to its shareholders. The Company may in the future engage in transactions to limit its exposure to rising interest rates as appropriate and cost effective. See "Management's Discussion and Analysis of Financial Condition and Results of Operations--Liquidity and Capital Resources."

  DEBT FINANCING AND POTENTIAL ADVERSE EFFECTS ON CASH FLOWS AND DISTRIBUTIONS. The Company will be subject to risks normally associated with debt financing, including the risk that the Company's cash flow will be insufficient to pay distributions at expected levels and meet required payments of principal and interest, the risk that indebtedness on the Properties (which will not have been fully amortized at maturity in all cases) will not be able to be refinanced or that the terms of such refinancing will not be as favorable as the terms of existing indebtedness. Upon the closing of the Offering and the Pending Acquisitions, the Company expects to have outstanding indebtedness, including the Company's pro rata share of Joint Venture Debt (approximately $69.9 million), of approximately $344.4 million, all of which will be secured by certain of the Properties, with maturities ranging from 1998 to 2007, including approximately $61.2 million of indebtedness due in 1999 and approximately $91.9 million of indebtedness due in 2001. If principal payments due at maturity cannot be refinanced, extended or paid with proceeds of other capital transactions, such as the issuance of new equity capital, the Company expects that its cash flow will not be sufficient in all years to pay distributions at expected levels and to repay all maturing debt. Furthermore, if prevailing interest rates or other factors at the time of refinancing result in higher interest rates upon refinancing, the interest expense relating to such refinanced indebtedness would increase, which would adversely affect the Company's cash flow and the amounts available for distributions to its shareholders. If a property or properties are mortgaged to secure payment of indebtedness and the Company is unable to meet mortgage payments, the property could be foreclosed upon by or otherwise transferred to the mortgagee with a consequent loss of income and asset value to the Company.

  CONSTRUCTION LOANS AND RISKS ASSOCIATED WITH SALE OR FORECLOSURE. If new developments are financed through construction loans, there is a risk that upon completion of construction, permanent financing for newly developed properties may not be available or may be available only on disadvantageous terms. In the event that the Company is unable to obtain permanent financing for a developed property on favorable terms, it could be forced to sell such property at a loss or the property could be foreclosed upon by the lender and result in loss of income and asset value to the Company.

GEOGRAPHIC CONCENTRATIONS IN DALLAS, CHICAGO, LOS ANGELES AND NORTHERN
VIRGINIA

  Properties and Pending Acquisitions that provide 21%, 11%, 10% and 10% of the Company's 1996 Base Rent from the Properties and Pending Acquisitions are located in the Dallas, Chicago, Los Angeles and Northern Virginia areas, respectively. Like other real estate markets, these commercial real estate markets have experienced economic downturns in the past, and future declines in any of these economies or real estate markets could adversely affect the Company's cash available for distribution. The Company's financial performance and its ability to make distributions to shareholders are, therefore, particularly sensitive to the economic conditions in Dallas, Chicago, Los Angeles and Northern Virginia. The Company's revenues and the value of its properties (including the Pending Acquisitions) may be affected by a number of factors, including the local economic climate (which may be adversely impacted by business layoffs or downsizing, industry slowdowns, changing demographics and other factors) and local real estate conditions (such as oversupply of or reduced demand for office, industrial and other competing commercial properties).

CONFLICTS OF INTERESTS IN THE FORMATION TRANSACTIONS AND THE BUSINESS OF THE COMPANY

  FORMATION TRANSACTIONS NOT AT ARM'S LENGTH. The principal transactions in connection with the formation of the Company (the transactions described elsewhere in this Prospectus under the caption "Formation Transactions") and by which the Company acquired 87 Properties in connection with the IPO were not the result of arm's-length negotiations. Messrs. Prentiss, August and DuBois (the "Prentiss Principals"), who are senior executive officers of the Company, had pre-existing ownership interests in certain Properties, the Prentiss Properties Service Business and certain of the other assets acquired by the Company through their direct or indirect interests in the Predecessor Company and affiliates (the "Prentiss Group"), and received, directly or indirectly, units of limited partnership interests in the Operating Partnership ("Units") in exchange for such interests in the Formation Transactions. There was no independent valuation or appraisal of the interests contributed to the Company by the Prentiss Group in connection with the Formation Transactions. Accordingly, there can be no assurance that the price paid by the Company for those assets did not exceed the value of the assets acquired by the Company.

  RISK OF LESS VIGOROUS ENFORCEMENT OF TERMS OF CONTRIBUTION AND OTHER AGREEMENTS. The Prentiss Principals each, directly or indirectly, had ownership interests in certain of the Properties and in the other assets acquired by the Company in the Formation Transactions. The Company, under the agreements relating to the contribution of such interests, is entitled to indemnification and damages in the event of breaches of representations or warranties. Each of the Prentiss Principals has entered into employment and/or noncompetition agreements with the Company pursuant to which they have agreed not to engage in certain business activities in competition with the Company. See "Management--Employment Agreements." To the extent that the Company chooses to enforce its rights under any of these contribution or employment and/or noncompetition agreements, it may determine to pursue available remedies, such as actions for damages or injunctive relief, less vigorously than it otherwise might because of its desire to maintain its ongoing relationship with the individual involved.

  RISK OF DIFFERING OBJECTIVES BETWEEN PRENTISS PRINCIPALS AND COMPANY UPON SALE, REFINANCING OR PREPAYMENT OF INDEBTEDNESS OF PROPERTIES. The Prentiss Principals and affiliates may have unrealized taxable gain associated with their Units. Because the Prentiss Principals may suffer different and more adverse tax consequences than the Company upon the sale or refinancing of the Initial Properties that were contributed by the Prentiss Principals, the Prentiss Principals and the Company may have different objectives regarding the appropriate pricing and timing of any sale or refinancing of such Initial Properties. While the Company (through the General Partner) has the exclusive authority as to whether and on what terms to sell or refinance an individual Property, the Prentiss Principals through their status as senior executives and/or Trustees of the Company and those members of the Company's management and Board of Trustees who directly or indirectly hold Units (i.e., Messrs. Prentiss, August and DuBois) may influence the Company not to sell, or refinance or prepay the indebtedness associated with, certain Properties even though such event might otherwise be financially advantageous to the Company, or may influence the Company to refinance certain Properties with a high level of debt. See "Policies With Respect to Certain Activities--Conflict of Interest Policies." The Company has agreed that it will not dispose of The Plaza on Bachman Creek Property prior to December 31, 1999, unless such disposition is structured as a tax-deferred like-kind exchange under Section 1031 of the Code.

  RISKS THAT POLICIES WITH RESPECT TO CONFLICTS OF INTERESTS MAY NOT ELIMINATE INFLUENCE OF CONFLICTS. The Company has adopted certain policies intended to minimize conflicts of interest, including a bylaw provision requiring all transactions in which executive officers or trustees have a conflicting interest to that of the Company to be approved by a majority of the Trustees of the Company that are not affiliated with any affiliate of the Company (the "Independent Trustees") or by the holders of a majority of the Common Shares held by disinterested shareholders. There can be no assurance that the Company's policies will be successful in eliminating the influence of such conflicts, and if they are not successful, decisions could be made that might fail to reflect fully the interests of all shareholders. The Company's Declaration of Trust includes a provision permitting each individual Trustee, including each Independent Trustee, to engage in the type of business activities conducted by the Company without first presenting any investment opportunities to the Company, even though such investment opportunities may be within the scope of the Company's investment policies. See "Policies with Respect to Certain Activities--Conflict of Interest Policies."

CHANGES IN POLICIES WITHOUT SHAREHOLDER APPROVAL; NO LIMITATION ON DEBT

  The investment, financing, borrowing and distribution policies, including the Debt Limitation, of the Company and its policies with respect to all other activities, including growth, capitalization and operations, will be determined by the Board of Trustees. The Debt Limitation is a policy limiting the Company's total combined indebtedness plus its pro rata share of Joint Venture Debt to 50% or less of the Company's Total Market Capitalization, but the organizational documents of the Company do not contain any limitation on the amount of indebtedness the Company may incur. Although the Company's Board of Trustees has no present intention to do so, these policies may be amended or revised at any time and from time to time at the discretion of the Board of Trustees without a vote of the shareholders of the Company. A change in these policies could adversely affect the Company's financial condition, results of operations or the market price of the Common Shares. See "Policies with Respect to Certain Activities."

DEPENDENCE ON KEY PERSONNEL

  The Company is dependent on the efforts of its executive officers, particularly Messrs. Prentiss and August. The loss of their services could have an adverse effect on the operations of the Company. Each of Messrs. Prentiss and August have entered into an employment agreement with the Company. See "Management--Employment Agreements." Certain assets of the Prentiss Group were not contributed to the Company in the Formation Transactions and certain of the executive officers of the Company, including Messrs. Prentiss and August, may devote some of their management time towards those excluded assets.

CONTROL OF MANAGEMENT

  None of the trustees or officers of the Company is selling any Common Shares in the Offering. Upon completion of the Offering, management of the Company as a group will beneficially own approximately 11.1% of the total issued and outstanding Common Shares and Units (which will be exchangeable by the holders for cash or, at the election of the General Partner, Common Shares on a one-for-one basis beginning in October 1998). See "Principal and Management Shareholders." The Company currently expects that the General Partner would elect to exchange such Units for Common Shares. Mr. Prentiss serves as Chairman and Chief Executive Officer of the Company. Mr. August serves as President and Chief Operating Officer of the Company. Mr. DuBois serves as Executive Vice President and Managing Director--Southwest Region of the Company. In addition, Messrs. Prentiss and August serve as Trustees of the Company. Accordingly, such persons will have substantial influence on the Company, which influence might not be consistent with the interests of other shareholders, and may in the future have a substantial influence on the outcome of any matters submitted to the Company's shareholders for approval if all of their Units are exchanged for Common Shares. See "--Conflicts of Interests in the Formation Transactions and the Business of the Company."

RISKS ASSOCIATED WITH ACQUISITION, REDEVELOPMENT, DEVELOPMENT AND
CONSTRUCTION.

  The Company intends to acquire office and industrial properties to the extent that they can be acquired on advantageous terms and meet the Company's investment criteria. See "Business Objectives--Growth Strategies-- Acquisitions." Acquisitions of office and industrial properties entail risks that investments will fail to perform in accordance with expectations. Estimates of the costs of improvements to bring an acquired property up to standards established for the market position intended for that property may prove inaccurate. In addition, there are general investment risks associated with any new real estate investment.

  The Company intends to continue redevelopment, development and construction of office and industrial buildings in accordance with the Company's growth policies. See "Business Objectives--Growth Strategies." Risks associated with the Company's redevelopment, development and construction activities may include: abandonment of redevelopment or development opportunities; construction costs of a property exceeding original estimates, possibly making the property uneconomical; occupancy rates and rents at a newly renovated or completed property may not be sufficient to make the property profitable; financing may not be available on favorable terms for redevelopment or development of a property; permanent financing may not be available on favorable terms to replace a short-term construction loan and construction and lease-up may not be completed on schedule, resulting in increased debt service expense and construction costs. In addition, new redevelopment or development activities, regardless of whether they are ultimately successful, typically require a substantial portion of management's time and attention. Redevelopment or development activities are also subject to risks relating to the inability to obtain, or delays in obtaining, all necessary zoning, land-use, building, occupancy and other required governmental permits and authorizations.

REAL ESTATE INVESTMENT RISKS

  GENERAL RISKS. Real property investments are subject to varying degrees of risk. The yields available from equity investments in real estate depend in large part on the amount of income generated and expenses incurred. If the Properties and any properties acquired in the future, including the Pending Acquisitions, do not generate revenues sufficient to meet operating expenses, including debt service, tenant improvements, leasing commissions and other capital expenditures, the Company may have to borrow additional amounts to cover fixed costs and the Company's cash flow and ability to make distributions to its shareholders will be adversely affected.

  The Company's revenues and the value of its properties may be adversely affected by a number of factors, including the national, state and local economic climate and real estate conditions (such as oversupply of or reduced demand for space and changes in market rental rates); the perceptions of prospective tenants of the safety, convenience and attractiveness of the properties; the ability of the owner to provide adequate management, maintenance and insurance; the ability to collect on a timely basis all rent from tenants; the expense of periodically renovating, repairing and reletting spaces; and increasing operating costs (including real estate taxes and utilities) which may not be passed through to tenants. Certain significant expenditures associated with investments in real estate (such as mortgage payments, real estate taxes, insurance and maintenance costs) are generally not reduced when circumstances cause a reduction in rental revenues from the property. In addition, real estate values and income from properties are also affected by such factors as compliance with laws, including tax laws, interest rate levels and the availability of financing. Also, the amount of available net rentable square feet of commercial property is often affected by market conditions and may therefore fluctuate over time.

  TENANT DEFAULTS AND BANKRUPTCY. A significant portion of the Company's income is and will be derived from rental income on its properties and, consequently, the Company's distributable cash flow and ability to make expected distributions to shareholders would be adversely affected if a significant number of tenants of these properties failed to meet their lease obligations. At any time, a tenant at any such property may seek the protection of the bankruptcy laws, which could result in delays in rental payments or in the rejection and termination of such tenant's lease and thereby cause a reduction in the Company's cash flow and the amounts available for distributions to its shareholders. No assurance can be given that tenants will not file for bankruptcy protection in the future or, if any tenants file, that they will affirm their leases and continue to make rental payments in a timely manner. In addition, a tenant from time to time may experience a downturn in its business which may weaken its financial condition and result in the failure to make rental payments when due. If tenant leases are not affirmed following bankruptcy or if a tenant's financial condition weakens, the Company's cash flow and the amounts available for distributions to its shareholders may be adversely affected.

  OPERATING RISKS. The Properties and the Pending Acquisitions are subject to operating risks common to commercial real estate in general, any and all of which may adversely affect occupancy or rental rates. These properties are subject to increases in operating expenses such as cleaning; electricity; heating, ventilation and air conditioning; elevator repair and maintenance; insurance and administrative costs; and other general costs associated with security, landscaping, repairs and maintenance. While the tenants at these properties generally are obligated to pay a portion of these escalating costs, there can be no assurance that tenants will agree to pay such costs upon renewal or that new tenants will agree to pay such costs. If operating expenses increase, the local rental market may limit the extent to which rents may be increased to meet increased expenses without decreasing occupancy rates. While the Company implements cost-saving incentive measures at each of its properties, the Company's ability to make distributions to stockholders could be adversely affected if operating expenses increase without a corresponding increase in revenues.

  RISKS OF NON-RENEWAL OF LEASES AND NON-RELETTING OF SPACE. The Company is and will be subject to the risk that upon expiration of leases for space located in the Properties and Pending Acquisitions, respectively, the leases may not be renewed, the space may not be relet or the terms of renewal or reletting (including the cost of required renovations) may be less favorable than current lease terms. Leases on a total of approximately 8% and 17% of the total net rentable square feet in the Properties and the Pending Acquisitions will expire in 1997 and in 1998, respectively. See the tables of lease expirations under the captions "Properties--Office Properties and Pending Office Acquisitions" and "--Industrial Properties and Pending Industrial Acquisitions." The Company has established initial and annual reserves for renovation and reletting expenses, which take into consideration its views of both the current and expected business conditions in the appropriate markets, but no assurance can be given that these reserves will be sufficient to cover such expenses. If the Company were unable to relet promptly or renew the leases for all or a substantial portion of this space, if the rental rates upon such renewal or reletting were significantly lower than expected rates or if its reserves for these purposes proved inadequate, then the Company's cash flow and ability to make expected distributions to shareholders may be adversely affected.

  COMPETITION. Numerous office and industrial properties compete with the Properties and the Pending Acquisitions in attracting tenants to lease space. Some of these competing properties are newer, better located or better capitalized than the Company's Properties and the Pending Acquisitions.

  POSSIBLE ENVIRONMENTAL LIABILITIES. Under various federal, state, and local environmental laws, ordinances and regulations, a current or previous owner or operator of real property may be liable for the costs of removal or remediation of hazardous or toxic substances on, under or in such property. Such laws often impose liability whether or not the owner or operator knew of, or was responsible for, the presence of such hazardous or toxic substances. In addition, the presence of hazardous or toxic substances, or the failure to remediate such property properly, may adversely affect the owner's ability to borrow using such real property as collateral. Persons who arrange for the disposal or treatment of hazardous or toxic substances may also be liable for the costs of removal or remediation of hazardous substances at the disposal or treatment facility, whether or not such facility is or ever was owned or operated by such person. Certain environmental laws and common law principles could be used to impose liability for release of and exposure to hazardous substances, including asbestos-containing materials ("ACMs") into the air, and third parties may seek recovery from owners or operators of real properties for personal injury or property damage associated with exposure to released hazardous substances, including ACMs. As the owner of the Properties, the Company may be potentially liable for any such costs. Phase I environmental site assessments ("ESAs") have been obtained on all of the Properties and will be obtained on all of the Pending Acquisitions prior to their acquisitions. The purpose of Phase I ESAs is to identify potential sources of contamination for which the Company may be responsible and to assess the status of environmental regulatory compliance. For a number of the Properties, the Phase I ESAs referenced prior

Phase II ESA's obtained on such Properties. Phase II ESAs generally involve more invasive procedures than Phase I ESAs, such as soil sampling and testing or the installation and monitoring of groundwater wells.

  The ESAs for the Industrial Properties located in Milwaukee, Wisconsin revealed lead contamination near the property lines of two of the Properties and the Development Parcel adjacent to those Properties. In addition, the ESAs for the Los Angeles Industrial Properties detected certain ground-water contamination at the site. The Operating Partnership, the owner of the Industrial Properties in Milwaukee, Wisconsin prior to the Formation Transactions, and the prior owner of the Los Angeles Industrial Properties prior to the Formation Transactions, have entered into arrangements with the prior owners or operators of these Properties that will inure to the benefit of the Company and should limit the Company's exposure to losses from the environmental contamination at those Properties. See "Properties-- Environmental Matters." The Pacific Gateway Office Center is located adjacent to the Los Angeles Industrial Properties and may have similar groundwater contamination. The Company is currently negotiating with a prior owner of the site to obtain an arrangement similar to that obtained with regard to the Los Angeles Industrial Properties. The Company believes that even without these arrangements, the Company's effective share of any costs to remediate contamination of any of these sites would not have a material adverse affect on the Company's financial statements.

  Except as noted above, the ESAs have not revealed any environmental condition, liability or compliance concern that the Company believes would have a material adverse affect on the Company's business, assets or results of operations, nor is the Company aware of any such condition, liability or concern. It is possible that the ESAs relating to any one of the Properties or Pending Acquisitions do not reveal all environmental conditions, liabilities or compliance concerns or that there are material environmental conditions, liabilities or compliance concerns that arose at a Property or Pending Acquisitions after the related ESA report was completed of which the Company is otherwise unaware.

  INSTALLATION OF LATERAL BRACING AT 2455 HORSEPEN ROAD. The Company intends to install lateral bracing at the 2455 Horsepen Road Property by the end of 1997. An independent engineering firm has estimated the cost of this installation to be approximately $150,000, and the Company is being indemnified by the seller of this Property for all installation costs up to a maximum amount of $300,000. The installation of the lateral bracing is responsive to the report of an independent engineer retained by the Company as part of its due diligence investigation at the time the Company acquired this Property. The engineer reported that the absence of lateral bracing made this Property susceptible to damage to both the interior and exterior of this Property due to seismic events or high wind loads.

  EFFECT OF AMERICANS WITH DISABILITIES ACT COMPLIANCE ON CASH FLOW AND DISTRIBUTIONS. Under the Americans with Disabilities Act of 1990 (the "ADA"), all public accommodations and commercial facilities are required to meet certain federal requirements related to access and use by disabled persons. Compliance with the ADA requirements could require removal of access barriers and non-compliance could result in imposition of fines by the U.S. government or an award of damages to private litigants. Although the Company believes that the Properties and the Pending Acquisitions are substantially in compliance with these requirements, a determination that the Company is not in compliance with the ADA could result in the imposition of fines or an award of damages to private litigants. If the Company were required to make unanticipated expenditures to comply with the ADA, the Company's cash flow and the amounts available for distributions to its shareholders may be adversely affected.

  CHANGES IN LAWS. Because increases in income, service or transfer taxes are generally not passed through to tenants under leases, such increases may adversely affect the Company's cash flow and its ability to make distributions to shareholders. The Properties and the Pending Acquisitions also are subject to various federal, state and local regulatory requirements and to state and local fire and life-safety requirements. Failure to comply with these requirements could result in the imposition of fines by governmental authorities or awards of damages to private litigants. The Company believes that the Properties and the Pending Acquisitions are currently in compliance with all such regulatory requirements. However, there can be no assurance that these requirements will not be changed or that new requirements will not be imposed which would require significant unanticipated expenditures by the Company and could have an adverse effect on the Company's cash flow and expected distributions.

  UNINSURED LOSS. The Company carries and will carry comprehensive liability, fire, flood (where appropriate), extended coverage and rental loss insurance with respect to the Properties and the Pending Acquisitions that it acquires, respectively, with policy specifications and insured limits customarily carried for similar properties. The Company intends to carry similar insurance policies on the Pending Acquisitions. There are, however, certain types of losses (such as from wars or earthquakes in properties located outside of California) that may be either uninsurable or not economically insurable. Should an uninsured loss or a loss in excess of insured limits occur, the Company could lose both its capital invested in a property, as well as the anticipated future revenue from such property, and would continue to be obligated on any mortgagee indebtedness or other obligations related to the property. Any such loss would adversely affect the business of the Company and its financial condition and results of operations.

  RISKS INVOLVED IN PROPERTY OWNERSHIP THROUGH PARTNERSHIPS AND JOINT VENTURES. The Company, through the Operating Partnership, owns a 49.9% general partnership interest in the Broadmoor Austin Partnership, which owns the Broadmoor Austin Office Properties in Austin, Texas. Through this general partnership interest, the Company acts as managing partner and has the sole authority to conduct the business and affairs of the Broadmoor Austin Partnership subject to certain limitations. The Prentiss Group owns a 0.1% interest in the Broadmoor Austin Partnership, which the Company will have an option to acquire beginning October 23, 1997. IBM, the tenant leasing 100% of the space at the Property, owns the remaining 50% interest in the Broadmoor Austin Partnership.

  The Company may also participate with other entities in property ownership through joint ventures or partnerships. Partnership or joint venture investments may, under certain circumstances, involve risks not otherwise present, including the possibility that the Company's partners or co-venturers might become bankrupt, that such partners or co-venturers might at any time have economic or other business interests or goals that are inconsistent with the business interests or goals of the Company, and that such partners or co-venturers may be in a position to take action contrary to the instructions or the requests of the Company or contrary to the Company's policies or objectives, including the Company's policy with respect to maintaining its qualification as a REIT. The Company will, however, seek to maintain sufficient control of such partnerships or joint ventures to permit the Company's business objectives to be achieved. There is no limitation under the Company's organizational documents as to the amount of available funds that may be invested in partnerships or joint ventures.

  In addition, the Company may in the future acquire either a limited partnership interest in a property partnership without partnership management responsibility or a co-venturer interest or co-general partnership interest in a property partnership with shared responsibility for managing the affairs of a property partnership or joint venture and, therefore, will not be in a position to exercise sole decision-making authority regarding the property partnership or joint venture.

  RISKS ASSOCIATED WITH ILLIQUIDITY OF REAL ESTATE. Equity real estate investments are relatively illiquid. Such liquidity will tend to limit the ability of the Company to vary its portfolio promptly in response to changes in economic or other conditions. In addition, the Code limits the ability of a REIT to sell properties held for fewer than four years, which may affect the Company's ability to sell properties without adversely affecting returns to holders of Common Shares.

RISKS OF THIRD-PARTY PROPERTY MANAGEMENT, LEASING, DEVELOPMENT AND CONSTRUCTION BUSINESS AND RELATED SERVICES

  RISKS ASSOCIATED WITH TERMINATION OF MANAGEMENT AND LEASING CONTRACTS. The Company, through the Operating Partnership and the Manager, engages in the business of management, leasing, development and construction of properties owned by third parties. Risks associated with these activities include the risk that the related contracts (which are typically cancelable upon 30-days notice or upon certain events, including sale of the property) will be terminated by the property owner or will be lost in connection with a sale of such property, that contracts may not be renewed upon expiration or may not be renewed on terms consistent with current terms and that the rental revenues upon which management, leasing and development fees are based will decline as a result of general real estate market conditions or specific market factors affecting properties managed, leased or developed by the Company, resulting in decreased management or leasing fee income.

  ADVERSE CONSEQUENCES OF LACK OF CONTROL OVER THE BUSINESS OF THE
MANAGER. The capital stock of the Manager is divided into two classes: voting common stock, all of which is owned by Michael V. Prentiss, and nonvoting common stock, all of which is held by the Company, through the Operating Partnership. The voting common stock and the nonvoting common stock represent 5% and 95%, respectively, of the ownership interests in the Manager. Michael
V. Prentiss, as the holder of all of the Manager's voting common stock, has the ability to elect the directors of the Manager. The Company is not able to elect directors and, therefore, is not able to influence the day-to-day management decisions of such entity. As a result, the board of directors and management of the Manager may implement business policies or decisions that would not have been implemented by persons controlled by the Company and that are adverse to the interests of the Company or that lead to adverse financial results, which could adversely impact the Company's net operating income and cash flow.

  ADVERSE CONSEQUENCE OF REIT STATUS ON THE THIRD-PARTY BUSINESS. Certain requirements for REIT qualification may in the future limit the Company's ability to increase the third-party management, leasing, development and construction operations conducted, and related services offered, by the Operating Partnership and the Manager without jeopardizing the Company's qualification as a REIT. See "Federal Income Tax Considerations--Failure to Qualify."

POSSIBLE ADVERSE EFFECT OF MARKET INTEREST RATES ON PRICE OF COMMON SHARES

  One of the factors that influences the market price of the Common Shares in public markets is the annual distribution rate on the Common Shares and the effective yield on an investment in the Common Shares. An increase in market interest rates may lead prospective purchasers of the Common Shares to bid down the market price of the Common Shares in order to increase the effective yield from future distributions.

POSSIBLE ADVERSE EFFECT OF SHARES AVAILABLE FOR FUTURE SALE ON PRICE OF COMMON SHARES

  Sales of a substantial number of Common Shares, or the perception that such sales could occur, could adversely affect prevailing market prices of the Common Shares. In the Formation Transactions, the Company placed 1,879,897 Common Shares with certain former limited partners of the Operating Partnership (the "Continuing Investors") and 3,295,995 Units with the Prentiss Group. See "Formation Transactions." The Continuing Investors will not be permitted to offer, sell, contract to sell or otherwise dispose of their Common Shares, except in certain circumstances, until October 22, 1997 (the first anniversary of the closing of the IPO). The Prentiss Principals will not be permitted to offer, sell, contract to sell or otherwise dispose of Units, except in certain circumstances, until October 22, 1998. See "Shares Available for Future Sale." At the conclusion of such periods, the Common Shares held by the Continuing Investors and upon the subsequent exchange of Units, the Common Shares held by the Prentiss Principals received therefor may be sold in the public market pursuant to shelf registration statements which the Company is obligated to file on behalf of the Continuing Investors and the Prentiss Principals, or pursuant to any available exemptions from registration.

  Options to purchase a total of 1,651,938 Common Shares have been granted to certain executive officers, employees and trustees of the Company. See "Management--Compensation of Trustees," "--Executive Compensation" and "--1996 Share Incentive Plan." No prediction can be made about the effect that future sales of Common Shares will have on the market prices of shares.

                                  THE COMPANY

GENERAL

  The Company is a self-administered and self-managed real estate investment trust ("REIT") that acquires, owns, manages, leases, develops and builds office and industrial properties throughout the U.S. The Company owns interests in a diversified portfolio of 97 office and industrial properties (the "Properties") containing approximately 10.4 million net rentable square feet. The Properties are located in 12 major U.S. markets and consist of 34 office buildings (the "Office Properties") containing approximately 4.7 million net rentable square feet and 63 industrial buildings (the "Industrial Properties") containing approximately 5.6 million net rentable square feet. As of December 31, 1996, the Office Properties were approximately 96% leased to 299 tenants, and the Industrial Properties were approximately 97% leased to 123 tenants. The Company manages approximately 42 million square feet in 352 office and industrial properties that are owned by the Company and by third parties, and that are leased to approximately 2,300 tenants. The Company also has two industrial buildings under development which together contain approximately 420,000 net rentable square feet, and has substantially completed an approximately 21,000 net rentable square foot addition to an existing Industrial Property.

  The Company has capitalized on its national presence by acquiring and developing properties in selected markets that the Company believes have strong growth potential. Since its initial public offering in October 1996 (the "IPO"), the Company has acquired six Office Properties with approximately 900,000 net rentable square feet and four Industrial Properties with approximately 600,000 net rentable square feet for Total Acquisition Costs of approximately $135.7 million (collectively, the "Acquired Properties"). As of March 15, 1997, the Company had agreements to acquire 15 office buildings with approximately 1.6 million net rentable square feet and 14 industrial buildings with approximately 1.9 million net rentable square feet (collectively, the "Pending Acquisitions") for Total Acquisition Costs of approximately $266.5 million. As of December 31, 1996, the Pending Acquisitions were 91% leased.

  The Company believes that its national scope and depth of management has enabled it to integrate the Acquired Properties into its portfolio while continuing to pursue aggressively other opportunities, such as the Pending Acquisitions. The Company operates from its Dallas, Texas headquarters and its four other regional offices (Los Angeles, California; Chicago, Illinois; Washington, D.C.; and Atlanta, Georgia). The Company is a full-service real estate company with approximately 625 employees and in-house expertise in acquisitions, development, property management, leasing, facilities management, corporate services, finance, tax, construction, dispositions, marketing, accounting and real estate law. The Company's nine senior executives have an average of 20 years of experience in the real estate industry and an average tenure of 12 years with the Company and its predecessors. See "Management--Trustees and Executive Officers." Upon completion of the Offering, management will own in the aggregate 11.1% of the outstanding Common Shares and Units.

  The Company seeks to grow by acquiring additional office and industrial properties and through development, primarily on a build-to-suit basis or where pre-leasing is possible. The Company believes that its five regional offices, presence in 21 markets throughout the U.S., diversified base of approximately 2,300 tenants and existing relationships with 45 management clients provide it with a competitive advantage in identifying and competing for new office and industrial acquisition and development opportunities nationally. Additionally, the Company believes that the infrastructure from its extensive property management operations has and will continue to allow it to grow in new and existing markets without the substantial cost of opening new offices or hiring and training many new employees. All of the Acquired Properties and the Pending Acquisitions are located in markets in which the Company previously owned or managed properties. The Company also seeks to maximize the profitability of its Properties by maintaining high occupancy rates, increasing rental rates and reducing operating costs.

  The Company is a Maryland real estate investment trust which expects to continue to qualify as a REIT for federal income tax purposes, and is self-administered and self-managed. See "Federal Income Tax Considerations." The Company's principal executive offices are located at 3890 W. Northwest Highway, Suite 400, Dallas, Texas 75220, and its telephone number is (214) 654-0886.

ORGANIZATION OF THE COMPANY

  The Company operates from its Dallas, Texas headquarters and its four other regional offices (Los Angeles, California; Chicago, Illinois; Washington, D.C.; and Atlanta, Georgia). Managing directors lead each of the Company's regions, and each region has development, acquisition, property management, construction and client development expertise. The Company's headquarters supports the regional offices by providing numerous services including accounting, information systems, financing, real estate law, insurance, human resources, and training.

                                                               NET RENTABLE
                                                                SQUARE FEET
                                                              (IN THOUSANDS)
                                      NUMBER      NUMBER    -------------------
REGION            MANAGING DIRECTOR  OF STATES OF EMPLOYEES OWNED  MANAGED/(1)/
------           ------------------- --------- ------------ ------ ------------
West............ David C. Robertson      10        180       1,253    12,950
Southwest....... Dennis J. DuBois         6        194       3,411     9,034
Midwest......... Lawrence J. Krueger     14         24       3,760       392
Mid-Atlantic.... Robert K. Wiberg        13         86       1,408     5,861
Southeast....... James B. Meyer           7         48         530     3,544
Headquarters....         --              --         96         --        --
                                        ---        ---      ------    ------
  Total.........                         50        628      10,362    31,781
                                        ===        ===      ======    ======

--------
/(1)/Managed for third parties at December 31, 1996.

STRUCTURE OF THE COMPANY

  The following chart illustrates the structure of the Company and beneficial ownership of the Company and its two principal operating subsidiaries, the Operating Partnership and the Manager after the closing of the Offering.


                                  THE COMPANY

                                                   PERCENTAGE OF  PERCENTAGE OF
                                                   COMMON SHARES  COMMON SHARES
                                                  BEFORE EXCHANGE AFTER EXCHANGE
    OWNER                                            OF UNITS        OF UNITS
    -----                                         --------------- --------------
    Public Investors.............................      100.0%          88.9%
    Management/(1)/..............................        --            11.1%



                           THE OPERATING PARTNERSHIP

                                           OWNERSHIP INTEREST OWNERSHIP INTEREST
                                            BEFORE EXCHANGE     AFTER EXCHANGE
      OWNER                                     OF UNITS           OF UNITS
      -----                                ------------------ ------------------
      Company/(2)/........................        88.9%             100.0%
      Management/(1)/.....................        11.1%               --



                                  THE MANAGER

                                       VOTING     NON-VOTING
        OWNER                       COMMON STOCK COMMON STOCK ECONOMIC INTEREST
        -----                       ------------ ------------ -----------------
        Operating Partner-
         ship/(3)/................       --         100.0%          95.0%
        Michael V. Prentiss/(4)/..     100.0%         --             5.0%

--------
(1) Includes entities wholly owned by one or more executive officers and trusts for the benefit of their family members.
(2)   Includes a 0.2% interest owned by the General Partner.
(3) The Operating Partnership also owns promissory notes of the Manager with initial aggregate principal balances of approximately $34.75 million. As a result of the Operating Partnership's ownership of non-voting common stock and debt of the Manager, the Company, through the Operating Partnership, expects to receive most of the after-tax economic benefits of the Manager. See "Business Objectives--Third-Party Management."

(4)   The voting common stock of the Manager is owned by Michael V. Prentiss.

RESULTS OF FIRST QUARTER 1997

  During the first quarter of 1997, the Company's net income was approximately $7.1 million, or $.35 per Common Share, from revenues of approximately $22.8 million, and Funds from Operations, before minority interest, were approximately $12.7 million, or $.54 per Common Share. This compares to net income of approximately $6.2 million, or $.31 per Common Share, from revenue of approximately $17.9 million and Funds from Operations, before minority interest, of approximately $11.5 million, or $.49 per Common Share, for the Company's Adjusted Fourth Quarter of 1996. The Company's results from operations in the Adjusted Fourth Quarter of 1996 reflect the actual results of the Company for the period from the closing of the IPO (October 22, 1996) through December 31, 1996 plus pro forma adjustments reflecting estimated interest savings from the IPO as well as the effects of the Formation Transactions applied to the period from October 1, 1996 through October 21, 1996.

  The Company's rental revenues from its Properties increased approximately 28% to approximately $22.0 million for the first quarter of 1997 representing an increase of approximately $4.8 million from the Company's rental revenues in the Adjusted Fourth Quarter of 1996. The Company's Properties and the five Pending Acquisitions acquired before March 31, 1997 were 95% leased at March 31, 1997. The Company's Office Properties owned at March 31, 1997 were 96% leased at March 31, 1997 as compared to those Office Properties owned at December 31, 1996, which were 97% leased at that time. The Company's portfolio of industrial buildings owned at March 31, 1997 including the five Pending Acquisitions owned at such time, were 94% leased as compared to those Industrial Properties owned at December 31, 1997, which were 97% leased at such time. The primary reason for the decline in occupancy of the Company's industrial portfolio as of March 31, 1997 is the Company's acquisition of the recently constructed Day Creek Industrial Park Pending Acquisitions. See "Properties--Industrial Properties and Pending Industrial Acquisitions-- Description of Pending Industrial Acquisitions."

  The contribution to the Company's Funds from Operations provided by the Company's third party management services was approximately $1.5 million during the first quarter of 1997.

  At March 31, 1997, the Company's total assets at net book value were approximately $668 million (including unconsolidated joint venture assets). On March 31, 1997, the Company's total combined indebtedness plus its pro rata share of Joint Venture Debt represented 31.2% of the Company's Total Market Capitalization at that time. The market value of the Company's Common Shares was approximately $598.3 million based on the closing price of Common Shares on March 31, 1997 ($25.375 per share).

  The Company's recurring capital expenditures for the first quarter of 1997 were approximately $1.41 million of which approximately $350,000 represented capital improvements to the Properties and approximately $1.06 million represented costs incurred with respect to leasing activity.

  The Company's funds available for distribution totaled approximately $10.9 million, or $.46 per Common Share, for the first quarter of 1997, after deducting recurring capital expenditures and adjusting for straight-line rent and other amortization. The Company's declared distribution of $.40 per share for the first quarter of 1997 payable on April 17th to shareholders of record on March 31, 1997 represents an approximately 86.7% pay-out ratio from funds available for distribution.

BUSINESS STRATEGY

  The Company's primary objective is to maximize shareholder value through increases in distributable cash flow per share and appreciation in the value of the Common Shares. The Company intends to achieve this objective through a combination of external and internal growth. The Company's external growth strategy is designed to enable shareholders to benefit from potential value to be realized from acquisitions, development, redevelopment, and opportunities generated by the Company's property management operations. The Company's external growth strategies are to (i) acquire existing industrial and office buildings that meet its acquisition criteria and are available at discounts to replacement cost; (ii) selectively redevelop existing office and industrial buildings that it currently owns or acquires; (iii) develop new office and industrial buildings primarily on a build-to-suit, and, where appropriate, speculative, basis; and (iv) expand its third-party property management, leasing and facilities management businesses. The Company's internal growth strategy is to increase cash flow from the Properties and any future properties primarily by (a) improving occupancy rates, (b) renewing or replacing expiring leases with new leases at higher rental rates, (c) maintaining high lease renewal rates, and (d) applying its benchmarking and best practices methodologies to identify and capitalize on cost reduction opportunities.

  The Company initially has focused its external growth activities in certain of its existing markets and in new markets that the Company believes exhibit favorable investment environments. The Company believes that its existing operations in its markets (a) provide a competitive advantage in identifying acquisition and development opportunities in its markets and (b) allow it to assimilate new properties into its portfolio with minimal integration issues and without incurring significant incremental administrative expenses. All of the Acquired Properties and the Pending Acquisitions are in markets in which the Company previously owned or managed properties. The following table sets forth the geographic distribution of the Properties, the Pending Acquisitions and the Company's managed properties.

                         GEOGRAPHIC PROPERTY BREAKDOWN

                                     NUMBER OF PROPERTIES                           NET RENTABLE SQUARE FEET
                          ----------------------------------------------- ---------------------------------------------------
                                         PENDING                                           PENDING
MARKET                    OWNED     ACQUISITIONS/(1)/  MANAGED/(2)/ TOTAL OWNED       ACQUISITIONS/(1)/   MANAGED/(2)/ TOTAL
------                    -----     -----------------  ------------ ----- ------      -----------------   ------------ ------
                                                                                         (IN THOUSANDS)
WESTERN REGION:
 Phoenix, Arizona.......    --              --               5         5     --               --                522       522
 Los Angeles,
  California............    18               9/(3)/        105       132   1,253              919/(3)/        7,779     9,951
 Oakland, California....    --              --              16        16     --               --              1,614     1,614
 Sacramento,
  California............    --               6/(4)/         15        21     --               565/(4)/        1,510     2,075
 San Francisco,
  California............    --              --               8         8     --               --              1,525     1,525
                           ---             ---             ---       ---  ------            -----            ------    ------
 Subtotal Western
  Region................    18              15             149       182   1,253            1,484            12,950    15,687
SOUTHWEST REGION:
 Denver, Colorado.......     1              --               1         2     198              --                190       388
 Amarillo, Texas........    --              --               3         3     --               --                482       482
 Austin, Texas..........     7/(5)/         --               1         8   1,112/(5)/         --                389     1,501
 Dallas, Texas..........    15               2/(6)/         30        47   2,026              237/(6)/        6,010     8,273
 Fort Worth, Texas......    --              --               1         1     --               --              1,008     1,008
 Houston, Texas.........     5               1               4        10      75              215               955     1,245
                           ---             ---             ---       ---  ------            -----            ------    ------
 Subtotal Southwest
  Region................    28               3              40        71   3,411              452             9,034    12,897
MIDWEST REGION:
 Chicago, Illinois......     5               6               5        16     598              780               392     1,770
 Suburban Detroit,
  Michigan..............     1/(7)/          2/(8)/         --         3     242/(7)/         245/(8)/          --        487
 Kansas City, Missouri..     7              --              --         7   1,342              --                --      1,342
 Milwaukee, Wisconsin...    18              --              --        18   1,578              --                --      1,578
                           ---             ---             ---       ---  ------            -----            ------    ------
 Subtotal Midwest
  Region................    31               8               5        44   3,760            1,025               392     5,177
MID-ATLANTIC REGION:
 Washington, D.C........    --              --               6         6     --               --              2,116     2,116
 Baltimore, Maryland....     6               2/(9)/         --         8     731              286/(9)/          --      1,017
 Northern New Jersey....    --              --               1         1     --               --                263       263
 Northern Virginia......     5              --              27        32     677              --              3,482     4,159
                           ---             ---             ---       ---  ------            -----            ------    ------
 Subtotal Mid-Atlantic
  Region................    11               2              34        47   1,408              286             5,861     7,555
SOUTHEAST REGION:
 Orlando, Florida.......    --              --               4         4     --               --                683       683
 Atlanta, Georgia.......     9               1/(10)/        23        33     530              238/(10)/       2,861     3,629
                           ---             ---             ---       ---  ------            -----            ------    ------
 Subtotal Southeast
  Region................     9               1              27        37     530              238             3,544     4,312
  Total.................    97              29             255       381  10,362            3,485            31,781    45,628
                           ===             ===             ===       ===  ======            =====            ======    ======

--------
/(1)/ None of the Pending Acquisitions currently is managed by the Company. /(2)/ The data regarding managed properties is as of December 31, 1996.
/(3)/ The Company closed on two of the Pending Acquisitions in this market on March 25, 1997.

/(4)/ The Company closed on the Pending Acquisitions in this market on April 2, 1997.

/(5)/ The Company owns a non-controlling 49.9% interest in the general partnership that owns a leasehold interest in the Broadmoor Austin Properties in Austin, Texas.

/(6)/ The Company closed on the Pending Acquisitions in this market on March 19, 1997.

/(7)/ The Company owns 100% of a leasehold interest in the One Northwestern
      Plaza Property in Southfield, Michigan.

/(8)/ Upon acquisition, the Company would own a 100% leasehold interest in these properties.

/(9)/ The Company closed on one of the Pending Acquisitions in this market on March 19, 1997.

/(10)/ The Company closed on the Pending Acquisition in this market on April 8, 1997.

GROWTH STRATEGIES

 Internal Growth

  The Company seeks to maximize the profitability of the Properties by renewing leases, maintaining high occupancy rates, increasing rental rates, and reducing operating costs. The Company seeks to increase rental revenues by negotiating leases that include increases in rent during the lease term, by replacing expiring leases with new leases at higher rental rates and by improving occupancy rates. The Company also seeks to renew existing leases, which reduces the cost of lease rollovers, reduces rental revenue fluctuations and enhances long-term relationships with national tenants that may have space needs in the Company's other markets.

  The Company strives to reduce operating and administrative costs by performing many functions (e.g., engineering, tax and legal) in-house instead of hiring third parties and by employing benchmarking and best practices methodologies. The Company's benchmarking program compares operating costs and efficiencies of each property with other Company properties and with other office and industrial properties. Under the program, the Company conducts monthly evaluations of 40 key performance indicators at each building and compares the results to a variety of benchmarks (e.g., specific buildings, portfolios, regions, the industry). The Company's best practices methodology involves continuously analyzing the benchmarking data, investigating properties that perform better than the norm and regularly disseminating and sharing information with respect to the best practices employed at the better performing properties throughout the Company's management system. By employing these methodologies, the Company believes that it can continue to capitalize on opportunities to reduce operating costs and operate the Properties more efficiently and effectively.

  Occupancy rates on the Properties acquired in the IPO increased from 95% in 1995 to 97% in 1996. In the same periods, effective rent increased from $10.22 per square foot to $11.14 per square foot, for the Office Properties acquired in the IPO and effective rent increased from $3.04 per square foot to $3.07 per square foot, for the Industrial Properties acquired in the IPO.

 Acquisitions

  The Company employs a strategy of opportunistic investment, particularly in assets that are (i) managed by the Company and become available for sale, (ii) performing at a level believed to be substantially below potential due to identifiable management weaknesses or temporary market conditions, (iii) encumbered by indebtedness that is in default or is not performing or (iv) held or controlled by short-term owners (such as assets held by insurance companies and financial institutions under regulatory pressure to sell). From the IPO through March 18, 1997, the Company has acquired six Office Properties containing approximately 900,000 net rentable square feet and four Industrial Properties containing approximately 600,000 net rentable square feet for Total Acquisition Costs of $135.7 million. As of March 18, 1997, the Company had agreements to acquire 29 office and industrial buildings with approximately
3.5 million net rentable square feet for Total Acquisition Costs of $266.5 million. As of December 31, 1996, these Pending Acquisitions were 91% leased.

  The Company believes that the Pending Acquisitions will immediately contribute to earnings and have favorable growth prospects. See "Risk Factors--Real Estate Investment Risks." The Company believes that its five regional offices, presence in 21 markets throughout the U.S., diversified base of approximately 2,300 tenants and existing relationships with 45 different management clients provides it with a competitive advantage in identifying and competing for new acquisition and development opportunities in the office and industrial property sectors in major markets in the U.S. All of the Properties acquired since the IPO and all of the Pending Acquisitions are in markets in which the Company previously owned or managed properties.

  In evaluating potential acquisition opportunities, the Company relies on the experience of its employees and on its internal research capabilities in considering a number of factors, including: (i) whether the property is strategically located within its market; (ii) the occupancy of and demand for properties of a similar type in the same geographic market; (iii) the construction quality and condition of the property; (iv) whether the property is capable of increased cash flow after benefiting from the Company's renovations, refurbishment and upgrades; (v) whether the property is priced below replacement cost, thereby enabling the Company to operate the property at lower rents than those realized from newly developed properties; (vi) whether the property is able to generate returns at or above levels of expected growth and appreciation in the property's value; and (vii) whether there is existing demand for the property from one or more of the Company's tenants or customers. Further, the Company believes its development expertise gives it the advantage of identifying the potential for improvement in an acquisition opportunity which might not be apparent to a buyer without similar development expertise.

 Development

  In addition to acquisition and redevelopment opportunities, the Company intends to continue to develop properties selectively in markets with favorable supply/demand characteristics. The Company intends to develop properties in which it controls all aspects of the development process, including site selection, project concept, design and construction, financing, leasing and property management. The Company intends to continue developing industrial and office properties primarily on a build-to-suit basis, but it will also consider selective opportunities for speculative development. Since the IPO, the Company has commenced the development of two industrial buildings containing a total of approximately 420,000 net rentable square feet, one of which is pre-leased, and has substantially completed an approximately 21,000 net rentable square foot addition to an existing Industrial Property for estimated Total Development Costs of $25.6 million. See "Properties-- Development/Redevelopment Properties."

  The Company owns or has options to acquire the following 13 development parcels, each of which is located either within an industrial park developed by the Company or adjacent to one of the Company's Properties.

                              DEVELOPMENT PARCELS

   PARCEL                                                      MAXIMUM
   ACREAGE        ADJACENT PROPERTY/                         DEVELOPMENT     COMPANY'S
  (APPROX.)        GENERAL LOCATION            MARKET       (SQUARE FEET)     INTEREST
  ---------   --------------------------- ----------------- ------------- ----------------
 OFFICE:
   1.6        Cumberland Office Park      Atlanta               150,000   Fee
   4.2        Walnut Glen                 Dallas, TX            500,000   Fee
   2.0        Broadmoor Austin            Austin, TX            200,000   Leasehold/(1)/
   6.4        3141 Fairview Park Drive    Northern Virginia     200,000   Option/(2)/
   4.7        Park West                   Dallas, TX            350,000   Option/(2)//(3)/
   5.1        2411 Dulles Corner Road     Northern Virginia     200,000   ROFR/(4)/
  16.2        Continental Executive Parke Chicago, IL           225,000   Option/(2)/
  ----------                                                  ---------
  40.1          Office Total                                  1,825,000
  ----------                                                  ---------
 INDUSTRIAL:
   3.6        Airworld Drive              Kansas City, MO       100,000   Fee
  11.0        Airport Properties          Milwaukee, WI         300,000   Fee
   4.0        Airport Properties          Milwaukee, WI          50,000   Fee
  15.2        Park West Commerce Center   Dallas, TX            320,000   Fee
  14.8        Park West Commerce Center   Dallas, TX            320,000   Option
  23.6        Continental Executive Parke Chicago, IL           250,000   Option
  ----------                                                  ---------
  72.2          Industrial Total                              1,340,000
  ----------                                                  ---------
 102.2          Total                                         3,165,000
  ==========                                                  =========

--------
/(1)/ The Company owns a 49.9% interest in the general partnership that owns the leasehold interest in this parcel.
/(2)/ The Company has exercised its option to acquire these parcels and is currently negotiating the pricing or completing due diligence pursuant to the terms of the related option agreements.
/(3)/ The Company has an option to acquire a 50% partnership interest in the partnership owning this parcel.
/(4)/ The Company retains a right of first refusal to purchase the parcel through June 1998.

                 PENDING DEVELOPMENT PARCEL ACQUISITIONS

  Upon the acquisition of the Pending Acquisitions, the Company will acquire interests in the following four development parcels.

                                                                      COMPANY'S
   PARCEL                                                  MAXIMUM    INTEREST
   ACREAGE                                               DEVELOPMENT    AFTER
  (APPROX.)        PENDING ACQUISITION        MARKET    (SQUARE FEET)  CLOSING
  ---------   ----------------------------- ----------- ------------- ---------
 OFFICE:
 10.9         Natomas Corporate Center/(1)/ Sacramento     170,000    Fee
 25.0         Natomas Corporate Center/(1)/ Sacramento     400,000    ROFR/(2)/
                                                           -------
 35.9         Office Total                                 570,000
                                                           -------
 INDUSTRIAL:
 14.5         The Colonnade II              Los Angeles    300,000    Fee/(3)/
  8.8         16801 South Exchange          Chicago        100,000    Fee
                                                           -------
 23.3         Industrial Total                             400,000
                                                           -------
 59.2         Pending Acquisitions Total                   970,000
                                                           =======

--------

/(1)/ The Company closed on these Pending Acquisitions on April 2, 1997, but has not closed on these two development parcels.

/(2)/ The Company has a right of first refusal to purchase the parcel for a period of three years from the closing of the acquisition of the Natomas Corporate Center properties.

/(3)/ This parcel is currently utilized for a truck terminal. The Company believes that this use is a significant underutilization of this site and intends to redevelop the parcel into two newly constructed industrial warehouse facilities as market conditions warrant.

 Redevelopment

  The Company will pursue selectively the redevelopment of its Properties and of any other properties acquired as opportunities arise. The Company has announced that, by the end of the third quarter of 1997, it intends to begin redeveloping of the Cumberland Office Park Properties with the construction of a new office building that will contain 150,000 net rentable square feet. See "Properties--Development/Redevelopment Properties."

THIRD-PARTY MANAGEMENT

 Business Profile

  At December 31, 1996, the Company managed 255 office and industrial properties for 45 third-party management clients. These properties are located in 17 markets throughout the U.S., contain approximately 32 million net rentable square feet and are leased to over 1,900 tenants.

  The Company's management business serves a broad base of clients, including major financial institutions and pension funds, large corporate users, real estate advisory firms and real estate investment groups. The Company believes it has successfully developed and maintained relationships with its clients, having served its ten largest management clients (measured by total revenues) for an average of 6.1 years. Since 1989, approximately 60% of new third-party management business has been generated from existing clients.

  The following table sets forth the number of properties, total net rentable square feet and occupancy for the properties managed by the Company as of December 31, 1996 and managed by the Company or its predecessors for each of the five years ended December 31, 1996:

                              MANAGED PROPERTIES

                                                         DECEMBER 31,
                                              ----------------------------------
                                               1996   1995   1994   1993   1992
                                              ------ ------ ------ ------ ------
MANAGED OFFICE PROPERTIES
  Number.....................................    119    113     69    117     83
  Total Net Rentable Square Feet............. 22,982 18,650 15,951 23,232 16,862
  Occupancy %................................    87%    87%    82%    88%    88%
MANAGED INDUSTRIAL PROPERTIES
  Number.....................................    136    148    155    164    144
  Total Net Rentable Square Feet.............  8,799 10,361  9,888 11,158 10,322
  Occupancy %................................    95%    94%    94%    87%    87%
TOTAL MANAGED PROPERTIES
  Number.....................................    255    261    224    281    227
  Total Net Rentable Square Feet............. 31,781 29,011 25,839 34,390 27,184
  Occupancy %................................    90%    90%    87%    87%    88%
  Number of Third-Party Owners...............     45     38     36     37     24

  In addition to property management and leasing, the Company offers its clients a full range of fee-based services, including tenant construction, marketing, insurance, accounting, tax, real estate law, acquisition, disposition, facilities management, corporate services and asset management.

 Third-Party Management Income of the Manager

  In accordance with GAAP, the Company accounts for its investment in the Manager on the equity method of accounting and therefore does not report the Manager's separate revenues and expenses. The table below reflects the separate revenues and expenses of the Manager for the pro forma year ended December 31, 1996.

                                                                   PRO FORMA
                                                                  YEAR ENDED
                                                                 DEC. 31, 1996
                                                                 -------------
      Revenues..................................................    $21,858
      Expenses..................................................     16,118
                                                                    -------
      Net Income of Manager.....................................      5,740
                                                                    =======
      Company's Portion (included in the Company's 1996 pro
       forma statement of income)...............................    $ 5,498
                                                                    =======

 Accounting and Economics

  Due to the Operating Partnership's ownership of a non-controlling, non-voting interest in the Manager, the Manager is accounted for under the equity method of accounting. Accordingly, the combined operating statements for the Company reflect its 95% interest in the net profit from the Manager in the "Equity in joint venture and unconsolidated subsidiaries" line item. This financial line item also includes the Company's share of net income from its 49.9% interest in the Broadmoor Austin Partnership, which amount totaled approximately $428,000 for the pro forma year ended December 31, 1996. The gross revenues and gross expenses from the third-party management contracts at the Operating Partnership level are included in the Company's combined operating statements in the "Management fees," "Property operating and maintenance," "General office and administration" and "Personnel costs, net" line items. Through the Operating Partnership's ownership of (a) the non-voting equity interests (representing 95% of the economics) and (b) debt interests in the Manager, the Company receives most of the after-tax economic benefits from the Manager's third-party management business.

FINANCING STRATEGIES

  The Company's Debt Limitation policy limits its total combined indebtedness plus its pro rata share of Joint Venture Debt to 50% of the Company's Total Market Capitalization. The Company's organizational documents, however, do not limit the amount of indebtedness that the Company may incur. As of April 14, 1997, the Company had outstanding total indebtedness, including its pro rata share of Joint Venture Debt of approximately $341.4 million, or approximately 37.5% of Total Market Capitalization based on a Common Share price of $24.125 per share. At the closing of the Offering and the Pending Acquisitions, the Company expects to have outstanding total indebtedness, including its pro rata share of Joint Venture Debt, of approximately $344.4 million, or approximately 32.6% of Total Market Capitalization.

                                USE OF PROCEEDS

  The net cash proceeds to the Company from the Offering, after deducting the underwriting discount and estimated expenses of the Offering, are estimated to be approximately $136.6 million (approximately $157.2 million if the Underwriters' overallotment option is exercised in full). The Company intends to use approximately $136.6 million of the net proceeds from the Offering to fund a portion of the purchase of the Pending Acquisitions, including the repayment of amounts outstanding under the Line of Credit or the New Acquisition Loan incurred to acquire certain of the Pending Acquisitions.

  To the extent the Underwriters' overallotment option to purchase up to 900,000 Common Shares is exercised in full, the Company expects to use the additional net proceeds of up to approximately $20.6 million to repay amounts outstanding under the Line of Credit or the New Acquisition Loan incurred to acquire certain of the Pending Acquisitions.

  Pending application of net proceeds, the Company will invest such portion of the net proceeds in interest-bearing accounts and short-term, interest-bearing securities, which are consistent with the Company's continuing to qualify for taxation as a REIT. Such investments may include, for example, government and government agency securities, certificates of deposit and interest-bearing bank deposits.

  The Line of Credit is scheduled to mature on October 14, 1999 and bears interest at a floating rate equal to LIBOR plus 175 basis points. The New Acquisition Loan is scheduled to close in mid-April of 1997 and is expected to bear interest at a floating rate equal to LIBOR plus 165 basis points. See "Management's Discussion and Analysis of Financial Condition and Results of Operations--Liquidity and Capital Resources."

             PRICE RANGE OF COMMON STOCK AND DISTRIBUTION HISTORY

  The Common Shares began trading on the NYSE on October 17, 1996 under the symbol "PP." On April 14, 1997, the last reported sales price per Common Share on the NYSE was $23.875, and there were approximately 86 holders of record of the Common Shares on April 14, 1997. The table below sets forth the quarterly high and low closing sales price per Common Share reported on the NYSE and the distributions paid by the Company with respect to each such period.

QUARTER ENDED                                      HIGH     LOW   DISTRIBUTION
-------------                                     ------- ------- ------------
December 31, 1996 (from October 17, 1996)........ $25.125 $20.50      $.31/(1)/
March 31, 1997 .................................. $28.25  $24.625     $.40/(2)/
June 30, 1997 (through April 14, 1997)........... $25.25  $23.75      $ --

--------
/(1)/ The Company paid a distribution of $.31 per Common Share on January 17,
      1997 for the period from October 22, 1996 (the closing of the IPO) through December 31, 1996, which is approximately equivalent to a quarterly distribution of $.40 and an annual distribution of $1.60 per Common Share.
/(2)/ On March 18, 1997, the Company declared a distribution of $.40 per share for the first quarter of 1997 payable on April 17, 1997 to shareholders of record on March 31, 1997.

  Distributions by the Company to the extent of its current and accumulated earnings and profits for federal income tax purposes, other than capital gain dividends, will be taxable to shareholders as ordinary dividend income. Capital gain dividends generally will be treated as long-term capital gain. Distributions in excess of earnings and profits generally will be treated as a non-taxable reduction of the shareholder's basis in the Common Shares to the extent thereof, and thereafter as capital gain. Distributions treated as a non-taxable reduction in basis will have the effect of deferring taxation until the sale of a shareholder's Common Shares. The Company has determined that for federal income tax purposes, approximately $.18 per share (or approximately 57%) of the $.31 per share distribution paid for the partial fourth quarter of 1996 represented a return of capital to shareholders. The Company believes that, in the future, the portion of the distribution representing a return of capital will be lower. No assurances can be given regarding what percent of future dividends will constitute return of capital for federal income tax purposes. In order to avoid corporate income taxation of the earnings that it distributes, the Company must make annual distributions to shareholders of at least 95% of its REIT taxable income (determined by excluding any net capital gain), which the Company anticipates will be less than its share of adjusted Funds from Operations. Under certain circumstances, the Company may be required to make distributions in excess of cash available for distribution in order to meet such distribution requirements. In such a case, the Company may find it necessary to arrange for short-term (or possibly long-term) borrowings or to raise funds through the issuance of preferred shares or additional Common Shares.

  Future distributions by the Company will be at the discretion of the Board of Trustees and will depend on the actual Funds from Operations of the Company, its financial condition, capital requirements, the annual distribution requirements under the REIT provisions of the Code (see "Federal Income Tax Considerations--Requirements for Qualification"), and such other factors as the Board of Trustees deems relevant. See "Risk Factors--Changes in Policies Without Shareholder Approval."

                                CAPITALIZATION

  The following table sets forth the capitalization of the Company as of December 31, 1996 on a historical and a pro forma basis to give effect to (i) all Property acquisitions completed between December 31, 1996 and March 18, 1997 and the current borrowings under the Mortgage Loan incurred in connection therewith and (ii) completion of the Offering, the application of the assumed net proceeds therefrom and the completion of the Pending Acquisitions. See "Use of Proceeds." The information set forth in the table should be read in conjunction with the combined financial statements of the Company and notes thereto included elsewhere in this Prospectus, the pro forma financial information and notes thereto included elsewhere in this Prospectus and the discussion under "Management's Discussion and Analysis of Financial Condition and Results of Operations."

                                                        DECEMBER 31, 1996
                                                       --------------------
                                                          (IN THOUSANDS)
                                                       HISTORICAL PRO FORMA
                                                       ---------- ---------
DEBT..................................................  $128,800  $274,558 (/1/)
MINORITY INTEREST.....................................    53,828    58,308
SHAREHOLDERS' EQUITY:
  Common Shares, $.01 par value per share; 100,000,000
   authorized; 20,279,897 issued and outstanding on a
   historical basis and 26,279,897 issued and
   outstanding on a pro forma basis(/2/)..............       203       263
  Preferred shares, $.01 par value per share,
   20,000,000 authorized, no shares issued or
   outstanding........................................       --        --
Additional paid-in capital............................   326,309   458,332
Distribution in excess of accumulated earnings........    (1,291)   (1,433)
                                                        --------  --------
Total shareholders' equity............................   325,221   457,162
                                                        --------  --------
Total capitalization..................................  $507,849  $790,028
                                                        ========  ========

--------
(/1/) Excludes the Company's pro rata share of $69.9 million of indebtedness of the partnership that owns the Broadmoor Austin Properties. For more detailed information on the operations and accounts of Broadmoor Austin, refer to footnote (6) in the notes to the Company's and the Predecessor Company's financial statements.
(/2/) Does not include Common Shares reserved for issuance upon (i) possible exchange of 3,295,995 Units issued and outstanding and (ii) exercise of 1,651,938 options granted pursuant to the 1996 Share Incentive Plan. See "Management--1996 Share Incentive Plan."

                        SELECTED FINANCIAL INFORMATION

  The following table sets forth (i) selected consolidated historical financial data for the Company as of December 31, 1996 and for the period October 22, 1996 to December 31, 1996, (ii) selected combined historical financial data for the Predecessor Company at December 31, 1995 and 1994 and for the period January 1, 1996 to October 21, 1996 and the years ended December 31, 1992 through 1995, and (iii) pro forma financial data for the Company at and for the year ended December 31, 1996. The combined financial statements of the Predecessor Company include (i) 100% of the assets and results of operations from 47 Properties owned by the Operating Partnership for the periods presented; (ii) 100% of the assets and results of operations of the 3141 Fairview Park Drive Property for the portion of the periods in which the Prentiss Group owned the Property; (iii) 100% of the assets and results of operations of the Plaza on Bachman Creek for the portion of the periods in which the Prentiss Group owned the Property; (iv) a 25% equity investment in the Broadmoor Austin Properties; (v) a 15% equity investment in the Park West C2 Property for the portion of the periods in which the Prentiss Group owned its 15% non-controlling interest; and (vi) results of operations of the Prentiss Properties Service Business (conducted primarily by PPL). The Properties owned by the Operating Partnership prior to the IPO consisted of Cumberland Office Park, 5307 East Mockingbird, Walnut Glen Tower, 8521 Leesburg Pike, all of the Industrial Properties in Baltimore, Maryland except 9050 Junction Drive, and all of the Industrial Properties in Kansas City, Missouri, Dallas, Texas and Milwaukee, Wisconsin.

  The summary consolidated historical operating and balance sheet data of the Company as of December 31, 1996 and for the period from October 22, 1996 to December 31, 1996 and the summary combined historical operating and balance sheet data of the Predecessor Company as of December 31, 1995 and 1994 and for the period January 1, 1996 to October 21, 1996 and for the years ended December 31, 1995 and 1994 have been derived from historical consolidated and combined financial statements audited by Coopers & Lybrand L.L.P., whose reports with respect thereto are included elsewhere in this Prospectus. The following data should be read in conjunction with (i) the pro forma financial statements and notes thereto of the Company; (ii) the historical consolidated and combined financial statements and notes thereto for the Predecessor Company; and (iii) "Management's Discussion and Analysis of Financial Condition and Results of Operations," each included elsewhere in this Prospectus.

  Pro forma financial operational data is presented as if the IPO, the Formation Transactions, the acquisition of the Acquired Properties, the completion of the Offering, the closing of the Mortgage Loan and the acquisition of the Pending Acquisitions had occurred on January 1, 1996 and the pro forma balance sheet data is presented as if the acquisition of the Properties acquired in 1997, the closing of the Mortgage Loan, the completion of the Offering and the acquisition of the Pending Acquisitions had occurred on December 31, 1996. The pro forma information is based upon certain assumptions that are included in the notes to the pro forma financial statements included elsewhere in this Prospectus. The pro forma financial information is not necessarily indicative of what the financial position and results of operations of the Company would have been as of the dates and for the periods indicated, nor does it purport to represent or project the financial position and results of operations for future periods.

                                  COMPANY                    PREDECESSOR COMPANY HISTORICAL
                          ------------------------- ----------------------------------------------------
                                       HISTORICAL
                                                                          YEAR ENDED DEC. 31,
                          PRO FORMA  OCT. 22, 1996- JAN. 1, 1996- --------------------------------------
                            1996     DEC. 31, 1996  OCT. 21, 1996   1995      1994      1993      1992
                          ---------  -------------- ------------- --------  --------  --------  --------
                                      (IN THOUSAND, EXCEPT PER SHARE AND PROPERTY DATA)
STATEMENTS OF OPERATIONS
 DATA:
Rental income...........  $ 117,312    $  13,485      $ 27,086    $ 29,423  $ 25,256  $ 14,412  $  8,169
Mortgage interest.......      1,269
Fee and other
 income(/1/)............      3,265          302        17,510      25,741    26,702    23,609    24,278
                          ---------    ---------      --------    --------  --------  --------  --------
 Total revenues.........    121,846       13,787        44,596      55,164    51,958    38,021    32,447
Operating
 expenses(/1/)..........     35,133        4,670        24,845      31,127    33,178    28,667    31,925
Real estate taxes.......     11,450        1,162         3,085       3,030     2,691     1,631       712
Interest expense........     20,745          846         5,951       3,882     3,191     1,444       491
Real estate depreciation
 and amortization.......     22,277        2,696         5,993       7,060     5,451     3,312     1,900
Other depreciation and
 amortization...........        --           --            --          106       106       106       106
Equity in joint venture
 and unconsolidated
 subsidiaries(/1/)......      5,926        1,427            18          11        13        (4)        2
                          ---------    ---------      --------    --------  --------  --------  --------
Income (loss) before
 gain on sale of
 property and minority
 interest...............     38,167        5,840         4,740       9,970     7,354     2,857    (2,685)
Gain on sale of
 property...............        --           --            378         --      1,718       --        --
Minority interest(/2/)..     (4,332)        (844)          --          --        --        --        --
                          ---------    ---------      --------    --------  --------  --------  --------
 Net income (loss)......  $  33,835    $   4,996      $  5,118    $  9,970  $  9,072  $  2,857  $ (2,685)
                          =========    =========      ========    ========  ========  ========  ========
Net income per share....       1.29          .25           --          --        --        --        --
                          =========    =========
Weighted average number
 of shares outstanding..     26,280       20,002           --          --        --        --        --
                          =========    =========
BALANCE SHEET DATA (END
 OF PERIOD):
Real Estate, before
 accumulated
 depreciation(/3/)......  $ 765,750      501,035           --     $153,148  $151,673  $ 89,116  $ 42,561
Real estate, after
 accumulated
 depreciation(/3/)......    747,243      482,528           --      141,368   144,366    85,549    41,182
Cash....................      6,522        7,226           --        1,033     9,133     1,605     8,004
Total assets............    813,205      531,026           --      154,635   164,307   117,819    53,327
Debt on real
 estate(/3/)............    274,558      128,800           --       46,442    46,732    20,473    10,186
Total liabilities.......    297,735      151,977           --       50,769    51,713    23,773    11,480
Shareholders' equity....    457,162      325,221           --      103,866   112,594    94,046    41,847
OTHER DATA (END OF
 PERIOD):
EBITDA (Company's 88.9%
 proforma and 86.0%
 historical
 share)(/4/)............  $  80,390    $   9,843      $ 17,594    $ 22,106  $ 17,879  $ 10,681  $  3,879
Funds from Operations
 (Company's 88.9%
 proforma and 86.0%
 historical
 share)(/5/)............  $  55,583    $   7,684      $  9,983    $ 15,578  $ 11,945  $  6,238  $    257
Cash flow from operating
 activities.............     (/6/)     $  10,275      $ 12,268    $ 16,238  $ 13,059  $  6,115  $   (755)
Cash flow from investing
 activities.............     (/6/)     $(353,809)     $(32,985)   $ (4,301) $(40,909) $(71,977) $(20,133)
Cash flow from financing
 activities.............     (/6/)     $ 350,759      $ 21,283    $(20,037) $ 35,378  $ 59,463  $ 25,690
PROPERTY DATA (END OF
 PERIOD):(/7/)
Number of Properties....        126           95            57          55        54        47        23
Total GLA in sq. ft.....     13,847        9,944         6,642       6,323     5,976     4,793     2,733
Occupancy %.............         95%          97%           95%         97%       96%       95%       97%

--------
(/1/The)Manager's operations are combined with the property operations in the historical statements of the Predecessor Company and are accounted for under the equity method in the Company's historical and pro forma statements; therefore, the historical statements of the Predecessor Company include the Manager's revenues and expenses on a gross basis in the respective income and expense line items and the Company's historical and pro forma statements present the Manager's net operations in the line item titled "Equity in joint venture and unconsolidated subsidiaries."

    Equity in joint venture and unconsolidated subsidiaries includes the Company's 49.9% interest in the Broadmoor Austin Partnership on a historical and pro forma basis, and the Predecessor Company's 25% interest in the Broadmoor Austin Partnership, which is accounted for on the equity method for all periods presented. For more information on the operations and accounts of the Broadmoor Austin Partnership, refer to footnote (6) in the footnotes to the consolidated financial statements and combined financial statements of the Company and Predecessor Company, respectively.

    Equity in joint venture and unconsolidated subsidiaries on a historical basis also includes the Predecessor Company's 15% general partnership interest in the Park West C2 Property. The operations and accounts are consolidated on a historical and pro forma basis for the Company.

(2) Represents)an approximate 11.1% and 14.0% interest in the Operating Partnership which is applicable to the holders of Units on a pro forma and historical basis, respectively, and minority interests in other partnerships majority owned by the Operating Partnership.
(3) In accordance with GAAP, the pro forma balance sheet as of December 31, 1996 reflects the Company's investment in the Broadmoor Austin Properties using the equity method of accounting. As a result, the Company's 49.9% share of the Broadmoor Austin Partnership's real estate and related debt are not shown in the line items titled "Real estate, before accumulated depreciation," "Real estate, after accumulated depreciation" and "Debt on real estate." The following schedule represents the Balance Sheet Data as of December 31, 1996 on a pro forma basis as if the Company's share of the Broadmoor Austin Partnership's real estate and related debt thereon were included. This presentation is provided for information purposes only:

                                PRO FORMA       ADJUSTMENTS
                                12/31/96       FOR COMBINING  PRO FORMA 12/31/96
                              BALANCE SHEET     BROADMOOR'S   BALANCE SHEET DATA
                            DATA AS PRESENTED 49.9% OWNERSHIP BROADMOOR COMBINED
                            ----------------- --------------- ------------------
   Real estate, before
    accumulated
    depreciation...........     $765,750          $69,781          $835,531
   Real estate, after
    accumulated
    depreciation...........     $747,243          $57,812          $805,055
   Debt on real estate.....     $274,558          $69,860          $344,418

(4) EBITDA means operating income before mortgage and other interest, income taxes, depreciation and amortization. The Company believes EBITDA is useful to investors as an indicator of the Company's ability to service debt and pay cash distributions. EBITDA, as calculated by the Company, may not be comparable to EBITDA reported by other REITs that do not define EBITDA exactly as the Company defines that term. EBITDA does not represent cash generated from operating activities in accordance with GAAP and should not be considered as an alternative to operating income or net income as an indicator of performance or as an alternative to cash flows from operating activities as an indicator of liquidity. The Company's EBITDA for the respective periods is calculated as follows:

                                     COMPANY                       PREDECESSOR COMPANY
                             ------------------------ -----------------------------------------------
                                         HISTORICAL                       YEAR ENDED DEC. 31,
                             PRO FORMA OCT. 22, 1996- JAN. 1, 1996- ---------------------------------
                               1996    DEC. 31, 1996  OCT. 21, 1996  1995     1994     1993    1992
                             --------- -------------- ------------- -------  -------  ------- -------
   EBITDA:
   Net Income (loss).......   $33,835     $ 4,996        $ 5,118    $ 9,970  $ 9,072  $ 2,857 $(2,685)
   Add:
    Interest expense.......    20,745         846          5,951      3,882    3,191    1,444     491
    Real estate
     depreciation and
     amortization..........    22,277       2,696          5,993      7,060    5,451    3,312   1,900
    Other depreciation and
     amortization..........       --          --             --         106      106      106     106
    EBITDA of
     unconsolidated
     subsidiaries..........     5,859       1,700            --         --       --       --      --
    EBITDA of
     unconsolidated joint
     venture...............     9,394       1,810          3,792      4,698    4,700    4,697   4,700
   Minority interest in
    Operating Partnership..     4,244         824            --         --       --       --      --
   Less:
    Gain on sale of
     property..............       --          --            (378)       --    (1,718)     --      --
    Equity in joint venture
     and unconsolidated
     subsidiaries..........    (5,926)     (1,427)           (18)       (11)     (13)       4      (2)
                              -------     -------        -------    -------  -------  ------- -------
   EBITDA..................   $90,428     $11,445        $20,458    $25,705  $20,789  $12,420 $ 4,510
                              -------     -------        -------    -------  -------  ------- -------
   EBITDA (Company's 88.9%
    and 86.0% pro forma and
    historical share)......   $80,390     $ 9,843        $17,594    $22,106  $17,879  $10,681 $ 3,879
                              =======     =======        =======    =======  =======  ======= =======

(/5/) The Company generally considers funds from operations an appropriate measure of liquidity of an equity REIT because industry analysts have accepted it as a performance measure of equity REITs. "Funds from Operations," as defined by the National Association of Real Estate Investment Trusts ("NAREIT"), means net income (computed in accordance with GAAP) excluding gains (or losses) from debt restructuring and sales of property, plus depreciation and amortization on real estate assets, and after adjustments for unconsolidated partnerships and joint ventures. The Company's Funds from Operations may not be comparable to Funds from Operations reported by other REITs that do not define that term using the current NAREIT definition. The Company believes that in order to facilitate a clear understanding of the combined historical operating results of the Prentiss Group and the Company, Funds from Operations should be examined in conjunction with net income (loss) as presented in the audited consolidated and combined financial statements and notes thereto of the Company and Predecessor Company included elsewhere in this Prospectus. Funds from Operations does not represent cash generated from operating activities in accordance with GAAP and should not be considered as an alternative to net income as an indication of the Company's performance or to cash flows as a measure of liquidity or ability to make distributions. The Company's and Predecessor Company's Funds from Operations for the respective periods is calculated as follows:

                                     COMPANY                 PREDECESSOR COMPANY HISTORICAL
                             ------------------------ ----------------------------------------------
                                         HISTORICAL                       YEAR ENDED DEC. 31,
                             PRO FORMA OCT. 22, 1996- JAN. 1, 1996- --------------------------------
                               1996    DEC. 31, 1996  OCT. 21, 1996  1995    1994     1993    1992
                             --------- -------------- ------------- ------- -------  ------ --------
                                       (IN THOUSANDS, EXCEPT PER SHARE AND PROPERTY DATA)
   FUNDS FROM OPERATIONS:
    Net Income (loss)......   $33,835      $4,996        $ 5,118    $ 9,970 $ 9,072  $2,857 $ (2,685)
   Add:
    Real estate
     depreciation and
     amortization..........    22,277       2,696          5,993      7,060   5,451   3,312    1,900
    Real estate
     depreciation and
     amortization of
     unconsolidated joint
     venture...............     2,167         419            875      1,084   1,084   1,084    1,084
    Minority interest in
     Operating
     Partnership...........     4,244         824            --         --      --      --       --
   Less:
    Gain on sale of
     property..............       --          --            (378)       --   (1,718)    --       --
                              -------      ------        -------    ------- -------  ------ --------
    Funds from Operations..   $62,523      $8,935        $11,608    $18,114 $13,889  $7,253 $    299
                              -------      ------        -------    ------- -------  ------ --------
    Funds from Operations
     (Company's 88.9% and
     86.0% pro forma and
     historical share).....   $55,583      $7,684        $ 9,983    $15,578 $11,945  $6,238 $    257
                              =======      ======        =======    ======= =======  ====== ========

(/6/) Pro forma information relating to cash flow from operating, investing and financing activities has not been included because the Company believes that the information would not be meaningful due to the number of assumptions required in order to calculate this information.
(/7/) With respect to the Property Data of the Predecessor Company, the information includes the Broadmoor Austin Properties, Park West C2, 3141 Fairview Park Drive and Plaza on Bachman Creek Properties only for the end of the periods subsequent to the Prentiss Group's acquisition of an ownership interest in the respective Properties.

                    MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                 FINANCIAL CONDITION AND RESULTS OF OPERATIONS

  The following discussion should be read in conjunction with the "Selected Financial Information and the historical consolidated and combined financial statements and related notes thereto for the Company and the Predecessor Company, respectively, appearing elsewhere in this Prospectus. The following discussion is based primarily on the consolidated financial statements of the Company for the period subsequent to formation of the Company and on the combined financial statements of the Predecessor Company for the periods prior to the Formation Transactions. The combined financial statements of the Predecessor Company include (i) the results of operations from 47 properties for the periods presented, (ii) the results of operations of the 3141 Fairview Park Drive property for the portion of the periods after a Prentiss Group member acquired the property, (iii) the results of operations of the Plaza on Bachman Creek for the portion of the periods after a Prentiss Group member acquired the property, (iv) a 25% equity interest in the Broadmoor Austin properties, (v) a 15% equity interest in the Park West C2 property for the portion of the periods in which the Prentiss Group owned a non-controlling interest, and (vi) results of operations of the Prentiss Properties Service Business conducted primarily by a member of the Prentiss Group in the period presented. The Properties that were owned by the Operating Partnership prior to the Formation Transactions are Cumberland Office Park, 5307 East Mockingbird, Walnut Glen Tower, 8521 Leesburg Pike, all of the Industrial Properties in Baltimore, Maryland except 9050 Junction Drive, and all of the Industrial Properties in Kansas City, Missouri; Dallas, Texas; and Milwaukee, Wisconsin.

  Historical results set forth in the "Selected Financial Information," the combined financial statements of the Predecessor Company, and the consolidated financial statements of the Company should not be taken as an indication of future performance of the Company. The financial information with respect to the Company and the Predecessor Company may not be fully comparable due to the differences between the operations of the Predecessor Company and the Company, and between both of those entities and the prior owners of the Properties not previously owned by the Predecessor Company.

RESULTS OF OPERATIONS

  The Company's results of operations for the years ended December 31, 1995 and 1994 include the operations of the Predecessor Company. The results of operations for the year ended December 31, 1996 include the operations of the Predecessor Company for the period January 1, 1996 through October 21, 1996 and the operations of the Company from October 22, 1996 through December 31, 1996. Consequently, the comparison of the years ended December 31, 1996 and 1995 provides only limited information regarding the operations of the Company as currently constituted.

 Comparison of Year Ended December 31, 1996 to Year Ended December 31, 1995

  Rental revenues increased by $11.1 million or 37.9%, due primarily to the Properties acquired after December 31, 1995. Revenues for the Properties acquired prior to December 31, 1995 increased by $0.6 million, or 2%, due primarily to increases in rental income at the Cumberland Office Park Property of $0.4 million, 5307 E. Mockingbird Property of $0.3 million, Walnut Glen Property of $0.2 million and 8521 Leesburg Pike of $0.5 million, offset by decreases of $0.4 million, $0.3 million and $0.1 million at the Kansas City and Milwaukee Industrial Properties and other Properties, respectively. The decreases at the Kansas City Industrial Properties resulted primarily from the termination of a 200,000 square foot lease during the first half of 1996. 100% of the Property has been leased and the Company will recognize rental income on the lease beginning in February 1997. The decrease in the Milwaukee Industrial Properties resulted primarily from the March 1996 bankruptcy of a tenant previously occupying approximately 70,000 square feet. The Company is currently marketing the space for lease.

  With respect to Properties acquired prior to December 31, 1995, property operating and maintenance expenses increased by $0.6 million for the year ended December 31, 1996 from the year ended December 31,

1995, $0.3 million of which relates to bad debt expense recognized on the above-mentioned bankrupt tenant. The additional costs relates primarily to the properties with increased rental income during 1996.

  Real estate taxes, on these Properties, increased by $0.3 million, resulting primarily from increased property tax appraisals received on the Cumberland Office Park and Walnut Glen Properties. The Company continues to contest these increases.

 Comparison of Year Ended December 31, 1995 to Year Ended December 31, 1994

  Total Revenues increased by $3.2 million, or 6.2%, to $55.2 million for the year ended December 31, 1995 from $52.0 million for the same period in 1994. Rental revenues increased $4.2 million, or 16.5%, to $29.4 million from $25.3 million, primarily as a result of the Company's acquisition of certain Industrial Properties in Baltimore, Maryland, and 8521 Leesburg Pike in late 1994 and two additional Industrial Properties in Kansas City, Missouri, in May 1994. These property additions accounted for approximately $2.9 million of the increase in rental income; the remaining increase in rental income of approximately $1.2 million was the result of increased rental rates and occupancy rates in the existing portfolio which are estimated at $0.9 million and $0.3 million, respectively. Fee and other income decreased $1.0 million, or 3.6%, to $25.7 million from $26.7 million, primarily due to a decrease in development fees of $5.1 million and a decrease in leasing and tenant services fees of $1.9 million, offset by an increase in sale fees, other fees and other income of $6.1 million. The decrease in development fees was primarily due to the recognition of a significant fee in 1994 coupled with low development activity during 1995. The leasing and tenant services fee decreases were due to higher space rollover and leasing activity in 1994. Sale fees and other fees increased due to property sales and fees received as a result of contract termination payments.

  Total Expenses increased by $0.6 million, or 1.3%, to $45.2 million for the year ended December 31, 1995, from $44.6 million for the same period in 1994. Operating expenses decreased by $0.1 million, or 0.2%, to $41.3 million from $41.4 million. Operating expenses includes a decrease of $1.1 million in compensation of the Manager's shareholders. Shareholder compensation was based on earnings of the Manager and was a means of distributing those earnings to the shareholders. The Manager had other decreases in operating expenses of $1.8 million which primarily were related to personnel cost reductions. Operating expenses of the Properties increased by $2.8 million. This increase was comprised of an increase in property operating and maintenance expenses of $0.9 million, an increase of $0.3 million in real estate taxes and an increase of $1.6 million in depreciation and amortization. Approximately $2.0 of the increase in property operating expense was attributable to the Property additions discussed previously and the remainder of the increase, $0.9 million was attributable to increased occupancy and an increase in amortization expense. Mortgage interest expense increased $0.7 million, or 21.7%, to $3.9 million for the year ended December 31, 1995 from $3.2 million for 1994. This increase was primarily the result of new financing related to acquisitions during the period along with additional financing obtained on the Dallas Industrial Properties.

  Gains on sale of property for the year ended December 31, 1994, was $1.7 million. This gain was the result of the sale of an industrial building in Ontario, California. The Property was purchased in 1993.

  Net income for the year ended December 31, 1995 increased by $0.9 million, or 9.9%, to $10.0 million from $9.1 million for 1994. As discussed above, the increase in net income was the result of an increase in total revenues of $3.2 million, offset by an increase in total expenses of $0.6 million, and a decrease in gains on sale of property of $1.7 million.

LIQUIDITY AND CAPITAL RESOURCES

  Cash and cash equivalents were $7.2 million and $1.0 million at December 31, 1996 and December 31, 1995, respectively. The increase in cash and cash equivalents is primarily a result of cash flows provided by operating and financing activities exceeding cash flow used in investing activities. Net cash provided by operating activities was $22.5 million for the year ended December 31, 1996 compared to the $16.2 million for the year ended December 31, 1995. The increase is due primarily to the Formation Transactions and the operations of the Company subsequent to the IPO.

  Net cash used in investing activities increased from $4.3 million for the year ended December 31, 1995 to $386.8 million for the year ended December 31, 1996. This increase is due primarily to the Formation Transactions and acquisition of Properties subsequent to the IPO.

  Net cash provided by financing activities of $372.0 million for the year ended December 31, 1996 increased from a cash use of $20.0 million for the year ended December 31, 1995. This increase is primarily attributable to transactions related to the IPO and mortgage loans and other indebtedness incurred in the acquisition of real estate assets acquired subsequent to the IPO.

  Upon the closing of the Offering and the acquisition of the Pending Acquisitions, the Company expects to have total outstanding indebtedness, including the Company's pro rata share of Joint Venture Debt, of approximately $344.4 million, which will be secured by 64 Properties and an industrial building being developed by the Company (the "Mortgage Debt"). Approximately $180.1 million of the Mortgage Debt consists of the Mortgage Loan, which the Company obtained from an affiliate of Lehman in February 1997. The proceeds of this loan were used (i) to refinance variable-rate debt incurred to fund a portion of the Company's acquisition of interests in the Initial Properties and (ii) to repay amounts outstanding under the Line of Credit. Approximately $61.2 million of the Mortgage Debt will be outstanding amounts under the Line of Credit, which have been used to fund a portion of the purchase price of the Pending Acquisitions. Approximately $6.0 million of Mortgage Debt consists of debt assumed in connection with the acquisition of the FHP Building Property after the IPO, and approximately $12.0 million of the Mortgage Debt will be assumed by the Company if and when it acquires Crescent Centre, which is one of the Pending Acquisitions. The remainder of the Mortgage Debt consists of prior indebtedness of the Prentiss Group that is secured by certain of the Properties. The following table sets forth certain information regarding the Mortgage Debt that the Company expects will be in place after the closing of the Pending Acquisitions.

                                 MORTGAGE DEBT

                           PRINCIPAL        INTEREST                                      ANNUAL
     PROPERTY(IES)           AMOUNT           RATE       AMORTIZATION     MATURITY        PAYMENT
     -------------        ------------      --------     ------------ ----------------- -----------
Mortgage Loan...........  $180,100,000/(1)/  7.57%           None     February 27, 2007 $13,633,570
Line of Credit..........    61,182,000       7.44%/(2)/      None     October 14, 1999    4,551,941
FHP Building............     6,000,000       7.30%           None     November 1, 2000      438,000
Crescent Centre/(3)/....    12,000,000       7.95%           None     February 28, 2001     954,000
Walnut Glen.............    10,000,000       7.50%           None     January 31, 2001      750,000
Broadmoor Austin/(4)/...    69,860,000       9.75%           None     April 1, 2001       6,811,350
Federal Express.........     5,276,000       7.54%/(5)/      None     June 30, 1998         397,810/(6)/
                          ------------       -----                                      -----------
Total/Weighted Average..  $344,418,000       8.00%                    January 2004/(7)/ $27,536,671
                          ============       =====                                      ===========

--------
(1) The Mortgage Loan is secured by the following 54 Properties: Park West E1, Park West E2, One Northwestern Plaza, 3141 Fairview Park Drive, O'Hare Plaza II, 1717 Deerfield, 2411 Dulles Corner Road, 4401 Fair Lakes Court, Kansas City Industrial Properties (seven Properties), Los Angeles Industrial Properties (18 Properties), Milwaukee Industrial Properties (17 Properties), Chicago Industrial Properties (three Properties) and 5211 South 3rd Street.

(2) Represents a variable rate of LIBOR + 1.75%; on April 10, 1997, LIBOR was 5.69%

(3)   Pending Acquisition.

(4) The Company, through the Operating Partnership, owns a 49.9% general partnership interest in the entity that owns the Broadmoor Austin Properties, which interest is accounted for under the equity method of accounting. The amount shown reflects the Company's proportionate share of the mortgage indebtedness secured by the Property.

(5) Represents a variable rate equal to LIBOR+1.85%; on April 10, 1997, LIBOR was equal to 5.69%.

(6) Interest payments related to this construction loan will not be included in interest expense as this will be capitalized as a cost of the project.


(7) The Company's Mortgage Debt will have a weighted average maturity of 6.9 years.

  The Company currently has $56.2 million, and as of the closing of the Offering and the Pending Acquisitions, the Company expects to have approximately $61.2 million outstanding under its $150 million Line of Credit. The Company believes that the Line of Credit is adequate for its needs in the immediate future. The Company intends to use proceeds from the Line of Credit to fund future acquisitions and development.

  Pursuant to the Debt Limitation, the Company's policy is to limit combined indebtedness plus its pro rata share of Joint Venture Debt so that at the time such debt is incurred, it does not exceed 50% of the Company's Total Market Capitalization. As of April 14, 1997, the Company had outstanding total indebtedness, including its pro rata share of Joint Venture Debt of approximately $341.4 million, or approximately 37.5% of Total Market Capitalization based on a Common Share price of $25.00 per share. At the closing of the Offering and the Pending Acquisitions, the Company expects to have outstanding combined indebtedness, together with its pro rata share of Joint Venture Debt, of approximately $344.4 million, or approximately 32.6% of Total Market Capitalization, and will have the approximate capacity to borrow up to an additional $369.1 million under the Debt Limitation. The amount of indebtedness that the Company may incur, and the policies with respect thereto, are not limited by the Company's Declaration of Trust and Bylaws, and are solely within the discretion of the Company's Board of Trustees. See "Risk Factors--Changes in Policies Without Shareholder Approval; No Limitation on Debt."

  The Company has an agreement with an affiliate of Lehman to provide the New Acquisition Loan, which will have an aggregate principal balance of up to $120 million. The Company will use the New Acquisition Loan to finance the acquisition of certain Pending Acquisitions that it may acquire between April 14, 1997 and the closing of the Offering. To the extent that the Company draws on the New Acquisition Loan to fund the acquisition of the Pending Acquisitions, it intends to repay such amounts with the proceeds of the Offering. The Company may, in the future, use the Offering to fund the acquisition of additional properties. It is expected that the New Acquisition Loan will be secured by four Pending Office Acquisitions, will bear interest at a rate of LIBOR plus 165 basis points and will have a maturity of 13 months. The New Acquisition Loan is expected to close in mid-April of 1997.

  The Company's Properties require periodic investments of capital for tenant-related capital expenditures and for general capital improvements. For the years ended December 31, 1996, 1995 and 1994, the Properties and the Pending Acquisitions, the Company's recurring non-incremental revenue generating capital expenditures in its Properties have been $12,484,283, $14,685,125 and $8,867,168, respectively. The average costs per square foot for the three year period for Office Properties and Industrial Properties were $12.59 and $1.13, respectively. The Company anticipates annual non-incremental revenue generating capital expenditures on a per square foot basis to approximate these historical amounts. See "Properties--Historical Non-Incremental Revenue-Generating Capital Expenditures." Incremental revenue-generating tenant improvement and leasing commissions for the years ended December 31, 1996, 1995 and 1994 were $2,354,409, $8,172,539 and $2,067,794, respectively. The average costs per square foot for the three year period for incremental revenue-generating tenant improvement costs and leasing commissions were $15.55 for Office Properties and $3.71 for Industrial Properties. See "Properties--Incremental Revenue-Generating Tenant Improvement Costs and Leasing Commissions."

  The Company has considered its short-term liquidity needs and the adequacy of adjusted pro forma cash flows and other expected liquidity sources to meet these needs. The Company believes that its principal short-term liquidity needs are to fund normal recurring expenses, debt service requirements and the minimum distribution required to maintain the Company's REIT qualification under the Code. The Company anticipates that these needs will be funded from the Company's working capital and the cash flows provided by operating activities and, when necessary to fund shortfalls resulting from the timing of collections of accounts receivable in the ordinary course of business, the Line of Credit.

  The Company expects to meet its long-term liquidity requirements for the funding of activities such as development, property acquisitions, scheduled debt maturities, major renovations, expansions and other non-recurring capital improvements through long-term secured and unsecured indebtedness and the issuance of additional equity securities from the Company and the Operating Partnership. The Company also intends to use proceeds from the Line of Credit to fund property acquisitions, development, redevelopment, expansions and capital improvements on an interim basis.

  The Company expects to make distributions to its shareholders primarily based on its distributions from the Operating Partnership. The Operating Partnership's income is derived primarily from lease revenues from the Properties and from the operations of the Manager. The Manager's sole source of income is fees generated by its office and industrial real estate management, leasing, development and construction businesses.

FUNDS FROM OPERATIONS

  The Company generally considers Funds from Operations an appropriate measure of liquidity of an equity REIT because industry analysts have accepted it as a performance measure of equity REITs. "Funds from Operations" as defined by NAREIT means net income (computed in accordance with generally accepted accounting principles), excluding gains (or losses) from debt restructuring and sales of property, plus depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures. The Company believes that in order to facilitate a clear understanding of its operating results, Funds from Operations should be examined in conjunction with net income (loss) as presented in the audited consolidated and combined financial statements of the Company and Predecessor Company, respectively. Funds from Operations does not represent cash generated from operating activities in accordance with generally accepted accounting principles and should not be considered as an alternative to net income as an indication of the Company's performance or to cash flows as a measure of liquidity or ability to make distributions.

                           HISTORICAL          PREDECESSOR COMPANY HISTORICAL
                         -------------- ---------------------------------------------
                                                         YEAR ENDED DECEMBER 31,
                         OCT. 22, 1996- JAN. 1, 1996- -------------------------------
                         DEC. 31, 1996  OCT. 21, 1996  1995    1994     1993   1992
                         -------------- ------------- ------- -------  ------ -------
                                           (DOLLARS IN THOUSANDS)
FUNDS FROM OPERATIONS:
Net Income (loss).......     $4,996        $ 5,118    $ 9,970 $ 9,072  $2,857 $(2,685)
Add:
  Real estate
   depreciation and
   amortization.........      2,696          5,993      7,060   5,451   3,312   1,900
  Real estate
   depreciation and
   amortization of
   unconsolidated joint
   ventures.............        419            875      1,084   1,084   1,084   1,084
  Minority interest in
   Operating
   Partnership..........        824                       --      --      --      --
Less:
  Gain on sale of
   property.............        --            (378)       --   (1,718)    --      --
                             ------        -------    ------- -------  ------ -------
Funds from Operations...     $8,935        $11,608    $18,114 $13,889  $7,253 $   299
                             ======        =======    ======= =======  ====== =======
Funds from Operations
 (Company's 86.0%
 Share).................     $7,684        $ 9,983    $15,578 $11,945  $6,238 $   257
                             ======        =======    ======= =======  ====== =======

  The Company's share of Funds from Operations increased by $2.1 million for the year ended December 31, 1996 from the year ended December 31, 1995, and increased by $3.6 million for the year ended December 31, 1995, from the year ended December 31, 1994 as a result of the factors discussed in the analysis of operating results.

INFLATION

  Most of the leases on the Properties and the Pending Acquisitions require tenants to pay increases in operating expenses, including common area charges and real estate taxes, thereby reducing the impact on the Company of the adverse effects of inflation. Leases also vary in terms from one month to 15 years, further reducing the impact on the Company of the adverse effects of inflation.

                                  PROPERTIES

GENERAL

  The Properties consist of the 34 Office Properties comprising approximately
4.7 million net rentable square feet and the 63 Industrial Properties comprising approximately 5.6 million net rentable square feet. All of the Properties are wholly owned by the Company (through its subsidiaries), except the Broadmoor Austin Properties, which are owned by a joint venture in which the Company owns a 49.9% managing general partnership interest, and One Northwestern Plaza, in which the Company owns a 100% leasehold interest. Since the IPO, the Company has commenced development of two industrial buildings that will contain a total of approximately 420,000 net rentable square feet and has substantially completed an approximately 21,000 net rentable square foot addition to an existing Industrial Property. See "-- Development/Redevelopment Properties." The Company also owns five development parcels, which can support approximately 1.3 million net rentable square feet of development and has options to acquire interests in (a) four development parcels that can support approximately 975,000 net rentable square feet of office space, and (b) three development parcels that can support approximately 890,000 net rentable square feet of industrial space. See "--Option Parcels." As of March 18, 1997, the Company had agreements to acquire the Pending Acquisitions, which consist of 15 office buildings containing approximately
1.6 million net rentable square feet and 14 industrial buildings containing approximately 1.9 million net rentable square feet. Upon the closing of the Pending Acquisitions, the Company will acquire interests in two development parcels that can support 570,000 net rentable square feet of office space and two development parcels that can support 400,000 net rentable square feet of industrial space. There can be no assurance that all of these Pending Acquisitions will be completed. See "Risk Factors--Risk that Pending Acquisitions Will Not Close."

  Set forth below is a summary of the Company's Properties and the Pending Acquisitions. For additional information regarding the Office Properties and Pending Acquisitions that are office buildings (the "Pending Office Acquisitions") see "--Office Properties and Pending Acquisitions" and for additional information regarding the Industrial Properties and Pending Acquisitions that are industrial buildings (the "Pending Industrial Acquisitions"), see "--Industrial Properties and Pending Acquisitions."

                                 PROPERTY DATA

                                                                                        TOTAL               1996   ANNUAL
                                                                                      BASE RENT             BASE  EFFECTIVE
                                                                NET     PERCENT        (000'S)    PERCENT   RENT  RENT PER
                                          YEAR(S)   NUMBER    RENTABLE   LEASED       FOR YEAR    OF TOTAL  PER    LEASED
                                          BUILT/      OF       SQUARE    AS OF          ENDED       BASE   SQUARE  SQUARE
PROPERTY NAME       MARKET               RENOVATED BUILDINGS    FEET    12/31/96    12/31/96/(1)/   RENT    FOOT  FOOT/(2)/
-------------       ------               --------- --------- ---------- --------    ------------- -------- ------ ---------
OFFICE PROPERTIES
INITIAL
 PROPERTIES:
Cumberland Office
 Park               Atlanta, GA          1972-1980      9       530,228    97%        $  6,282        6%   $12.33  $ 4.45
One Northwestern
 Plaza/(3)/         Suburban Detroit, MI      1989      1       241,751    96            4,648        4     20.67   12.84
Broadmoor
 Austin/(4)/        Austin, TX                1991      7     1,112,236   100            8,824        8     15.87   15.16
Park West C2        Dallas, TX                1989      1       344,216    94            5,447        5     15.98   16.19
Park West E1        Dallas, TX                1982      1       182,739   100            2,956        3     16.17   11.20
Park West E2        Dallas, TX                1985      1       200,590    99            1,956        2      9.80    6.58
5307 East
 Mockingbird        Dallas, TX           1979/1993      1       118,316    88              938        1      9.82    2.57
Walnut Glen Tower   Dallas, TX                1985      1       464,289    93            7,263        6     18.85   10.63
Cottonwood Office
 Center             Dallas, TX                1986      3       164,111   100            1,981        2     12.67    9.54
Plaza on Bachman
 Creek              Dallas, TX                1986      1       125,903    98            1,242        1     11.35    6.02
3141 Fairview Park
 Drive              Northern Virginia         1988      1       192,108    88            2,597        2     15.96   12.98
8521 Leesburg Pike  Northern Virginia    1984/1993      1       145,257   100            2,177        2     16.41    8.52
                                                      ---    ----------   ---         --------      ---    ------  ------
 Subtotal/Weighted Average for Initial
  Properties.....................................      28     3,821,744    97           46,311       41     15.30   11.14
                                                      ===    ==========   ===         ========      ===    ======  ======
ACQUIRED
 PROPERTIES:
FHP Building        Denver, CO                1983      1       198,370    95            2,816        2     15.85   10.39
O'Hare Plaza II     Chicago, IL               1986      1       233,650    87            4,482        4     21.98   12.80
1717 Deerfield      Chicago, IL               1985      1       137,904   100            2,299        2     16.67   16.23
2411 Dulles Corner
 Road               Northern Virginia         1990      1       176,522   100            3,859        3     21.86   16.06
2455 Horsepen Road  Northern Virginia         1989      1       104,150   100            2,193        2     21.06   15.72
4401 Fair Lakes
 Court              Northern Virginia         1988      1        58,621    96            1,012        1     17.26   11.86
                                                      ---    ----------   ---         --------      ---    ------  ------
 Subtotal/Weighted Average for Acquired
  Properties.....................................       6       909,217    95           16,661       15     19.40   13.64
                                                      ===    ==========   ===         ========      ===    ======  ======
PENDING
 ACQUISITIONS:
Pacific Gateway
 Office Center      Los Angeles, CA      1982/1990      1       223,731    92            4,012        4     19.92   11.96
Natomas Corporate
 Center/(5)/        Sacramento, CA       1984-1991      6       564,606    89           10,585        9     21.07   15.39
Crescent
 Centre/(6)/        Atlanta, GA               1986      1       237,727    95/(7)/       3,502        3     16.01   11.55
Corporetum Office
 Campus             Chicago, IL          1984-1987      5       323,728    99            4,291        4     14.99   17.19
Seven Mile
 Crossing/(8)/      Suburban Detroit, MI 1988-1990      2       244,630    96            4,364        4     18.78   12.54
                                                      ---    ----------   ---         --------      ---    ------  ------
 Subtotal/Weighted Average for Pending
  Acquisitions...................................      15     1,594,422    93           26,754       24     18.57   14.26
                                                      ===    ==========   ===         ========      ===    ======  ======
 Subtotal/Weighted Average for Office Properties
  and Pending Acquisitions.......................      49     6,325,383    96           89,726       79     16.71   12.28
                                                      ===    ==========   ===         ========      ===    ======  ======
INDUSTRIAL
 PROPERTIES
INITIAL
 PROPERTIES:
Los Angeles
 Industrial
 Properties         Los Angeles, CA      1972-1984     18     1,252,708   100            5,053        4      4.21    4.22
Baltimore
 Industrial
 Properties         Baltimore, MD        1986-1990      6       730,777    99            2,743        2      3.91    3.52
Kansas City
 Industrial
 Properties         Kansas City, MO      1972-1978      7     1,341,880   100            2,896        3      2.48    1.86
Dallas Industrial
 Properties         Dallas, TX           1970-1984      6       426,962    98            1,206        1      2.97    2.42
Houston Industrial
 Properties         Houston, TX               1986      5        75,231    88              468        *      7.12    6.83
Milwaukee
 Industrial
 Properties         Milwaukee, WI        1970-1987     17     1,218,324    87            3,723        3      3.20    2.94
                                                      ---    ----------   ---         --------      ---    ------  ------
 Subtotal/Weighted Average for Initial
  Properties.....................................      59     5,045,882    96           16,089       14      3.40    3.07
                                                      ===    ==========   ===         ========      ===    ======  ======
ACQUIRED
 PROPERTIES:
Chicago Industrial
 Properties         Chicago, IL               1988      3       226,076   100              926        1      4.11    4.13
5211 South 3rd
 Street             Milwaukee, WI             1974      1       360,000   100              963        1      2.68    2.68
                                                      ---    ----------   ---         --------      ---    ------  ------
 Subtotal/Weighted Average for Acquired
  Properties.....................................       4       586,076   100            1,889        2      3.23    3.24
                                                      ===    ==========   ===         ========      ===    ======  ======
PENDING
 ACQUISITIONS:
The Colonnade II    Los Angeles, CA      1968-1991      6       466,708    89            2,070        2      5.00    3.45
Day Creek
 Industrial
 Park/(9)/          Los Angeles, CA           1997      2       228,382    35                0        *      3.48    3.37
16801 South
 Exchange           Chicago, IL               1987      1       455,858   100            1,011        1      2.22    2.88
Route 100
 Building/(10)/     Baltimore, MD        1974/1995      1       143,924   100              500        *      4.23    4.14
8779 Greenwood
 Place              Baltimore, MD        1978/1992      1       142,140   100              498        *      3.50    3.28
Six Flags
 Distribution
 Center/(10)/       Dallas, TX                1988      2       237,344   100              915        1      3.85    4.15
Bridgestone
 Distribution
 Center/(11)/       Houston, TX               1982      1       215,000   100              720        1      3.35    2.77
                                                      ---    ----------   ---         --------      ---    ------  ------
 Subtotal/Weighted Average for Pending
  Acquisitions...................................      14     1,889,356    89            5,714        5      3.66    3.35
                                                      ===    ==========   ===         ========      ===    ======  ======
 Subtotal/Weighted Average for Industrial
  Properties and Pending Acquisitions............      77     7,521,314    95           23,692       21    $ 3.45  $ 3.15
                                                      ===    ==========   ===         ========      ===    ======  ======
 Consolidated Total/Weighted Average for All
  Properties.....................................     126    13,846,697    95%        $113,418      100%
                                                      ===    ==========   ===         ========      ===

--------
 *     Less than one percent

 /(1)/ "Base Rent" means the fixed base rental amount paid by a tenant under the terms of the related lease agreement.

 /(2)/ "Effective Rent" is Base Rent net of any operating cost recovery portion, less amortization of the related leasing costs, plus the effect of straight-lining rent steps.

 /(3)/ The Operating Partnership owns a 100% leasehold interest in this Property.

 /(4)/ The Operating Partnership owns a 49.9% interest in the general partnership that owns a 100% leasehold interest in these Properties. The Company accounts for its interest in this partnership under the equity method. The net rentable square feet for these Properties reflects the entire Properties and the Base Rent data for the Properties reflects the Company's receipt of 49.9% of such rent.

 /(5)/ The Company closed on these Pending Acquisitions on April 2, 1997.

 /(6)/ The Company closed on these Pending Acquisitions on April 8, 1997.

 /(7)/ As of April 1, 1997, this property was 87% leased.

 /(8)/ Upon acquisition, the Company would own a 100% leasehold interest in this Property.

 /(9)/ This property was recently completed and is in its initial lease-up phase. Rent rate information assumes terms of the first year of lease. The Company closed on this Pending Acquisition on March 25, 1997.

/(10)/ The Company closed on these Pending Acquisitions on March 19, 1997.

/(11)/ The current owner of this building is the sole tenant. Rent information assumes proposed lease-back deal with the current owner.

LOCATION OF PROPERTIES AND PENDING ACQUISITIONS

  The Properties and Pending Acquisitions are located in 13 major markets and in every region of the U.S. The following tables indicate, by the net rentable square feet and 1996 Base Rent, respectively, the Properties and Pending Acquisitions by location and type of property at December 31, 1996:

                    NET RENTABLE SQUARE FEET OF PROPERTIES
                           AND PENDING ACQUISITIONS
                       BY LOCATION AND TYPE OF PROPERTY

                                       NET RENTABLE NET RENTABLE
                                       SQUARE FEET   SQUARE FEET
                           NUMBER OF    OF OFFICE   OF INDUSTRIAL                PERCENT
                           PROPERTIES   PROPERTIES   PROPERTIES      TOTAL       OF TOTAL
                          AND PENDING  AND PENDING   AND PENDING  NET RENTABLE NET RENTABLE
      LOCATION            ACQUISITIONS ACQUISITIONS ACQUISITIONS  SQUARE FEET  SQUARE FEET
      --------            ------------ ------------ ------------- ------------ ------------
Los Angeles,
 California.............       27         223,731     1,947,798     2,171,529       16%
Sacramento, California..        6         564,606           --        564,606        4
Denver, Colorado........        1         198,370           --        198,370        1
Atlanta, Georgia........       10         767,955           --        767,955        6
Chicago, Illinois.......       11         695,282       681,934     1,377,216       10
Baltimore, Maryland.....        8             --      1,016,841     1,016,841        7
Suburban Detroit,
 Michigan...............        3         486,381           --        486,381        4
Kansas City, Missouri...        7             --      1,341,880     1,341,880       10
Austin, Texas...........        7       1,112,236           --      1,112,236        8
Dallas, Texas...........       17       1,600,164       664,306     2,264,470       16
Houston, Texas..........        6             --        290,231       290,231        2
Northern Virginia.......        5         676,658           --        676,658        5
Milwaukee, Wisconsin....       18             --      1,578,324     1,578,324       11
                              ---       ---------     ---------    ----------      ---
                              126       6,325,383     7,521,314    13,846,697      100%
                              ===       =========     =========    ==========      ===

  The following table sets forth the 1996 annual Base Rent per leased square foot and Effective Rent per leased square foot of the Properties and Pending Acquisitions by location and type of property:

                   1996 BASE RENT PER LEASED SQUARE FOOT AND
              EFFECTIVE RENT PER LEASED SQUARE FOOT OF PROPERTIES
                          AND PENDING ACQUISITIONS BY
                         LOCATION AND TYPE OF PROPERTY

                                                                            1996 BASE RENT          1996 EFFECTIVE RENT
                                       1996 BASE RENT                   PER LEASED SQUARE FOOT    PER LEASED SQUARE FOOT
                        ---------------------------------------------- ------------------------- -------------------------
                           OFFICE     INDUSTRIAL                          OFFICE     INDUSTRIAL     OFFICE     INDUSTRIAL
                         PROPERTIES   PROPERTIES                        PROPERTIES   PROPERTIES   PROPERTIES   PROPERTIES
                        AND PENDING  AND PENDING                       AND PENDING  AND PENDING  AND  PENDING AND PENDING
                           OFFICE     INDUSTRIAL              PERCENT     OFFICE     INDUSTRIAL     OFFICE     INDUSTRIAL
       LOCATION         ACQUISITIONS ACQUISITIONS   TOTAL     OF TOTAL ACQUISITIONS ACQUISITIONS ACQUISITIONS ACQUISITIONS
       --------         ------------ ------------ ----------  -------- ------------ ------------ ------------ ------------
Los Angeles,
 California...........     $ 4,012      $ 7,123     $ 11,135     10%      $19.92       $4.34        $11.96       $3.94
Sacramento,
 California...........      10,585          --        10,585      9        21.07         --          15.39         --
Denver, Colorado......       2,816          --         2,816      2        15.85         --          10.39         --
Atlanta, Georgia......       9,784          --         9,784      9        13.47         --           6.65         --
Chicago, Illinois.....      11,072        1,937       13,009     11        17.67        2.84         15.52        3.30
Baltimore, Maryland...         --         3,741        3,741      3          --         3.76           --         3.57
Suburban Detroit,
 Michigan.............       9,012          --         9,012      8        19.72         --          12.69         --
Kansas City,
 Missouri.............         --         2,896        2,896      3          --         2.48           --         1.86
Austin, Texas/(1)/....       8,824          --         8,824      8        15.87         --          15.16         --
Dallas, Texas.........      21,783        2,121       23,904     21        14.90        3.29         10.31        3.04
Houston, Texas........         --         1,188        1,188      1          --         4.33           --         3.82
Northern Virginia.....      11,838          --        11,838     10        18.49         --          13.22         --
Milwaukee, Wisconsin..         --         4,686        4,686      4          --         3.08           --         2.88
                         ---------    ---------   ----------    ---       ------       -----        ------       -----
                           $89,726      $23,692     $113,418    100%      $16.71       $3.45        $12.28       $3.15
                         =========    =========   ==========    ===       ======       =====        ======       =====
Percent of Total......          79%          21%         100%
                         =========    =========   ==========
Net Rentable Square
 Feet.................   6,325,383    7,521,314   13,846,697
                         =========    =========   ==========
Number of properties..          49           77          126
                         =========    =========   ==========

--------
/(1)/ Base Rent calculation for the Broadmoor Austin Properties reflects the
      Company's 49.9% interest in the partnership that owns a leasehold interest in the Properties.

OVERVIEW OF NEW OWNERSHIP MARKETS

 General

  From the IPO through March 18, 1997, the Company has acquired properties in two markets in which it had previously only managed properties: Denver, Colorado and Chicago, Illinois. Upon the closing of the Pending Acquisitions, the Company will own office buildings in Sacramento, California, where it had previously only managed properties. The market data discussed below was obtained from industry sources believed reliable by the Company. The data includes forward-looking statements with respect to trends in absorption, rental rates and other matters of significance to the Company's business. Those trends may not be realized as expected for a variety of reasons including changes in the national or local economies, government action such as changes in zoning ordinances or development plans and changes in development activity. Failure of those trends to be realized in one or more markets could materially and adversely affect the Company's results of operations. See, "Risk Factors--Geographic Concentrations in Dallas, Chicago, Los Angeles and Northern Virginia," "--Risks Associated with Acquisition, Redevelopment and Construction," and "--Real Estate Investment Risks."

 Sacramento, California

  As the capital of the state of California, Sacramento has benefitted from an expanding state government, which has pushed many private sector tenants into the suburbs. The suburban markets are also benefiting from an increased influx of high-tech firms moving out of the Silicon Valley. Sacramento enjoys amenities such as a major international airport, a deep water port, transcontinental rail lines and interstate freeway access. Job growth for the 12 months ended December 31, 1996 was 1.9%. The unemployment rate was 5.0% for this same period.

  The vacancy rate of office buildings in the Sacramento market that contain over 4,600 square feet is 9.8% overall, and 6.1% for Class A buildings. Total absorption for 1996 was over 500,000 square feet, and total absorption is expected to continue to increase in 1997. Large tenant leases (over 100,000+ square feet) increased in 1996, as well as large owner-user construction. Rents are expected to increase as demand continues to outpace supply. Net office absorption in the fourth quarter of 1996 was 77,293 square feet. The downtown district has been experiencing negative absorption as companies continue to move to the suburbs. South Natomas, where the Natomas Pending Acquisition is located, topped all submarkets in Sacramento with 94,496 square feet of positive net absorption in the last three months of 1996 and ended the year with 87,980 square feet of positive net absorption.

  South Natomas is a suburban submarket with many of the benefits of a central business district. South Natomas is five minutes from downtown as well as the Sacramento International Airport. The primary tenants in this submarket are high-tech, consisting of telecommunications, engineering and consulting firms. The submarket has 2,533,321 square feet of net rentable area, which is roughly 6.7% of the total Sacramento office market and 9% of the suburban office market. South Natomas holds 1,666,204 square feet of office product over 4,600 square feet and the vacancy rate for space of this size product is 7.3% or 121,633 square feet. The average market lease rate is $19.44 per square foot, which is the second highest in the Sacramento metropolitan area.

  Sources: National Real Estate Index, Vol. 11, Colliers International Sacramento Office Market Report and CB Commercial Sacramento Office Market Report.

 Denver, Colorado

  Denver has experienced positive job growth every year since 1990. For the 12 months ending June 1996, Denver's job growth rate was 3%. The unemployment rate in June 1996 was 4.2%. Total metropolitan population growth from 1990 to the middle of 1995 was 12.8%. Denver's population was 2.2 million as of June 30, 1995. The telecommunications industry presence has grown significantly in the Denver area for the past five years. Denver also contains a significant portion of the nation's petroleum industry, making it one of the largest suppliers in the country. Mining remains a profitable industry providing consistent demand for office and industrial space with activity in copper, coal, silver and gold. Denver's office market is experiencing its lowest vacancy rate in 15 years at 10.5%. As a result, rents are increasing and limited construction activity has resumed. Absorption for year end 1996 was 664,252 square feet.

  The Southeast suburban submarket, where the Company's FHP Building is located, is a prominent major office submarket in Denver. With boundaries of Hampden on the north and Broadway on the west, this 19 million square foot submarket is the second largest in Denver, comprising 25% of the total market. The Southeast suburban submarket is conveniently located 20 minutes from the central business district and has close proximity to the Denver International Airport. This submarket has a high concentration of telecommunication firms in the United States. The majority of the buildings in this submarket are Class A and B, including the Denver Technology Center and Greenwood Plaza, two office parks with a combined inventory of almost 12 million square feet. The average rental rate for the submarket is $18.16 per square foot. A total of 329,000 square feet was absorbed in the submarket in 1995, and in 1996, 269,872 square feet were absorbed. The vacancy rate for the submarket at year end 1996 was 8.2%.

  Sources: National Real Estate Index, Vol. 10 and Cushman & Wakefield of Colorado, Inc.

 Chicago, Illinois

  With a population of 7.7 million as of June 30, 1995, metropolitan Chicago is ranked as the third largest city in the nation. The metropolitan growth rate has been 4.2% for the period from 1990 through June 1995. Chicago has also experienced excellent job growth of 1.8% and net new jobs of 70,200 (from January 1, 1996 to September 30, 1996) by the third quarter of 1996, this reflects the fourth largest gain in the nation. As of September 1996, the unemployment rate for Chicago was 4.7%.

  The suburban Chicago office markets have maintained a positive leasing trend since 1990. Net absorption was 1.8 million square feet in 1996. Overall vacancy in the fourth quarter of 1996 was 11.2%.. This downward trend in vacancy rates together with steady absorption are pushing rental rates upward, especially in the O'Hare and Northwest submarkets. Class A rates have increased as much as 25% in the past 18 to 24 months.

  The O'Hare office submarket, where the Company's O'Hare Plaza II Property is located, contains approximately 10 million square feet of office space or 17% of the total Chicago suburban market. The O'Hare submarket grew up around O'Hare Airport and was Chicago's first significant suburban office market. O'Hare Airport is one of the world's busiest passenger and cargo airports. The airport provides approximately 45,000 local jobs. Commercial development is centered around the confluence of Chicago's major highways (I-90, I-294, I-88 and I-55) which provide access to the airport, downtown and all suburban residential areas. Over the past 21 months, overall vacancy rates for the O'Hare submarket have declined significantly, particularly in Class A buildings. As a result of this, rental rates are beginning to climb steadily upward. Within this submarket are many larger Class A properties, comprehensive amenities and immediate access to Chicago's O'Hare International Airport. A number of major corporations have corporate headquarters in the O'Hare office market. The area also houses many Fortune 500 regional and district sales offices that are attracted to the immediate access to O'Hare International Airport. The fourth quarter 1996 vacancy rate was 14.8%. Absorption in 1996 in the total O'Hare submarket was 242,000 square feet, with an asking rent range of $18 to $27 per square foot.

  The North suburban submarket, where the Company's 1717 Deerfield Property is located, is centered around the Tri-State North Corridor (Interstate 294) primarily within Lake County, Illinois. I-294 is the major north/south artery in metropolitan Chicago. The primary office developments straddle the east and west sides of I-294. The North suburban submarket contains 12,536,000 square feet of office space or 21% of the total Chicago office market. This market has a large presence of pharmaceutical companies and medical-related firms. The vacancy rate for the North suburban submarket was 11.2% at year end 1996. Absorption for 1996 was 58,000 square feet with an average market rent range of $18 to $24 per square foot.

  Sources: National Real Estate Index, Vol. 11 and Grubb and Ellis 1996 Year End Report.

OFFICE PROPERTIES AND PENDING OFFICE ACQUISITIONS

 General

  The Company's 34 Office Properties comprise approximately 4.7 million net rentable square feet and are located in seven major markets: Denver, Colorado; Atlanta, Georgia; Chicago, Illinois; Suburban Detroit, Michigan; Austin, Texas; Dallas, Texas; and Northern Virginia. The 15 Pending Office Acquisitions comprise approximately 1.6 million net rentable square feet and are located in five major markets: Los Angeles, California; Sacramento, California; Atlanta, Georgia; Chicago, Illinois; and Suburban Detroit, Michigan. Eleven of the 34 Office Properties were developed by the Prentiss Group. Twenty-eight of the Office Properties were managed by the Company prior to their acquisition. None of the Pending Office Acquisitions are currently managed by the Company, but the Company intends to assume the management of the Pending Acquisitions after they have been acquired. The weighted average age of the Office Properties and Pending Office Acquisitions is 11 years. As of December 31, 1996, the Office Properties and Pending Office Acquisitions were 96% leased to 470 tenants. The total 1996 Base Rent of the Office Properties and Pending Office Acquisitions was approximately $90 million, and the average 1996 Base Rent per leased square foot was $16.71. Except as noted in the description of the One Northwestern Plaza and Broadmoor Austin Properties below, the Company owns the entire fee interest in the Office Properties. The Company intends to own the entire fee interest in the Pending Office Acquisitions except for Seven Mile Crossing in which it intends to acquire a 100% leasehold interest.

  The space leases on the Office Properties and Pending Office Acquisitions generally have original lease terms ranging from one year to 15 years. A typical lease requires (i) payment of Base Rent, (ii) payment of base utility charges, (iii) payment of the tenant's proportionate share of real estate tax, common area and other operating expense escalations over a base year, and (iv) payment of overtime HVAC and electrical use. Under these leases, the Company is typically responsible for external and structural repairs and repairs relating to the common areas. Some of the leases have renewal options of varying duration which extend the original lease terms, typically at either market rent or negotiated rental rates set forth in the lease.

 Historical Occupancy and Rental Information

  The following table sets forth as of the dates indicated certain information regarding the Office Properties that have been managed by the Company since 1992.

 OFFICE PROPERTIES MANAGED BY THE COMPANY SINCE 1992 HISTORICAL OCCUPANCY AND
                                 RENTAL RATES

                           TOTAL NET    PERCENTAGE        AVERAGE ANNUAL
                            RENTABLE    LEASED AT         BASE RENT PER
     DATE                 SQUARE FEET   PERIOD END LEASED SQUARE FOOT/(1)(2)/
     ----                -------------- ---------- ----------------------------
                         (IN THOUSANDS)
December 31, 1996.......     4,672          97%              $ 15.67
December 31, 1995.......     3,414          96                 14.58
December 31, 1994.......     3,337          94                 14.55
December 31, 1993.......     2,687          94                 14.18
December 31, 1992.......     2,569          93                 14.25

--------
/(1)/ Calculated as total Base Rent for the previous 12 months divided by the average leased square feet during the period.
/(2)/ The above calculation includes the Company's 49.9% interest in the Broadmoor Austin Properties.

 Lease Expirations

  The following table sets forth a schedule of the lease expirations for the Office Properties and Pending Acquisitions for leases in place as of December 31, 1996, assuming that none of the tenants exercises renewal options or termination rights, if any:

      OFFICE PROPERTIES AND PENDING OFFICE ACQUISITIONS LEASE EXPIRATIONS

                                                                                     2006 AND
PROPERTY                  1997   1998   1999   2000   2001   2002  2003  2004  2005 THEREAFTER
--------                 ------ ------ ------ ------ ------ ------ ---- ------ ---- ----------
INITIAL PROPERTIES
Cumberland
 Office Park
 Square Feet Expiring
  (000's)...............     84    160    107    126     35    --  --      --  --        --
 Square Feet as a % of
  NRA...................    16%    30%    20%    24%     7%    --  --      --  --        --
 Annualized Base Rent in
  Expiring Year
  (000's)...............   $978 $1,820 $1,498 $1,908   $562    --  --      --  --        --
 Annualized Base Rent
  PSF in Expiring Year.. $11.64 $11.38 $14.00 $15.14 $16.06    --  --      --  --        --
 Number of Leases
  Expiring..............     24     22     17      7      4    --  --      --  --        --
One Northwestern
 Plaza
 Square Feet Expiring
  (000's)...............     14     34     10     29     66     17 --       63 --        --
 Square Feet as a % of
  NRA...................     6%    14%     4%    12%    27%     7% --      26% --        --
 Annualized Base Rent in
  Expiring Year
  (000's)...............   $303   $470   $198   $564 $1,224   $400 --   $1,709 --        --
 Annualized Base Rent
  PSF in Expiring Year.. $21.64 $13.82 $19.80 $19.45 $18.55 $23.53 --   $27.13 --        --
 Number of Leases
  Expiring..............      5      4      4      5     12      2 --        1 --        --
Broadmoor
 Austin/(1)/
 Square Feet Expiring
  (000's)...............    --     --     --     --     --     --  --      --  --      1,112
 Square Feet as a % of
  NRA...................    --     --     --     --     --     --  --      --  --       100%
 Annualized Base Rent in
  Expiring Year
  (000's)...............    --     --     --     --     --     --  --      --  --    $22,056
 Annualized Base Rent
  PSF in Expiring Year..    --     --     --     --     --     --  --      --  --     $19.83
 Number of Leases
  Expiring..............    --     --     --     --     --     --  --      --  --          1
Park West C2
 Square Feet Expiring
  (000's)...............      1      6    288      6      7     13 --      --  --        --
 Square Feet as a % of
  NRA...................    --      2%    84%     2%     2%     4% --      --  --        --
 Annualized Base Rent in
  Expiring Year
  (000's)...............    $10    $66 $5,033    $71    $72   $147 --      --  --        --
 Annualized Base Rent
  PSF in Expiring Year.. $10.00 $11.00 $17.48 $11.83 $10.29 $11.31 --      --  --        --
 Number of Leases
  Expiring..............      2      1      3      1      1      1 --      --  --        --

                                                                                        2006 AND
PROPERTY                   1997   1998   1999   2000   2001   2002  2003  2004   2005  THEREAFTER
--------                  ------ ------ ------ ------ ------ ------ ---- ------ ------ ----------
Park West E1
 Square Feet Expiring
  (000's)...............     --     --     --     --     --     --  --      --     --       183
 Square Feet as a % of
  NRA...................     --     --     --     --     --     --  --      --     --      100%
 Annualized Base Rent in
  Expiring Year
  (000's)...............     --     --     --     --     --     --  --      --     --    $3,472
 Annualized Base Rent
  PSF in Expiring Year..     --     --     --     --     --     --  --      --     --    $18.97
 Number of Leases
  Expiring..............     --     --     --     --     --     --  --      --     --         1
Park West E2
 Square Feet Expiring
  (000's)...............       4     31     19      5      2      7 --      126    --         6
 Square Feet as a % of
  NRA...................      2%    15%     9%     2%     1%     3% --      63%    --        3%
 Annualized Base Rent in
  Expiring Year
  (000's)...............     $75   $362   $312    $98    $35    $67 --   $1,764    --       $79
 Annualized Base Rent
  PSF in Expiring Year..  $18.75 $11.68 $16.42 $19.60 $17.50  $9.57 --   $14.00    --    $13.17
 Number of Leases
  Expiring..............       1      3      1      1      1      2 --        1    --         2
5307 East
 Mockingbird
 Square Feet Expiring
  (000's)...............      19     22     37     13      5      7 --      --     --       --
 Square Feet as a % of
  NRA...................     16%    19%    31%    11%     4%     6% --      --     --       --
 Annualized Base Rent in
  Expiring Year
  (000's)...............    $176   $226   $402   $154    $60    $92 --      --     --       --
 Annualized Base Rent
  PSF in Expiring Year..   $9.26 $10.27 $10.86 $11.85 $12.00 $13.14 --      --     --       --
 Number of Leases
  Expiring..............       9      8     12      4      2      1 --      --     --       --
Walnut Glen
 Tower
 Square Feet Expiring
  (000's)...............      38    238     38     11     73     23 --      --      10      --
 Square Feet as a % of
  NRA...................      8%    51%     8%     2%    16%     5% --      --      2%      --
 Annualized Base Rent in
  Expiring Year
  (000's)...............    $562 $5,323   $538   $154 $1,178   $385 --      --    $143      --
 Annualized Base Rent
  PSF in Expiring Year..  $14.79 $22.37 $14.16 $14.00 $16.14 $16.74 --      --  $14.30      --
 Number of Leases
  Expiring..............       5      3     10      3      7      4 --      --       1      --
Cottonwood Office Center
 Square Feet Expiring
  (000's)...............       8      8    --      57      8    --  --       84    --       --
 Square Feet as a % of
  NRA...................      5%     5%    --     35%     5%    --  --      51%    --       --
 Annualized Base Rent in
  Expiring Year
  (000's)...............    $107    $89    --    $785   $126    --  --   $1,187    --       --
 Annualized Base Rent
  PSF in Expiring Year..  $13.38 $11.13    --  $13.77 $15.75    --  --   $14.13    --       --
 Number of Leases
  Expiring..............       1      2    --       4      1    --  --        1    --       --
Plaza on Bachman
 Creek
 Square Feet Expiring
  (000's)...............       4    --       8     45     37     29 --      --     --       --
 Square Feet as a % of
  NRA...................      3%    --      6%    36%    29%    23% --      --     --       --
 Annualized Base Rent in
  Expiring Year
  (000's)...............     $53    --    $109   $593   $561   $389 --      --     --       --
 Annualized Base Rent
  PSF in Expiring Year..  $13.25    --  $13.63 $13.18 $15.16 $13.41 --      --     --       --
 Number of Leases
  Expiring..............       1    --       3      2      1      1 --      --     --       --
3141 Fairview Park Drive
 Square Feet Expiring
  (000's)...............      10     15     48     16     42     17 --      --       1       19
 Square Feet as a % of
  NRA...................      5%     8%    25%     8%    22%     9% --      --      1%      10%
 Annualized Base Rent in
  Expiring Year
  (000's)...............    $124   $150   $750   $308   $543   $248 --      --     $10     $341
 Annualized Base Rent
  PSF in Expiring Year..  $12.40 $10.00 $15.63 $19.25 $12.93 $14.59 --      --  $10.00   $17.95
 Number of Leases
  Expiring..............       4      3      9      3      9      1 --      --       1        2
8521 Leesburg Pike
    Square Feet Expiring
 (000's)................       8    --      22    106      9    --  --      --     --       --
 Square Feet as a % of
  NRA...................      6%    --     15%    73%     6%    --  --      --     --       --
 Annualized Base Rent in
  Expiring Year
  (000's)...............    $129    --    $423 $2,008   $156    --  --      --     --       --
 Annualized Base Rent
  PSF in Expiring Year..  $16.13    --  $19.23 $18.94 $17.33    --  --      --     --       --
 Number of Leases
  Expiring..............       2    --       4      4      1    --  --      --     --       --

                                                                                          2006 AND
PROPERTY                   1997   1998   1999   2000   2001   2002   2003   2004   2005  THEREAFTER
--------                  ------ ------ ------ ------ ------ ------ ------ ------ ------ ----------
ACQUIRED
 PROPERTIES
FHP Building
Square Feet Expiring
 (000's)................      22    --     --      27      7    --     --     --     134      --
Square Feet as a % of
 NRA....................     11%    --     --     14%     4%    --     --     --     68%      --
Annualized Base Rent in
 Expiring Year (000's)..    $377    --     --    $543   $115    --     --     --  $2,172      --
Annualized Base Rent PSF
 in Expiring Year.......  $17.14    --     --  $20.11 $16.43    --     --     --  $16.21      --
Number of Leases
 Expiring...............       1    --     --       3      2    --     --     --       1      --
O'Hare Plaza II
Square Feet Expiring
 (000's)................       2      2     43     13     17     86    --     --      21       18
Square Feet as a % of
 NRA....................      1%     1%    18%     6%     7%    37%    --     --      9%       8%
Annualized Base Rent in
 Expiring Year (000's)..     $27    $22 $1,016   $300   $394 $2,465    --     --    $468     $535
Annualized Base Rent PSF
 in Expiring Year.......  $13.50 $11.00 $23.63 $23.08 $23.18 $28.66    --     --  $22.29   $29.72
Number of Leases
 Expiring...............       1      1      2      1      1      3    --     --       2        1
1717 Deerfield
Square Feet Expiring
 (000's)................     --     --     --     --     --     --     138    --     --       --
Square Feet as a % of
 NRA....................     --     --     --     --     --     --    100%    --     --       --
Annualized Base Rent in
 Expiring Year (000's)..     --     --     --     --     --     --  $2,573    --     --       --
Annualized Base Rent PSF
 in Expiring Year.......     --     --     --     --     --     --  $18.64    --     --       --
Number of Leases
 Expiring...............     --     --     --     --     --     --       2    --     --       --
2411 Dulles
 Corner Park
Square Feet Expiring
 (000's)................      21      4     24     33     92      3    --     --     --       --
Square Feet as a % of
 NRA....................     12%     2%    14%    19%    52%     2%    --     --     --       --
Annualized Base Rent in
 Expiring Year (000's)..    $396    $62   $590   $673 $1,716    $54    --     --     --       --
Annualized Base Rent PSF
 in Expiring Year.......  $18.86 $15.50 $24.58 $20.39 $18.65 $18.00    --     --     --       --
Number of Leases
 Expiring...............       2      1      1      3      2      1    --     --     --       --
2455 Horsepen
 Road
Square Feet Expiring
 (000's)................     --     --      58    --     --      46    --     --     --       --
Square Feet as a % of
 NRA....................     --     --     56%    --     --     44%    --     --     --       --
Annualized Base Rent in
 Expiring Year (000's)..     --     --  $1,381    --     --    $962    --     --     --       --
Annualized Base Rent PSF
 in Expiring Year.......     --     --  $23.81    --     --  $20.91    --     --     --       --
Number of Leases
 Expiring...............     --     --       1    --     --       1    --     --     --       --
4401 Fair Lakes
 Court
Square Feet Expiring
 (000's)................       6    --      13      6     31    --     --     --     --       --
Square Feet as a % of
 NRA....................     10%    --     22%    10%    53%    --     --     --     --       --
Annualized Base Rent in
 Expiring Year (000's)..    $106    --    $228   $108   $684    --     --     --     --       --
Annualized Base Rent PSF
 in Expiring Year.......  $17.67    --  $17.54 $18.00 $22.06    --     --     --     --       --
Number of Leases
 Expiring...............       1    --       2      1      3    --     --     --     --       --
PENDING
 ACQUISITIONS
Pacific Gateway
 Office Center
Square Feet Expiring
 (000's)................      54      8      7     33     56      2      3     45    --       --
Square Feet as a % of
 NRA....................     24%     4%     3%    15%    25%     1%     1%    20%    --       --
Annualized Base Rent in
 Expiring Year (000's)..  $1,095   $144   $106   $510 $1,034    $35    $77   $778    --       --
Annualized Base Rent PSF
 in Expiring Year.......  $20.28 $18.00 $15.14 $15.45 $18.46 $17.50 $25.67 $17.29    --       --
Number of Leases
 Expiring...............       6      5      4      7      9      1      1      2    --       --

                                                                                              2006 AND
PROPERTY                   1997   1998    1999    2000    2001    2002   2003   2004   2005  THEREAFTER
--------                  ------ ------- ------- ------- ------- ------ ------ ------ ------ ----------
Natomas Corporate Center
Square Feet Expiring
 (000's)................      94      12      66      38     214     27     28     23    --       --
Square Feet as a % of
 NRA....................     17%      2%     12%      7%     38%     5%     5%     4%    --       --
Annualized Base Rent in
 Expiring Year (000's)..  $1,930    $234  $1,500    $819  $4,935   $599   $559   $446    --       --
Annualized Base Rent PSF
 in Expiring Year.......  $20.53  $19.50  $22.73  $21.55  $23.06 $22.19 $19.96 $19.39    --       --
Number of Leases
 Expiring...............       8       3       7       4       7      2      1      1    --       --
Crescent Centre
Square Feet Expiring
 (000's)................      38      59       7     --       20     10     83      9    --       --
Square Feet as a % of
 NRA....................     16%     24%      3%     --       8%     4%    34%     4%    --       --
Annualized Base Rent in
 Expiring Year (000's)..    $654  $1,014    $120     --     $413   $190 $1,460   $184    --       --
Annualized Base Rent PSF
 in Expiring Year.......  $17.21  $17.19  $17.14     --   $20.65 $19.00 $17.59 $20.44    --       --
Number of Leases
 Expiring...............      12       9       4     --        4      3      2      1    --       --
Corporetum Office Campus
Square Feet Expiring
 (000's)................       6      53      11       2       5     73    164    --     --       --
Square Feet as a % of
 NRA....................      2%     16%      3%      1%      1%    22%    49%    --     --       --
Annualized Base Rent in
 Expiring Year (000's)..     $27  $1,049    $211     $48     $92 $1,297 $3,585    --      $1      --
Annualized Base Rent PSF
 in Expiring Year.......   $4.50  $19.79  $19.18  $24.00  $18.40 $17.77 $21.86    --  $12.00      --
Number of Leases
 Expiring...............       2       4       3       1       1      2      1    --       1      --
Seven Mile
 Crossing
Square Feet Expiring
 (000's)................      62      16      34      39      66      3    --       5    --        11
Square Feet as a % of
 NRA....................     24%      6%     13%     15%     25%     1%    --      2%    --        4%
Annualized Base Rent in
 Expiring Year (000's)..  $1,136    $275    $490    $733  $1,199    $60    --     $92    --      $230
Annualized Base Rent PSF
 in Expiring Year.......  $18.32  $17.19  $14.41  $18.79  $18.17 $20.00    --  $18.40    --    $20.91
Number of Leases
 Expiring...............      10       7       9      10      11      4    --       1    --         1
Total Office Properties
 and Pending
 Acquisitions
Square Feet Expiring
 (000's)................     495     668     840     605     792    363    416    355    166    1,349
Square Feet as a % of
 NRA....................      8%     11%     13%     10%     13%     6%     7%     6%     3%      21%
Annualized Base Rent in
 Expiring Year (000's)..  $8,265 $11,306 $14,905 $10,377 $15,099 $7,390 $8,254 $6,160 $2,794  $26,713
Annualized Base Rent PSF
 in Expiring Year.......  $16.70  $16.93  $17.74  $17.15  $19.06 $20.36 $19.84 $17.35 $16.83   $19.80
Number of Leases
 Expiring...............      97      76      96      64      79     29      7      8      6        8

--------

/(1)/ The Operating Partnership owns a 49.9% interest in the Broadmoor Austin
      Properties. Base Rent data represents 49.9% of the Base Rent from the Broadmoor Austin Properties. Data regarding square feet expiring and leases expiring is for the entire Broadmoor Austin Properties.

 Tenant Information

  The Office Properties and Pending Office Acquisitions are leased to 470 tenants which engage in a variety of businesses including computer services, telecommunications, insurance and food and beverage services. During the year ended 1996, the largest tenant in the Office Properties and Pending Office Acquisitions, IBM, accounted for approximately 11% of the annualized December 1996 Base Rent for the Properties and Pending Acquisitions. Sixty-four percent of IBM's annualized December 1996 Base Rent is derived from a lease at the Company's Broadmoor Austin Property, which expires in 2006. The Company and IBM own 49.9% and 50.0% interests, respectively, in the Broadmoor Austin Partnership that owns a long-term ground lease on that Property. The remaining 36% of IBM's annualized December 1996 Base Rent is derived from a lease at the Park West C2 Property, which expires in 1999. The following table sets forth the annualized December 1996 Base Rent of the Properties and Pending Acquisitions derived from the 20 largest tenants at the Office Properties and Pending Office Acquisitions.

                  OFFICE PROPERTIES AND PENDING ACQUISITIONS
         20 LARGEST TENANTS BY ANNUALIZED DECEMBER 1996 BASE RENT/(1)/

                                                                                                      AS A
                                                                    APPROXIMATE                    PERCENT OF
                                                                     TOTAL NET                     ANNUALIZED  MONTHS
                                                                      RENTABLE      ANNUALIZED      DECEMBER  REMAINING
                                                                    SQUARE FEET   BASE RENT /(1)/     1996      AFTER
TENANT                   PROPERTY                                  (IN THOUSANDS) (IN THOUSANDS)   BASE RENT  12/31/96
------                   --------                                  -------------- ---------------  ---------- ---------
IBM                      Broadmoor Austin.........................     1,112          $ 8,824/(2)/     7.1%      111
IBM                      Park West C2.............................       270            4,884          3.9        33
Dr. Pepper/Cadbury       Walnut Glen Tower/(3)/...................       215            4,248          3.4        19
MCI                      Natomas Corporate Center/(4)/............       151            3,470          2.8        52
Hoechst Celanese         Park West E1.............................       183            3,060          2.4       127
Platinum Technologies    Corporetum Office Campus/(4)/............       164            2,265          1.8        73
FHP International Corp.  FHP Building.............................       140            1,923          1.5        66
CIGNA                    O'Hare Plaza II..........................        67            1,692          1.4        67
Premark International,
 Inc.                    1717 Deerfield...........................        92            1,668          1.3        76
Grumman Data Systems
 Corp.                   2411 Dulles Corner Road..................        91            1,524          1.2        51
The Wyatt Company        One Northwestern Plaza...................        63            1,452          1.2        88
Medaphis Corp.           Cumberland Office Park...................       107            1,404          1.1        38
MCI                      8521 Leesburg Pike.......................        88            1,380          1.1        40
Radian                   2455 Horsepen Road.......................        58            1,319          1.1        35
Sprint                   Park West E2.............................       126            1,260          1.0        91
Liberty Mutual Life
 Insurance               Cottonwood Office Center.................        91            1,140          0.9        91
Affordable Health Care   Natomas Corporate Center/(4)/............        48            1,131          0.9        35
Ralph's Grocery Company  Pacific Gateway Office Center/(4)(5)/....        48            1,003          0.8        12
Sybase                   O'Hare Plaza II..........................        41              996          0.8        35
St. Paul Insurance       Crescent Centre/(4)/.....................        67              985          0.8        82
                                                                       -----          -------         ----
Total Office Properties and Pending Acquisitions.................      3,222          $45,628         36.5%
                                                                       =====          =======         ====

--------
/(1)/ Represents annualized Base Rent for December 1996 or for initial month if lease starts after December 31, 1996.
/(2)/ Reflects the Company's 49.9% interest in the total annualized December
      1996 Base Rent of Broadmoor Austin.
/(3)/ Dr. Pepper will not renew its lease at the Walnut Glen Tower Property when it expires in July 1998. The Company is currently negotiating with a new tenant to lease substantially all of this space. See "Risk Factors-- Reliance on Major Tenants."

/(4)/ Pending Office Acquisitions. The Company has closed on the Natomas
      Corporate Center and Crescent Center Pending Acquisitions. There can be no assurances that the Company will acquire all of the Pending Acquisitions. See "Risk Factors--Risk Pending Acquisitions Will Not Close."
/(5)/ Ralph's Grocery Company has notified the current owner of this property that it will not renew its lease.

 Description of the Office Acquired Properties

  FHP Building (Denver, Colorado). The FHP Building is a ten-story, Class A suburban office building located on 5.73 acres of land. The Property was developed in 1983 and contains 198,370 net rentable square feet. The parking is provided through a subterranean parking garage, a detached parking structure and surface parking. The building structure is precast spandrel panels with a white quartz aggregate surface and inset double pane solar gray thermal windows set in black window mullions. An added exterior feature is a semi-circular column of reflecting gold glass rising from the first floor over the main entrance to the penthouse of the Property. Excellent mountain views are provided from the west side of the Property. The Property is located at the southwestern edge of the Denver Tech Center.

  As of December 31, 1996, the Property was 95% leased, and the average 1996 Base Rent per square foot was $15.85. The major tenants of the building are FHP Health Care (approximately 140,000 net rentable square feet), Information Handling Services (approximately 21,500 net rentable square feet) and Seimens Rolm (approximately 12,800 net rentable square feet) under leases that expire in 2005, 1997 and 2000, respectively.

The aggregate net rentable square footage of leases expiring in 1997, 1998 and 1999 represent 11%, 0% and 0% of the Property's net rentable square footage, respectively.

  O'Hare Plaza II (Chicago, Illinois). O'Hare Plaza II is an eleven-story, Class A suburban office building. The Property was developed in 1986 and contains 233,650 net rentable square feet. The Property is part of a five-building complex with approximately 941,632 total square feet. All five office buildings are connected and have common architectural attributes. The exterior of the Property is white pre-cast panels and tinted windows in metal frames. The Property is located in The O'Hare Airport suburban submarket, which is one of Chicago's suburban office property communities. The O'Hare Airport submarket is the area where Chicago's major highway systems (I-90/94 and I-
294) converge, and is central to all suburban residential neighborhoods and downtown Chicago. As of December 31, 1996, the Property was 87% leased, and the average 1996 Base Rent per square foot was $21.98. The Property's major tenants include CIGNA (approximately 67,000 net rentable square feet), Sybase, Inc. (approximately 33,000 net rentable square feet), and Compuserve (approximately 19,000 net rentable square feet) under leases that expire in 2002, 1999 and 2006, respectively. The aggregate net rentable square footage of leases expiring in 1997, 1998 and 1999 represent 1%, 1% and 18%, respectively, of the Property's net rentable square footage.

  1717 Deerfield (Chicago, Illinois). 1717 Deerfield is a three-story, Class A suburban office building. The Property was constructed in 1985 and contains 137,904 square feet. The exterior of the building is comprised of Tudor brick and glass in a classic architectural style that is carried from the exterior into the building lobbies and the three-story atrium. Iron spot brick pavers, marble and custom lighting further enhance the tailored look of the structure. As of December 31, 1996, the Property was 100% leased, and the average 1996 Base Rent per square foot was $16.67. The Property's two tenants are Premark with 91,800 square feet expiring in 2003, and Dade International with 46,100 square feet also expiring in 2003.

  2411 Dulles Corner Road (Northern Virginia). 2411 Dulles Corner Road is an eight-story, Class A suburban office building. The Property was developed in 1990 and contains approximately 176,522 rentable square feet. Parking is provided in a precast structure attached to the building with covered access on floors one and two. The exterior is composed of a combination of Finnish red granite and reflective blue glass windows. The lobby level arcade facade is granite/marble and glass. The two-story lobby has a white marble floor accented with a combination of red and green marble. A clear view to a landscaped park is provided from the first floor and the second floor balcony. There are two covered loading and delivery bays provided at the rear of the building. The building is part of a one hundred acre office park known as Dulles Corner. The office park currently consists of four office buildings and a Hyatt Hotel, totaling approximately 1 million square feet. Dulles Corner is located at the western edge of Fairfax County, Virginia in the town of Herndon. This area is well known for the rapid development of office properties in the 1980's.

  As of December 31, 1996, the Property was 100% leased, and the average 1996 Base Rent per square foot was $21.86. The Property's major tenants include Grumman (90,460 rentable square feet), Noell, Inc. (17,437 square feet) and Scitor (13,985 rentable square feet) under leases that expire in 2001, 2000 and 1999, respectively. The aggregate net rentable square footage of leases expiring in 1997, 1998 and 1999 represent 12%, 2% and 14% of the Property's net rentable square footage, respectively.

  2455 Horsepen Road (Northern Virginia). 2455 Horsepen Road is a two-story, Class A suburban office building. The Property was developed in 1989 and contains 104,150 net rentable square feet. The exterior of the building is a limestone-like glass fiber-reinforced concrete with travertine marble and ceramic tile accents and green reflective glass windows. The lobby is a two-story atrium with a skylight, a multi-colored terrazzo floor and travertine marble wainscoting at the walls. The elevator is built in a freestanding glass block enclosure. There are five stairways, including a central grand staircase. The building is part of a one hundred acre office park known as Dulles Corner, along with 2411 Dulles Corner described above.

  As of December 31, 1996, the Property was 100% leased, and the average 1996 Base Rent per square foot was $21.06. The Property's tenants are Radian Corp. (58,089 rentable square feet) and Zenith (45,892 rentable square feet) under leases that expire in 1999 and 2002, respectively. The aggregate net rentable square footage of leases expiring in 1997, 1998 and 1999 represent 0%, 0% and 56%, respectively, of the Property's net rentable square footage.

  4401 Fair Lakes Court (Northern Virginia). 4401 Fair Lakes Court is a four-story, Class A suburban office building. The Property was developed in 1988 and contains 58,621 rentable square feet. The exterior of the building is constructed of polished granite and dual-pane glass. The building is surrounded on three sides by dense stands of oak, maple and poplar trees. The lobby is a four-story atrium with a feature staircase. The interior finishes are accented by polished granite and lacquered cherry. The Property is within the Fair Lakes office park, located in Fairfax, Virginia. The park is approximately twenty miles west of Washington, DC and contains approximately
1.5 million square feet of office space and 800,000 square feet of retail space.

  As of December 31, 1996, the Property was 96% leased, and the average 1996 Base Rent per square foot was $17.26. The Property's major tenants include CC Pace (15,170 rentable square feet), Cort Furniture (8,099 rentable square feet) and Lee Technologies (8,807 rentable square feet) under leases that expire in 2001, 1999 and 2001, respectively. The aggregate net rentable square footage of leases expiring in 1997, 1998 and 1999 represent 10%, 0% and 22%, respectively, of the Property's net rentable square footage.

 Description of the Pending Office Acquisitions

  Pacific Gateway Office Center (Los Angeles, California). Pacific Gateway Office Center is a 223,731 square foot, 10-story, Class A Office Building located in suburban Los Angeles, California. The building's exterior is precast concrete panels and reflective dual-pane glass. The building was built in 1982. It was completely renovated into a multi-tenant facility in 1990. This property is located in Torrance in the 190th Street submarket of the South Bay suburban office market. Pacific Gateway Office Center, one of six Class A buildings in this submarket, is in the heart of the market at the intersection of Vermont Avenue and 190th Street.

  Pacific Gateway Office Center was 92% leased at December 31, 1996, and the average 1996 Base Rent per square foot was $19.92. Major tenants include Health Care Partners with 42,092 square feet expiring in March 2004, Ralph's Grocery with 46,416 square feet expiring in December 1997 and First Integrated with 18,847 square feet expiring in April 2001. The aggregate net rentable square footage of leases expiring in 1997, 1998 and 1999 is 24%, 4% and 3%, respectively, of the buildings total net rentable square footage.

  Natomas Corporate Center (Sacramento, California). Natomas Corporate Center is a 120 acre master planned office park. It is considered by many to be the pre-eminent suburban office park in Sacramento. The six building office park is situated on 32 acres and contains 564,606 rentable square feet. Natomas Corporate Center has won many awards. The six-story twin towers (2485-2495 Natomas Park Drive) won the 1994 BOMA Office Park award for Excellence in Office Building Design and Impact on the Community. Natomas Corporate Center is located 2 miles from the state capital and has excellent freeway access and visibility along Interstate 5, California's main North-South artery. The Company closed on this Pending Acquisition on April 2, 1997.

  The Natomas properties were 89% leased as of December 31, 1996, and the average 1996 Base Rent per square foot was $21.07. Tenants include MCI (approximately 151,350 net rentable square feet, expiring in 2001), CH2M Hill (approximately 48,170 net rentable square feet, expiring in 1999), Affordable Health Care (approximately 55,940 net rentable square feet, expiring in 1999), University of Phoenix (approximately 28,160 net rentable square feet, expiring in 2002), River City Bank (approximately 24,300 net rentable square feet, expiring in 2002), and Honeywell (22,500 net rentable square feet, expiring in
2004). The aggregate net rentable square footage of leases expiring in 1997, 1998 and 1999 represent 17%, 2%, and 12%, respectively, of Natomas' aggregate net rentable square footage.

  Crescent Centre (Atlanta, Georgia). Crescent Centre is a 12-story, 237,727 square foot, Class A office building with an attached 4-level, 917-space parking deck located in the Northeast suburban submarket of Atlanta, Georgia, known as Northlakes. The building is constructed of steel reinforced concrete beams clad with silver and blue reflective glass in polished metal frames. The building is a functional center core design with a two-story atrium lobby entrance. Amenities on-site include a health club, conference rooms and a sandwich shop. The building is located in the Northlake Office Park less than a mile from the Northlake Mall, I-85 and LaVista Road. Northlake Office Park contains 900,000 square feet of Class A office property or 44% of the submarket's Class A inventory. Crescent Center was 95% leased at December 31, 1996 and the average 1996 Base Rent per square foot was $16.01. Major tenants include St. Paul Insurance (67,027 square feet, expiring in 2003), Massachusetts Mutual (13,728 square feet, expiring in 1998), Southern Heritage (11,924 square feet, expiring in 2003). As of April 1, 1997, however, this property was 87% leased. The aggregate net rentable area of leases expiring in 1997, 1998 and 1999 is 16%, 24% and 3%, respectively, of the net rentable area. The Company closed on this Pending Acquisition on April 8, 1997.

  Corporetum Office Park (Chicago, Illinois). Corporetum Office Park is an office park containing five buildings, which range from two to five stories and contain approximately 323,728 net rentable square feet. Covering a total
18.5 acres, the Properties have 1,045 surface parking spaces. White granite precast aggregate skin and gray-black semi-reflective window banks compliment the strong horizontal lines of the Properties to give them a sleek, high-tech look. The Properties are located within the seventy-five acre Corporetum Office Campus which can accommodate up to six additional office buildings totaling one million square feet. The Properties are adjacent to the East-West Tollway (I-88) which links it to downtown Chicago and other western suburban areas, as well as to the Tri-State Tollway (I-294) which provides direct access to the northern suburbs and to Indiana to the south.

  As of December 31, 1996, Corporetum Office Park was 99% leased and the average 1996 Base Rent per square foot was $14.99. Platinum Technologies leases 163,857 square feet expiring in 2003, or 49% of Corporetum Office Park's net rentable area. Other major tenants include the John Sexton Company (54,445 square feet, expiring in 2002), Asea, Brown, Boveri (30,738 square feet, expiring in 1998) and Chrysler (18,663 square feet, expiring in 1998). The aggregate net rentable area of leases expiring in 1997, 1998 and 1999 represent 2%, 16% and 3%, respectively of the net rentable area.

  Seven Mile Crossing (Suburban Detroit, MI). Seven Mile Crossing consists of two 4-story buildings totaling 244,630 square feet. The buildings are constructed with a structural steel framework with a precast panel exterior and thermal insulated glass. Building A totals 113,066 square feet and was completed in 1988. Building B totals 131,564 square feet and was completed in 1990. Seven Mile Crossing also contains a .84 acre pad site which is ground leased to a Cooker Restaurant through May 2057 for $60,000 per year plus recoveries and percentage of rent. Upon acquisition, the Company will own a 100% leasehold interest in Seven Mile Crossing.

  The Company is currently negotiating the terms of an agreement to acquire an option to obtain a ground lease of a 3.98 acre parcel of land adjacent to Seven Mile Crossing. The Company expects that the option will be for a term expiring in March 2002. This parcel can be developed into an office building or hotel provided that such development complies with zoning regulations and other laws or regulations. The Company expects to pay approximately $10,000 per annum for this option. Under the terms of this option agreement, the ground lease term would extend through 2078 and the annual Base Rent would be approximately $51,000 if the Company exercises its option.

  At December 31, 1996, Seven Mile Crossing was 96% leased and the average 1996 Base Rent per square foot was $18.78. Major tenants include Amoco Oil (11,842 square feet, expiring 2001), Lake State Insurance (10,858 square feet, expiring 2001) and EDS Unigraphics (13,183 square feet, expiring 2001). The aggregate net rentable area of leases expiring in 1997, 1998 and 1999 is 24%, 6% and 13%, respectively, of the total net rentable area.

INDUSTRIAL PROPERTIES AND PENDING INDUSTRIAL ACQUISITIONS

 General

  The 63 Industrial Properties comprise approximately 5.6 million square feet of net rentable area and are located in seven major markets: Los Angeles, California; Baltimore, Maryland; Chicago, Illinois; Kansas City,

Missouri; Dallas, Texas; Houston, Texas; and Milwaukee, Wisconsin. The 14 Pending Industrial Acquisitions comprise 1.9 million square feet of net rentable area and are located in five major markets: Los Angeles, California; Chicago, Illinois; Baltimore, Maryland; Dallas, Texas; and Houston, Texas. As of December 31, 1996, the Industrial Properties and Pending Acquisitions were 95% leased to 149 tenants. The total 1996 Base Rent of the Industrial Properties and Pending Acquisitions was approximately $24 million and average 1996 Base Rent per leased square foot of the Industrial Properties was $3.45. The Company owns 100% of the Industrial Properties and will own 100% of the Pending Industrial Acquisitions upon the completion of the Pending Acquisitions.

  The current leases on the Industrial Properties and Pending Acquisitions generally have original lease terms ranging from one to 15 years. A typical lease requires (i) payment of Base Rent, (ii) payment of base utility charges, and (iii) payment of tenant's proportionate share of fixed costs subject to an expense stop or base year. Some of the leases have renewal options of varying duration which extend the original lease terms, typically at either market rent or negotiated rental rates set forth in the lease.

 Historical Occupancy and Rental Information

  The following table sets forth certain information regarding those Industrial Properties that have been managed by the Company since 1992.

            INDUSTRIAL PROPERTIES MANAGED BY THE COMPANY SINCE 1992
                     HISTORICAL OCCUPANCY AND RENTAL RATES

                               TOTAL RENTABLE PERCENTAGE     AVERAGE ANNUAL
                                SQUARE FEET   LEASED AT       BASE RENT PER
DATE                           (IN THOUSANDS) PERIOD END LEASED SQUARE FOOT/(1)/
----                           -------------- ---------- -----------------------
December 31, 1996.............     5,271          97%             $3.45
December 31, 1995.............     5,163          96               3.35
December 31, 1994.............     5,088          94               3.17
December 31, 1993.............     4,258          91               3.41
December 31, 1992.............     2,560          83               4.19

--------
/(1)/ Calculated as total annualized Base Rent for the previous twelve months divided by the total leased square feet at period end.

 Lease Expirations

  The following table sets forth a schedule of the lease expirations for the Industrial Properties and Pending Industrial Acquisitions for leases in place as of December 31, 1996 assuming that none of the tenants exercises renewal options or termination rights, if any:

  INDUSTRIAL PROPERTIES AND PENDING INDUSTRIAL ACQUISITIONS LEASE EXPIRATIONS

                                                                                 2006 AND
PROPERTY                 1997  1998  1999   2000  2001  2002  2003  2004  2005  THEREAFTER
--------                 ----- ----- ----- ------ ----- ----- ----- ----- ----- ----------
Initial Properties
Los Angeles Industrial
 Properties
 Square Feet Expiring
  (000's)...............   134   112   130    534   197   --     51    40    54    --
 Square Feet as a % of
  NRA...................   11%    9%   10%    43%   16%   --     4%    3%    4%    --
 Annualized Base Rent in
  Expiring Year
  (000's)...............  $718  $514  $576 $2,215  $876   --   $291  $212  $321    --
 Annualized Base Rent
  PSF in Expiring Year.. $5.36 $4.59 $4.43  $4.15 $4.45   --  $5.71 $5.30 $5.94    --
 Number of Leases
  Expiring..............     3     2     3      8     2   --      1     1     1    --
Baltimore Industrial
 Properties
 Square Feet Expiring
  (000's)...............   --    104   110    332    51    17   --    --    108    --
 Square Feet as a % of
  NRA...................   --    14%   15%    45%    7%    2%   --    --    15%    --
 Annualized Base Rent in
  Expiring Year
  (000's)...............   --   $368  $492 $1,330  $223   $88   --    --   $566    --
 Annualized Base Rent
  PSF in Expiring Year..   --  $3.54 $4.47  $4.01 $4.37 $5.18   --    --  $5.24    --
 Number of Leases
  Expiring..............   --      2     5      5     2     1   --    --      1    --

                                                                                2006 AND
PROPERTY                 1997   1998  1999  2000  2001  2002  2003 2004  2005  THEREAFTER
--------                 ----- ------ ----- ----- ----- ----- ---- ----- ----- ----------
Kansas City Industrial
 Properties
 Square Feet Expiring
  (000's)...............    29    416   192   327   179   200 --     --    --      --
 Square Feet as a % of
  NRA...................    2%    31%   14%   24%   13%   15% --     --    --      --
 Annualized Base Rent in
  Expiring Year
  (000's)...............  $101 $1,075  $513  $841  $549  $550 --     --    --      --
 Annualized Base Rent
  PSF in Expiring Year.. $3.48  $2.58 $2.67 $2.57 $3.07 $2.75 --     --    --      --
 Number of Leases
  Expiring..............     3      4     6     4     3     1 --     --    --      --
Dallas Industrial
 Properties
 Square Feet Expiring
  (000's)...............    13    106    82    57   160   --  --     --    --      --
 Square Feet as a % of
  NRA...................    3%    25%   19%   13%   37%   --  --     --    --      --
 Annualized Base Rent in
  Expiring Year
  (000's)...............   $65   $258  $319  $201  $458   --  --     --    --      --
 Annualized Base Rent
  PSF in Expiring Year.. $5.00  $2.43 $3.89 $3.53 $2.86   --  --     --    --      --
 Number of Leases
  Expiring..............     2      2     6     3     3   --  --     --    --      --
Houston Industrial
 Properties
 Square Feet Expiring
  (000's)...............    17    --     18    12   --    --  --     --     20     --
 Square Feet as a % of
  NRA...................   23%    --    24%   16%   --    --  --     --    27%     --
 Annualized Base Rent in
  Expiring Year
  (000's)...............  $130    --   $118   $65   --    --  --     --   $198     --
 Annualized Base Rent
  PSF in Expiring Year.. $7.65    --  $6.56 $5.42   --    --  --     --  $9.90     --
 Number of Leases
  Expiring..............     4    --      4     1   --    --  --     --      1     --
Milwaukee Industrial
 Properties
 Square Feet Expiring
  (000's)...............   153    216   263   169    70    38 --      55   --      100
 Square Feet as a % of
  NRA...................   13%    18%   22%   14%    6%    3% --      5%   --       8%
 Annualized Base Rent in
  Expiring Year
  (000's)...............  $513   $693  $911  $514  $294  $197 --    $195   --     $441
 Annualized Base Rent
  PSF in Expiring Year.. $3.35  $3.21 $3.46 $3.04 $4.20 $5.18 --   $3.55   --    $4.41
 Number of Leases
  Expiring..............     4      8    10     2     4     1 --       1   --        1
ACQUIRED PROPERTIES
Chicago Industrial
 Properties
 Square Feet Expiring
  (000's)...............    25     15    13    12   --     25 --     136   --      --
 Square Feet as a % of
  NRA...................   11%     7%    6%    5%   --    11% --     60%   --      --
 Annualized Base Rent in
  Expiring Year
  (000's)...............  $121    $78   $64   $59   --   $117 --    $534   --      --
 Annualized Base Rent
  PSF in Expiring Year.. $4.84  $5.20 $4.92 $4.92   --  $4.68 --   $3.93   --      --
 Number of Leases
  Expiring..............     1      1     1     1   --      1 --       1   --      --
5211 South Third Street
 Square Feet Expiring
  (000's)...............   --     330   --    --     30   --  --     --    --      --
 Square Feet as a % of
  NRA...................   --     92%   --    --     8%   --  --     --    --      --
 Annualized Base Rent in
  Expiring Year
  (000's)...............   --    $858   --    --   $105   --  --     --    --      --
 Annualized Base Rent
  PSF in Expiring Year..   --   $2.60   --    --  $3.50   --  --     --    --      --
 Number of Leases
  Expiring..............   --       1   --    --      1   --  --     --    --      --
PENDING
 ACQUISITIONS
The Colonnade II
 Square Feet Expiring
  (000's)...............   111     76    90    56    61   --  --     --    --      --
 Square Feet as a % of
  NRA...................   24%    16%   19%   12%   13%   --  --     --    --      --
 Annualized Base Rent in
  Expiring Year
  (000's)...............  $435   $325  $537  $253  $212   --  --     --    --      --
 Annualized Base Rent
  PSF in Expiring Year.. $3.92  $4.28 $5.97 $4.52 $3.48   --  --     --    --      --
 Number of Leases
  Expiring..............     4      4     5     2     1   --  --     --    --      --

                                                                                        2006 AND
PROPERTY                   1997   1998   1999   2000   2001   2002  2003  2004   2005  THEREAFTER
--------                  ------ ------ ------ ------ ------ ------ ----- ----- ------ ----------
Day Creek Industrial
 Park
 Square Feet Expiring
  (000's)...............     --     --     --     --     --      81   --    --     --       --
 Square Feet as a % of
  NRA...................     --     --     --     --     --     36%   --    --     --       --
 Annualized Base Rent in
  Expiring Year
  (000's)...............     --     --     --     --     --    $311   --    --     --       --
 Annualized Base Rent
  PSF in Expiring Year..     --     --     --     --     --   $3.84   --    --     --       --
 Number of Leases
  Expiring..............     --     --     --     --     --       1   --    --     --       --
16801 South Exchange
 Square Feet Expiring
  (000's)...............     --     189    --     --     --     --    --    --     --       267
 Square Feet as a % of
  NRA...................     --     41%    --     --     --     --    --    --     --       59%
 Annualized Base Rent in
  Expiring Year
  (000's)...............     --    $472    --     --     --     --    --    --     --      $988
 Annualized Base Rent
  PSF in Expiring Year..     --   $2.50    --     --     --     --    --    --     --     $3.70
 Number of Leases
  Expiring..............     --       1    --     --     --     --    --    --     --         1
Route 100 Building
 Square Feet Expiring
  (000's)...............     --     --     --     144    --     --    --    --     --       --
 Square Feet as a % of
  NRA...................     --     --     --    100%    --     --    --    --     --       --
 Annualized Base Rent in
  Expiring Year
  (000's)...............     --     --     --    $651    --     --    --    --     --       --
 Annualized Base Rent
  PSF in Expiring Year..     --     --     --   $4.52    --     --    --    --     --       --
 Number of Leases
  Expiring..............     --     --     --       1    --     --    --    --     --       --
8779 Greenwood Place
 Square Feet Expiring
  (000's)...............     --      61    --     --     --      81   --    --     --       --
 Square Feet as a % of
  NRA...................     --     43%    --     --     --     57%   --    --     --       --
 Annualized Base Rent in
  Expiring Year
  (000's)...............     --    $235    --     --     --    $349   --    --     --       --
 Annualized Base Rent
  PSF in Expiring Year..     --   $3.85    --     --     --   $4.31   --    --     --       --
 Number of Leases
  Expiring..............     --       1    --     --     --       1   --    --     --       --
Six Flags Distribution
 Center
 Square Feet Expiring
  (000's)...............     --     --     --     --     --     186    51   --     --       --
 Square Feet as a % of
  NRA...................     --     --     --     --     --     78%   22%   --     --       --
 Annualized Base Rent in
  Expiring Year
  (000's)...............     --     --     --     --     --    $725  $325   --     --       --
 Annualized Base Rent
  PSF in Expiring Year..     --     --     --     --     --   $3.90 $6.37   --     --       --
 Number of Leases
  Expiring..............     --     --     --     --     --       1     1   --     --       --
Bridgestone Distribution
 Center
 Square Feet Expiring
  (000's)...............     110    105    --     --     --     --    --    --     --       --
 Square Feet as a % of
  NRA...................     51%    49%    --     --     --     --    --    --     --       --
 Annualized Base Rent in
  Expiring Year
  (000's)...............    $360   $360    --     --     --     --    --    --     --       --
 Annualized Base Rent
  PSF in Expiring Year..   $3.27  $3.43    --     --     --     --    --    --     --       --
 Number of Leases
  Expiring..............       1      1    --     --     --     --    --    --     --       --
Total Industrial
 Properties and Pending
 Acquisitions
 Square Feet Expiring
  (000's)...............     592  1,730    898  1,643    748    628   102   231    182      367
 Square Feet as a % of
  NRA...................      8%    23%    12%    22%    10%     8%    1%    3%     2%       5%
 Annualized Base Rent in
  Expiring Year
  (000's)...............  $2,443 $5,236 $3,530 $6,129 $2,717 $2,337  $616  $941 $1,085   $1,429
 Annualized Base Rent
  PSF in Expiring Year..   $4.13  $3.03  $3.93  $3.73  $3.63  $3.72 $6.04 $4.07  $5.96    $3.89
 Number of Leases
  Expiring..............      22     27     40     27     16      7     2     3      3        2

 Tenant Information

  The Industrial Properties and Pending Industrial Acquisitions are leased to 149 tenants which engage in a variety of businesses including electronics, tire manufacturing and food systems. The following table sets forth the annualized December 1996 Base Rent of the Properties and Pending Acquisitions derived from the 20 largest tenants at the Industrial Properties and Pending Industrial Acquisitions.

           INDUSTRIAL PROPERTIES AND PENDING INDUSTRIAL ACQUISITIONS 20 LARGEST TENANTS BY ANNUALIZED DECEMBER 1996 BASE RENT

                                                                       DECEMBER         AS A
                                                       TOTAL NET         1996        PERCENT OF
                                                        RENTABLE      ANNUALIZED    DECEMBER 1996     MONTHS
                                                      SQUARE FEET   BASE RENT /(1)/  ANNUALIZED     REMAINING
TENANT                            PROPERTY           (IN THOUSANDS) (IN THOUSANDS)    BASE RENT   AFTER 12/31/96
------------------------  -------------------------  -------------- --------------- ------------- --------------
Nippon Express USA......  Los Angeles Industrial           499          $ 1,915          1.5%           48
                          Properties
Wickes Furniture          Six Flags                        237              915          0.7            71
 Company................  Distribution Center /(2)/
C&H Distributors Inc....  5211 South Third Street          330              858          0.7            20
Bridgestone /(3)/.......  Bridgestone Distribution         215              720          0.6            18
                          Center /(2)/
Constar Plastics, Inc...  Baltimore Industrial             178              696          0.6            40
                          Properties
Best Buy................  Route 100 Building /(2)/         144              610          0.5            37
Reliable Services.......  16801 South Exchange             267              540          0.4           134
                          /(2)/
Dunlop Tire               Kansas City Industrial           230              526          0.4            43
 Corporation............  Properties
Office Depot............  16801 South Exchange             189              472          0.4            20
                          /(2)/
Professional Mailing and  Baltimore Industrial             108              428          0.3           102
 Distribution...........  Properties
American West BMD.......  The Colonnade II /(2)/            60              421          0.3            28
Distribution Services...  Kansas City Industrial           158              385          0.3            12
                          Properties
Michelin Tire             Chicago Industrial               110              385          0.3            96
 Corporation............  Buildings
King's Hawaiian Bakery..  Los Angeles Industrial            72              370          0.3            39
                          Properties
US Postal Service.......  Kansas City Industrial           132              365          0.3            23
                          Properties
Midland Brake, Inc......  Kansas City Industrial           200              360          0.3            61
                          Properties
Pepsico Food Systems....  Milwaukee Industrial             120              354          0.3            12
                          Properties
Elite Spice, Inc........  Baltimore Industrial              88              336          0.3            40
                          Properties
Distribution              Milwaukee Industrial             112              330          0.3            11
 Specialists............  Properties
Ambrosia Chocolate Co...  Milwaukee Industrial             101              318          0.3            34
                          Properties
                                                         -----          -------          ---
                                                         3,550          $11,304          9.0%
                                                         =====          =======          ===

--------
/(1)/ Represents annualized base rent for December 1996 or for initial month if lease starts after December 31, 1996.

/(2)/ Pending Acquisitions. The Company has closed on the Six Flags Distribution
      Center and Route 100 Building Pending Acquisitions. There can be no assurances that the Company will close on all of the Pending Acquisitions. See "Risk Factors--Risk that the Pending Acquisitions Will Not Close."

/(3)/ Represents rental terms under the proposed lease-back.

 Description of the Industrial Acquired Properties

  Chicago Industrial Properties (Chicago, Illinois). The Chicago Industrial Properties consist of the industrial, distribution, warehouse and servicing buildings developed by the Prentiss Group containing an aggregate of 226,076 net rentable square feet. Two of the buildings, Wood Dale 1 and 2 contain a total of 116,076 net rentable square feet, are part of a single complex located in Wood Dale (DuPage County, Illinois) and are 100% leased. The major tenants at Wood Dale 1 building are Vacumette Corporation (24,923 net rentable square feet expiring in 1997) and Sun Chemical (24,923 net rentable square feet expiring in 2002). The major tenants at Wood Dale 2 are RS Express (26,424 net rentable square feet expiring in 2004) and General Electric (14,826 net rentable square feet expiring in 1998). The other building, 155 Alexandra Way, is a 110,000 net rentable square foot warehouse located in Carol Stream (DuPage) County and is 100% leased by Michelin Tire Corporation through December 2004.

  5211 South 3rd Street (Milwaukee, Wisconsin). 5211 South 3rd Street is a 360,000 square foot industrial warehouse located in the middle of the Company's 12 building Airport Industrial Park in Milwaukee, Wisconsin. The Property includes 5.1 acres of vacant land immediately adjacent to one of the Company's development parcels. The building is 100% leased to C&H Distributors, Inc. (330,000 square feet expiring in 1998) and the American Society of Quality Control (30,000 square feet expiring in 2001). The average 1996 Base Rent per square foot was $2.68.

 Description of the Pending Industrial Acquisitions

  The Colonnade II (Los Angeles, California). The Colonnade II properties consist of four industrial buildings ranging in size from 52,387 to 79,680 square feet, a research and development building totaling 23,313 square feet and a 168,000 square foot truck terminal, aggregating a total of 466,708 square feet. The total acreage is approximately 29 acres, divided into 12 separate parcels and all buildings are on separate parcels providing maximum flexibility. The Properties were 89% leased at December 31, 1996. Major tenants include Russell & Miller (60,000 net rentable square feet expiring
2001), American West BMD (51,840 net rentable square feet expiring 1999) and Larson Juhl, Inc. (32,963 net rentable square feet expiring 2000). The average 1996 Base Rent per square foot was $5.00. The aggregate net rentable square footage of leases expiring in 1997, 1998 and 1999 represent 24%, 16% and 19%, respectively, of these properties' total net rentable square footage.

  The Company has contracted to purchase, at a substantial discount, a non-recourse promissory note secured by the property. The note has a principal balance of $18.7 million and bears interest at either LIBOR plus 1.25%, Fed Funds plus 1.28% or Prime plus .25% at the election of the Company. The outstanding balance of the note is prepayable without penalty at any time with proper notice. The Company is negotiating a deed-in-lieu of foreclosure transaction with the maker of the note. However, there can be no assurance that this will be successful.

  A truck terminal accommodating 196 cross-decked loading bays sits on 14.46 acres of land. The Company believes this land is significantly under-utilized in its current form and can be redeveloped into approximately 300,000 square feet of new industrial space.

  The Colonnade II is located in southeast suburban Los Angeles in the city of Santa Fe Springs near the intersection of I-5 and I-605. The location has distribution access to the Los Angeles Freeway System and serves both Los Angeles and Orange Counties. Also, the property is generally located between the Company's Pacific Gateway Industrial Properties in Torrance, California, and the Day Creek Industrial Park Pending Acquisition in Ontario, California.

  Day Creek Industrial Park (Los Angeles, California). The Day Creek Industrial Properties consists of two newly constructed warehouse/distribution facilities containing an aggregate of 228,382 net rentable square feet located in Ontario, California. Building 1 contains 147,319 square feet with a 30' ceiling clear height, 34 dock-high doors and 159 parking spaces. Building 2 contains 81,063 square feet with a 26' ceiling clear height, 13 dock-high doors and 110 parking spaces. Building 2 is leased to Lanier Worldwide, Inc. for five years, beginning July 1997 at an average Base Rent per square foot of $3.44. No leases have been signed for Building 1. The Company closed on this Pending Acquisition on March 25, 1997.

  Day Creek Industrial Park is part of the Inland Empire West submarket. The property is located in the City of Ontario, just east of the Ontario International Airport. The Inland Empire West submarket encompasses the cities of Ontario, Chino, Fontana, Montclair, Upland, Mira Loma and Rancho Cucamonga. This was the first area to attract large warehousing and distribution users and correspondingly excessive speculative development. The primary attractions to this area are its superior location for distribution of goods to West Coast population centers, "state-of-the-art" buildings that are much more efficient than comparable buildings 10 to 30 years old in Los Angeles and Orange Counties and an excellent labor base resulting from the relatively low cost of housing compared to other areas of Southern California.

  16801 South Exchange (Chicago, Illinois). 16801 South Exchange is a 455,858 rentable square foot building situated on approximately 32 acres of land with 26' clear ceilings. The office area comprises approximately 8% of the total building. The property also includes an 8.75 acre parcel of land that can be developed into approximately 100,000 net rentable square feet of new industrial space. The property is 100% leased. Boise Cascade leases 267,082 square feet, or 59% of the building, through February 2008. Office Depot leases 188,766 square feet, or 41% of the building, through August 1998. The average 1996 Base Rent per square foot was $2.22.

  The property is located in the heart of the emerging South Suburban/1-80 corridor industrial market--one mile north of the four-way interchange at Torrence Avenue (Route 83) and I-80 and just 22 miles east of the intersection of I-355 and I-80, currently under construction. The South Suburban/I-80 Corridor is an increasingly active industrial submarket recognized for its access to the national interstate system.

  Route 100 Building (Baltimore, Maryland). The Route 100 Building contains 143,924 net rentable square feet with a 21' ceiling clear height and 19 dock-high loading bays. The property was completed in 1974. Best Buy leases 100% of the building through January 2000. The average 1996 Base Rent per square foot was $4.23. The Property is located in the Route 100 Industrial Park in Howard County, Maryland in the center of the Baltimore/Washington Industrial Corridor. The Route 100 Industrial Park, located one mile east of the Route 100/I-95 interchange, is a 180-acre industrial park which presently encompasses 20 industrial buildings totaling 1.6 million square feet. Located 15 miles southwest of Baltimore, the park has direct access via the newly constructed Route 100 extension to the beltway surrounding Baltimore (I-695), the Port of Baltimore, and I-95 North leading to Philadelphia and New York. Washington, D.C. via I-95 is about 25 minutes to the southwest. The Baltimore-Washington International airport is located 8 miles northeast of the property. The Company closed on this Pending Acquisition on March 19, 1997.

  8779 Greenwood Place (Baltimore, Maryland). 8779 Greenwood Place is a 142,140 net rentable square foot, concrete tilt wall, industrial warehouse building located near the 8869 Greenwood building of the Company's Baltimore Industrial Properties in the Corridor Industrial Park in suburban Baltimore, Maryland. 8779 Greenwood Place was constructed in 1979 and has a 22' ceiling clear height with 18 dock-high loading bays. The Property is 100% leased to Alling & Cory (80,640 square feet, expiring 2002) and Ingram & Company (61,500 square feet, expiring 1998). The average 1996 Base Rent per square foot was $3.50.

  Corridor Industrial Park is situated in the heart of the Baltimore/Washington Corridor at the intersection of Maryland's Route 32 and Route 1 in Howard County. The Park contains eleven industrial buildings totaling 1.4 million square feet. The Park is also adjacent to Junction Industrial Park where the Company's 9050 Junction Property is located.

  Six Flags Distribution Center (Dallas, Texas). Six Flags Distribution Center consists of a 186,344 net rentable square foot tilt wall distribution warehouse building and a 51,000 square foot tilt wall office/showroom building located in Six Flags Business Park, Arlington, Texas. The property has a total of 238 parking spaces and a total land area of 12.27 acres. Both buildings are 100% leased to Wickes Furniture Company, Inc. The distribution building lease expires in 2002 and the 1996 Base Rent per square foot was $3.39. The showroom building lease expires in 2003 and the 1996 Base Rent per square foot was $5.55. Six Flags Business Park is located in the heart of the Great Southwest industrial submarket, where the Avenue T building of the Company's Dallas Industrial Properties is also located. The Company closed on this Pending Acquisition on March 19, 1997.

  Bridgestone Distribution Center (Houston, Texas). The Bridgestone Distribution Center is a 215,000 net rentable square foot industrial warehouse located in the Southwestern suburbs of Houston. This concrete, tilt wall building was built in 1982. The office area totals approximately 7,500 square feet or 3.5% of the total rentable square feet. Bridgestone Corporation leases 100% of the Property under a master lease which expires 12 months from the closing of the acquisition of this property with regard to 110,000 square feet and 18 months from the closing of the acquisition of this property with regard to the remaining 105,000 square feet. The Base Rent per square foot is $3.35.

  The property is located in the Southwest Industrial submarket just south of the intersection of I-10 and Highway 6. This submarket contains approximately 55 million square feet of inventory with a December 1996 vacancy rate of 12.4%. Absorption in 1996 totaled 1.0 million square feet.

DEVELOPMENT/REDEVELOPMENT PROPERTIES

  Since the IPO, the Company has commenced development of two industrial buildings that will contain a total of approximately 420,000 net rental square feet and has substantially completed an approximately 21,000 net rentable square foot addition to the Milwaukee Industrial Properties. In addition, the Company has announced that, in the second or third quarter of 1997, it intends to commence construction of a new office building on its Cumberland Office Park Properties that will contain approximately 150,000 net rentable square feet. The table below sets forth certain information regarding these four buildings.

                                                                  PROJECTED    PROJECTED                  ESTIMATED
                                         TYPE OF   NET RENTABLE  TOTAL COST    COST PER       MONTH       MONTH OF
     BUILDING NAME           MARKET      PROPERTY  SQUARE FEET  (IN MILLIONS) SQUARE FOOT    STARTED     COMPLETION
     -------------        ------------- ---------- ------------ ------------- ----------- ------------- -------------
Federal Express.........  Atlanta, GA   Industrial   283,840        $18.3       $ 63.38   December 1996 December 1997
Continental Executive
 Parke..................  Chicago, IL   Industrial   136,200          6.3         46.26   December 1996 July 1997
Milwaukee Industrial....  Milwaukee, WI Industrial    20,760          1.0         48.17   October 1996  May 1997
Cumberland Office Park..  Atlanta, GA   Office       150,000         20.0       $133.33   N/A           N/A
                                                     -------        -----
Total...................                             590,800        $45.6
                                                     =======        =====

OPTION PROPERTY

  The Company has an option to acquire from the Prentiss Group a 67% interest in World Savings Center, a 17-story office building containing 271,055 square feet located adjacent to Lake Merritt in downtown Oakland, California, for $1. The building was completed in 1985 and was 96% occupied as of December 31, 1996. World Savings and Loan leases 147,174 net rentable square feet, or 54% of the net rentable area, through November 2000. Larson, Burnham and Trutnen leases 69,081 net rentable square feet, or 26% of the net rentable area, through December 31, 1999. The Company believes that the debt outstanding on the property exceeds the value of the property and the Company will seek a debt restructuring before or in conjunction with exercising its option. In addition, any transaction must preserve World Savings and Loan's tax position in the partnership.

DEVELOPMENT PARCELS

  The Company owns or has options to acquire the following 13 development parcels, each of which is located either within an industrial park developed by the Prentiss Group or adjacent to one of the Company's Properties.

  PARCEL                                                                    MAXIMUM
  ACREAGE                ADJACENT PROPERTY/                               DEVELOPMENT   COMPANY'S
  (APPROX.)               GENERAL LOCATION                  MARKET       (SQUARE FEET)  INTEREST
  ---------   ---------------------------------------- ----------------- ------------- -----------
  OFFICE:
          1.6 Cumberland Office Park                   Atlanta               150,000   Fee
          4.2 Walnut Glen                              Dallas, TX            500,000   Fee
          2.0 Broadmoor Austin                         Austin, TX            200,000   Leasehold/(1)/
          6.4 3141 Fairview Park Drive                 Northern Virginia     200,000   Option/(2)/
          4.7 Park West Office Park                    Dallas, TX            350,000   Option/(2)//(3)/
          5.1 2411 Dulles Corner Road                  Northern Virginia     200,000   ROFR/(4)/
         16.2 Continental Executive Parke              Chicago, IL           225,000   Option/(2)/
  -----------                                                              ---------
         40.1  Office Total                                                1,825,000
  -----------                                                              ---------
  INDUSTRIAL:
          3.6 Kansas City Industrials                  Kansas City, MO       100,000   Fee
         11.0 Milwaukee Industrials                    Milwaukee, WI         300,000   Fee
          4.0 Milwaukee Industrials Airport Properties Milwaukee, WI          50,000   Fee
         15.2 Park West Commerce Center                Dallas, TX            320,000   Fee
         14.8 Park West Commerce Center                Dallas, TX            320,000   Option
         23.6 Continental Executive Parke              Chicago, IL           250,000   Option
  -----------                                                              ---------
         72.2  Industrial Total                                            1,340,000
  -----------                                                              ---------
        102.2  Total                                                       3,165,000
  ===========                                                              =========

--------
/(1)/ The Company owns a 49.9% interest in the general partnership that owns the leasehold interest in this parcel.
/(2)/ The Company has exercised its option to acquire these parcels and is currently negotiating the pricing and completing due diligence pursuant to the related option agreements.
/(3)/ The Company owns a 50% partnership interest in the partnership owning this parcel.
/(4)/ The Company retains a right of first refusal to purchase the parcel through June 1998.

  The Company has options to purchase all of the parcels described below. The Company will exercise an option, if at all, by submitting a price offer to the owner. If the owner rejects the offer, the price at which the Company can exercise the option will be determined by appraisal. The Company expects that any such pricing process could take several months from the date the Company makes its initial price offer. Once the purchase price is determined, the Company has 30 days to decide whether to purchase the parcel.

  The Company has submitted an offer to purchase the 6.4 acre parcel located adjacent to the Company's 3141 Fairview Park Drive Property. The Company and the seller have agreed on a purchase price, but the Company has not completed its due diligence.

  The Company also holds an option to purchase three parcels of development land totaling approximately 23.6 acres in Continental Executive Parke ("CEP") in Vernon Hills (near Chicago). The parcels consist of four separate lots, are zoned for industrial use and can support a total of 250,000 net rentable square feet of development. Each parcel may be purchased in increments. The option period expires on February 15, 1998. In addition, the Company has submitted a price offer to purchase two additional parcels totaling approximately 16.2 acres in CEP. The parcels are zoned for industrial or office use and can support an additional 225,000 square feet of development. The seller is in the process of obtaining an appraisal which will determine the purchase price.

  The Company has submitted a price offer to acquire a 50% interest in Park West C1, a 4.7 acre tract of land located in the Park West Office Park in Dallas, Texas adjacent to the Company's Park West Properties. The tract is zoned for office use and can support up to 350,000 net rentable square feet of development. The Company and the seller of the interest in this tract have agreed on a purchase price, but the Company has not completed its due diligence. The Company is pursuing the acquisition of the other 50% interest in this tract.

  Upon the completion of the Pending Acquisitions, the Company will acquire interests in the following four development parcels.

                                                                    COMPANY'S
  PARCEL                                                 MAXIMUM    INTEREST
  ACREAGE                                              DEVELOPMENT    AFTER
 (APPROX.)       PENDING ACQUISITION        MARKET    (SQUARE FEET)  CLOSING
 ---------  ----------------------------- ----------- ------------- ---------
 10.9       Natomas Corporate Center/(1)/ Sacramento     170,000    Fee
 25.0       Natomas Corporate Center/(1)/ Sacramento     400,000    ROFR/(2)/
                                                         -------
 35.9        Office Total                                570,000
                                                         -------
 14.5       The Colonnade II              Los Angeles    300,000    Fee/(3)/
  8.8       16801 South Exchange          Chicago        100,000    Fee
                                                         -------
 23.3        Industrial Total                            400,000
                                                         -------
 59.2        Pending Acquisitions Total                  970,000
                                                         =======

--------

/(1)/ The Company closed on these Pending Acquisitions on April 2, 1997, but has not closed on these development parcels.

/(2)/ The Company has a right of first refusal to purchase the parcel for a period of three years from the closing of the acquisition of the Natomas Corporate Center properties.

/(3)/ This parcel is currently utilized for a truck terminal. The Company believes that this use is a significant underutilization of this site and intends to redevelop the parcel into two newly constructed industrial warehouse facilities as market conditions warrant.

HISTORICAL NON-INCREMENTAL REVENUE-GENERATING CAPITAL EXPENDITURES OF PROPERTIES AND PENDING ACQUISITIONS

  The following table sets forth annual and per square foot recurring, non-incremental revenue-generating capital improvements and non-incremental revenue-generating tenant improvement costs and leasing commissions to retain revenues attributable to existing leased space for the period 1994 through 1996 for the Office Properties and Pending Office Acquisitions and the Industrial Properties and Pending Industrial Acquisitions. Revenue-generating tenant improvement costs and leasing commissions are not included in the table set forth below. The historical capital expenditures are not necessarily indicative of future recurring non-incremental revenue-generating capital expenditures or non-incremental revenue-generating tenant improvement costs or leasing commissions.

                                                                     1996-1994
                                   1996        1995        1994       AVERAGE
                                ----------- ----------- ----------- -----------
NON-INCREMENTAL REVENUE-
 GENERATING CAPITAL
 IMPROVEMENTS
 Office Properties and Pending
  Acquisitions
    Annual....................  $   647,441 $   959,331 $   787,035 $   797,936
    Per Square Foot...........         0.10        0.15        0.12        0.13
 Industrial Properties and
  Pending Acquisitions
    Annual....................  $ 1,226,990 $   937,217 $   664,852 $   943,020
    Per Square Foot...........         0.17        0.13        0.09        0.13
NON-INCREMENTAL REVENUE-
 GENERATING TENANT IMPROVEMENT
 COSTS AND LEASING COMMISSIONS
 Office Properties and Pending
  Acquisitions
    Annual tenant improvement
     costs....................  $ 6,585,649 $ 7,636,573 $ 4,598,131 $ 6,273,451
    Annual leasing
     commissions..............    3,223,317   3,297,330   2,254,131   2,924,926
    Per square foot improved..         7.49       10.19        7.85        8.50
    Per square foot leased....         3.67        4.40        3.85        3.96
                                ----------- ----------- ----------- -----------
     Total per square foot
      improved/leased.........  $     11.16 $     14.59 $     11.70 $     12.46

                                                                     1996-1994
                                   1996        1995        1994       AVERAGE
                                ----------- ----------- ----------- -----------
 Industrial Properties and
  Pending Acquisitions
    Annual tenant improvement
     costs....................  $   492,230 $   904,648 $   286,092 $   560,990
    Annual leasing
     commissions..............      308,656     950,026     276,927     511,870
    Per square foot improved..         0.60        0.51        0.46        0.52
    Per square foot leased....         0.38        0.53        0.44        0.48
                                ----------- ----------- ----------- -----------
     Total per square foot
      improved/leased.........  $      0.98 $      1.04 $      0.90 $      1.00
TOTAL NON-INCREMENTAL REVENUE-
 GENERATING CAPITAL
 EXPENDITURES
Office Properties and Pending
 Acquisitions.................  $10,456,407 $11,893,234 $ 7,639,297 $ 9,996,313
Industrial Properties and
 Pending Acquisitions.........    2,027,876   2,791,891   1,227,871   2,015,879
                                ----------- ----------- ----------- -----------
     Total....................  $12,484,283 $14,685,125 $ 8,867,168 $12,012,192

HISTORICAL INCREMENTAL REVENUE-GENERATING TENANT IMPROVEMENT COSTS AND LEASING COMMISSIONS

  The following table sets forth annual and per square foot incremental revenue-generating tenant improvement costs and leasing commissions for the period 1994 through 1996 for the Office Properties and Pending Office Acquisitions and the Industrial Properties and Pending Industrial Acquisitions. There were no historical incremental revenue-generating capital expenditures. The foregoing table provides all remaining tenant improvement costs and leasing commissions not included in the table set forth above for the Properties and Pending Acquisitions. Incremental revenue-generating tenant improvement costs and leasing commissions generally relate to vacant space that is not generating income. The historical incremental revenue-generating tenant improvement costs and leasing commissions set forth below are not necessarily indicative of future incremental revenue-generating tenant improvement costs and leasing commissions.

                                                                     1996-1994
                                       1996       1995       1994     AVERAGE
                                    ---------- ---------- ---------- ----------
INCREMENTAL REVENUE-GENERATING TENANT
 IMPROVEMENT COSTS AND LEASING COMMISSIONS
 Office Properties and Pending Ac-
  quisitions
    Annual tenant improvements..... $1,389,939 $4,676,589 $1,210,271 $2,425,600
    Annual leasing commissions.....    517,410  1,547,200    386,790    817,133
    Per square foot improved.......       9.00      12.81      11.38      11.63
    Per square foot leased.........       3.35       4.24       3.64       3.92
                                    ---------- ---------- ---------- ----------
     Total per square foot
      Improved/leased.............. $    12.35 $    17.05 $    15.02 $    15.55
 Industrial Properties and Pending
  Acquisitions
    Annual tenant improvements..... $  308,613 $1,570,343 $  344,880 $  741,279
    Annual leasing commissions.....    138,447    378,407    125,853    214,236
    Per square foot improved.......       2.34       3.37       1.99       2.88
    Per square foot leased.........       1.05       0.81       0.73       0.83
                                    ---------- ---------- ---------- ----------
     Total per square foot
      Improved/leased.............. $     3.39 $     4.18 $     2.72 $     3.71

PRENTISS PROPERTIES SERVICE BUSINESS

  The Company manages 255 office and industrial properties owned by third parties with approximately 32 million net rentable square feet leased to over 1,900 tenants. These properties are owned by over 46 different clients and are located in 17 markets throughout the U.S. In addition to property management and leasing, the Company offers its clients a full range of related services including construction, marketing, insurance, accounting, tax, real estate law, acquisition, disposition, facilities management, corporate services and asset management. See "Business Objectives--Third-Party Management."

INSURANCE

  The Company will keep in force comprehensive insurance, including liability, fire, workers' compensation, extended coverage, rental loss and, when available on reasonable commercial terms, flood and earthquake insurance, with policy specifications, limits and deductibles customarily carried for similar properties. The Company currently maintains a $20 million blanket earthquake policy on the Properties it manages and the Properties it owns in California. Certain types of losses, however (generally of a catastrophic nature such as acts of war, earthquakes for properties located outside of California, etc.), are either uninsurable or are not economically insurable. Certain types of losses, such as those arising from subsidence activity, are insurable only to the extent that certain standard policy exceptions to insurability are waived by agreement with the insurer. See "Risk Factors--Real Estate Investment Risks--Uninsured Loss." The Company believes, however, that the Properties are adequately insured in accordance with industry standards.

  In 1995, an affiliate of the Prentiss Group invested in a managing general agency which is a leading insurance broker. Through the MgmtPlus+ Preferred Risk Real Estate Insurance Program sponsored by such affiliate of the Prentiss Group, the agency has offered its clients insurance cost savings, better asset protection, higher limits and improved claims handling through insurance coverage specifically designed for real estate. In connection with the Formation Transactions, a subsidiary of the Operating Partnership acquired the Prentiss Group's investment in the managing general agency.

ENVIRONMENTAL MATTERS

  In connection with the ownership and operation of the Properties, the Company or the Operating Partnership, as the case may be, may be liable for costs associated with the removal or remediation of certain hazardous or toxic substances or the release of or exposure to hazardous substances, including ACMs, into the air. See "Risk Factors--Real Estate Investment Risks--Possible Environmental Liabilities."

  Phase I ESAs have been obtained on all of the Properties and will be obtained on all of the Pending Acquisitions prior to their acquisition to identify potential sources of contamination for which the Properties or Pending Acquisitions may be responsible and to assess the status of environmental regulatory compliance. The Phase I ESAs include historical reviews of the related properties, reviews of certain public records, preliminary investigations of the lots and surrounding properties, screening for the presence of asbestos, PCBs and underground storage tanks, and the preparation and issuance of a written report. The Phase I ESAs do not include invasive procedures, such as soil sampling or ground water analysis.

  For a number of the Properties, the Phase I ESAs referenced prior Phase II ESAs obtained on such Properties. Phase II ESAs generally involve more invasive procedures than Phase I ESAs, such as soil sampling and testing or the installation and monitoring of groundwater wells. Except as noted below, the ESAs for the Properties have not revealed any environmental condition, liability or compliance concern that the Company believes would have a material adverse affect on the Company's business, assets or results of operations nor is the Company aware of any such condition, liability or concern.

  The land (the "Plant Site") underlying the Los Angeles Industrial Properties, was formerly the site of a synthetic rubber manufacturing plant (the "Plant") owned by the United States Government and subsequently owned or operated by numerous companies, including Shell Oil Company ("Shell") and Dow Chemical Company ("Dow"). During the operation of the Plant, wastes were disposed of in pits and ponds located just to the south of the Properties (the "Plant Site Affected Area"). In 1994, the Plant Site Affected Area was deeded back to Shell by the Prentiss Group affiliate that owned the Properties, and Shell agreed to indemnify the Prentiss Group affiliate and any successors in interest against (i) any costs of remediation of the Plant Site Affected Area and (ii) any suit for damages for personal injury or property damage brought by neighboring landowners. The Pacific Gateway Office Center, which is a Pending Acquisition, is also located on the site of the Plant and the Company is currently negotiating with Shell to extend the indemnity to cover the Pacific Gateway Office Center, although there can be no assurance that such an arrangement can be agreed upon.

  Environmental studies conducted by Dow and Shell on the Plant Site have detected the presence of groundwater contamination about 60 feet below the surface of the Plant Site, which appears to be related to the operations of the Plant. Limited soil contamination has also been found on parcels in the area, including parcels that will be owned by the Company. In July 1991, the United States Environmental Protection Agency ("EPA") proposed that the Plant Site be listed on the National Priorities List ("NPL") of Superfund sites. Comments were submitted to the EPA challenging the proposal, and no action was taken by the EPA. On June 17, 1996, the EPA re-proposed that the Plant Site Affected Area be listed on the NPL. At this time, the Company cannot predict whether the EPA will promulgate the proposed listing of the Plant Site Affected Area. In addition, the Los Angeles Industrial Properties and the Pacific Gateway Office Center are located less than one mile east of an existing Superfund site, the Montrose Chemical Superfund Site. Contaminants associated with this site have been detected in the groundwater in the vicinity of the Los Angeles Industrial Properties. Contamination also has been found in groundwater to the south of the Plant Site Affected Area (the "Study Area"). According to reports prepared by or on behalf of Shell and Dow, this contamination appears to be associated with leaks from pipelines located in that area.

  All past and present owners of the land underlying the Los Angeles Industrial Properties, including the United States Government, Dow, Shell and the current owner, in which a Prentiss Group affiliate is a general partner, are Potentially Responsible Parties for the investigation and remediation of the Plant Site. The current owner executed an indemnification agreement with Shell. Shell agrees to (i) indemnify and hold harmless any successor of the current owner, including the Company and any subsequent purchasers, tenants and lenders, from any liability relating to clean up or remediation costs for the Plant Site or for any contamination resulting from the interrelationship of (a) the Montrose Chemical Superfund Site and/or the Study Area and (b) the Plant Site, and (ii) indemnify and hold harmless any successor of the current owner, including the Company, from any liability arising out of any third party tort claims for personal injury or property damage. While this indemnity does not extend to claims for diminution in value or consequential damages resulting from the remediation of the property or Shell's actions, any affected party, including the Company, would have the right to make a claim for any such damages against the responsible party.

  The Company believes that its effective share of any costs to remediate the Plant Site will not have a material adverse effect on the Company. The Company believes that despite its possible technical liability as an owner or operator of contaminated property, existing evidence makes clear that the contamination of concern to the regulatory agencies did not result from the present use of the Plant Site as an industrial park.

  The ESAs for the Industrial Properties located in Milwaukee, Wisconsin, revealed lead contamination in some of the soil near the property lines of two of the Properties and the development parcel adjacent to those Properties (the "Milwaukee Affected Areas"). The ESAs and the Wisconsin Department of Natural Resources ("WDNR") have concluded that the contamination is the result of unauthorized placement of contaminated soil by the owner of a vacant lot that is located between the two Properties and the development parcel. The placement occurred prior to the acquisition of these Industrial Properties by the Prentiss Group affiliate that currently owns the Properties. The contaminated soil consists of foundry sand which was found to contain lead in excess of acceptable trace levels. According to the ESA, the contamination does not affect the groundwater and is not likely to migrate or leech into adjoining land or groundwater in the future. Upon discovery of the unauthorized placement, the Company brought suit against the owner of the vacant lot, the generators of the contaminated soil and the prior owner of the Properties. A settlement of the lawsuit has been entered into under which (i) the Company has transferred the Milwaukee Affected Areas (a total of approximately 1.6 acres) to the owner of the vacant lot in exchange for $100,000 and (ii) the owner of the vacant lot and the generators of the contaminated soil agreed to assume all responsibility for the remediation of the contaminated soil. The court has entered a finding that the Company was not in the chain of ownership of the Milwaukee Affected Areas. Based on all available information, the Company does not believe that it will incur any liability with respect to this contamination.

  In addition to these matters, it is possible that the ESAs related to any one of the Properties or Pending Acquisitions do not reveal all environmental conditions, liabilities or compliance concerns or that there are material environmental conditions, liabilities or compliance concerns that arose at a property after the related ESA report was completed of which the Company is otherwise unaware.

  Except as noted above, the Company believes that the Properties and the Pending Acquisitions on which it has completed its due diligence investigation are in compliance in all material respects with all federal, state and local laws, ordinances and regulations regarding hazardous or toxic substances and other environmental matters. Neither the Company nor, to the knowledge of the Company, any of the current owners of the Pending Acquisitions has been notified by any governmental authority of any material noncompliance, liability or claim relating to hazardous or toxic substances or other environmental substances in connection with any of its present or former properties.

DEPRECIATION OF SIGNIFICANT PROPERTIES

  For federal income tax purposes, the basis, net of accumulated depreciation, in the Properties of the Company and the Operating Partnership was approximately $416.6 million at December 31, 1996. The real property associated with the Properties (other than land) generally will be depreciated for federal income tax purposes over 40 years using the straight line method. For financial reporting purposes, the Properties are recorded at their historical cost and are depreciated using the straight line method over their estimated useful lives, typically 30 to 40 years. The federal tax basis of the Park West C2 Property as of December 31, 1996 was approximately $8.5 million for the land and approximately $27.4 million for the building. The federal tax basis of the Natomas Corporate Center Properties as of December 31, 1996 was approximately $14.3 million for the land and approximately $63.9 million for the building. The federal tax basis of the Corporetum Office Campus as of December 31, 1996 was approximately $7.7 million for the land and approximately $43.5 million for the building. Depreciation on these properties is computed on the straight line method at a rate of 2.5% and the life claimed with respect to the buildings is 40 years. IBM, which owns a 50% interest in the partnership owning the Broadmoor Austin Properties, takes all of the depreciation allocated to those Office Properties.

REAL ESTATE TAXES ON SIGNIFICANT PROPERTIES

  The 1996 annual real estate taxes paid on the Broadmoor Austin Properties were approximately $2.1 million, of which the Company was responsible for the payment of 49.9%. The Austin real estate tax was 2.378% of assessed value. The 1996 annual real estate taxes paid on the Natomas Corporate Center Properties were $964,945. The Sacramento real estate tax rate was 1.241% of assessed value. The 1996 annual real estate taxes paid on Park West C2 were $670,077. The Farmers Branch (suburban Dallas) real estate tax rate was 2.682% of assessed value. The 1996 annual real estate taxes paid on Corporetum Office Campus were $674,811. The Chicago real estate tax rate was .0696% of assessed value.

OCCUPANCY AND EFFECTIVE RENT AT SIGNIFICANT PROPERTIES

  The following table sets forth year end occupancy of and effective rent at the Companies significant Properties for 1992 through 1996.

                           OCCUPANCY AT DECEMBER 31,         ANNUAL EFFECTIVE RENT
                         ----------------------------- ----------------------------------
                         1996  1995  1994  1993  1992   1996   1995   1994   1993   1992
                         ----- ----- ----- ----- ----- ------ ------ ------ ------ ------
Broadmoor Austin........  100%  100%  100%  100%  100% $15.16 $15.16 $15.16 $15.16 $15.16
Park West C2............   98%   98%  100%   98%   97% $16.19 $10.27 $10.21 $10.80 $10.70
Natomas Corporate
 Center.................   89%   94%   91%   87%   89% $13.33 $12.52 $12.51 $12.69 /(1)/
Corporetum
 Office Campus..........   97%   99%   95%   95%   92% $ 7.10 /(1)/  /(1)/  /(1)/  /(1)/

--------
/(1)/Data not available.

LEGAL PROCEEDINGS

  The Company, the General Partner and the Manager have limited operating histories and are not currently parties to any legal proceedings. Additionally, neither the Operating Partnership, nor any Prentiss Group member (other than in a representative capacity), is presently subject to any material litigation or, to the Company's knowledge, has any litigation been threatened against the Company, the Prentiss Group or the Prentiss Principals, other than routine actions and administrative proceedings substantially all of which are expected to be covered by liability insurance and in the aggregate which are not expected to have a material adverse effect on the business or financial condition of the Company.

                  POLICIES WITH RESPECT TO CERTAIN ACTIVITIES

  The following is a discussion of certain investment, financing and other policies of the Company. These policies have been determined by the Company's Board of Trustees and may be amended or revised from time to time without the approval of the Company's shareholders, except (i) the Company may not change its policy of holding its assets and conducting its businesses only through the Operating Partnership and its subsidiaries, including the General Partner and the Manager, or joint ventures in which it or a subsidiary is a partner, without the consent of the limited partners of the Operating Partnership (the "Limited Partners") as provided in the Operating Partnership Agreement, (ii) changes in certain policies with respect to conflicts of interest must be consistent with legal requirements, and (iii) the Company cannot take any action intended to terminate its qualification as a REIT without the approval of the holders of a majority of the outstanding Common Shares.

INVESTMENT POLICIES

  The Company will conduct all of its investment activities through the Operating Partnership and its subsidiaries, including joint ventures in which it is a partner. The Company's investment objectives are to provide quarterly cash distributions and achieve long-term capital appreciation through increases in the value of the Company. For a discussion of the Company's Properties and its development, acquisition and other strategic objectives, see "Properties" and "Business Objectives."

  The Company may purchase income-producing office and industrial and other types of properties for long-term investment, expand and improve the Properties or other properties purchased, or sell such real estate properties, in whole or in part, when circumstances warrant. The Company may also participate with third parties in property ownership, through joint ventures or other types of co-ownership. Equity investments may be subject to existing mortgage financing and other indebtedness or such financing or indebtedness as may be incurred in connection with acquiring or refinancing these investments. Debt service with respect to such financing or indebtedness will have a priority over any distributions with respect to the Common Shares.

  While the Company's current portfolio consists of, and the Company's business objectives emphasize, equity investments in office and industrial real estate, the Company may, at the discretion of the Board of Trustees, invest in other types of equity real estate investments, mortgages (including participation in convertible mortgages) and other real estate interests. Other than the limitations described in the succeeding paragraph, future development or investment activities will not be limited to any geographic area or product type or to a specified percentage of the Company's assets. While the Company intends to diversify in terms of property location, size and market, the Company does not have any limit on the amount or percentage of its assets that may be invested in any one property or any one market area.

  Subject to the limitations on ownership of certain types of assets and the gross income tests imposed by the Code, the Company also may invest in the securities of other REITs, other entities engaged in real estate activities or other issuers, including for the purpose of exercising control over such entities. See "Federal Income Tax Considerations--Requirements for Qualification--Income Tests" and "--Requirements for Qualification--Asset Tests." The Company may enter into joint ventures or partnerships for the purpose of obtaining an equity interest in a particular property in accordance with the Company's investment policies. Such investments may permit the Company to own interests in larger assets without unduly restricting diversification and, therefore, add flexibility in structuring its portfolio. The Company will not enter into a joint venture or partnership to make an investment that would not otherwise meet its investment policies. Investments in such securities are also subject to the Company's policy not to be treated as an investment company under the Investment Company Act of 1940.

FINANCING POLICIES

  The Company's Debt Limitation is a policy of incurring debt only if upon such incurrence the ratio of the Company's combined indebtedness plus its pro rata share of Joint Venture Debt would be 50% or less of the

Company's Total Market Capitalization. Upon completion of the Offering and the Pending Acquisitions, the Company's combined indebtedness is expected to be approximately $344.4 million or approximately 32.6% of the Company's Total Market Capitalization. The ratio, which is based, in part, upon the aggregate market value of the outstanding Common Shares and Units, will fluctuate with changes in the price of the Common Shares (and the issuance of additional Common Shares, Units or Preferred Shares, if any) and differ from a debt to book capitalization ratio, which is based upon book values. A company's debt to book capitalization ratio may not reflect the current income potential of its assets and operations, and the Company believes that a debt to Total Market Capitalization ratio provides a more appropriate indication of leverage for a company whose assets are primarily income-producing real estate. The Company's Declaration of Trust and Bylaws do not, however, limit the amount or percentage of indebtedness that the Company may incur. Accordingly, the Board of Trustees could alter or eliminate this policy at will. The Company may from time to time modify its debt policy in light of current economic conditions, relative costs of debt and equity capital, market values of its properties, general conditions in the market for debt and equity securities, fluctuations in the market price of Common Shares, growth opportunities, the Company's continued REIT qualification requirements and other factors. Accordingly, the Company may increase or decrease its debt to market capitalization ratio beyond the limits described above.

  To the extent that the Board of Trustees decides to obtain additional capital, the Company may raise such capital through additional equity offerings (including offerings of senior securities), debt financings or retention of cash available for distribution (subject to provisions in the Code concerning taxability of undistributed REIT income), or a combination of these methods. As long as the Operating Partnership is in existence, the net proceeds of the sale of Common Shares by the Company will be transferred to the Operating Partnership in exchange for that number of Units in the Operating Partnership equal to the number of Common Shares sold by the Company. The Company presently anticipates that any additional borrowings would be made through the Operating Partnership, although the Company may incur indebtedness directly and loan the proceeds to the Operating Partnership. Borrowings may be unsecured or may be secured by any or all of the assets of the Company, the Operating Partnership or any existing or new property owning partnership and may have full or limited recourse to all or any portion of the assets of the Company, the Operating Partnership or any existing or new property owning partnership. Indebtedness incurred by the Company may be in the form of bank borrowings, purchase money obligations to sellers of properties, publicly or privately placed debt instruments or financing from institutional investors or other lenders. The proceeds from any borrowings by the Company may be used for working capital, to refinance existing indebtedness or to finance acquisitions, expansions or the development of new properties, and for the payment of distributions. See "Federal Income Tax Considerations." Other than restrictions that may be imposed by lenders from time to time in connection with outstanding indebtedness, the Company has no established limit on the number or amount of mortgages that may be placed on any single property or on its portfolio as a whole.

CONFLICT OF INTEREST POLICIES

  The Company has adopted certain policies and entered into certain agreements designed to minimize potential conflicts of interest. See "Management-- Employment Agreements." The Company's Board of Trustees is subject to certain provisions of Maryland law, which are designed to eliminate or minimize certain potential conflicts of interest. However, there can be no assurance that these policies always will be successful in eliminating the influence of such conflicts, and if they are not successful, decisions could be made that might fail to reflect fully the interests of all shareholders.

 Declaration of Trust and Bylaw Provisions

  The Company's Declaration of Trust, with limited exceptions, requires that a majority of the Company's Board of Trustees be comprised of persons who are not officers or employees of the Company or any Affiliate, or Affiliates of any lessee of any property of the Company. The Declaration of Trust provides that such Independent Trustee requirement may not be amended, altered, changed or repealed without the affirmative vote of two-thirds of all of the votes entitled to be cast on the matter outstanding shares of the Company entitled to vote. In addition, the Company's Bylaws provide that any transaction involving the Company, including the purchase, sale, lease or mortgage of any real estate asset or any other transaction, in which a trustee or officer of the Company, or any Affiliate of the foregoing, has any direct or indirect interest other than solely as a result of his status as a trustee, officer or shareholder of the Company, must be approved by a majority of the trustees, including a majority of the Independent Trustees, even if the Independent Trustees constitute less than a quorum. The Declaration of Trust also includes a provision permitting each Trustee, including Independent Trustees, to engage in the type of business activities conducted by the Company without first presenting any investment opportunities to the Company even though such investment opportunities may be within the scope of the Company's investment policies. These provisions are subject to any non-competition agreements that may exist. See "Management-- Employment Agreements."

 Employment Agreements

  Michael V. Prentiss and Thomas F. August have each entered into an employment and noncompetition agreement with the Company that will, subject to certain limited exceptions, prohibit them from engaging in activities that compete with the Company's businesses during the term of their employment by the Company and for a period ending two years after the termination of their employment with the Company. See "Management--Employment Agreements."

 The Operating Partnership

  A conflict of interest may arise between the Company and the other Limited Partners, including the Prentiss Principals, due to the possibility that a disproportionately large share of any gain recognized from the sale of any of the Properties contributed by the Limited Partners, directly or indirectly, to the Operating Partnership will be allocated to the Limited Partners. The Operating Partnership Agreement gives the General Partner, a wholly-owned subsidiary of the Company, full, complete and exclusive discretion in managing and controlling the business of the Operating Partnership and in making all decisions affecting the business and assets of the Operating Partnership. In addition, the Company's Bylaws provide that any transaction (including the sale of a real estate asset) involving the Company in which an advisor, trustee, officer or shareholder of the Company, or any Affiliate of the foregoing, has a direct or indirect interest other than solely as a result of his status as an advisor, trustee, officer, or shareholder of the Company, must be approved by a majority of the Independent Trustees. Pursuant to the Operating Partnership Agreement, the Limited Partners have agreed that in the event of any conflict in the fiduciary duties owed by the Company to its shareholders, and by the General Partner to such Limited Partners, the General Partner will fulfill its fiduciary duties to such Limited Partners by acting in the best interests of the Company's shareholders. In addition, the General Partner is not responsible for any misconduct or negligence on the part of its agents, provided that the General Partner appointed such agents in good faith.

 Provisions of Maryland Law

  Pursuant to Maryland law (the jurisdiction under which the Company is organized), each Trustee is required to discharge his duties in good faith, with the care an ordinarily prudent person in a like position would exercise under similar circumstances and in a manner he reasonably believes to be in the best interest of the Company. In addition, under Maryland law, a contract or transaction between the Company and any of its Trustees or between the Company and a corporation, firm or other entity in which a Trustee is a director or has a material financial interest is not void or voidable solely because of (a) the common directorship or interest, (b) the presence of the Trustee at the meeting of the Board or a committee of the Board that authorizes or approves or ratifies the contract or transaction or (c) the counting of the vote of the Trustee for the authorization, approval or ratification of the contract or transaction if (i) after disclosure of the interest, the transaction is authorized, approved or ratified, by the affirmative vote of a majority of the disinterested Trustees, or by the affirmative vote of a majority of the votes cast by shareholders entitled to vote other than the votes of shares owned of record or beneficially by the interested Trustee or corporation, firm or other entity, or (ii) the transaction is fair and reasonable to the Company.

POLICIES WITH RESPECT TO OTHER ACTIVITIES

  The Company has authority to offer shares of beneficial interest or other securities and to repurchase or otherwise reacquire its shares or any other securities and may engage in such activities in the future. As described under "Shares Available for Future Sale," the Company expects to issue Common Shares to holders of Units upon exercise of their Exchange Rights. The Company may issue Preferred Shares from time to time, in one or more series, as authorized by the Board of Trustees without the need for shareholder approvals. See "Description of Shares of Beneficial Interest--Preferred Shares." The Company has not engaged in trading, underwriting or agency distribution or sale of securities of other issuers, nor has the Company invested in the securities of other issuers other than the Operating Partnership for the purpose of exercising control and does not intend to do so in the future. The Company makes and intends to continue to make investments in such a way that it will not be treated as an investment company under the Investment Company Act of 1940. The Company's policies with respect to such activities may be reviewed and modified or amended from time to time by the Company's Board of Trustees without approval of shareholders.

  At all times, the Company intends to make investments in such a manner consistent with the requirements of the Code for the Company to qualify as a REIT unless, because of changing circumstances or changes in the Code (or in Treasury Regulations), the Company's Board of Trustees, with the consent of the holders of two-thirds of the outstanding Common Shares, determines that it is no longer in the best interests of the Company to qualify as a REIT.

WORKING CAPITAL RESERVES

  The Company will maintain working capital reserves in amounts that the Board of Trustees determines to be adequate to meet normal contingencies in connection with the operation of the Company's business and investments.

                                  MANAGEMENT

TRUSTEES AND EXECUTIVE OFFICERS

  The following table sets forth certain current information with respect to the Trustees and executive officers of the Company.

            NAME             AGE                    POSITION
 --------------------------- --- ----------------------------------------------
 Michael V. Prentiss........  53 Chief Executive Officer and Chairman of the
                                  Board of Trustees (Term will expire in 1999)
 Thomas F. August...........  48 President, Chief Operating Officer and Trustee
                                  (Term will expire in 1998)
 Thomas J. Hynes............  57 Independent Trustee (Term will expire in 1999)
 Barry J. C. Parker.........  49 Independent Trustee (Term will expire in 1999)
 Dr. Leonard M. Riggs, Jr...  54 Independent Trustee (Term will expire in 1998)
 Ronald G. Steinhart........  56 Independent Trustee (Term will expire in 1998)
 Lawrence A. Wilson.........  61 Independent Trustee (Term will expire in 1997)
 Dennis J. DuBois...........  51 Executive Vice President and Managing
                                  Director, Southwest Region
 Richard J. Bartel..........  46 Executive Vice President--Financial Operations
                                  and Administration, and Chief Administrative
                                  Officer
 Mark R. Doran..............  42 Executive Vice President and Chief Financial
                                  Officer
 Lawrence J. Krueger........  41 Executive Vice President and Managing
                                  Director, Midwest Region
 James B. Meyer.............  37 Senior Vice President and Managing Director,
                                  Southeast Region
 David Robertson............  40 Senior Vice President and Managing Director,
                                  Western Region
 Robert K. Wiberg...........  41 Senior Vice President and Managing Director,
                                  Mid-Atlantic Region

  The following are biographical summaries of the Trustees and executive officers of the Company:

  Michael V. Prentiss serves as Chairman of the Board and Chief Executive Officer of the Company. Mr. Prentiss, the founder and majority owner of Prentiss Properties Limited, Inc. ("PPL"), has over 25 years experience in real estate development, acquisitions, and investment management and has acquired or developed properties with an aggregate value in excess of $2 billion. From 1987 to 1992 he served as President and Chief Executive Officer of PPL, and since 1992, he has served as its Chairman and Chief Executive Officer. From 1978 to 1987, Mr. Prentiss served as President of Cadillac Fairview Urban Development, Inc. ("Cadillac Urban"), Executive Vice President and member of the Board of Trustees of The Cadillac Fairview Corporation Limited ("Cadillac Fairview"), and a member of Cadillac Fairview's Executive Committee. Cadillac Urban was the largest business unit of Cadillac Fairview, responsible for all of its office, mixed-use and suburban office park development activity in the U.S. and Canada. Prior to 1978, Mr. Prentiss was President of Ackerman Development Company. Mr. Prentiss is a Baker Scholar graduate of the Harvard Graduate School of Business Administration. He holds a Bachelor of Science degree in Civil Engineering and a B.A. degree in Business Administration from Washington State University.

  Thomas F. August serves as President, Chief Operating Officer and a Trustee of the Company. Prior to the IPO, Mr. August served as President and Chief Operating Officer of PPL since 1992. From 1987 to 1992, Mr. August served as Executive Vice President and Chief Financial Officer of PPL. From 1985 to 1987, Mr. August served in executive capacities with Cadillac Urban. Prior to joining Cadillac Urban in 1985, Mr. August was Senior Vice President of Finance for Oxford Properties, Inc., in Denver, Colorado, an affiliate of a privately-held Canadian real estate firm. Previously, he was a Vice President of Citibank, responsible for real estate lending activities in the upper Midwest. Mr. August holds a B.A. degree from Brandeis University and an M.B.A. degree from Boston University.

  Thomas J. Hynes serves as an Independent Trustee of the Company. Mr. Hynes is President and Chief Executive Officer of Meredith & Grew Incorporated, a Boston-based real estate brokerage firm, and has served in that capacity since 1988. Mr. Hynes has been employed by Meredith & Grew Incorporated since 1965 in which time he has held various offices. Mr. Hynes holds a B.A. degree from Boston College.

  Barry J. C. Parker serves as an Independent Trustee of the Company. Mr. Parker is the immediate past Chairman of the Board, President and Chief Executive Officer of County Seat, Inc., a nationwide chain of 750 specialty apparel stores. Prior to joining County Seat, Inc. in 1985, Mr. Parker worked for the Children's Place, Inc. for 10 years and held various offices with that company including Senior Vice President and Chief Financial Officer, and Vice President and General Merchandising Manager. Mr. Parker worked for Federated Department Stores, Inc. prior to 1975 and held various management positions with that company's F&R Lazarus Department Store division. Mr. Parker holds a B.A. degree from Washington University in St. Louis and an M.B.A. degree from the University of Pennsylvania's Wharton School of Finance and Commerce.

  Dr. Leonard M. Riggs, Jr. serves as an Independent Trustee of the Company. Dr. Riggs is Chairman and Chief Executive Officer of EmCare, Holdings Inc., a publicly-held physician practice management company specializing in emergency medicine. Dr. Riggs founded EmCare Holdings, Inc. as Emergency Health Service Associates in 1972. Dr. Riggs has also served as the Director of Emergency Medicine at Baylor University Medical Center since 1974. Dr. Riggs is past president of the American College of Emergency Physicians and is a director and member of the compensation committee of American Oncology Resources, Inc. He holds a B.S. degree from Centenary College of Shreveport, Louisiana and an M.D. degree from the University of Texas Southwestern Medical School in Dallas, Texas.

  Ronald G. Steinhart serves as an Independent Trustee of the Company. Mr. Steinhart is Chairman and Chief Executive Officer, Commercial Banking Group, Banc One Corporation and has served in that capacity since 1995. He was also appointed as Regional Executive for Banc One Corporation's operations in Oklahoma, Arizona, Colorado and Utah earlier this year. Prior to 1995, Mr. Steinhart served as President and Chief Operating Officer of Banc One Texas, N.A. to which he was appointed in 1992 in connection with the merger of Team Bank into Banc One Texas, N.A. Prior to that merger, Mr. Steinhart served as Chairman and Chief Executive Officer of Team Bank, which he founded as Deposit Guaranty Bank in 1988. Mr. Steinhart served as President and Chief Operating Officer of InterFirst Corporation from 1981 to 1987. Prior to joining InterFirst Corporation in 1980, Mr. Steinhart organized investors to charter and purchase six banks. Mr. Steinhart holds a B.A. degree in accounting and a M.S. in finance from the University of Texas in Austin. He is also a Certified Public Accountant.

  Lawrence A. Wilson serves as an Independent Trustee of the Company. Mr. Wilson is President and Chief Executive Officer of HCB Contractors, a construction and project management company that is a subsidiary of the Beck Group. Mr. Wilson also serves as a director of TU Electric. Mr. Wilson holds a L.L.B. degree from the Woodrow Wilson College of Law in Atlanta, Georgia and is a graduate of the Emory University Advanced Management Program.

  Dennis J. DuBois serves as Executive Vice President and Managing Director, Southwest Region of the Company. Prior to the IPO, Mr. DuBois served as Executive Vice President of PPL since 1994 and from 1987 to 1993 as its General Counsel. He has more than 22 years of real estate experience in acquisitions, development and leasing of major buildings and mixed-use urban properties. Beginning in 1981, Mr. DuBois served as General Counsel for Cadillac Urban. Before joining Cadillac Urban in 1981, Mr. DuBois was a partner in a prominent Baltimore law firm. Mr. DuBois holds a B.A. degree from the University of Massachusetts and a J.D. from the University of Maryland Law School. He is a member of the Order of the Coif and a member of the Bar in the state of Maryland.

  Richard J. Bartel serves as Executive Vice President--Financial Operations and Administration and Chief Administrative Officer. Mr. Bartel served in similar capacities for PPL since 1995, overseeing the operating aspects of its property management business, including quality control, management training and day-to-day operations. He directed financial operations and administration, including accounting and reporting, taxes, insurance and human resources. Mr. Bartel served as Senior Vice President of Financial Operations of PPL from 1989 to 1995, Vice President of Financial Operations of PPL from 1987 to 1989 and Vice President of Financial Operations of Cadillac Urban from 1986 to 1987. Mr. Bartel holds a B.S. degree in Accounting from the

University of Illinois and a Masters in Management from Northwestern University's Kellogg Graduate School of Management. He is also a Certified Public Accountant.

  Mark R. Doran serves as Executive Vice President and Chief Financial Officer of the Company. Mr. Doran is responsible for the investment and financing activities of the Company. Prior to the IPO, he served in similar capacities for PPL. In 1992 and 1993, Mr. Doran served as Senior Vice President and Treasurer of PPL, and in 1990 and 1991 he served as its Vice President and Treasurer. Prior to joining PPL in 1990, Mr. Doran served as Senior Vice President for Lincoln Property Company, where he was responsible for the financing of Lincoln's commercial projects throughout the United States. Mr. Doran holds an M.B.A. degree and a B.B.A. degree in Accounting from Baylor University and is a member of the Urban Land Institute and the National Association of Real Estate Investment Trusts.

  Lawrence J. Krueger serves as Executive Vice President and the Managing Director of the Company's Midwest region. Prior to the IPO, Mr. Krueger served in that capacity for PPL since 1994. He also has primary responsibility for the development and construction of the 525-acre Continental Executive Parke office and light industrial complex in suburban Chicago. He served as Senior Vice President--Development of PPL from 1990 to 1994, Vice President-- Development of PPL from 1987 to 1990 and Vice President--Development Cadillac Urban from 1986 to 1997. Mr. Krueger holds a B.A. degree in Business from Indiana University and a Masters degree in Urban Land Economics and Real Estate Investment Analysis from the University of Wisconsin, Madison. He is a member of the National Association of Industrial and Office Parks, the Industrial Development Research Council and the Japan-American Society of Chicago.

  James B. Meyer serves as Senior Vice President and the Managing Director of the Company's Southeast region. Prior to the IPO, he served in similar capacities for PPL, since 1995, was Senior Vice President from 1994 to 1995 and was a Vice President from 1990 to 1994. Mr. Meyer was also responsible for the acquisition of the 500,000 square foot Cumberland Office Park in Atlanta and the development and sale of One Atlantic Center (IBM Tower), a 1.1 million net rentable square foot landmark building in Midtown Atlanta. Prior to 1990, Mr. Meyer worked in various capacities for Cadillac Fairview, which he joined in 1984. Mr. Meyer holds an M.B.A. from the University of Pennsylvania's Wharton School of Finance and Commerce and a B.S. degree in civil engineering from Purdue University. He has served on the Boards of the Midtown Alliance, Downtown Atlanta Partnership, and numerous other civic and professional organizations.

  David Robertson serves as Senior Vice President and the Managing Director of the Company's Western region. Prior to the IPO, he served in similar capacities for PPL, since 1995, a Vice President since 1993 and a General Manager since 1990. From 1986 to 1990, he worked in various capacities for Cadillac Fairview. Before joining Cadillac Fairview in 1986, Mr. Robertson was responsible for the management of various properties for Gerald D. Hines Interests and Henry S. Miller Management Corporation in Dallas. Mr. Robertson holds a California Real Estate License, and is a candidate for the Certified Property Manager designation from the Institute of Real Estate Management. He received a B.S. in banking and finance from Mississippi State University, and is actively involved in the Institute of Real Estate Management and the Building Owners and Managers Association.

  Robert K. Wiberg serves as Senior Vice President and the Managing Director of the Company's Mid-Atlantic region. Prior to the IPO, Mr. Wiberg served in a similar capacity to PPL since 1995 and a Vice President for Development and Acquisitions since 1990. Prior to joining Cadillac Fairview in 1984, Mr. Wiberg was employed by Caldwell Banker in its Los Angeles office. As Vice President of Development and Acquisitions, Mr. Wiberg was responsible for PPL's development in Washington, D.C. and Northern Virginia, including the Fairview Park project. Mr. Wiberg holds an M.B.A. degree from the University of California, at Berkeley; a Masters degree in City and Regional Planning from Harvard University, and a B.A. degree from Cornell University.

BOARD OF TRUSTEES

  The business and affairs of the Company are managed under the direction of the Board of Trustees, which has seven members, five of whom are Independent Trustees.

  Pursuant to the terms of the Company's Declaration of Trust, the Trustees are divided into three classes. One class holds office initially for a term expiring at the annual meeting of shareholders to be held in 1997, a second class holds office initially for a term expiring at the annual meeting of shareholders to be held in 1998, and a third class holds office initially for a term expiring at the annual meeting of shareholders to be held in 1999. At each annual meeting of the shareholders of the Company, the successors to the class of Trustees whose terms expire at that meeting will be elected to hold office for a term continuing until the annual meeting of shareholders held in the third year following the year of their election and the election and qualification of their successors. See "Certain Provisions of Maryland Law and of the Company's Declaration of Trust and Bylaws."

  The Continuing Investors have a right, exercisable within one year of the closing of the IPO (October 22, 1997), to nominate one person acceptable to management as a Trustee. The Company is obligated to facilitate a shareholder vote on such nominee at a special shareholders meeting to be called upon such nomination. At such meeting, management will endorse the nominee for election as a Trustee for a term expiring no less than one year after the election. If elected, such nominee will have such rights, powers and obligations as any other single Trustee of the Company possesses. Such a Trustee will not be an Independent Trustee.

COMMITTEES OF THE BOARD OF TRUSTEES

  Audit Committee. The Board of Trustees of the Company has established an Audit Committee consisting of two Independent Trustees--Messrs. Parker and Riggs. The Audit Committee makes recommendations concerning the engagement of independent public accountants, reviews with the independent public accountants the plans and results of the audit engagement, approves professional services provided by the independent public accountants, reviews the independence of the independent public accountants, considers the range of audit and non-audit fees and reviews the adequacy of the Company's internal accounting controls.

  Executive Compensation Committee. The Board of Trustees established a Compensation Committee (the "Compensation Committee") consisting of three of the Independent Trustees (Messrs. Hynes, Riggs and Wilson) to determine compensation for the Company's executive officers and to implement the Company's 1996 Share Incentive Plan.

  The Board of Trustees does not have a standing nominating committee. The full Board of Trustees performs the functions of such a committee.

COMPENSATION OF TRUSTEES

  The Company pays its Trustees who are not officers of the Company fees for their services as trustees. Each such Trustee receives annual compensation of $10,000 in Common Shares payable quarterly and a fee of $1,250 plus expenses for attendance in person at each meeting of the Board of Trustees, $250 for each telephonic meeting of the Board of Trustees and $500 for each committee meeting attended. In addition, each such Trustee has received options under the 1996 Trustees' Share Incentive Plan (the "Trustees' Plan") to purchase 10,000 Common Shares at an exercise price equal to the Offering Price, which options will vest in equal installments over a four-year period on the anniversary of the date of grant. Officers of the Company who are Trustees will not be paid any trustee fees.

EXECUTIVE COMPENSATION

  The following table sets forth the base compensation to be awarded to the Company's Chief Executive Officer and the other five most highly compensated executive officers of the Company during the fiscal year ending December 31, 1996 (collectively the "Named Executive Officers").

                           SUMMARY COMPENSATION TABLE

                                            ANNUAL COMPENSATION                     LONG-TERM COMPENSATION
                                  --------------------------------------- ------------------------------------------
                                                                                     SECURITIES
                                                                          RESTRICTED UNDERLYING
                                                           OTHER ANNUAL     STOCK     OPTIONS        ALL OTHER
NAME AND PRINCIPAL POSITION  YEAR SALARY($)/(1)/ BONUS($) COMPENSATION($) AWARDS($)   SARS(#)   COMPENSATION($)/(2)/
---------------------------  ---- -------------- -------- --------------- ---------- ---------- --------------------
Michael V. Prentiss
  Chairman of the Board of
  Trustees and CEO........   1996     35,014       N/A         5,283         None     386,762           None
Thomas F. August
  President and COO.......   1996     34,041       N/A          None         None     173,944           None
Richard J. Bartel
  Executive Vice
  President...............   1996     31,123       N/A          None         None      85,000           None
Mark R. Doran,
  Executive Vice President
  and CFO.................   1996     29,178       N/A          None         None      75,000           None
Dennis J. DuBois
  Executive Vice
  President...............   1996     29,178       N/A          None         None      64,366           None
Lawrence J. Krueger,
  Executive Vice
  President...............   1996     31,123       N/A          None         None     125,000           None

--------
/(1)/ Salaries presented represent the amounts paid to the respective executive officers for the period October 22, 1996 (inception of operations) through December 31, 1996.

/(2)/ The executive officers, receive health and disability insurance benefits which do not exceed 10% of their respective salaries. These benefits are also provided to all other employees of the Company.

  The following table sets forth the stock options granted to the Named Executive Officers during the fiscal year ended December 31, 1996.

                       OPTION GRANTS IN LAST FISCAL YEAR

                                                                                           POTENTIAL REALIZABLE VALUE AT
                                                                                           ASSUMED ANNUAL RATE OF SHARE
                                             INDIVIDUAL GRANTS                             PRICE APPRECIATION FOR OPTION
                  ----------------------------------------------------------------------- -------------------------------
                  NUMBER OF
                  SECURITIES                OPTIONS               MARKET PRICE
                  UNDERLYING    % OF      GRANTED TO  EXERCISE OR  ON DATE OF
                   OPTIONS     OPTIONS    EMPLOYEE IN BASE PRICE     GRANT     EXPIRATION
  NAME            GRANTED(#) GRANTED/(1)/ FISCAL YEAR  ($/SHARE)   ($/SHARE)      DATE    0%($)     5%($)       10%($)
  ----            ---------- ------------ ----------- ----------- ------------ ---------- ------------------ ------------
Michael V.
 Prentiss.......   386,762       23.4%      386,762     $20.00       $20.00     10/16/06      0  $ 4,864,615 $ 12,327,961
Thomas F.
 August.........   173,944       10.5       173,944      20.00        20.00     10/16/06      0    2,187,833    5,544,430
Richard J.
 Bartel.........    75,000        4.5        75,000      20.00        20.00     10/16/06      0      943,335    2,390,610
Richard J.
 Bartel.........    10,000         .6        10,000     23.375       23.375     12/17/06      0      147,003      372,537
Mark R. Doran ..    50,000        3.0        50,000      20.00        20.00     10/16/06      0      628,890    1,593,740
Mark R. Doran ..    25,000        1.5        25,000     23.375       23.375     12/17/06      0      367,508      931,342
Dennis J.
 DuBois.........    39,366        2.4        39,366      20.00        20.00     10/16/06      0      495,138    1,254,783
Dennis J.
 DuBois.........    25,000        1.5        25,000     23.375       23.375     12/17/06      0      367,508      931,342
Lawrence J.
 Krueger........    75,000        4.5        75,000      20.00        20.00     10/16/06      0      943,335    2,390,610
Lawrence J.
 Krueger........    50,000        3.0        50,000     23.375       23.375     12/17/06      0      735,015    1,862,684

--------
/(1)/ Represents the percentage of options granted to all employees during the year.

  The following table sets forth the information with respect to the exercisability of the stock options held by the Named Executive Officers during the year ended December 31, 1996. None of the Options granted by the Company were exercisable in 1996.

                       AGGREGATED YEAR-END OPTION VALUES

                         NUMBER OF SECURITIES UNDERLYING UNEXERCISED
   NAME                              OPTIONS AT YEAR END             VALUE OF UNEXERCISED OPTIONS AT YEAR END
   ----                  ------------------------------------------- ----------------------------------------
Michael V. Prentiss.....                   386,762                                  $1,933,810
Thomas F. August........                   173,944                                     869,720
Richard J. Bartel.......                    85,000                                     391,250
Mark R. Doran...........                    75,000                                     290,625
Dennis J. DuBois........                    64,360                                     237,455
Lawrence J. Krueger.....                   125,000                                     456,250

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION ON COMPENSATION DECISIONS

  During 1996, the Company's Compensation Committee of the Board of Trustees consisted of three Independent Trustees (Messrs. Hynes, Riggs and Wilson), none of whom was, prior to or during 1996, an officer or employee of the Company. None of such persons had any relationships requiring disclosure under applicable rules and regulations. The Company did not have a policy during 1996 prohibiting its executive officers from participating in deliberations of the Board of Trustees regarding executive compensation. Consequently, Messrs. Prentiss and August, who are also trustees of the Company, were present during deliberations of the Board of Trustees regarding executive compensation during 1996. Messrs. Prentiss and August, in their capacities as trustees.

EMPLOYMENT AGREEMENTS

  Messrs. Prentiss and August have entered into employment agreements with the Company. Each agreement is for an initial term of three years, which will be automatically renewed for successive one-year periods unless otherwise terminated. The agreements provide for base annual compensation (as set forth in "--Executive Compensation" above) and incentive compensation to be determined by the Compensation Committee (within the terms set forth in "--Incentive Compensation Program" below). Each employment agreement provides that the Compensation Committee may approve increases in the base salaries. Each of the employment agreements provides for certain severance payments in the event of disability or termination by the Company without cause or by the employee with cause. No other employee of the Company will be employed pursuant to an employment agreement.

  The terms of Messrs. Prentiss's and August's employment agreements require that Messrs. Prentiss and August devote substantially all of their business time to the affairs of the Company. These agreements also, subject to certain exceptions, prohibit them from engaging, directly or indirectly, during the term of their employment or the Noncompetition Period (as defined below), in any activity anywhere in the U.S. that competes with the Company (the "Competitive Activities"). These provisions of each employment agreement survive the termination of such agreement until the expiration of the Noncompetition Period. The "Noncompetition Period" is the period beginning on the date of the termination of employment with the Company and ending on the second anniversary of such date.

  Mr. DuBois entered into a noncompetition agreement with the Company that, subject to certain limited exceptions, prohibit him from engaging, directly or indirectly, in Competitive Activities in the Southwestern U.S., during the Noncompetition Period. In the event of an involuntary termination of Mr. DuBois' employment, this agreement does not prohibit him from engaging in Competitive Activities, but, during the Noncompetition Period, do prohibit him from (1) soliciting any employee of the Company to leave his job and (ii) soliciting any client or identified potential client of the Company during the Noncompetition Period.

1996 SHARE INCENTIVE PLAN

  Prior to IPO, the Board of Trustees adopted, and the then sole shareholder of the Company approved, the 1996 Plan for the purpose of attracting and retaining executive officers, directors and employees. The 1996 Plan is administered by the Compensation Committee of the Board of Trustees, or its delegate. The Compensation Committee may not delegate its authority with respect to grants and awards to individuals subject to Section 16 of the Exchange Act. As used in this summary, the term "Administrator" means the Compensation Committee or its delegate, as appropriate.

  Officers and other employees of the Company and any Affiliate generally are eligible to participate in the 1996 Plan. The term "Affiliate" means any entity under common control with the Company within the meaning of Code section 414(b) or (c) and any subsidiary or parent corporation within the meaning of Code section 424. The Administrator selects the individuals who will participate in the 1996 Plan ("Participants"). No Participant may be granted, in any calendar year, options that cover more than 390,000 Common Shares or Share Appreciation Rights ("SARs") that cover more than 390,000 Common Shares. Options granted with tandem SARs shall be treated as a single award for purposes of applying the limitation in the preceding sentence. No Participant may be issued, in any calendar year, more than 50,000 Common Shares pursuant to an award of Restricted Shares (defined below) or Performance Shares (defined below) for more than 50,000 Common Shares.

  The 1996 Plan authorizes the issuance of up to 2,030,000 Common Shares. The Plan provides for the grant of (i) share options not intended to qualify as incentive stock options under Section 422 of the Code, (ii) Performance Shares, (iii) SARs, issued alone or in tandem with options, (iv) Restricted Shares, which are contingent upon the attainment of performance goals or subject to vesting requirements or other restrictions and (v) incentive awards. The Administrator shall prescribe the conditions which must occur for Restricted Shares to vest or for Performance Shares to vest and incentive awards to be earned. The Plan also allows for the issuance of shares upon the exercise of an option or SAR or the vesting or settlement of a restricted share award or performance share award granted to employees of the Company's subsidiaries, Prentiss Properties Limited, Inc.; Prentiss Properties Limited II, Inc.; or Prentiss Properties Management, L.P. under compensation plans maintained by such employers; provided that the Company itself receives payment of the purchase price. The purchase price must equal the market value of the shares issued; the difference between what the employee pays and that price will be paid by the subsidiary employer.

  In connection with the grant of options under the 1996 Plan, the Administrator will determine the option exercise period and any vesting requirements. The initial options granted under the Plan will have 10-year terms and will become exercisable for one-third of the covered shares (disregarding fractional shares, if any) on the first and second anniversaries of the date of grant, and for the balance of the shares on the third anniversary of the date of grant subject to acceleration of vesting upon a change in control of the Company (as defined in the 1996 Plan). An option may be exercised for any number of whole shares less than the full number for which the option could be exercised. A Participant will have no rights as a shareholder with respect to Common Shares subject to his or her option until the option is exercised. To the extent an option has not become exercisable at the time of a Participant's termination of employment, it will be forfeited unless the Administrator exercises its discretion to accelerate vesting for the Participant. If a Participant is terminated due to dishonesty or similar reasons, all unexercised options, whether vested or unvested, will be forfeited. Any Common Shares subject to options which are forfeited (or expire without exercise) pursuant to the vesting requirement or other terms established at the time of grant will again be available for grant under the 1996 Plan. The exercise price of options granted under the 1996 Plan may not be less than the fair market value of the Common Shares on the date of grant. Payment of the exercise price of an option granted under the 1996 Plan may be made in cash, cash equivalents acceptable to the Compensation Committee or, if permitted by the option agreement, by exchanging Common Shares having a fair market value equal to the option exercise price.

  SARs may be awarded independently or in relation to an option. SARs entitle the Participant to receive, with respect to each Common Share encompassed by the exercise of such SAR, an amount determined by the Administrator. In the absence of such a determination, the Participant will be entitled to receive the excess of the fair market value of a Common Share on the date of exercise over the Initial Value. "Initial Value" means, for purposes of SARs granted independently of options, the fair market value of one Common Share on the date the SAR was granted. With respect to SARs awarded in relation to an option, "Initial Value" means the option price per share of the related option.

  To date, the Company has granted options for 1,651,938 Common Shares to employees and officers, including the officers named in "--Executive Compensation" above.

  No option, SAR, Restricted Shares, incentive award or Performance Shares may be granted under the 1996 Plan after December 31, 2006. The Board may amend or terminate the 1996 Plan at any time, but an amendment will not become effective without shareholder approval if the amendment materially (i) increases the number of shares that may be issued under the 1996 Plan (other than an adjustment or automatic increase described above); (ii) changes the eligibility requirements; or (iii) increases the benefits that may be provided under the 1996 Plan. No amendment will affect a Participant's outstanding award without the Participant's consent.

INCENTIVE COMPENSATION

  The Company may award incentive compensation to employees of the Company and its subsidiaries, including incentive awards under the 1996 Plan that may be earned on the attainment of performance objectives stated with respect to criteria described above or other performance-related criteria. The Compensation Committee may, in its discretion, approve bonuses to executive officers and certain other officers and key employees if the Company achieves Company-wide, regional and/or business unit performance objectives determined by it each year. To the extent a bonus exceeds 100% of such an employee's base salary, the Company may pay such excess in Restricted Shares.

THE TRUSTEES' PLAN

  Prior to the IPO, the Board of Trustees also adopted, and the Company's then sole shareholder approved, the Trustees' Plan to provide incentives to attract and retain Independent Trustees.

  The Trustees' Plan provides for the grant of options and the award of Common Shares to each eligible Trustee of the Company. No Trustee who is an employee of the Company or a subsidiary of the Company is eligible to participate in the Trustees' Plan.

  The Trustees' Plan provides that each Independent Trustee who was a member of the Board of Trustees on the effective date of the IPO (a "Founding Trustee") was granted an option for 10,000 Common Shares. Each Independent Trustee who is not a Founding Trustee will receive an option for 10,000 Common Shares on the date of the first Board of Trustees meeting following the annual meeting of shareholders at which the Independent Trustee is first elected to the Board of Trustees; provided, however, that an Independent Trustee (other than a Founding Trustee) who is first elected or appointed to the Board of Trustees other than at an annual meeting of shareholders shall receive an option for 10,000 Common Shares on the date of such election or appointment. The exercise price of options shall be the fair market value of a Common Share on the date of grant. The exercise price of options granted under the Trustees' Plan may be paid in cash, acceptable cash equivalents, Common Shares or a combination thereof. Options issued under the Trustees' Plan are exercisable for ten years from the date of grant.

  An option granted under the Trustees' Plan shall become exercisable for 2,500 shares on each of the first through fourth anniversaries of the date of grant, provided that Trustee is a member of the Board of Trustees on such Award Date. The term "Award Date" means the date of the first Board meeting after each annual meeting of the Company's shareholders during the term of the Plan. To the extent an option has become exercisable under the Trustees' Plan, it may be exercised whether or not the Trustee is a member of the Board on the date or dates of exercise. An option may be exercised for any number of whole shares less than the full number for which the option could be exercised. A Trustee will have no rights as a shareholder with respect to Common Shares subject to his or her option until the option is exercised.

  Each Independent Trustee will also receive quarterly an award of Common Shares. Awards will be made on each January 1, April 1, July 1 and October 1 (each date, a "Quarterly Award Date") during the term of the Trustees' Plan. Each Independent Trustee will receive, on each Quarterly Award Date on which he or she is a member of the Board of Trustees, the number of Common Shares having a fair market value on that date that as nearly as possible equals, but does not exceed, $2,500. A Trustee will be immediately and fully vested in all such Common Shares awarded to him or her under the Trustees' Plan.

  The terms of outstanding options, the number of Common Shares for which options will thereafter be awarded, and the number of Common Shares to be awarded on a Quarterly Award Date shall be subject to adjustment in the event of a share dividend, share split, combination, reclassification, recapitalization or other similar event.

  The Trustees' Plan provides that the Board of Trustees may amend or terminate the Trustees' Plan. An amendment will not become effective without shareholder approval if the amendment materially changes the eligibility requirements, increases the aggregate number of Common Shares that may be issued under the Trustee Plan or increases the benefits that may be provided under the Trustees' Plan. No options for Common Shares may be granted and no Common Shares may be awarded under the Trustees' Plan after December 31, 2002.

SAVINGS PLAN

  The Company has assumed and continued, and the Operating Partnership and designated subsidiaries, including the Manager (each, a "Participating Employer"), have adopted, the Employee Savings Plan & Trust (the "401(k) Plan") of a member of the Prentiss Group which was originally adopted in 1987. Prior service with such Prentiss Group Member is credited in full as service with the Company or a Participating Employer for all purposes under the 401(k) Plan, including eligibility and vesting.

  Each employee of the Company and a Participating Employer may enroll in the 401(k) Plan on March 1, June 1, September 1, and December 1 after completing one year and 1,000 hours of service and attaining age 21 (an enrolled employee is a "Plan Participant"). Plan Participants are immediately vested in their pre-tax and after-tax contributions, matching and discretionary Company contributions, and earnings thereon.

  The 401(k) Plan permits each Plan Participant to elect to defer up to 15% of base compensation, subject to the annual statutory limitation ($9,500 for 1996) prescribed by Section 402(g) of the Code, on a pre-tax basis.

Plan Participants may also elect to make an after-tax contribution of up to 8% of their base compensation. The Company and the Participating Employers will make matching contributions equal to 25% of amounts deferred up to $500 in deferrals. The Company and the Participating Employers may also make annual contributions if the Company achieves certain performance objectives to be determined on an annual basis by the Compensation Committee. Matching and discretionary contributions will be made in cash or Common Shares.

SHARE PURCHASE PLAN

  The Company has adopted a "Share Purchase Plan." Under the Share Purchase Plan, employees of the Company and the Company's subsidiaries are able to purchase Common Shares directly from the Company at a 15% discount to the lesser of the market value at the date of purchase or the market value at the date the option to purchase the shares was granted. Purchases may be made by any employee with more than one full year of continuous employment on the last business day each of June and December. An employee's purchases, on an annual basis, under the Share Purchase Plan will be limited to the lesser of 15% of the employee's base salary or $25,000. The maximum number of Common Shares that may be purchased under the Share Purchase Plan is 500,000. Common Shares may be issued under the Share Purchase Plan to employees of the Company's subsidiaries upon the exercise of an option granted by any of such subsidiaries and upon payment of the purchase price to the Company. The purchase price per Common Share for Common Shares issued to employees of the Company's subsidiaries will be the fair market value on the day preceding the date the Common Shares are issued; the difference between what the employee pays and that price will be paid by the subsidiary employer. Employees who participate in the plan described in the preceding sentence will recognize income, and the Company will be allowed a business expense deduction, equal to the discount at the time of a purchase.

INDEMNIFICATION

  For a description of the limitation of liability and indemnification rights of the Company's officers and Trustees, see "Certain Provisions of Maryland Law and of the Company's Declaration of Trust and Bylaws--Limitation of Liability and Indemnification."

                            FORMATION TRANSACTIONS

  The Company was formed to continue and expand the Prentiss Group's national acquisition, property management, leasing, development and construction businesses and to acquire 87 of the Properties. Prior to or simultaneous with the closing of the IPO, the Company engaged in the Formation Transactions described below, which were designed to consolidate the ownership of the Properties and the Prentiss Properties Service Business in the Company, to facilitate the IPO and to enable the Company to qualify as a REIT commencing with its short taxable year ending December 31, 1996.

  The Formation Transactions included the following, which occurred in connection with the closing of the IPO:

  . The Company sold to the public 16,000,000 Common Shares and issued
    1,879,897 Common Shares to the Continuing Investors in exchange for a portion of their interests in the Operating Partnership. The Company transferred (i) approximately 29.7% of the net proceeds of the IPO to the former limited partners of the Operating Partnership, which include the Continuing Investors, in exchange for the remaining portion of their interests in the Operating Partnership, (ii) 70.1% directly to the Operating Partnership in exchange for Units, and (iii) approximately .2% of the net proceeds of the IPO to the General Partner, which the General Partner contributed to the Operating Partnership in exchange for a 0.2% general partnership interest in the Operating Partnership.

  . The Operating Partnership was an affiliate of the Prentiss Group. The
    Prentiss Group members who collectively serve as the limited partners of the Operating Partnership contributed to the Operating Partnership all of their interests in the Properties and certain management contracts of PPL in exchange for 3,295,995 Units. The various Prentiss Group interests were accounted for at their historical cost with any excess paid recorded as a distribution.

  . The interests of the pre-IPO limited partners of the Operating
    Partnership were acquired by the Company in exchange for Common Shares and cash. The pre-IPO limited partners received $87.4 million in cash and 1,879,897 Common Shares for their interests. The acquisition of the Continuing Investors' interests were accounted for using purchase accounting based on the cash paid and the value of the Common Shares issued to them, resulting in an incremental increase in the basis of the Predecessor Company's real estate.

  . The Prentiss Group member that served as general partner of the Operating
    Partnership prior to the IPO converted its interest into a limited partnership interest and distributed the Units representing such interest to its partners, all of whom are members of the Prentiss Group and are limited partners of the Operating Partnership.

  . The Units received by the Prentiss Group in connection with the Formation
    Transactions had a total value of approximately $65.9 million based on the IPO offering price of $20 per Common Share and are redeemable for cash or Common Shares on a one for one basis, no earlier than two years after the closing date of the IPO.

  . Michael Prentiss, the Chairman and Chief Executive Officer of the
    Company, contributed cash in an amount equal to 5% of the equity value of the Manager in exchange for all of the voting common stock of the Manager, which stock represents 5% of the ownership interest in such company. The Manager recorded the receipt of cash and the 5% voting interest. The Manager is included in the financial information under the equity method of accounting due to the Operating Partnership's ownership of a non-controlling, non-voting interest in the Manager.

  . The Operating Partnership contributed a portion of the Prentiss
    Properties Service Business as required for the Company to maintain its status as a REIT to the Manager in exchange for all of the non-voting common stock of the Manager, which stock represents 95% of the ownership interest in such company, and promissory notes in the aggregate principal amount of $34.75 million, bearing interest at an annual rate of 13%. Accrued interest on the outstanding principal balance of the notes is paid monthly. No principal on the notes is due in the first three years, after which time 10% of the initial principal balance will be repaid each year for 10 years. Due to the affiliation of the Manager and the Operating Partnership, the Notes have been classified in shareholders' equity. Due to the capital nature of this transaction, interest income and expense amounts are recorded directly to shareholders' equity.

  . The Operating Partnership borrowed $56.2 million from an affiliate of Lehman to fund the acquisition of a portion of the Initial Properties.

  . The Operating Partnership used approximately $55.0 million of the net proceeds of the IPO to acquire interests in certain Properties from an affiliate of Lehman, and used approximately $62.9 million of the net proceeds of the IPO to repay mortgage loans made by an affiliate of Lehman and secured by certain of such Properties.

  . The Operating Partnership used approximately $147.2 million of the net proceeds of the IPO (and the proceeds from the loans from an affiliate of Lehman) to acquire certain Properties from an affiliate of the Prentiss Group.

  . The Operating Partnership used approximately $36.2 million of the net proceeds of the IPO to repay indebtedness secured by certain Properties held by the Operating Partnership prior to the IPO or acquired from the Prentiss Group. "Certain Relationships and Transactions."

  . The Operating Partnership used approximately $33.3 million of the net proceeds of the IPO (and the proceeds from the loans from an affiliate of Lehman) to acquire certain Properties from a third party.

  . The Operating Partnership used approximately $1.3 million of the net proceeds of the IPO to pay prepayment penalties associated with all of the debt to be repaid in the Formation Transactions. The accounting treatment for the prepayment penalties will be a charge to equity.

  . The Company sold an additional 2,400,000 Common Shares to cover the IPO underwriter's over-allotments. The Company used the net proceeds of approximately $44.6 million of the sale of these Common Shares to repay indebtedness incurred in connection with the acquisition of certain Properties.

                    CERTAIN RELATIONSHIPS AND TRANSACTIONS

  See "Formation Transactions" for a summary of certain related party transactions that were consummated prior to or simultaneously with the closing of the IPO.

BENEFITS TO RELATED PARTIES

  The Prentiss Group, including the Prentiss Principals, realized certain benefits as a result of the IPO and the Formation Transactions, including the following:

  Receipt of Units by the Prentiss Group. Members of the Prentiss Group received a total of 3,295,995 Units in consideration for their interests in certain and the Prentiss Properties Service Business in connection with the Formation Transactions. These Units (currently representing approximately 14.0% of the equity interests in the Company on a consolidated basis) had a total value of approximately $65.9 million based on the IPO offering price, compared to a net tangible book value of the assets contributed to the Operating Partnership by the Prentiss Group of approximately $5.2 million. The Company believes that the net tangible book value of the individual assets contributed to the Operating Partnership by the Prentiss Group (which reflects the historical cost of such assets less accumulated depreciation), was less than the aggregate current market value of such assets. Any time after two years following the closing of the IPO, the members of the Prentiss Group holding Units may, in accordance with the Operating Partnership Agreement, exchange all or a portion of such Units for cash or, at the election of the Company, Common Shares on a one-for-one basis. The Company currently expects that it will not elect to pay cash for Units in connection with any such exchange request, but instead will exchange Common Shares for such Units. The Units may provide the members of the Prentiss Group with increased liquidity and, until disposition of certain assets contributed to the Company, with continued deferral of the taxable gain associated with those assets.

  Increase in Prentiss Group's Net Tangible Investment. Members of the Prentiss Group realized an immediate increase of $45.3 million in the net tangible book value of their original $5.2 million investment in the Company. The immediate increase was derived from the difference between the net tangible assets per share before and after the Formation Transactions multiplied by the 3,295,995 Units received as consideration.

  Messrs. Prentiss and August Employment Agreements. Messrs. Prentiss and August entered into employment agreements with the Company. See "Management-- Employment Agreements."

  Options Granted. The Company granted to the Prentiss Principals, 70 employees of the Company and the Independent Trustees, options to purchase an aggregate of 1,651,938 Common Shares under the Company's 1996 Share Incentive Plan at the Offering Price, subject to certain vesting requirements. See "Management--1996 Share Incentive Plan."

  Maintenance of Debt for Benefit of Prentiss Principals. The Company agreed to maintain at least $1.3 million of indebtedness secured by certain of the Properties outstanding for three years and to permit certain Prentiss Group members to guaranty such debt through December 31, 1998 in order to defer certain tax consequences associated with the Formation Transactions.

  Restriction on Certain Transfers of The Plaza on Bachman Creek. The Company agreed that it will not dispose of The Plaza on Bachman Creek prior to December 31, 1999, unless such disposition is structured as a tax-deferred like-kind exchange under Section 1031 of the Code, in order to defer certain tax consequences associated with the transfer of the Property to the Company by the Prentiss Group.

SHARING OF OFFICES AND EMPLOYEES

  The Company shares the executive offices and certain employees with the Manager. Each company bears its share of costs including allocable portions of rent, salaries, office expenses, employee benefits and various fixtures and equipment. To the extent that services are provided between the companies, such services are charged at cost plus a mark up of 15%. The total of these charges paid by the Company from October 22, 1996 through December 31, 1996 totalled approximately $198,000.

TRANSACTIONS WITH AFFILIATES OF LEHMAN

  In connection with the IPO, (i) Lehman received a fee equal to 0.5% of the gross proceeds of the IPO for advisory services in connection with the evaluation, analysis and structuring of the Company's formation as a REIT,
(ii) affiliates of Lehman received $55.0 million of the net proceeds as consideration for the sale of such affiliates' interests in certain of the Initial Properties to the Company in the Formation Transactions, (iii) an affiliate of Lehman was repaid mortgage loans in the principal amount of approximately $62.9 million made by it to certain affiliates of the Company prior to the IPO and (iv) an affiliate of Lehman made two mortgage loans to the Company in the aggregate principal amount of $56.2 million. In February 1997, an affiliate of Lehman made a mortgage loan to the Company in the aggregate principal amount of $180.1 million, a portion of which proceeds were used to pay outstanding indebtedness of the Company, including the indebtedness to that affiliate of Lehman, incurred by the Company in the Formation Transactions. The Company has an agreement with an affiliate of Lehman to provide the New Acquisition Loan, which will have an aggregate principal amount of up to $120 million. The New Acquisition Loan is expected to close in mid-April of 1997. See "Underwriting" and "Management's Discussion and Analysis of Financial Condition and Results of Operations--Liquidity and Capital Results."

                     PRINCIPAL AND MANAGEMENT SHAREHOLDERS

  The following table sets forth the beneficial ownership of Common Shares of
(i) each person who is a shareholder of the Company owning more than 5% of the beneficial interest in the Company, (ii) each person who is a trustee or executive officer of the Company and (iii) the trustees and executive officers of the Company as a group. Unless otherwise indicated in the footnotes, all of such interests are owned directly, and the indicated person or entity has sole voting and investment power. The number of shares represents the number of Common Shares the person holds plus the number of shares for which Units held by the person are redeemable (if the Company elects to issue Common Shares rather than pay cash upon such redemption). The extent to which the persons hold Common Shares as opposed to Units is set forth in the notes.

                             NUMBER OF SHARES
                          AND UNITS BENEFICIALLY
                             OWNED AFTER THE     PERCENT OF ALL COMMON   PERCENT OF ALL
NAME OF BENEFICIAL OWNER         OFFERING        SHARES AND UNITS/(1)/ COMMON SHARES/(2)/
------------------------  ---------------------- --------------------- ------------------
Cohen & Steers Capital
 Management............         2,551,900                10.82%              12.58%
 757 Third Avenue
 New York, New York
  10017
TRUSTEES AND EXECUTIVE
 OFFICERS
Michael V.
 Prentiss/(3)(4)/......         2,615,262                11.09%              11.44%
Thomas F.
 August/(3)(5)/........           346,470                 1.47%               1.68%
Thomas J. Hynes/(6)/...             1,100                    *                   *
Barry J.C.
 Parker/(6)/...........             5,100                    *                   *
Dr. Leonard Riggs,
 Jr./(6)/..............             7,600                    *                   *
Ronald G.
 Steinhart/(6)/........             5,100                    *                   *
Lawrence A.
 Wilson/(6)/...........               100                    *                   *
Dennis J.
 DuBois/(3)(7)/........           213,010                  .90%               1.04%
Richard J.
 Bartel/(8)/...........             1,100                    *                   *
Mark R. Doran/(9)/.....               400                    *                   *
Lawrence J.
 Krueger/(10)/.........             1,000                    *                   *
James B.
 Meyer/(11)/...........               700                    *                   *
David C.
 Robertson/(11)/.......            10,000                    *                   *
Robert K.
 Wiberg/(11)/..........             1,000                    *                   *
                                ---------                -----               -----
All Trustees and
 executive officers (14
 persons)..............         3,207,942                13.61%              13.61%
                                =========                =====               =====

--------
* Less than 1%.
/(1)/ The total number of Common Shares outstanding used in calculating the percentage of all Common Shares and Units assumes that all of the Units are redeemed for Common Shares.
/(2)/ The total number of Common Shares outstanding used in calculating the percentage of all Common Shares assumes that only Units held by the person are redeemed for Common Shares.
/(3)/ Includes the principal's allocable share of Units held by PPL and various other Prentiss Group entities (including the trust discussed in 3 below) which received units in the Formation Transactions, in exchange for interests in Properties or the Prentiss Properties Service Business.
/(4)/ Excludes 386,762 Common Shares issuable upon the exercise of options granted under the 1996 Plan, which vest in equal installments on each of the first three anniversaries of the date of the grant. Includes Units redeemable for 336,000 Common Shares which are held in a trust of which Mr. Prentiss is a trustee, and in which Mr. Prentiss disclaims beneficial ownership.
/(5)/ Excludes 173,944 Common Shares issuable upon the exercise of options granted under the 1996 Plan, which vest in equal installments on each of the first three anniversaries of the date of the grant.
/(6)/ The Independent Trustees receive a fee of $10,000 per year payable quarterly in Common Shares. The table includes the shares that have been issued in 1997. Excludes 10,000 Common Shares issuable upon the exercise of options granted under the Trustees' Plan, which vest in equal installments over a four-year period on the anniversary date of the grant.
/(7)/ Excludes 39,366 and 25,000 Common Shares issuable upon the exercise of options granted under the 1996 Plan, which vest in equal installments on each of the first three anniversaries of the date of the grant.
/(8)/ Excludes 75,000 and 10,000 Common Shares issuable upon the exercise of options granted under the 1996 Plan, which vest in equal installments on each of the first three anniversaries of the date of the grant.
/(9)/ Excludes 50,000 and 25,000 Common Shares issuable upon the exercise of options granted under the 1996 Plan, which vest in equal installments on each of the first three anniversaries of the date of the grant.
/(10)/Excludes 75,000 and 50,000 Common Shares issuable upon the exercise of options granted under the 1996 Plan, which vest in equal installments on each of the first three anniversaries of the date of the grant.
/(11)/Excludes 50,000 Common Shares issuable upon the exercise of options granted under the 1996 Plan, which vest in equal installments on each of the first three anniversaries of the date of the grant.

                 DESCRIPTION OF SHARES OF BENEFICIAL INTEREST

  The following summary of the terms of the shares of beneficial interest of the Company does not purport to be complete and is subject to and qualified in its entirety by reference to the Declaration of Trust and Bylaws of the Company, copies of which are exhibits to the Registration Statement of which this Prospectus is a part. See "Additional Information."

GENERAL

  The Declaration of Trust of the Company provides that the Company may issue up to 100,000,000 Common Shares and 20,000,000 preferred shares of beneficial interest, $0.01 par value per share ("Preferred Shares"). Upon completion of this Offering and the related transactions, 26,280,397 Common Shares will be issued and outstanding (27,180,397 shares if the Underwriters' overallotment option is exercised in full) and no Preferred Shares will be issued and outstanding. As permitted by the Maryland statute governing real estate investment trusts formed as trusts (the "Maryland REIT Law"), the Declaration of Trust contains a provision permitting the Board of Trustees, without any action by the shareholders of the Trust, to amend the Declaration of Trust to increase or decrease the aggregate number of shares of beneficial interest or the number of shares of any class of shares of beneficial interest that the Trust has authority to issue. The Company believes that this power provides the Company with increased flexibility in structuring possible future financings and acquisitions and in meeting other needs that might arise. The additional shares of beneficial interest, including possibly Common Shares, will be available for issuance without further action by the Company's shareholders, unless action by the shareholders is required by applicable law or the rules of any stock exchange or automated quotation system on which the Company's securities may be listed or traded. Although the Board of Trustees currently has no intention of doing so, it could authorize the Company to issue a class or series that could, depending on the terms of such class or series, delay, defer or prevent a transaction or a change in control of the Company that might involve a premium price for the Common Shares and might otherwise be in the best interests of the shareholders.

  Both the Maryland REIT Law and the Company's Declaration of Trust provide that no shareholder of the Company will be personally liable for any obligation of the Company solely as a result of his status as a shareholder of the Company. The Company's Bylaws further provide that the Company shall indemnify each shareholder against any claim or liability to which the shareholder may become subject by reason of his being or having been a shareholder or former shareholder and that the Company shall pay or reimburse each shareholder or former shareholder for all legal and other expenses reasonably incurred by him in connection with any claim or liability. Inasmuch as the Company carries public liability insurance which it considers adequate, any risk of personal liability to shareholders is limited to situations in which the Company's assets plus its insurance coverage would be insufficient to satisfy the claims against the Company and its shareholders.

COMMON SHARES

  All Common Shares offered hereby will be duly authorized, fully paid and nonassessable. Subject to the preferential rights of any other shares or series of beneficial interest and to the provisions of the Company's Declaration of Trust regarding the restriction of the transfer of shares of beneficial interest, holders of Common Shares are entitled to receive dividends on shares if, as and when authorized and declared by the Board of Trustees of the Company out of assets legally available therefor and to share ratably in the assets of the Company legally available for distribution to its shareholders in the event of its liquidation, dissolution or winding-up after payment of, or adequate provision for, all known debts and liabilities of the Company.

  Each outstanding Common Share entitles the holder to one vote on all matters submitted to a vote of shareholders, including the election of trustees, and, except as provided with respect to any other class or series of shares of beneficial interest, the holders of such Common Shares possess the exclusive voting power. There is no cumulative voting in the election of trustees, which means that the holders of a majority of the outstanding

Common Shares can elect all of the trustees then standing for election and the holders of the remaining shares will not be able to elect any trustees.

  Holders of Common Shares have no preference, conversion, sinking fund, redemption or appraisal rights and have no preemptive rights to subscribe for any securities of the Company. Subject to the provisions of the Declaration of Trust regarding the restriction on transfer of shares of beneficial interest, Common Shares have equal dividend, distribution, liquidation and other rights.

  Under the Maryland REIT Law, a Maryland real estate investment trust generally cannot dissolve, amend its declaration of trust or merge unless approved by the affirmative vote of shareholders holding at least two-thirds of the shares entitled to vote on the matter unless a lesser percentage (but not less than a majority of all the votes entitled to be cast on the matter) is set forth in the real estate investment trust's declaration of trust. The Company's Declaration of Trust provides for approval by a majority of all the votes entitled to be cast on the matter in all situations permitting or requiring action by the shareholders except with respect to: (a) the intentional disqualification of the Company as a real estate investment trust or revocation of its election to be taxed as a real estate investment trust (which requires the affirmative vote of the holders of a majority of the number of Common Shares entitled to vote on such matter at a meeting of the shareholders of the Company); (b) the election of trustees (which requires a plurality of all the votes cast at a meeting of shareholders of the Company at which a quorum is present); (c) the removal of trustees (which requires the affirmative vote of the holders of two-thirds of the outstanding shares of beneficial interest of the Company entitled to vote generally in the election of trustees); (d) the amendment or repeal of the Independent Trustee provision in the Declaration of Trust (which requires the affirmative vote the holders of two-thirds of the outstanding shares entitled to vote on the matter); (e) the amendment of the Declaration of Trust by shareholders (which requires the affirmative vote of a majority of votes entitled to be cast on the matter, except under certain circumstances specified in the Declaration of Trust which require the affirmative vote of two-thirds of all the votes entitled to be cast on the matter); and (f) the dissolution of the Company (which requires the affirmative vote of two-thirds of all the votes entitled to be cast on the matter). As allowed under the Maryland REIT Law, the Company's Declaration of Trust permits the trustees by a two-thirds vote to amend the declaration of trust from time to time to qualify as a real estate investment trust under the Code or the Maryland REIT Law without the approval of the shareholders. As permitted by the Maryland REIT Law, the Declaration of Trust contains a provision permitting the Board of Trustees, without any action by the shareholders of the Trust, to amend the Declaration of Trust to increase or decrease the aggregate number of shares of beneficial interest or the number of shares of any class of shares of beneficial interest that the Trust has authority to issue.

CLASSIFICATION OR RECLASSIFICATION OF COMMON SHARES OR PREFERRED SHARES

  The Declaration of Trust authorizes the Board of Trustees to classify any unissued Preferred Shares and to reclassify any previously classified but unissued Preferred Shares of any series from time to time in one or more series, as authorized by the Board of Trustees. Prior to issuance of shares of each series, the Board of Trustees is required by the Maryland REIT Law and the Company's Declaration of Trust to set for each such series, subject to the provisions of the Company's Declaration of Trust regarding the restriction on transfer of shares of beneficial interest, the terms, the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications and terms or conditions of redemption for each such series. Thus, the Board of Trustees could authorize the issuance of Preferred Shares with terms and conditions which could have the effect of delaying, deferring or preventing a transaction or a change in control of the Company that might involve a premium price for holders of Common Shares or otherwise might be in their best interest. As of the date hereof, no Preferred Shares are outstanding and the Company has no present plans to issue any Preferred Shares.

RESTRICTIONS ON TRANSFER

  For the Company to qualify as a REIT under the Code, it must meet certain requirements concerning the ownership of its outstanding shares of beneficial interest. Specifically, no more than 50% in value of the

Company's outstanding shares of beneficial interest may be owned, directly or indirectly, by five or fewer individuals (as defined in the Code to include certain entities) during the last half of a taxable year, and the Company must be beneficially owned by 100 or more persons during at least 335 days of a taxable year of 12 months or during a proportionate part of a shorter taxable year. See "Federal Income Tax Considerations--Requirements for Qualification."

  Because the Board of Trustees believes it is essential for the Company to continue to qualify as a REIT, the Declaration of Trust, subject to certain exceptions described below, provides that no person may own, or be deemed to own by virtue of the attribution provisions of the Code, more than 8.5% of the number of outstanding Common Shares (other than Michael V. Prentiss, who currently may own up to 15% of the number of outstanding Common Shares) or more than 9.8% of the number of outstanding Preferred Shares of any series. (the "Ownership Limitation"). The Board of Trustees may, but is not required to, decrease the ownership limit applicable to Michael V. Prentiss' ownership of Common Shares to a minimum of 9.8% upon (i) an increase in the number of outstanding Common Shares or (ii) a reduction of the number of Common Shares owned, directly or indirectly, by Michael V. Prentiss. Upon any such adjustment, the Ownership Limitation applicable to other shareholders with respect to the Common Shares will be increased proportionately to a maximum of 9.8% of the number of outstanding Common Shares. Any transfer of Common or Preferred Shares that would (i) result in any person owning, directly or indirectly, Common or Preferred Shares in excess of the Ownership Limitation,
(ii) result in the Common and Preferred Shares being owned by fewer than 100 persons (determined without reference to any rules of attribution), (iii) result in the Company being "closely held" within the meaning of Section 856(h) of the Code, or (iv) cause the Company to own, directly or constructively, 10% or more of the ownership interests in a tenant of the Company's or the Operating Partnership's real property, within the meaning of
Section 856 (d) (2) (B) of the Code, shall be null and void, and the intended transferee will acquire no rights in such Common or Preferred Shares.

  Subject to certain exceptions described below, if any purported transfer of Common or Preferred Shares would (i) result in any person owning, directly or indirectly, Common or Preferred Shares in excess of the Ownership Limitation,
(ii) result in the Common and Preferred Shares being owned by fewer than 100 persons (determined without reference to any rules of attribution), (iii) result in the Company being "closely held" within the meaning of Section 856(h) of the Code, or (iv) cause the Company to own, directly or constructively, 10% or more of the ownership interests in a tenant of the Company's or the Operating Partnership's real property, within the meaning of
Section 856(d)(2)(B) of the Code, the Common or Preferred Shares will be designated as "Shares-in-Trust" and transferred automatically to a trust (the "Share Trust") effective on the day before the purported transfer of such Common or Preferred Shares. The record holder of the Common or Preferred Shares that are designated as Shares-in-Trust (the "Prohibited Owner") will be required to submit such number of Common or Preferred Shares to the Company for registration in the name of the Share Trust. The Share Trustee will be designated by the Company, but will not be affiliated with the Company. The beneficiary of the Share Trust (the "Beneficiary") will be one or more charitable organizations that are named by the Company.

  Shares-in-Trust will remain issued and outstanding Common or Preferred Shares and will be entitled to the same rights and privileges as all other shares of the same class or series. The Share Trust will receive all dividends and distributions on the Shares-in-Trust and will hold such dividends and distributions in trust for the benefit of the Beneficiary. The Share Trustee will vote all Shares-in-Trust. The Share Trustee will designate a permitted transferee of the Shares-in-Trust, provided that the permitted transferee (i) purchases such Shares-in-Trust for valuable consideration and (ii) acquires such Shares-in-Trust without such acquisition resulting in a transfer to another Share Trust and resulting in the redesignation of such Common or Preferred Shares as Shares-in-Trust.

  The Prohibited Owner with respect to Shares-in-Trust will be required to repay to the Share Trust the amount of any dividends or distributions received by the Prohibited Owner (i) that are attributable to any Shares-in-Trust and
(ii) the record date for which was on or after the date that such shares became Shares-in-Trust. The Prohibited Owner generally will receive from the Share Trustee the lesser of (i) the price per share such Prohibited Owner paid for the Common or Preferred Shares that were designated as Shares-in-Trust (or, in the case of a gift or devise, the Market Price (as defined below) per share on the date of such transfer) and (ii) the price per share received by the Share Trustee from the sale of such Shares-in-Trust. Any amounts received by the Share Trustee in excess of the amounts to be paid to the Prohibited Owner will be distributed to the Beneficiary.

  The Shares-in-Trust will be deemed to have been offered for sale to the Company, or its designee, at a price per share equal to the lesser of (i) the price per share in the transaction that created such Shares-in-Trust (or, in the case of a gift or devise, the Market Price per share on the date of such transfer) or (ii) the Market Price per share on the date that the Company, or its designee, accepts such offer. The Company will have the right to accept such offer for a period of ninety days after the later of (i) the date of the purported transfer which resulted in such Shares-in-Trust and (ii) the date the Company determines in good faith that a transfer resulting in such Shares-in-Trust occurred.

  "Market Price" on any date shall mean the average of the Closing Price (as defined below) for the five consecutive Trading Days (as defined below) ending on such date. The "Closing Price" on any date shall mean the last sale price, regular way, or, in case no such sale takes place on such day, the average of the closing bid and asked prices, regular way, in either case as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on the NYSE or, if the Common or Preferred Shares are not listed or admitted to trading on the NYSE, as reported in the principal consolidated transaction reporting system with respect to securities listed on the principal national securities exchange on which the Common or Preferred Shares are listed or admitted to trading or, if the Common or Preferred Shares are not listed or admitted to trading on any national securities exchange, the last quoted price, or if not so quoted, the average of the high bid and low asked prices in the over-the-counter market, as reported on the Nasdaq National Market or, if such system is no longer in use, the principal automated quotations system that may then be in use or, if the Common or Preferred Shares are not quoted by any such organization, the average of the closing bid and asked prices as furnished by a professional market maker making a market in the Common or Preferred Shares selected by the Board of Trustees. "Trading Day" shall mean a day on which the principal national securities exchange on which the Common or Preferred Shares are listed or admitted to trading is open for the transaction of business or, if the Common or Preferred Shares are not listed or admitted to trading on any national securities exchange, shall mean any day other than a Saturday, a Sunday or a day on which banking institutions in the State of New York are authorized or obligated by law or executive order to close.

  Any person who acquires or attempts to acquire Common or Preferred Shares in violation of the foregoing restrictions, or any person who owned Common or Preferred Shares that were transferred to a Share Trust, will be required (i) to give immediately written notice to the Company of such event and (ii) to provide to the Company such other information as the Company may request in order to determine the effect, if any, of such transfer on the Company's status as a REIT.

  The Declaration of Trust requires all persons who own, directly or indirectly, more than 5% (or such lower percentages as required pursuant to regulations under the Code) of the outstanding Common and Preferred Shares, within 30 days after January 1 of each year, to provide to the Company a written statement or affidavit stating the name and address of such direct or indirect owner, the number of Common and Preferred Shares owned directly or indirectly, and a description of how such shares are held. In addition, each direct or indirect shareholder shall provide to the Company such additional information as the Company may request in order to determine the effect, if any, of such ownership on the Company's status as a REIT and to ensure compliance with the Ownership Limitation.

  The Ownership Limitation generally will not apply to the acquisition of Common or Preferred Shares by an underwriter that participates in a public offering of such shares. In addition, the Board of Trustees, upon receipt of a ruling from the Service or an opinion of counsel and upon such other conditions as the Board of Trustees may direct, may exempt a person from the Ownership Limitation under certain circumstances. However, the Board may not grant an exemption from the Ownership Limit to any proposed transferee whose ownership, direct or indirect, of shares of beneficial interest of the Company in excess of the Ownership Limit would result in the

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

termination of the Company's status as a REIT. The foregoing restrictions will continue to apply until (i) the Board of Trustees determines that it is no longer in the best interests of the Company to attempt to qualify, or to continue to qualify, as a REIT and (ii) there is an affirmative vote of a majority of the votes entitled to be cast on such matter at a regular or special meeting of the shareholders of the Company.

  The Ownership Limitation could have the effect of delaying, deferring or preventing a transaction or a change in control of the Company that might involve a premium price for the Common Shares or otherwise be in the best interest of the shareholders of the Company.

  All certificates representing Common Shares or Preferred Shares will bear a legend referring to the restrictions described above.

                      CERTAIN PROVISIONS OF MARYLAND LAW
                       AND OF THE COMPANY'S DECLARATION
                              OF TRUST AND BYLAWS

  The following summary of certain provisions of Maryland law and of the Declaration of Trust and Bylaws of the Company is subject to and qualified in its entirety by reference to Maryland law and to the Declaration of Trust and Bylaws of the Company.

CLASSIFICATION OF THE BOARD OF TRUSTEES

  The Bylaws provide that the number of trustees of the Company may be established by the Board of Trustees but may not be fewer than three nor more than nine. There are currently seven Trustees. The Trustees may increase or decrease the number of Trustees by a vote of at least 80% of the members of the Board of Trustees, provided that the number of Trustees shall never be less than the number required by Maryland law and that the tenure of office of a Trustee shall not be affected by any decrease in the number of Trustees. Any vacancy will be filled, including a vacancy created by an increase in the number of Trustees, at any regular meeting or at any special meeting called for that purpose, by a majority of the remaining Trustees.

  Pursuant to the Declaration of Trust, the Board of Trustees is divided into three classes of trustees. The initial terms of the first, second and third class will expire in 1997, 1998 and 1999, respectively. Beginning in 1997, Trustees of each class are chosen for three-year terms upon the expiration of their current terms and each year one class of trustees will be elected by the shareholders. The Company believes that classification of the Board of Trustees will help to assure the continuity and stability of the Company's business strategies and policies as determined by the Board of Trustees. Holders of Common Shares will have no right to cumulative voting in the election of Trustees. Consequently, at each annual meeting of shareholders, the holders of a majority of the Common Shares are able to elect all of the successors of the class of trustees whose terms expire at that meeting.

  The classified board provision could have the effect of making the replacement of incumbent trustees more time consuming and difficult. At least two annual meetings of shareholders, instead of one, will generally be required to effect a change in a majority of the Board of Trustees. The staggered terms of Trustees may reduce the possibility of a tender offer or an attempt to change control of the Company or other transaction that might involve a premium price for holders of Common Shares, even though a tender offer, change of control or other transaction might be in the best interest of the shareholders.

REMOVAL OF TRUSTEES

  The Declaration of Trust provides that a Trustee may be removed with or without cause upon the affirmative vote of at least two-thirds of the votes entitled to be cast in the election of Trustees. This provision, when coupled with the provision in the Bylaws authorizing the Board of Trustees to fill vacant trusteeships, precludes shareholders from removing incumbent Trustees, except upon a substantial affirmative vote, and filling the vacancies created by such removal with their own nominees.

BUSINESS COMBINATIONS

  Under the MGCL, as applicable to Maryland real estate investment trusts, certain "business combinations" (including a merger, consolidation, share exchange or, in certain circumstances, an asset transfer or issuance or reclassification of equity securities) between a Maryland real estate investment trust and any person who beneficially owns ten percent or more of the voting power of the trust's shares or an affiliate of the trust who, at any time within the two-year period prior to the date in question, was the beneficial owner of ten percent or more of the voting power of the then outstanding voting stock of the Trust (an "Interested Shareholder") or an affiliate of such an Interested Shareholder are prohibited for five years after the most recent date on which the Interested Shareholder becomes an Interested Shareholder. Thereafter, any such business combination must be

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

recommended by the board of trustees of such trust and approved by the affirmative vote of at least (a) 80% of the votes entitled to be cast by holders of outstanding voting shares of beneficial interest of the trust and
(b) two-thirds of the votes entitled to be cast by holders of voting shares of the trust other than shares held by the Interested Shareholder with whom (or with whose affiliate) the business combination is to be effected, unless, among other conditions, the trust's common shareholders receive a minimum price (as defined in the MGCL) for their shares and the consideration is received in cash or in the same form as previously paid by the Interested Shareholder for its shares. These provisions of Maryland law do not apply, however, to business combinations that are approved or exempted by the board of trustees of the trust prior to the time that the Interested Shareholder becomes an Interested Shareholder. The Company's Board of Trustees intends to resolve to opt out of the business combination provisions of the MGCL.

CONTROL SHARE ACQUISITIONS

  The MGCL, as applicable to Maryland real estate investment trusts, provides that control shares (as defined below) of a Maryland real estate investment trust acquired in a "control share acquisition" have no voting rights except to the extent approved by a vote of two-thirds of the votes entitled to be cast on the matter, excluding shares of beneficial interest owned by the acquiror, by officers or by trustees who are employees of the trust. "Control Shares" are voting shares of beneficial interest which, if aggregated with all other such shares of beneficial interest previously acquired by the acquiror or in respect of which the acquiror is able to exercise or direct the exercise of voting power (except solely by virtue of a revocable proxy), would entitle the acquiror to exercise voting power in electing trustees within one of the following ranges of voting power: (i) one-fifth or more but less than one-third, (ii) one-third or more but less than a majority, or (iii) a majority or more of all voting power. Control Shares do not include shares the acquiring person is then entitled to vote as a result of having previously obtained shareholder approval. A "control share acquisition" means the acquisition of Control Shares, subject to certain exceptions.

  A person who has made or proposes to make a control share acquisition, upon satisfaction of certain conditions (including an undertaking to pay expenses), may compel the board of trustees of the trust to call a special meeting of shareholders to be held within 50 days of demand to consider the voting rights of the shares. If no request for a meeting is made, the trust may itself present the question at any shareholders meeting.

  If voting rights are not approved at the meeting or if the acquiring person does not deliver an acquiring person statement as required by the statute, then, subject to certain conditions and limitations, the trust may redeem any or all of the Control Shares (except those for which voting rights have previously been approved) for fair value determined, without regard to the absence of voting rights for the Control Shares, as of the date of the last control share acquisition by the acquiror or of any meeting of shareholders at which the voting rights of such shares are considered and not approved. If voting rights for Control Shares are approved at a shareholders meeting and the acquiror becomes entitled to vote a majority of the shares entitled to vote, all other shareholders may exercise appraisal rights. The fair value of the shares as determined for purposes of such appraisal rights may not be less than the highest price per share paid by the acquiror in the control share acquisition.

  The control share acquisition statute does not apply (a) to shares acquired in a merger, consolidation or share exchange if the trust is a party to the transaction or (b) to acquisitions approved or exempted by the declaration of trust or bylaws of the trust.

  The Bylaws of the Company contain a provision exempting from the control share acquisition statute any and all acquisitions by any person of the Company's Common or Preferred Shares. There can be no assurance that such provision will not be amended or eliminated at any time in the future.

AMENDMENT

  The Declaration of Trust may be amended with the approval of at least a majority of all of the votes entitled to be cast on the matter, provided, that certain provisions of the Declaration of Trust regarding (i) the Company's

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Board of Trustees, (ii) the restrictions on transfer of the Common Shares and the Preferred Shares, (iii) amendments to the Declaration of Trust by the Trustees and the shareholders of the Company, and (iv) the termination of the Company may not be amended, altered, changed or repealed without the approval of two-thirds of all of the votes entitled to be cast on these matters. In addition, the Declaration of Trust may be amended by the Board of Trustees, without shareholder approval to conform the Declaration of Trust to the Maryland REIT law. The Company's Bylaws may be amended or altered exclusively by the Board of Trustees.

LIMITATION OF LIABILITY AND INDEMNIFICATION

  The Maryland REIT Law permits a Maryland real estate investment trust to include in its Declaration of Trust a provision limiting the liability of its trustees and officers to the trust and its shareholders for money damages except for liability resulting from (a) actual receipt of an improper benefit or profit in money, property or services or (b) active and deliberate dishonesty established by a final judgment as being material to the cause of action. The Declaration of Trust of the Company contains such a provision which limits such liability to the maximum extent permitted by Maryland law.

  The Declaration of Trust of the Company authorizes it, to the maximum extent permitted by Maryland law, to obligate itself to indemnify and to pay or reimburse reasonable expenses in advance of final disposition of a proceeding to (a) any present or former Trustee or officer or (b) any individual who, while a Trustee of the Company and at the request of the Company, serves or has served another real estate investment trust, corporation, partnership, joint venture, trust, employee benefit plan or any other enterprise as a trustee, director, officer, partner of such real estate investment trust, corporation, partnership, joint venture, trust, employee benefit plan or any other enterprise as a trustee, director, officer or partner of such real estate investment trust, corporation, partnership, joint venture, trust, employee benefit plan or other enterprise from and against any claim or liability to which such person may become subject or which such person may incur by reason of his status as a present or former shareholder, Trustee, or officer of the Company. The Bylaws of the Company obligate it, to the maximum extent permitted by Maryland law, to indemnify and to pay or reimburse reasonable expenses in advance of final disposition of a proceeding to (a) any present or former Trustee or officer who is made a party to the proceeding by reason of his service in that capacity, or (b) any individual who, while a Trustee of the Company and at the request of the Company, serves or has served another real estate investment trust corporation, partnership, joint venture, trust, employee benefit plan or any other enterprise as a trustee, director, officer or partner of such real estate investment trust corporation, partnership, joint venture, trust, employee benefit plan or any other enterprise and who is made a party to the proceeding by reason of his service in that capacity against any claim or liability to which he may become subject by reason of such status. The Declaration of Trust and Bylaws also permit the Company to indemnify and advance expenses to any person who served a predecessor of the Company in any of the capacities described above and to any employee or agent of the Company or a predecessor of the Company. The Bylaws require the Company to indemnify each Trustee or officer who has been successful, on the merits or otherwise, in the defense of any proceeding to which he is made a party by reason of his service in that capacity.

  The Maryland REIT Law permits a Maryland real estate investment trust to indemnify and advance expenses to its trustees, officers, employees and agents to the same extent as permitted by the MGCL for directors and officers of Maryland corporations. The MGCL permits a corporation to indemnify its present and former directors and officers, among others, against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made a party by reason of their service in those or other capacities unless it is established that (a) the act or omission of the director or officer was material to the matter giving rise to the proceeding and (i) was committed in bad faith or (ii) was the result of active and deliberate dishonesty, (b) the director or officer actually received an improper personal benefit in money, property or services or (c) in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful. However, a Maryland corporation may not indemnify for an adverse judgment in a suit by or in the right of the corporation. In accordance with the MGCL, the Bylaws of the Company require it, as a condition to advancing expenses, to obtain (a) a written affirmation by the director or officer of his good faith belief that he has met the standard of conduct necessary for indemnification by the

Company as authorized by the Bylaws and (b) a written statement by or on his behalf to repay the amount paid or reimbursed by the Company if it shall ultimately be determined that the standard of conduct was not met.

OPERATIONS

  The Company is generally prohibited from engaging in certain activities, including incurring consolidated indebtedness, in the aggregate, in excess of the Debt Limitation and acquiring or holding property or engaging in any activity that would cause the Company to fail to qualify as a REIT.

DISSOLUTION OF THE COMPANY

  Pursuant to the Company's Declaration of Trust, and subject to the provisions of any class or series of shares of beneficial interest of the Company then outstanding, the shareholders of the Company, at any meeting thereof, may dissolve the Company by the affirmative vote of two-thirds of all of the votes entitled to be cast on the matter.

ADVANCE NOTICE OF TRUSTEE NOMINATIONS AND NEW BUSINESS

  The Bylaws of the Company provide that (a) with respect to an annual meeting of shareholders, nominations of persons for election to the Board of Trustees and the proposal of business to be considered by shareholders may be made only
(i) pursuant to the Company's notice of the meeting, (ii) by the Board of Trustees or (iii) by a shareholder who is entitled to vote at the meeting and has complied with the advance notice procedures set forth in the Bylaws and
(b) with respect to special meetings of Shareholders, only the business specified in the Company's notice of meeting may be brought before the meeting of shareholders and nominations of persons for election to the Board of Trustees may be made only (i) pursuant to the Company's notice of the meeting,
(ii) by the Board of Trustees or, (iii) provided that the Board of Trustees has determined that Trustees shall be elected at such meeting, by a shareholder who is entitled to vote at the meeting and has complied with the advance notice provisions set forth in the Bylaws.

POSSIBLE ANTI-TAKEOVER EFFECT OF CERTAIN PROVISIONS OF MARYLAND LAW AND OF THE DECLARATION OF TRUST AND BYLAWS

  The provisions of the Declaration of Trust on classification of the Board of Trustees, the removal of Trustees and the restrictions on the transfer of shares of beneficial interest and the advance notice provisions of the Bylaws could have the affect of delaying, deferring or preventing a transaction or a change in control of the Company that might involve a premium price for holders of Common Shares or otherwise be in their best interest. Also, if the resolution of the Board of Trustees opting out of the business combination statute or the provisions of the Bylaws electing not to be governed by the control share acquisition statute are rescinded, such statutes could have a similar effect.

MARYLAND ASSET REQUIREMENTS

  To maintain its qualification as a Maryland real estate investment trust, the Maryland REIT Law requires at least 75% of the value of the Company's assets to be held, directly or indirectly, in real estate assets, mortgages or mortgage related securities, government securities, cash and cash equivalent items, including high-grade short term securities and receivables. The Maryland REIT Law also prohibits the Company from using or applying land for farming, agricultural, horticultural or similar purposes.

TRANSFER AGENT

  The transfer agent and registrar for the Company's Common Shares is the First Chicago Trust Company of New York.

                       SHARES AVAILABLE FOR FUTURE SALE

  Upon the closing of the Offering, the Company will have 26,280,397 Common Shares issued and outstanding (27,180,397 Common Shares if the Underwriter's overallotment option is exercised in full), 3,295,995 Common Shares are reserved for issuance upon redemption of Units and 2,030,000 Common Shares are reserved for issuance under the 1996 Plan. The Common Shares issued in the Offering will be freely tradeable by persons other than "Affiliates" of the Company without restriction under the Securities Act of 1933, as amended (the "Securities Act"), subject to certain limitations on ownership set forth in the Declaration of Trust. See "Description of Shares of Beneficial Interest-- Restrictions on Transfer."

  Pursuant to the Operating Partnership Agreement, the Limited Partners (other than the Company) have Exchange Rights which, beginning October 22, 1998, enable them to cause the Operating Partnership to exchange their Units for cash or, at the option of the General Partner, Common Shares on a one-for-one basis.

  The Common Shares issued to the Continuing Investors and the Common Shares that will be issuable to holders of Units upon exercise of the Exchange Rights will be "restricted" securities under the meaning of Rule 144 promulgated under the Securities Act ("Rule 144") and may not be sold in the absence of registration under the Securities Act unless an exemption from registration is available, including exemptions contained in Rule 144. As described below, the Company has granted the holders registration rights with respect to such Common Shares.

  In general, under Rule 144 as currently in effect, if one year has elapsed since the later of the date of acquisition of restricted shares from the Company or any "Affiliate" of the Company, as that term is defined under the Securities Act, the acquiror or subsequent holder thereof is entitled to sell within any three-month period a number of shares that does not exceed the greater of 1% of the then outstanding Common Shares or the average weekly trading volume of the Common Shares during the four calendar weeks preceding the date on which notice of the sale is filed with the Securities and Exchange Commission (the "Commission"). Sales under Rule 144 also are subject to certain manner of sale provisions, notice requirements and the availability of current public information about the Company. If two years have elapsed since the date of acquisition of restricted shares from the Company or from any Affiliate of the Company, and the acquiror or subsequent holder thereof is deemed not to have been an Affiliate of the Company at any time during the three months preceding a sale, such person would be entitled to sell such shares in the public market under Rule 144(k) without regard to the volume limitations, manner of sale provisions, public information requirements or notice requirements.

  The Company has agreed to file, as soon as practicable after (i) October 22, 1997, a registration statement with the Commission for the purpose of registering the sale of the 1,879,897 Common Shares placed with Continuing Investors, and (ii) October 22, 1998, a registration statement with the Commission for the purpose of registering the sale of the 3,295,995 Common Shares issuable upon redemption of the Units. The Company will use its best efforts to have each of the registration statements declared effective and to keep it effective for a period of two years. Upon effectiveness of the related registration statements, those persons holding Common Shares upon redemption of the applicable Units other than "Affiliates" of the Company, as that term is defined under the Securities Act may sell such shares in the secondary market without being subject to the volume limitations or other requirements of Rule 144. The Operating Partnership will bear expenses incident to the registration requirements, except that such expenses shall not include any underwriting discounts or commissions, Commission or state securities registration fees, transfer taxes or certain other fees or taxes relating to such shares. Registration rights may be granted to future sellers of properties to the Operating Partnership who elect to receive, in lieu of cash, Common Shares, Units, or other securities convertible into Common Shares.

  No prediction can be made as to the effect, if any, that future sales of shares, or the availability of shares for future sale, will have on the market price of the Common Shares prevailing from time to time. Sales of substantial amounts of Common Shares, or the perception that such sales could occur, may affect adversely prevailing market prices of the Common Shares. See "Risk Factors--Effect of Shares Available for Future Sale on Price of Common Shares" and "Operating Partnership Agreement--Transferability of Interests."

  For a description of certain restrictions on transfers of Common Shares held by certain shareholders of the Company, see "Underwriting."

                        OPERATING PARTNERSHIP AGREEMENT

  The following summary of the material terms of the Operating Partnership Agreement, and the descriptions of certain provisions thereof set forth elsewhere in this Prospectus, is qualified in its entirety by reference to the Operating Partnership Agreement, which is filed as an exhibit to the Registration Statement of which this Prospectus is a part.

MANAGEMENT

  The Operating Partnership has been organized as a Delaware limited partnership pursuant to the terms of the Second Amended and Restated Agreement of Limited Partnership of the Operating Partnership (the "Operating Partnership Agreement"). Pursuant to the Operating Partnership Agreement, the General Partner, as the sole general partner of the Partnership, has full, exclusive and complete responsibility and discretion in the management and control of the Operating Partnership, and the Limited Partners have no authority in their capacity as Limited Partners to transact business for, or participate in the management activities or decisions of, the Operating Partnership except as required by applicable law. However, any amendment to the Operating Partnership Agreement that would (i) adversely affect the Exchange Rights (as defined herein), (ii) adversely affect the Limited Partners' rights to receive cash distributions, (iii) alter the Operating Partnership's allocations of income or loss, or (iv) impose on the Limited Partners any obligations to make additional contributions to the capital of the Operating Partnership, requires the consent of Limited Partners (other than the General Partner) holding more than two-thirds of the Units held by such partners.

TRANSFERABILITY OF INTERESTS

  The General Partner may not voluntarily withdraw from the Operating Partnership or transfer or assign its interest in the Operating Partnership unless the transaction in which such withdrawal or transfer occurs results in the Limited Partners receiving property in an amount equal to the amount they would have received had they exercised their Exchange Rights immediately prior to such transaction, or unless the successor to the General Partner contributes substantially all of its assets to the Operating Partnership in return for an interest in the Operating Partnership. With certain limited exceptions, the Limited Partners may not transfer their interests in the Operating Partnership, in whole or in part, without the written consent of the General Partner, which consent the General Partner may withhold in its sole discretion. The General Partner may not consent to any transfer that would cause the Operating Partnership to be treated as a corporation for federal income tax purposes.

  The Company may not engage in any transaction resulting in a change of control of the Company (a "Transaction") unless in connection with the Transaction the Limited Partners receive or have the right to receive cash or other property equal to the product of the number of shares of Common Stock into which each Unit is then exchangeable and the greatest amount of cash, securities or other property paid in the Transaction to the holder of one Common Share in consideration of one Common Share. If, in connection with the Transaction, a purchase, tender or exchange offer shall have been made to and accepted by the holders of more than fifty (50%) of the outstanding Common Shares, each holder of Units will receive, or will have the right to elect to receive, the greatest amount of cash, securities, or other property which such holder would have received had it exercised its right to redemption and received shares of Common Stock in exchange for its Units immediately prior to the expiration of such purchase, tender or exchange offer and had thereupon accepted such purchase, tender or exchange offer.

  Notwithstanding the foregoing paragraph, the Company may merge, or otherwise combine its assets, with another entity if, immediately after such merger or other combination, substantially all of the assets of the surviving entity, other than Units held by the Company, are contributed to the Operating Partnership as a capital contribution in exchange for Units with a fair market value, as reasonably determined by the Company, equal to the agreed value of the assets so contributed.

  In respect of any Transaction described in the preceding two paragraphs, the Company is required to use its commercially reasonable efforts to structure such Transaction to avoid causing the Limited Partners to recognize gain for federal income tax purposes by virtue of the occurrence of or their participation in such Transaction, provided such efforts are consistent with the exercise of the Board of Trustees' fiduciary duty under applicable law.

CAPITAL CONTRIBUTION

  After the completion of the Offering, the Company will have issued a total of 26,280,397 Common Shares and will own, either directly or through the General Partner, 3,295,995 Units. Although the Operating Partnership will receive the net proceeds of the Offering, the Company and the General Partner will be deemed to have made a capital contribution to the Operating Partnership in the amount of the gross proceeds of the Offering and the Operating Partnership will be deemed simultaneously to have paid the underwriter's discount and other expenses paid or incurred in connection with the Offering. Following the closing of the Offering, the Limited Partners (other than the Company), who are members of the Prentiss Group, including the Prentiss Principals, will collectively own approximately 11.1% of the outstanding Units. The Operating Partnership Agreement provides that if the Operating Partnership requires additional funds at any time or from time to time in excess of funds available to the Operating Partnership from borrowing or capital contributions, the General Partner or the Company may borrow such funds from a financial institution or other lender and lend such funds to the Operating Partnership on the same terms and conditions as are applicable to the General Partner's or the Company's, as applicable, borrowing of such funds. Moreover, the General Partner is authorized to cause the Operating Partnership to issue partnership interests for less than fair market value if the Company (i) has concluded in good faith that such issuance is in the best interest of the Company and the Operating Partnership and (ii) the General Partner makes a capital contribution in an amount equal to the proceeds of such issuance. Under the Operating Partnership Agreement, the General Partner generally is obligated to contribute or cause the Company to contribute the proceeds of a share offering by the Company as additional capital to the Operating Partnership. Upon such contribution, the General Partner or the Company, as applicable, will receive additional Units and the General Partner's or the Company's, as applicable, percentage interest in the Operating Partnership will be increased on a proportionate basis based upon the amount of such additional capital contributions. Conversely, the percentage interests of the Limited Partners will be decreased on a proportionate basis in the event of additional capital contributions by the General Partner or the Company. In addition, if the General Partner or the Company contributes additional capital to the Operating Partnership, the General Partner will revalue the property of the Operating Partnership to its fair market value (as determined by the General Partner) and the capital accounts of the partners will be adjusted to reflect the manner in which the unrealized gain or loss inherent in such property (that has not been reflected in the capital accounts previously) would be allocated among the partners under the terms of the Operating Partnership Agreement if there were a taxable disposition of such property for such fair market value on the date of the revaluation.

EXCHANGE RIGHTS

  Pursuant to the Operating Partnership Agreement, the Limited Partners (other than the Company) have exchange rights ("Exchange Rights") that enable them to cause the Operating Partnership to exchange their Units for cash, or at the option of the General Partner, Common Shares on a one-for-one basis. The exchange price will be paid in cash in the event that the issuance of Common Shares to the exchanging Limited Partner would (i) result in any person owning, directly or indirectly, Common Shares in excess of the Ownership Limitation, (ii) result in shares of beneficial interest of the Company being owned by fewer than 100 persons (determined without reference to any rules of attribution), (iii) result in the Company being "closely held" within the meaning of Section 856(h) of the Code, (iv) cause the Company to own, actually or constructively, 10% or more of the ownership interest in a tenant of the Company's or the Operating Partnership's real property, within the meaning of
Section 856(d)(2)(B) of the Code, or (v) cause the acquisition of Common Shares by such redeeming Limited Partner to be "integrated" with any other distribution of Common Shares for purposes of complying with the Securities Act. The Exchange Rights may be exercised by the Limited Partners at any time after one year from the date they acquired such Units, provided that each Limited Partner may not make more than two exchanges during each calendar year and each Limited Partner may not exercise the Exchange Right for less than 1,000 Units or, if such Limited Partner holds less than 1,000 Units, all of the Units held by such

Limited Partner. See "Federal Income Tax Considerations--Tax Aspects of the Operating Partnership." As of March 18, 1997, the aggregate number of Common Shares issuable upon exercise of the Exchange Rights was 3,295,995. The number of Common Shares issuable upon exercise of the Exchange Rights will be adjusted upon the occurrence of share splits, mergers, consolidations or similar pro rata share transactions, which otherwise would have the effect of diluting the ownership interests of the Limited Partners or the shareholders of the Company.

REGISTRATION RIGHTS

  For a description of certain registration rights held by the Limited Partners, see "Shares Available for Future Sale."

OPERATIONS

  The Operating Partnership Agreement requires that the Operating Partnership be operated in a manner that will enable the Company to satisfy the requirements for being classified as a REIT for federal tax purposes, to avoid any federal income or excise tax liability imposed by the Code, and to ensure that the Operating Partnership will not be classified as a "publicly traded partnership" for purposes of Section 7704 of the Code.

  In addition to the administrative and operating costs and expenses incurred by the Operating Partnership, the Operating Partnership will pay all administrative costs and expenses of the Company and the General Partner (collectively, the "Company Expenses") and the Company Expenses will be treated as expenses of the Operating Partnership. The Company Expenses generally will include (i) all expenses relating to the formation and continuity of existence of the Company and the General Partner, (ii) all expenses relating to the public offering and registration of securities by the Company, (iii) all expenses associated with the preparation and filing of any periodic reports by the Company under federal, state or local laws or regulations, (iv) all expenses associated with compliance by the Company and the General Partner with laws, rules and regulations promulgated by any regulatory body and (v) all other operating or administrative costs of the General Partner incurred in the ordinary course of its business on behalf of the Partnership.

DISTRIBUTIONS

  The Operating Partnership Agreement provides that the Operating Partnership shall distribute cash from operations (including net sale or refinancing proceeds, but excluding net proceeds from the sale of the Operating Partnership's property in connection with the liquidation of the Operating Partnership) on a quarterly (or, at the election of the General Partner, more frequent) basis, in amounts determined by the General Partner in its sole discretion, to the partners in accordance with their respective percentage interests in the Operating Partnership. Upon liquidation of the Operating Partnership, after payment of, or adequate provision for, debts and obligations of the Operating Partnership, including any partner loans, any remaining assets of the Operating Partnership will be distributed to all partners with positive capital accounts in accordance with their respective positive capital account balances.

ALLOCATIONS

  Income, gain and loss of the Operating Partnership for each fiscal year generally is allocated among the partners in accordance with their respective interests in the Operating Partnership, subject to compliance with the provisions of Code Sections 704(b) and 704(c) and Treasury Regulations promulgated thereunder.

TERM

  The Operating Partnership shall continue until December 31, 2050, or until sooner dissolved upon (i) the bankruptcy, dissolution or withdrawal of the General Partner (unless the Limited Partners elect to continue the Operating Partnership), (ii) the sale or other disposition of all or substantially all the assets of the Operating

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Partnership, (iii) the redemption of all limited partnership interests in the
Partnership (other than those held by the Company, if any), or (iv) the election by the General Partner.

FIDUCIARY DUTY

  The Limited Partners have agreed that in the event of any conflict in the fiduciary duties owed by the Company to its shareholders and by the General Partner to such Limited Partners, the General Partner will fulfill its fiduciary duties to such limited partnership by acting in the best interests of the Company's shareholders.

TAX MATTERS

  Pursuant to the Operating Partnership Agreement, the General Partner is the tax matters partner of the Operating Partnership and, as such, has authority to handle tax audits and to make tax elections under the Code on behalf of the Operating Partnership.

                       FEDERAL INCOME TAX CONSIDERATIONS

  The following is a summary of material federal income tax considerations that may be relevant to a prospective holder of Common Shares in the Company. Hunton & Williams has acted as counsel to the Company and has reviewed this summary and is of the opinion that it fairly summarizes the federal income tax considerations that will be material to a holder of the Common Shares. The discussion contained herein does not address all aspects of taxation that may be relevant to particular shareholders in light of their personal investment or tax circumstances, or to certain types of shareholders (including insurance companies, tax-exempt organizations, financial institutions or broker-dealers, foreign corporations, and persons who are not citizens or residents of the United States) subject to special treatment under the federal income tax laws.

  The statements in this discussion and the opinion of Hunton & Williams are based on current provisions of the Code, existing, temporary, and currently proposed Treasury Regulations promulgated under the Code, the legislative history of the Code, existing administrative rulings and practices of the Service, and judicial decisions. No assurance can be given that future legislative, judicial, or administrative actions or decisions, which may be retroactive in effect, will not affect the accuracy of any statements in this Prospectus with respect to the transactions entered into or contemplated prior to the effective date of such changes.

  EACH PROSPECTIVE PURCHASER IS ADVISED TO CONSULT HIS OWN TAX ADVISOR REGARDING THE SPECIFIC TAX CONSEQUENCES TO HIM OF THE PURCHASE, OWNERSHIP, AND SALE OF THE COMMON SHARES AND OF THE COMPANY'S ELECTION TO BE TAXED AS A REIT, INCLUDING THE FEDERAL, STATE, LOCAL, FOREIGN, AND OTHER TAX CONSEQUENCES OF SUCH PURCHASE, OWNERSHIP, SALE, AND ELECTION, AND OF POTENTIAL CHANGES IN APPLICABLE TAX LAWS.

TAXATION OF THE COMPANY

  The Company revoked its election to be taxed as a pass-through entity under Subchapter S of the Code on the day prior to the closing of the IPO. The Company plans to make an election to be taxed as a REIT under sections 856 through 860 of the Code, effective for its short taxable year beginning on the date of revocation of its S election and ending on December 31, 1996. The Company believes that, commencing with such taxable year, it has been organized and has operated in such a manner so as to qualify for taxation as a REIT under the Code, and the Company intends to continue to operate in such a manner, but no assurance can be given that the Company has or will remain so qualified.

  The sections of the Code relating to qualification and operation as a REIT are highly technical and complex. The following discussion sets forth the material aspects of the Code sections that govern the federal income tax treatment of a REIT and its shareholders. The discussion is qualified in its entirety by the applicable Code

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

provisions, Treasury Regulations promulgated thereunder, and administrative and judicial interpretations thereof, all of which are subject to change prospectively or retroactively.

  Hunton & Williams has acted as counsel to the Company in connection with the IPO, the Offering, and the Company's election to be taxed as a REIT. In the opinion of Hunton & Williams, assuming that the elections and other procedural steps described in this discussion of "Federal Income Tax Considerations" are completed by the Company in a timely fashion, the Company has qualified for taxation as a REIT for its short taxable year ended December 31, 1996, and the Company's organization and proposed method of operation will enable it to continue to qualify to be taxed as a REIT for its taxable year ending December 31, 1997, and future taxable years. Investors should be aware, however, that opinions of counsel are not binding upon the Service or any court. It must be emphasized that Hunton & Williams' opinion is based on various assumptions and is conditioned upon certain representations made by the Company as to factual matters, including representations regarding the nature of the Company's properties and the future conduct of its business. Such factual assumptions and representations are described below in this discussion of "Federal Income Tax Considerations" and are set out in the federal income tax opinion that will be delivered by Hunton & Williams at the closing of the Offering. Moreover, such qualification and taxation as a REIT depend upon the Company's ability to meet on a continuing basis, through actual annual operating results, distribution levels, and share ownership, the various qualification tests imposed under the Code discussed below. Hunton & Williams will not review the Company's compliance with those tests on a continuing basis. Accordingly, no assurance can be given that the actual results of the Company's operations for any particular taxable year will satisfy such requirements. For a discussion of the tax consequences of failure to qualify as a REIT, see "Failure to Qualify."

  As a REIT, the Company generally is not subject to federal corporate income tax on its net income that is distributed currently to its shareholders. That treatment substantially eliminates the "double taxation" (i.e., taxation at both the corporate and shareholder levels) that generally results from an investment in a corporation. However, the Company will be subject to federal income tax in the following circumstances. First, the Company will be taxed at regular corporate rates on any undistributed REIT taxable income, including undistributed net capital gains. Second, under certain circumstances, the Company may be subject to the "alternative minimum tax" on its undistributed items of tax preference, if any. Third, if the Company has (i) net income from the sale or other disposition of "foreclosure property" that is held primarily for sale to customers in the ordinary course of business or (ii) other nonqualifying income from foreclosure property, it will be subject to tax at the highest corporate rate on such income. Fourth, if the Company has net income from prohibited transactions (which are, in general, certain sales or other dispositions of property (other than foreclosure property) held primarily for sale to customers in the ordinary course of business), such income will be subject to a 100% tax. Fifth, if the Company should fail to satisfy the 75% gross income test or the 95% gross income test (as discussed below), and nonetheless has maintained its qualification as a REIT because certain other requirements have been met, it will be subject to a 100% tax on the net income attributable to the greater of the amount by which the Company fails the 75% or 95% gross income test. Sixth, if the Company should fail to distribute during each calendar year at least the sum of (i) 85% of its REIT ordinary income for such year, (ii) 95% of its REIT capital gain net income for such year, and (iii) any undistributed taxable income from prior periods, the Company would be subject to a 4% excise tax on the excess of such required distribution over the amounts actually distributed. Seventh, if the Company acquires any asset from a C corporation (i.e., a corporation generally subject to full corporate-level tax) in a transaction in which the basis of the asset in the Company's hands is determined by reference to the basis of the asset (or any other asset) in the hands of the C corporation and the Company recognizes gain on the disposition of such asset during the 10-year period beginning on the date on which such asset was acquired by the Company, then to the extent of such asset's "built-in-gain" (i.e., the excess of the fair market value of such asset at the time of acquisition by the Company over the adjusted basis in such asset at such time), such gain will be subject to tax at the highest regular corporate rate applicable (as provided in Treasury Regulations that have not yet been promulgated). The results described above with respect to the recognition of "built-in-gain" assume that the Company will make an election pursuant to IRS Notice 88-19 if it were to make any such acquisition.


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

REQUIREMENTS FOR QUALIFICATION

  The Code defines a REIT as a corporation, trust, or association (i) that is managed by one or more trustees or directors; (ii) the beneficial ownership of which is evidenced by transferable shares, or by transferable certificates of beneficial interest; (iii) that would be taxable as a domestic corporation, but for sections 856 through 860 of the Code; (iv) that is neither a financial institution nor an insurance company subject to certain provisions of the Code; (v) the beneficial ownership of which is held by 100 or more persons;
(vi) not more than 50% in value of the outstanding shares of which is owned, directly or indirectly, by five or fewer individuals (as defined in the Code to include certain entities) during the last half of each taxable year (the "5/50 Rule"); (vii) that makes an election to be a REIT (or has made such election for a previous taxable year) and satisfies all relevant filing and other administrative requirements established by the Service that must be met in order to elect and maintain REIT status; (viii) that uses a calendar year for federal income tax purposes and complies with the recordkeeping requirements of the Code and Treasury Regulations promulgated thereunder; and
(ix) that meets certain other tests, described below, regarding the nature of its income and assets. The Code provides that conditions (i) to (iv), inclusive, must be met during the entire taxable year and that condition (v) must be met during at least 335 days of a taxable year of 12 months, or during a proportionate part of a taxable year of less than 12 months. Conditions (v) and (vi) will not apply until after the first taxable year for which an election is made by the Company to be taxed as a REIT. The Company has issued sufficient Common Shares with sufficient diversity of ownership to allow it to satisfy requirements (v) and (vi). In addition, the Company's Declaration of Trust provides for restrictions regarding transfer of the Common Shares that are intended to assist the Company in continuing to satisfy the share ownership requirements described in clauses (v) and (vi) above. Such transfer restrictions are described in "Description of Shares of Beneficial Interest-- Restrictions on Transfer."

  For purposes of determining stock ownership under the 5/50 Rule, a supplemental unemployment compensation benefits plan, a private foundation, or a portion of a trust permanently set aside or used exclusively for charitable purposes generally is considered an individual. A trust that is a qualified trust under Code section 401(a), however, generally is not considered an individual and beneficiaries of such trust are treated as holding shares of a REIT in proportion to their actuarial interests in such trust for purposes of the 5/50 Rule.

  The Company currently has one corporate subsidiary, the General Partner, and may have additional corporate subsidiaries in the future. Code section 856(i) provides that a corporation that is a "qualified REIT subsidiary" shall not be treated as a separate corporation, and all assets, liabilities, and items of income, deduction, and credit of a "qualified REIT subsidiary" shall be treated as assets, liabilities, and items of income, deduction, and credit of the REIT. A "qualified REIT subsidiary" is a corporation, all of the capital stock of which has been held by the REIT at all times during the period such corporation was in existence. Thus, in applying the requirements described herein, any "qualified REIT subsidiaries" of the Company will be ignored, and all assets, liabilities, and items of income, deduction, and credit of such subsidiaries will be treated as assets, liabilities, and items of income, deduction, and credit of the Company. The General Partner is a "qualified REIT subsidiary." The General Partner, therefore, will not be subject to federal corporate income taxation, although it may be subject to state and local taxation.

  In the case of a REIT that is a partner in a partnership, Treasury Regulations provide that the REIT will be deemed to own its proportionate share of the assets of the partnership and will be deemed to be entitled to the gross income of the partnership attributable to such share. In addition, the assets and gross income of the partnership will retain the same character in the hands of the REIT for purposes of section 856 of the Code, including satisfying the gross income and asset tests described below. Thus, the Company's proportionate share of the assets, liabilities, and items of income of the Operating Partnership and the noncorporate subsidiaries of the Operating Partnership (the "Noncorporate Subsidiaries") will be treated as assets, liabilities, and items of income of the Company for purposes of applying the requirements described herein.

 Income Tests

  In order for the Company to qualify and to maintain its qualification as a REIT, three requirements relating to the Company's gross income must be satisfied annually. First, at least 75% of the Company's gross income

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

(excluding gross income from prohibited transactions) for each taxable year must consist of defined types of income derived directly or indirectly from investments relating to real property or mortgages on real property (including "rents from real property" and, in certain circumstances, interest) or temporary investment income. Second, at least 95% of the Company's gross income (excluding gross income from prohibited transactions) for each taxable year must be derived from such real property or temporary investments, and from dividends, other types of interest, and gain from the sale or disposition of stock or securities, or from any combination of the foregoing. Third, not more than 30% of the Company's gross income (including gross income from prohibited transactions) for each taxable year may be gain from the sale or other disposition of (i) stock or securities held for less than one year, (ii) dealer property that is not foreclosure property, and (iii) certain real property held for less than four years (apart from involuntary conversions and sales of foreclosure property). The specific application of these tests to the Company is discussed below.

  The rent received by the Company from its tenants ("Rent") will qualify as "rents from real property" in satisfying the gross income requirements for a REIT described above only if several conditions are met. First, the amount of Rent must not be based, in whole or in part, on the income or profits of any person. However, an amount received or accrued generally will not be excluded from the term "rents from real property" solely by reason of being based on a fixed percentage or percentages of receipts or sales. Second, the Rent received from a tenant will not qualify as "rents from real property" in satisfying the gross income tests if the Company, or a direct or indirect owner of 10% or more of the Company, directly or constructively owns 10% or more of such tenant (a "Related Party Tenant"). Third, if Rent attributable to personal property, leased in connection with a lease of a Property, is greater than 15% of the total Rent received under the lease, then the portion of Rent attributable to such personal property will not qualify as "rents from real property." Finally, for the Rent to qualify as "rents from real property," the Company generally must not operate or manage the Properties or furnish or render services to the tenants of such Properties, other than through an "independent contractor" who is adequately compensated and from whom the Company derives no revenue. The "independent contractor" requirement, however, does not apply to the extent the services provided by the Company are "usually or customarily rendered" in connection with the rental of space for occupancy only and are not otherwise considered "rendered to the occupant."

  The Company does not charge Rent for any portion of any Property that is based, in whole or in part, on the income or profits of any person (except by reason of being based on a fixed percentage or percentages of receipts of sales, as described above). Furthermore, the Company has represented that, with respect to other properties that it may acquire in the future, it will not charge Rent for any portion of any property that is based, in whole or in part, on the income or profits of any person to the extent that the receipt of such Rent would jeopardize the Company's status as a REIT. In addition, the Company currently does not receive any Rent from a Related Party Tenant, and the Company has represented that, to the extent that it receives Rent from a Related Party Tenant in the future, such Rent will not cause the Company to fail to satisfy either the 75% or 95% gross income test. The Company also currently does not receive Rent attributable to personal property that is greater than 15% of the Rent received under the applicable Lease. The Company has represented that, in the future, it will not allow the Rent attributable to personal property leased in connection with any lease of real property to exceed 15% of the total Rent received under the lease, if the receipt of such Rent would cause the Company to fail to satisfy either the 75% or 95% gross income test.

  Through the Operating Partnership, the Noncorporate Subsidiaries, and the Manager, none of which constitutes a qualifying independent contractor, the Company provides and will provide in the future certain services to its tenants. The Company believes (and has represented to Hunton & Williams) that all such services are "usually or customarily rendered" in connection with the rental of space for occupancy only and are not otherwise "rendered to the occupant," so that the provision of such services does not jeopardize the qualification of the Rent as "rents from real property." In the case of any services that are not "usual and customary" under the foregoing rules, the Company employs and will continue to employ qualifying independent contractors to provide such services. Furthermore, the Company has represented that it will not provide noncustomary services with respect to other properties that it acquires in the future (other than through a qualifying independent

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contractor) to the extent that the provision of such services would cause the
Company to fail to satisfy either the 75% or 95% gross income test.

  If any portion of the Rent does not qualify as "rents from real property" because such Rent is attributable to personal property and exceeds 15% of the total Rent received under the applicable lease, the portion of the Rent that is attributable to the personal property will not be qualifying income for purposes of either the 75% or 95% gross income test. Thus, if the Rent attributable to such personal property, plus any other income received by the Company during a taxable year that is not qualifying income for purposes of the 95% gross income test, exceeds 5% of the Company's gross income during such year, the Company likely would lose its REIT status. If, however, any portion of the Rent received under a lease does not qualify as "rents from real property" because either (i) the Rent is considered based on the income or profits of any person or (ii) the tenant is a Related Party Tenant, none of the Rent received by the Company under such lease would qualify as "rents from real property." In that case, if the Rent received by the Company under such lease, plus any other income received by the Company during the taxable year that is not qualifying income for purposes of the 95% gross income test, exceeds 5% of the Company's gross income for such year, the Company likely would lose its REIT status. Finally, if any portion of the Rent does not qualify as "rents from real property" because the Company furnishes noncustomary services to the tenants of a Property other than through a qualifying independent contractor, none of the Rent received by the Company with respect to the related Property would qualify as "rents from real property." In that case, if the Rent received by the Company with respect to the related Property, plus any other income received by the Company during the taxable year that is not qualifying income for purposes of the 95% gross income test, exceeds 5% of the Company's gross income for such year, the Company would lose its REIT status.

  The Company, through the Operating Partnership, may receive other types of income that will not qualify for purposes of the 75% or 95% gross income test. In particular, dividends paid with respect to the stock of the Manager owned by the Operating Partnership will be qualifying income for purposes of the 95% gross income test, but not the 75% gross income test. In addition, the Operating Partnership has received and in the future will receive indirectly certain fees for the performance of certain services by a Noncorporate Subsidiary with respect to Properties that are owned, directly or indirectly, by the Operating Partnership. Although the law is not entirely clear, to the extent that the Operating Partnership owns, directly or indirectly, both an interest in such Properties and an interest in the Noncorporate Subsidiary providing the services, such fees should be disregarded for purposes of the 75% and 95% gross income tests. However, the remainder of such fees received by the Operating Partnership (i.e., any portion of the fees that is attributable to a third party's ownership interest in the Properties) will be nonqualifying income for purposes of the 75% and 95% gross income tests. In addition, any fees received, directly or indirectly, by the Operating Partnership in exchange for providing services with respect to properties owned by unrelated third parties will not be qualifying income for purposes of the 75% and 95% gross income tests. Furthermore, to the extent that the Company receives interest that is accrued on the late payment of the Rent, such amounts will not qualify as "rents from real property" and, thus, will not be qualifying income for purposes of the 75% gross income test, but instead will be treated as interest that qualifies for the 95% gross income test. The Company believes that the aggregate amount of any such nonqualifying income in any taxable year has not caused and will not cause the Company to fail to satisfy either the 75% or 95% gross income test.

  It is possible that, from time to time, the Company or the Operating Partnership will enter into hedging transactions with respect to one or more of its assets or liabilities. Any such hedging transactions could take a variety of forms, including interest rate swap contracts, interest rate cap or floor contracts, futures or forward contracts, and options. To the extent that the Company or the Operating Partnership enters into an interest rate swap or cap contract to hedge any variable rate indebtedness incurred to acquire or carry real estate assets, any periodic income or gain from the disposition of such contract should be qualifying income for purposes of the 95% gross income test, but not the 75% gross income test. Furthermore, any such contract would be considered a "security" for purposes of applying the 30% gross income test. To the extent that the Company or the Operating Partnership hedges with other types of financial instruments or in other situations, it may not be entirely clear how the income from those transactions will be treated for purposes of the various income tests

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

that apply to REITs under the Code. The Company intends to structure any hedging transactions in a manner that does not jeopardize its status as a REIT.

  Based on the foregoing, Hunton & Williams is of the opinion that the Rent has qualified and will continue to qualify as "rents from real property" for purposes of the 75% and 95% gross income tests. As described above, the opinion of Hunton & Williams is based upon an analysis of all the facts and circumstances and upon rulings and judicial decisions involving situations that are considered to be analogous, as well as representations by the Company and assumptions that are described above and set out in the federal income tax opinion of Hunton & Williams to be delivered at the closing of the Offering. Opinions of counsel are not binding upon the Service or any court. Accordingly, there can be no complete assurance that the Service will not assert successfully a contrary position and, therefore, prevent the Company from qualifying as a REIT.

  If the Company fails to satisfy one or both of the 75% or 95% gross income tests for any taxable year, it nevertheless may qualify as a REIT for such year if it is entitled to relief under certain provisions of the Code. Those relief provisions generally will be available if the Company's failure to meet such tests is due to reasonable cause and not due to willful neglect, the Company attaches a schedule of the sources of its income to its return, and any incorrect information on the schedule was not due to fraud with intent to evade tax. It is not possible, however, to state whether in all circumstances the Company would be entitled to the benefit of those relief provisions. As discussed above in "Federal Income Tax Considerations--Taxation of the Company," even if those relief provisions apply, a 100% tax would be imposed on the net income attributable to the greater of the amount by which the Company fails the 75% or 95% gross income test. No such relief is available for violations of the 30% income test.

 Asset Tests

  The Company, at the close of each quarter of each taxable year, also must satisfy two tests relating to the nature of its assets. First, at least 75% of the value of the Company's total assets must be represented by cash or cash items (including certain receivables), government securities, "real estate assets," or, in cases where the Company raises new capital through stock or long-term (at least five-year) debt offerings, temporary investments in stock or debt instruments during the one-year period following the Company's receipt of such capital. The term "real estate assets" includes interests in real property, interests in mortgages on real property to the extent the principal balance of a mortgage does not exceed the value of the associated real property, and shares of other REITs. For purposes of the 75% asset test, the term "interest in real property" includes an interest in land and improvements thereon, such as buildings or other inherently permanent structures (including items that are structural components of such buildings or structures), a leasehold of real property, and an option to acquire real property (or a leasehold of real property). Second, of the investments not included in the 75% asset class, the value of any one issuer's securities owned by the Company may not exceed 5% of the value of the Company's total assets and the Company may not own more than 10% of any one issuer's outstanding voting securities (except for its interests in the Operating Partnership, the Noncorporate Subsidiaries, the General Partner, and any other qualified REIT subsidiary).

  For purposes of the asset tests, the Company is deemed to own its proportionate share of the assets of the Operating Partnership and each Noncorporate Subsidiary, rather than its interests in those entities. The Company has represented that (i) at least 75% of the value of its total assets has been and will be represented by real estate assets, has been and cash and cash items (including receivables), and government securities and (ii) it has not owned, and will not own (A) securities of any one issuer the value of which exceeds 5% of the value of the Company's total assets or (B) more than 10% of any one issuer's outstanding voting securities (except for its interests in the Operating Partnership, the Noncorporate Subsidiaries, the General Partner, and any other qualified REIT subsidiary). In addition, the Company has represented that it will not acquire or dispose, or cause the Operating Partnership to acquire or dispose, of assets in the future in a way that would cause it to violate either asset test. Based on the foregoing, Hunton & Williams is of the opinion that the Company has satisfied and will continue to satisfy both asset tests for REIT status.


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

  If the Company should fail to satisfy the asset tests at the end of a calendar quarter, such a failure would not cause it to lose its REIT status if
(i) it satisfied the asset tests at the close of the preceding calendar quarter and (ii) the discrepancy between the value of the Company's assets and the asset test requirements arose from changes in the market values of its assets and was not wholly or partly caused by an acquisition of nonqualifying assets. If the condition described in clause (ii) of the preceding sentence were not satisfied, the Company still could avoid disqualification by eliminating any discrepancy within 30 days after the close of the calendar quarter in which it arose.

 Distribution Requirements

  The Company, in order to avoid corporate income taxation of the earnings that it distributes, is required to distribute with respect to each taxable year dividends (other than capital gain dividends) to its shareholders in an aggregate amount at least equal to (i) the sum of (A) 95% of its "REIT taxable income" (computed without regard to the dividends paid deduction and its net capital gain) and (B) 95% of the net income (after tax), if any, from foreclosure property, minus (ii) the sum of certain items of noncash income. Such distributions must be paid in the taxable year to which they relate, or in the following taxable year if declared before the Company timely files its federal income tax return for such year and if paid on or before the first regular dividend payment date after such declaration. To the extent that the Company does not distribute all of its net capital gain or distributes at least 95%, but less than 100%, of its "REIT taxable income," as adjusted, it will be subject to tax thereon at regular ordinary and capital gains corporate tax rates. Furthermore, if the Company should fail to distribute during each calendar year at least the sum of (i) 85% of its REIT ordinary income for such year, (ii) 95% of its REIT capital gain income for such year, and (iii) any undistributed taxable income from prior periods, the Company would be subject to a 4% nondeductible excise tax on the excess of such required distribution over the amounts actually distributed. The Company has made, and intends to continue to make, timely distributions sufficient to satisfy the annual distribution requirement.

  It is possible that, from time to time, the Company may experience timing differences between (i) the actual receipt of income and actual payment of deductible expenses and (ii) the inclusion of that income and deduction of such expenses in arriving at its REIT taxable income. Further, it is possible that, from time to time, the Company may be allocated a share of net capital gain attributable to the sale of depreciated property that exceeds its allocable share of cash attributable to that sale. Therefore, the Company may have less cash than is necessary to meet its annual 95% distribution requirement or to avoid corporate income tax or the excise tax imposed on certain undistributed income. In such a situation, the Company may find it necessary to arrange for short-term (or possibly long-term) borrowings or to raise funds through the issuance of Preferred Shares or additional Common Shares.

  Under certain circumstances, the Company may be able to rectify a failure to meet the distribution requirement, for a year by paying "deficiency dividends" to its shareholders in a later year, which may be included in the Company's deduction for dividends paid for the earlier year. Although the Company may be able to avoid being taxed on amounts distributed as deficiency dividends, it will be required to pay to the Service interest based upon the amount of any deduction taken for deficiency dividends.

 Recordkeeping Requirements

  Pursuant to applicable Treasury Regulations, in order to be able to elect to be taxed as a REIT, the Company must maintain certain records and request on an annual basis certain information from its shareholders designed to disclose the actual ownership of its outstanding shares. The Company has complied and intends to continue to comply with such requirements in the future.

 Partnership Anti-Abuse Rule

  The U.S. Treasury Department has issued a final regulation (the "Anti-Abuse Rule") under the partnership provisions of the Code (the "Partnership Provisions") that authorizes the Service, in certain "abusive"

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transactions involving partnerships, to disregard the form of the transaction and recast it for federal tax purposes as the Service deems appropriate. The Anti-Abuse Rule applies where a partnership is formed or utilized in connection with a transaction (or series of related transactions) with a principal purpose of substantially reducing the present value of the partners' aggregate federal tax liability in a manner inconsistent with the intent of the Partnership Provisions. The Anti-Abuse Rule states that the Partnership Provisions are intended to permit taxpayers to conduct joint business (including investment) activities through a flexible economic arrangement that accurately reflects the partners' economic agreement and clearly reflects the partners' income without incurring any entity-level tax. The purposes for structuring a transaction involving a partnership are determined based on all of the facts and circumstances, including a comparison of the purported business purpose for a transaction and the claimed tax benefits resulting from the transaction. A reduction in the present value of the partners' aggregate federal tax liability through the use of a partnership does not, by itself, establish inconsistency with the intent of the Partnership Provisions.

  The Anti-Abuse Rule contains an example in which a corporation that elects to be treated as a REIT contributes substantially all of the proceeds from a public offering to a partnership in exchange for a general partnership interest. The limited partners of the partnership contribute real property assets to the partnership, subject to liabilities that exceed their respective aggregate bases in such property. In addition, some of the limited partners have the right, beginning two years after the formation of the partnership, to require the redemption of their limited partnership interests in exchange for cash or REIT stock (at the REIT's option) equal to the fair market value of their respective interests in the partnership at the time of the redemption. The example concludes that the use of the partnership is not inconsistent with the intent of the Partnership Provisions and, thus, cannot be recast by the Service. Based on the foregoing, Hunton & Williams is of the opinion that the Anti-Abuse Rule will not have any adverse impact on the Company's ability to qualify as a REIT. However, the Exchange Rights do not conform in all respects to the redemption rights described in the foregoing example. Moreover, the Anti-Abuse Rule is extraordinarily broad in scope and is applied based on an analysis of all of the facts and circumstances. As a result, there can be no assurance that the Service will not attempt to apply the Anti-Abuse Rule to the Company. If the conditions of the Anti-Abuse Rule are met, the Service is authorized to take appropriate enforcement action, including disregarding the Operating Partnership or a Noncorporate Subsidiary for federal tax purposes or treating one or more of its partners as nonpartners. Any such action potentially could jeopardize the Company's status as a REIT.

FAILURE TO QUALIFY

  If the Company fails to qualify for taxation as a REIT in any taxable year, and the relief provisions do not apply, the Company will be subject to tax (including any applicable alternative minimum tax) on its taxable income at regular corporate rates. Distributions to the Company's shareholders in any year in which the Company fails to qualify will not be deductible by the Company nor will they be required to be made. In such event, to the extent of the Company's current and accumulated earnings and profits, all distributions to shareholders will be taxable as ordinary income and, subject to certain limitations of the Code, corporate distributees may be eligible for the dividends received deduction. Unless entitled to relief under specific statutory provisions, the Company also will be disqualified from taxation as a REIT for the four taxable years following the year during which the Company ceased to qualify as a REIT. It is not possible to state whether in all circumstances the Company would be entitled to such statutory relief.

TAXATION OF TAXABLE U.S. SHAREHOLDERS

  As long as the Company qualifies as a REIT, distributions made to the Company's taxable U.S. shareholders out of current or accumulated earnings and profits (and not designated as capital gain dividends) will be taken into account by such U.S. shareholders as ordinary income and will not be eligible for the dividends received deduction generally available to corporations. As used herein, the term "U.S. shareholder" means a holder of Common Shares that for U.S. federal income tax purposes is (i) a citizen or resident of the U.S.,
(ii) a corporation, partnership, or other entity created or organized in or under the laws of the U.S. or of any political subdivision thereof, (iii) an estate whose income from sources without the United States is includible in gross

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income for U.S. federal income tax purposes regardless of its connection with the conduct of a trade or business within the United States, or (iv) any trust with respect to which (A) a U.S. court is able to exercise primary supervision over the administration of such trust and (B) one or more U.S. fiduciaries have the authority to control all substantial decisions of the trust. Distributions that are designated as capital gain dividends will be taxed as long-term capital gains (to the extent they do not exceed the Company's actual net capital gain for the taxable year) without regard to the period for which the shareholder has held his Common Shares. However, corporate shareholders may be required to treat up to 20% of certain capital gain dividends as ordinary income. Distributions in excess of current and accumulated earnings and profits will not be taxable to a shareholder to the extent that they do not exceed the adjusted basis of the shareholder's Common Shares, but rather will reduce the adjusted basis of such shares. To the extent that such distributions in excess of current and accumulated earnings and profits exceed the adjusted basis of a shareholder's Common Shares, such distributions will be included in income as long-term capital gain (or short-term capital gain if the Common Shares have been held for one year or less), assuming the Common Shares are capital assets in the hands of the shareholder. In addition, any distribution declared by the Company in October, November, or December of any year and payable to a shareholder of record on a specified date in any such month shall be treated as both paid by the Company and received by the shareholder on December 31 of such year, provided that the distribution is actually paid by the Company during January of the following calendar year.

  Shareholders may not include in their individual income tax returns any net operating losses or capital losses of the Company. Instead, such losses would be carried over by the Company for potential offset against its future income (subject to certain limitations). Taxable distributions from the Company and gain from the disposition of the Common Shares will not be treated as passive activity income and, therefore, shareholders generally will not be able to apply any "passive activity losses" (such as losses from certain types of limited partnerships in which a shareholder is a limited partner) against such income. In addition, taxable distributions from the Company generally will be treated as investment income for purposes of the investment interest limitations. Capital gains from the disposition of Common Shares (or distributions treated as such), however, will be treated as investment income only if the shareholder so elects, in which case such capital gains will be taxed at ordinary income rates. The Company has notified and will continue to notify shareholders after the close of the Company's taxable year as to the portions of the distributions attributable to that year that constitute ordinary income, return of capital, and capital gain.

TAXATION OF SHAREHOLDERS ON THE DISPOSITION OF THE COMMON SHARES

  In general, any gain or loss realized upon a taxable disposition of the Common Shares by a shareholder who is not a dealer in securities will be treated as long-term capital gain or loss if the Common Shares have been held for more than one year and otherwise as short-term capital gain or loss. However, any loss upon a sale or exchange of Common Shares by a shareholder who has held such shares for six months or less (after applying certain holding period rules), will be treated as a long-term capital loss to the extent of distributions from the Company required to be treated by such shareholder as long-term capital gain. All or a portion of any loss realized upon a taxable disposition of the Common Shares may be disallowed if other Common Shares are purchased within 30 days before or after the disposition.

CAPITAL GAINS AND LOSSES

  A capital asset generally must be held for more than one year in order for gain or loss derived from its sale or exchange to be treated as long-term capital gain or loss. The highest marginal individual income tax rate is 39.6%, and the tax rate on net capital gains applicable to individuals is 28%. Thus, the tax rate differential between capital gain and ordinary income for individuals may be significant. In addition, the characterization of income as capital or ordinary may affect the deductibility of capital losses. Capital losses not offset by capital gains may be deducted against an individual's ordinary income only up to a maximum annual amount of $3,000. Unused capital losses may be carried forward. All net capital gain of a corporate taxpayer is subject to tax at ordinary corporate rates. A corporate taxpayer can deduct capital losses only to the extent of capital gains, with unused losses being carried back three years and forward five years.

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

INFORMATION REPORTING REQUIREMENTS AND BACKUP WITHHOLDING

  The Company reports and will continue to report to its U.S. shareholders and to the Service the amount of distributions paid during each calendar year, and the amount of tax withheld, if any. Under the backup withholding rules, a shareholder may be subject to backup withholding at the rate of 31% with respect to distributions paid unless such holder (i) is a corporation or comes within certain other exempt categories and, when required, demonstrates this fact or (ii) provides a taxpayer identification number, certifies as to no loss of exemption from backup withholding, and otherwise complies with the applicable requirements of the backup withholding rules. A shareholder who does not provide the Company with his correct taxpayer identification number also may be subject to penalties imposed by the Service. Any amount paid as backup withholding will be creditable against the shareholder's income tax liability. In addition, the Company may be required to withhold a portion of capital gain distributions to any shareholders who fail to certify their nonforeign status to the Company. The Service issued proposed regulations in April 1996 regarding the backup withholding rules as applied to Non-U.S. Shareholders. Those proposed regulations would alter the current system of backup withholding compliance and are proposed to be effective for distributions made after December 31, 1997. See "--Taxation of Non-U.S. Shareholders."

TAXATION OF TAX-EXEMPT SHAREHOLDERS

  Tax-exempt entities, including qualified employee pension and profit sharing trusts and individual retirement accounts ("Exempt Organizations"), generally are exempt from federal income taxation. However, they are subject to taxation on their unrelated business taxable income ("UBTI"). While many investments in real estate generate UBTI, the Service has issued a published ruling that dividend distributions from a REIT to an exempt employee pension trust do not constitute UBTI, provided that the shares of the REIT are not otherwise used in an unrelated trade or business of the exempt employee pension trust. Based on that ruling, amounts distributed by the Company to Exempt Organizations generally should not constitute UBTI. However, if an Exempt Organization finances its acquisition of the Common Shares with debt, a portion of its income from the Company will constitute UBTI pursuant to the "debt-financed property" rules. Furthermore, social clubs, voluntary employee benefit associations, supplemental unemployment benefit trusts, and qualified group legal services plans that are exempt from taxation under paragraphs (7), (9),
(17), and (20), respectively, of Code section 501(c) are subject to different UBTI rules, which generally will require them to characterize distributions from the Company as UBTI. In addition, in certain circumstances, a pension trust that owns more than 10% of the Company's shares is required to treat a percentage of the dividends from the Company as UBTI (the "UBTI Percentage"). The UBTI Percentage is the gross income derived by the Company from an unrelated trade or business (determined as if the Company were a pension trust) divided by the gross income of the Company for the year in which the dividends are paid. The UBTI rule applies to a pension trust holding more than 10% of the Company's stock only if (i) the UBTI Percentage is at least 5%,
(ii) the Company qualifies as a REIT by reason of the modification of the 5/50 Rule that allows the beneficiaries of the pension trust to be treated as holding shares of the Company in proportion to their actuarial interests in the pension trust, and (iii) either (A) one pension trust owns more than 25% of the value of the Company's shares or (B) a group of pension trusts individually holding more than 10% of the value of the Company's shares collectively owns more than 50% of the value of the Company's shares.

TAXATION OF NON-U.S. SHAREHOLDERS

  The rules governing U.S. federal income taxation of nonresident alien individuals, foreign corporations, foreign partnerships, and other foreign shareholders (collectively, "Non-U.S. Shareholders") are complex and no attempt will be made herein to provide more than a summary of such rules. PROSPECTIVE NON-U.S. SHAREHOLDERS SHOULD CONSULT WITH THEIR OWN TAX ADVISORS TO DETERMINE THE IMPACT OF FEDERAL, STATE, AND LOCAL INCOME TAX LAWS WITH REGARD TO AN INVESTMENT IN THE COMMON SHARES, INCLUDING ANY REPORTING REQUIREMENTS.


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

  Distributions to Non-U.S. Shareholders that are not attributable to gain from sales or exchanges by the Company of U.S. real property interests and are not designated by the Company as capital gains dividends will be treated as dividends of ordinary income to the extent that they are made out of current or accumulated earnings and profits of the Company. Such distributions ordinarily will be subject to a withholding tax equal to 30% of the gross amount of the distribution unless an applicable tax treaty reduces or eliminates that tax. However, if income from the investment in the Common Shares is treated as effectively connected with the Non-U.S. Shareholder's conduct of a U.S. trade or business, the Non-U.S. Shareholder generally will be subject to federal income tax at graduated rates, in the same manner as U.S. shareholders are taxed with respect to such distributions (and also may be subject to the 30% branch profits tax in the case of a Non-U.S. Shareholder that is a non-U.S. corporation). The Company expects to withhold U.S. income tax at the rate of 30% on the gross amount of any such distributions made to a Non-U.S. Shareholder unless (i) a lower treaty rate applies and any required form evidencing eligibility for that reduced rate is filed with the Company or
(ii) the Non-U.S. Shareholder files an IRS Form 4224 with the Company claiming that the distribution is effectively connected income. The Service issued proposed regulations in April 1996 that would modify the manner in which the Company complies with the withholding requirements. Distributions in excess of current and accumulated earnings and profits of the Company will not be taxable to a shareholder to the extent that such distributions do not exceed the adjusted basis of the shareholder's Common Shares, but rather will reduce the adjusted basis of such shares. To the extent that distributions in excess of current and accumulated earnings and profits exceed the adjusted basis of a Non-U.S. Shareholder's Common Shares, such distributions will give rise to tax liability if the Non-U.S. Shareholder would otherwise be subject to tax on any gain from the sale or disposition of his Common Shares, as described below. Because it generally cannot be determined at the time a distribution is made whether or not such distribution will be in excess of current and accumulated earnings and profits, the entire amount of any distribution normally will be subject to withholding at the same rate as a dividend. Amounts so withheld, however, are refundable to the extent it is determined subsequently that such distribution was, in fact, in excess of current and accumulated earnings and profits of the Company.

  In August 1996, the U.S. Congress passed the Small Business Job Protection Act of 1996, which requires the Company to withhold 10% of any distribution in excess of the Company's current and accumulated earnings and profits. That statute is effective for distributions made after August 20, 1996. Consequently, although the Company intends to withhold at a rate of 30% on the entire amount of any distribution, to the extent that the Company does not do so, any portion of a distribution not subject to withholding at a rate of 30% will be subject to withholding at a rate of 10%.

  For any year in which the Company qualifies as a REIT, distributions that are attributable to gain from sales or exchanges by the Company of U.S. real property interests will be taxed to a Non-U.S. Shareholder under the provisions of the Foreign Investment in Real Property Tax Act of 1980 ("FIRPTA"). Under FIRPTA, distributions attributable to gain from sales of U.S. real property interests are taxed to a Non-U.S. Shareholder as if such gain were effectively connected with a U.S. business. Non-U.S. Shareholders thus would be taxed at the normal capital gain rates applicable to U.S. shareholders (subject to applicable alternative minimum tax and a special alternative minimum tax in the case of nonresident alien individuals). Distributions subject to FIRPTA also may be subject to the 30% branch profits tax in the hands of a non-U.S. corporate shareholder not entitled to treaty relief or exemption. The Company is required to withhold 35% of any distribution that is designated by the Company as a capital gains dividend. The amount withheld is creditable against the Non-U.S. Shareholder's FIRPTA tax liability.

  Gain recognized by a Non-U.S. Shareholder upon a sale of his Common Shares generally will not be taxed under FIRPTA if the Company is a "domestically controlled REIT," defined generally as a REIT in which at all times during a specified testing period less than 50% in value of the stock was held directly or indirectly by non-U.S. persons. The Company believes that it is a "domestically controlled REIT" and, therefore, the sale of the Common Shares will not be subject to taxation under FIRPTA. However, because the Common Shares will be publicly traded, no assurance can be given that the Company will continue to be a "domestically controlled REIT." Furthermore, gain not subject to FIRPTA will be taxable to a Non-U.S. Shareholder if (i) investment in

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

the Common Shares is effectively connected with the Non-U.S. Shareholder's U.S. trade or business, in which case the Non-U.S. Shareholder will be subject to the same treatment as U.S. shareholders with respect to such gain, or (ii) the Non-U.S. Shareholder is a nonresident alien individual who was present in the U.S. for 183 days or more during the taxable year and certain other conditions apply, in which case the nonresident alien individual will be subject to a 30% tax on the individual's capital gains. If the gain on the sale of the Common Shares were to be subject to taxation under FIRPTA, the Non-U.S. Shareholder would be subject to the same treatment as U.S. shareholders with respect to such gain (subject to applicable alternative minimum tax, a special alternative minimum tax in the case of nonresident alien individuals, and the possible application of the 30% branch profits tax in the case of non-U.S. corporations).

OTHER TAX CONSEQUENCES

  The Company, the General Partner, the Operating Partnership, the Manager, a Noncorporate Subsidiary, or the Company's shareholders may be subject to state or local taxation in various state or local jurisdictions, including those in which it or they own property, transact business, or reside. Such state and local tax treatment may not conform to the federal income tax consequences discussed above. CONSEQUENTLY, PROSPECTIVE SHAREHOLDERS SHOULD CONSULT THEIR OWN TAX ADVISORS REGARDING THE EFFECT OF STATE AND LOCAL TAX LAWS ON AN INVESTMENT IN THE COMPANY.

  In particular, the State of Texas imposes a franchise tax upon corporations and limited liability companies that do business in Texas, including REITs that are organized as corporations. The Texas franchise tax imposed on a corporation doing business in Texas generally is equal to the greater of (i)
 .25% of "taxable capital" (generally, financial accounting net worth with certain adjustments) apportioned to Texas; or (ii) 4.5% of "taxable earned surplus" (generally, federal taxable income with certain adjustments) apportioned to Texas. A corporation's taxable capital and taxable earned surplus are apportioned to Texas based upon a fraction, the numerator of which is the corporation's gross receipts from business transacted in Texas and the denominator of which is the corporation's gross receipts from all sources.

  The Company has received a ruling from the office of the Texas State Comptroller of Public Accounts (the "Comptroller"), the administrative agency that administers the Texas franchise tax, that neither the Company, the Operating Partnership nor any Noncorporate Subsidiary organized as a partnership will be subject to the Texas franchise tax. There can be no assurance, however, that the Texas legislature will not expand the scope of the Texas franchise tax to apply to trusts such as the Company or entities such as the Operating Partnership and the Noncorporate Subsidiaries that are organized as partnerships. In that regard, legislation has been introduced in Texas that would subject noncorporate businesses (including trusts and partnerships) to a business tax. It cannot be predicted whether or in what term such legislation (or any other legislation) ultimately will be enacted. It is possible, however, that the Company, the Operating Partnership and/or any Noncorporate Subsidiary could become subject to tax in Texas as a result of future legislation.

  Both the General Partner and the Manager are organized as corporations. Furthermore, the General Partner is the general partner of a partnership doing business in Texas (i.e., the Operating Partnership) and has registered in the State of Texas as a foreign corporation qualified to transact business in Texas. Similarly, the Manager conducts business in Texas and has registered in the State of Texas as a foreign corporation qualified to transact business in Texas. Accordingly, both the General Partner and the Manager are subject to the Texas franchise tax. Finally, one of the Noncorporate Subsidiaries, Riverside Industrial, LLC, is organized as a limited liability company, conducts business in Texas, and has registered in the State of Texas as a foreign limited liability company qualified to transact business in Texas. Accordingly, that Noncorporate Subsidiary also is subject to the Texas franchise tax.

  Coopers & Lybrand L.L.P., special tax consultant to the Company ("Coopers & Lybrand"), has reviewed the discussion in this section with respect to Texas franchise tax matters and is of the opinion that it fairly summarizes the Texas franchise tax considerations that will be material to the Company. The opinion rendered by Coopers & Lybrand is not binding upon the Comptroller or any court. Furthermore, Coopers & Lybrand

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

expresses no opinion with respect to (i) any federal or other state tax considerations affecting the Company including, but not limited to, other taxes imposed by the State of Texas; or (ii) any of the tax considerations affecting a holder of Common Shares including, but not limited to, the Texas franchise tax implications to a holder of Common Shares.

TAX ASPECTS OF THE OPERATING PARTNERSHIP AND THE NONCORPORATE SUBSIDIARIES

  The following discussion summarizes certain federal income tax considerations applicable to the Company's direct or indirect investment in the Operating Partnership and the Noncorporate Subsidiaries (each of the Operating Partnership and the Noncorporate Subsidiaries is referred to herein as a "Partnership"). The discussion does not cover state or local tax laws or any federal tax laws other than income tax laws.

 Classification as a Partnership

  The Company will be entitled to include in its income its distributive share of each Partnership's income and to deduct its distributive share of each Partnership's losses only if each Partnership is classified for federal income tax purposes as a partnership rather than as a corporation or an association taxable as a corporation. An entity will be classified as a partnership rather than as a corporation for federal income tax purposes if the entity (i) is treated as a partnership under Treasury regulations, effective January 1, 1997, relating to entity classification (the "Check-the-Box Regulations") and
(ii) is not a "publicly traded" partnership.

  In general, under the Check-the-Box Regulations, an unincorporated entity with at least two members may elect to be classified either as an association taxable as a corporation or as a partnership. If such an entity fails to make an election, it generally will be treated as a partnership for federal income tax purposes. The federal income tax classification of an entity that was in existence prior to January 1, 1997, such as the Partnerships, will be respected for all periods prior to January 1, 1997 if (i) the entity had a reasonable basis for its claimed classification, (ii) the entity and all members of the entity recognized the federal tax consequences of any changes in the entity's classification within the 60 months prior to January 1, 1997, and (iii) neither the entity nor any of its members was notified in writing on or before May 8, 1996 that the classification of the entity was under examination. Each Partnership in existence on January 1, 1997 reasonably claimed partnership classification under the prior Treasury Regulations relating to entity classification in effect prior to January 1, 1997 and such classification should be respected for federal income tax purposes. The Partnerships intend to continue to be classified as partnerships and the Company has represented that no Partnership will elect to be treated as an association taxable as a corporation under the Check-the-Box Regulations.

  A publicly traded partnership is a partnership whose interests are traded on an established securities market or are readily tradable on a secondary market (or the substantial equivalent thereof). A publicly traded partnership will be treated as a corporation for federal income tax purposes unless at least 90% of such partnership's gross income for a taxable year consists of "qualifying income" under section 7704(d) of the Code, which generally includes any income that is qualifying income for purposes of the 95% gross income test applicable to REITs (the "90% Passive-Type Income Exception"). See "--Requirements for Qualification--Income Tests." The U.S. Treasury Department has issued regulations effective for taxable years beginning after December 31, 1995 (the "PTP Regulations") that provide limited safe harbors from the definition of a publicly traded partnership. Pursuant to one of those safe harbors, (the "Private Placement Exclusion"), interests in a partnership will not be treated as readily tradable on a secondary market or the substantial equivalent thereof if (i) all interests in the partnership were issued in a transaction (or transactions) that was not required to be registered under the Securities Act of 1933, and (ii) the partnership does not have more than 100 partners at any time during the partnership's taxable year. In determining the number of partners in a partnership, a person owning an interest in a flow-through entity (i.e., a partnership, grantor trust, or S corporation) that owns an interest in the partnership is treated as a partner in such partnership only if (a) substantially all of the value of the owner's interest in the flow-through entity is attributable to the flow-through entity's interest (direct or indirect) in the partnership and (b) a principal purpose of the use of the flow-through entity is to permit the partnership to satisfy the 100-partner limitation. Each Partnership qualifies for the Private Placement Exclusion. If a Partnership is considered a

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publicly traded partnership under the PTP Regulations because it is deemed to have more than 100 partners, such Partnership should not be treated as a corporation because it should be eligible for the 90% Passive-Type Income Exception.

  The Company has not requested, and does not intend to request, a ruling from the Service that each Partnership will be classified as a partnership for federal income tax purposes. Instead, Hunton & Williams is of the opinion that, based on certain factual assumptions and representations, each Partnership has been and will continue to be treated for federal income tax purposes as a partnership and not as a corporation or an association taxable as a corporation or as a publicly traded partnership. Unlike a tax ruling, an opinion of counsel is not binding upon the Service, and no assurance can be given that the Service will not challenge the status of a Partnership as a partnership for federal income tax purposes. If such challenge were sustained by a court, such Partnership would be treated as a corporation for federal income tax purposes, as described below. No assurance can be given that administrative or judicial changes would not modify the conclusions expressed in the opinion.

  If for any reason one of the Partnerships were taxable as a corporation, rather than as a partnership, for federal income tax purposes, the Company likely would not be able to qualify as a REIT. See "Federal Income Tax Considerations--Requirements for Qualification--Income Tests" and "-- Requirements for Qualification--Asset Tests." In addition, any change in a Partnership's status for tax purposes might be treated as a taxable event, in which case the Company might incur a tax liability without any related cash distribution. See "Federal Income Tax Considerations--Requirements for Qualification--Distribution Requirements." Further, items of income and deduction of such Partnership would not pass through to its partners, and its partners would be treated as shareholders for tax purposes. Consequently, such Partnership would be required to pay income tax at corporate tax rates on its net income, and distributions to its partners would constitute dividends that would not be deductible in computing such Partnership's taxable income.

 Income Taxation of the Partnerships and their Partners

  Partners, Not Partnerships, Subject to Tax. A partnership is not a taxable entity for federal income tax purposes. Rather, the Company will be required to take into account its allocable share of each Partnership's income, gains, losses, deductions, and credits for any taxable year of such Partnership ending within or with the taxable year of the Company, without regard to whether the Company has received or will receive any distribution from such Partnership.

  Partnership Allocations. Although a partnership agreement generally will determine the allocation of income and losses among partners, such allocations will be disregarded for tax purposes under section 704(b) of the Code if they do not comply with the provisions of section 704(b) of the Code and the Treasury Regulations promulgated thereunder. If an allocation is not recognized for federal income tax purposes, the item subject to the allocation will be reallocated in accordance with the partners' interests in the partnership, which will be determined by taking into account all of the facts and circumstances relating to the economic arrangement of the partners with respect to such item. Each Partnership's allocations of taxable income and loss are intended to comply with the requirements of section 704(b) of the Code and the Treasury Regulations promulgated thereunder.

  Tax Allocations With Respect to Contributed Properties. Pursuant to section 704(c) of the Code, income, gain, loss, and deduction attributable to appreciated or depreciated property that is contributed to a partnership in exchange for an interest in the partnership must be allocated for federal income tax purposes in a manner such that the contributor is charged with, or benefits from, the unrealized gain or unrealized loss associated with the property at the time of the contribution. The amount of such unrealized gain or unrealized loss is generally equal to the difference between the fair market value of the contributed property at the time of contribution and the adjusted tax basis of such property at the time of contribution. The Treasury Department recently issued regulations requiring partnerships to use a "reasonable method" for allocating items affected by section 704(c) of the Code and outlining several reasonable allocation methods. The Operating Partnership generally has elected to use the traditional method for allocating Code section 704(c) items with respect to the Properties it acquires in exchange for Units.

  Under the Operating Partnership Agreement, depreciation or amortization deductions of the Operating Partnership generally are allocated among the partners in accordance with their respective interests in the Operating Partnership, except to the extent that the Operating Partnership is required under Code section 704(c) to use a method for allocating tax depreciation deductions attributable to the Properties that results in the Company receiving a disproportionately large share of such deductions. In addition, gain on the sale of a Property contributed to the Operating Partnership in exchange for Units will be specially allocated to the contributor to the extent of any "built-in" gain with respect to such Property for federal income tax purposes. Depending on the allocation method elected under Code section 704(c), it is possible that the Company (i) may be allocated lower amounts of depreciation deductions for tax purposes with respect to contributed Properties than would be allocated to the Company if such Properties were to have a tax basis equal to their fair market value at the time of contribution and (ii) may be allocated taxable gain in the event of a sale of such contributed Properties in excess of the economic profit allocated to the Company as a result of such sale. These allocations may cause the Company to recognize taxable income in excess of cash proceeds, which might adversely affect the Company's ability to comply with the REIT distribution requirement, although the Company does not anticipate that this event will occur. The foregoing principles also will affect the calculation of the Company's earnings and profits for purposes of determining which portion of the Company's distributions is taxable as a dividend. The allocations described in this paragraph may result in a higher portion of the Company's distributions being taxed as a dividend than would have occurred had the Company purchased the Properties for cash.

  Basis in Operating Partnership Interest. The Company's adjusted tax basis in its partnership interest in the Operating Partnership generally is equal to
(i) the amount of cash and the basis of any other property contributed to the Operating Partnership by the Company, (ii) increased by (A) its allocable share of the Operating Partnership's income and (B) its allocable share of indebtedness of the Operating Partnership, and (iii) reduced, but not below zero, by (A) the Company's allocable share of the Operating Partnership's loss and (B) the amount of cash distributed to the Company, including constructive cash distributions resulting from a reduction in the Company's share of indebtedness of the Operating Partnership.

  If the allocation of the Company's distributive share of the Operating Partnership's loss would reduce the adjusted tax basis of the Company's partnership interest in the Operating Partnership below zero, the recognition of such loss will be deferred until such time as the recognition of such loss would not reduce the Company's adjusted tax basis below zero. To the extent that the Operating Partnership's distributions, or any decrease in the Company's share of the indebtedness of the Operating Partnership (such decrease being considered a constructive cash distribution to the partners), would reduce the Company's adjusted tax basis below zero, such distributions (including such constructive distributions) will constitute taxable income to the Company. Such distributions and constructive distributions normally will be characterized as capital gain, and, if the Company's partnership interest in the Operating Partnership has been held for longer than the long-term capital gain holding period (currently one year), the distributions and constructive distributions will constitute long-term capital gain.

SALE OF THE OPERATING PARTNERSHIP'S OR A NONCORPORATE SUBSIDIARY'S PROPERTY

  Generally, any gain realized by a Partnership on the sale of property held for more than one year will be long-term capital gain, except for any portion of such gain that is treated as depreciation or cost recovery recapture. Any gain recognized by a Partnership on the disposition of the Properties contributed to the Partnership in exchange for partnership interests therein will be allocated first to the contributor under section 704(c) of the Code to the extent of the contributor's "built-in gain" on those Properties for federal income tax purposes. The contributors' "built-in gain" on the Properties sold will equal the excess of the contributors' proportionate share of the book value of those Properties over the contributors' tax basis allocable to those Properties at the time of the sale. Any remaining gain recognized by a Partnership on the disposition of the contributed Properties, and any gain recognized upon the disposition of the Properties acquired by a Partnership for cash, will be allocated among the partners in accordance with their respective percentage interests in the

Partnership. The Bylaws of the Company provide that any decision to sell any real estate asset in which a trustee, or officer of the Company, or any Affiliate of the foregoing, has a direct or indirect interest, will be made by a majority of the Trustees including a majority of the Independent Trustees. See "Policies with Respect to Certain Activities--Conflict of Interest Policies--Declaration of Trust and Bylaw Provisions."

  The Company's share of any gain realized by a Partnership on the sale of any property held by the Partnership as inventory or other property held primarily for sale to customers in the ordinary course of the Partnership's trade or business will be treated as income from a prohibited transaction that is subject to a 100% penalty tax. Such prohibited transaction income also may have an adverse effect upon the Company's ability to satisfy the income tests for REIT status. See "Federal Income Tax Considerations--Requirements For Qualification--Income Tests" above. The Company, however, does not presently intend to acquire or hold or to allow a Partnership to acquire or hold any property that represents inventory or other property held primarily for sale to customers in the ordinary course of the Company's or the Partnership's trade or business.

MANAGER

  The Operating Partnership owns 100% of the nonvoting stock of each Manager. Such stock represents in the aggregate a 95% economic interest in each Manager. The Operating Partnership also holds notes issued by each Manager in the aggregate initial principal amount of $34.75 million. By virtue of its ownership of the Operating Partnership, the Company is considered to own its pro rata share of such stock and notes.

  As noted above, for the Company to qualify as a REIT the Company's proportionate share of the value of the equity and debt securities of each Manager held by the Operating Partnership may not exceed 5% of the total value of the Company's assets. In addition, the Company may not own more than 10% of the voting stock of either Manager. The Company does not own, directly or through the Operating Partnership, any of the voting securities of either Manager. In addition, the Company believes its proportionate share of the value of the equity and debt securities of each Manager held by the Operating Partnership does not exceed 5% of the total value of the Company's assets. If the Service were to successfully challenge these determinations, however, the Company likely would fail to qualify as a REIT.

  The Manager will be organized as a corporation and will pay federal, state and local income taxes on its taxable income at normal corporate rates. Any such taxes will reduce amounts available for distribution by the Manager which in turn will reduce amounts available for distribution to the Company's stockholders.

                                 UNDERWRITING

  Subject to the terms and conditions contained in the underwriting agreement (the "Underwriting Agreement"), the Company has agreed to sell to the underwriters named below (the "Underwriters"), and each of the Underwriters has severally agreed to purchase, the respective number of Common Shares set forth below opposite their respective names.

                                                                       NUMBER
       UNDERWRITERS                                                   OF SHARES
       ------------                                                   ---------
   Lehman Brothers Inc. .............................................
   Alex. Brown & Sons Incorporated...................................
   A.G. Edwards & Sons, Inc. ........................................
   Prudential Securities Incorporated................................
   Smith Barney Inc. ................................................
   Principal Financial Securities, Inc. .............................
   Raymond James & Associates, Inc. .................................
                                                                      ---------
     Total........................................................... 6,000,000
                                                                      =========

  The Underwriting Agreement provides that the obligations of the Underwriters to purchase the Common Shares are subject to certain conditions precedent and that if any of the foregoing Common Shares are purchased by the Underwriters pursuant to the Underwriting Agreement, all such Common Shares must be so purchased.

  The Company has been advised by the Underwriters that they propose to offer the Common Shares directly to the public at the initial public offering price set forth on the cover page of this Prospectus and to certain dealers at such
public offering price less a concession not in excess of $    per share. The
Underwriters may allow, and such dealers may reallow, a concession not in
excess of $    per share to certain other underwriters or to certain other brokers or dealers. After the initial public offering, the public offering price, the concession to selected dealers and the reallowance to other dealers may be changed by the Underwriters.

  The Company has granted to the Underwriters an option to purchase up to an additional 900,000 Common Shares at the initial public offering price less underwriting discounts and commissions, solely to cover overallotments, if any. The Underwriters may exercise this option at any time up to 30 days after the date of this Prospectus. To the extent that the Underwriters exercise this option, each of the Underwriters will be obligated, subject to certain conditions, to purchase a number of additional Common Shares proportionate to such Underwriter's initial commitment reflected in the foregoing table.

  The Company has agreed that it will not, without the prior written consent of Lehman Brothers Inc., offer for sale, contract to sell, sell or otherwise dispose of, directly or indirectly, any Common Shares (other than shares offered hereby, shares issued pursuant to the 1996 Share Incentive Plan and any Units or Common Shares that may be issued in connection with any acquisition of a property), or sell or grant options, rights or warrants with respect to any Common Shares (other than the grant of options pursuant to the 1996 Share Incentive Plan), for a period of six months after the consummation of the Offering. Each of the officers, Trustees and affiliates of the Company who acquired Units in connection with the organization of the Company and the Formation Transactions has entered into agreements with the Underwriters providing that, subject to certain exceptions, such holders of Units will not sell any Units prior to October 22, 1998 without the consent of the Company and Lehman Brothers Inc. Each of the Continuing Investors (The American Airlines, Inc. Master Fixed Benefit Trust, the Ameritech Pension Trust and the Public Employee Retirement System of Idaho) has agreed that, subject to certain exceptions, it will not sell any Common Shares prior to October 22, 1997.

  The Company has agreed to indemnify the Underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended, or to contribute to payments the Underwriters may be required to make in respect thereof.

  Certain of the Underwriters and their affiliates have from time to time performed, and may continue to perform in the future, various investment banking and commercial services for the Company, for which they received customary compensation. In February 1997, an affiliate of Lehman made a mortgage loan to the Company in the aggregate principal amount of $180.1 million for which the Company paid fees of approximately $1.8 million. The Company has an agreement with an affiliate of Lehman to provide the New Acquisition Loan, which will have an aggregate principal amount of up to $120 million. The New Acquisition Loan is expected to close in mid-April of 1997. In connection with the IPO, (i) Lehman received a fee equal to 0.5% of the gross proceeds of the IPO for advisory services in connection with the evaluation, analysis and structuring of the Company's formation as a REIT,
(ii) affiliates of Lehman received $55.0 million of the net proceeds as consideration for the sale of such affiliates' interests in certain of the Properties to the Company in the Formation Transactions, (iii) an affiliate of Lehman was repaid mortgage loans in the principal amount of approximately $62.9 million made by it to certain affiliates of the Company prior to the IPO and (iv) an affiliate of Lehman made two mortgage loans to the Company in the aggregate principal amount of $56.2 million.

  Principal Mutual Life Insurance Company ("Principal Mutual"), an affiliate of Principal Financial Securities, Inc., received approximately $18.4 million of the net proceeds of the IPO as consideration for the sale of Principal Mutual's interests in two Properties in the Formation Transactions. In addition, as of December 31, 1996, Principal Mutual occupied approximately 6,653 square feet of the Company's One Northwestern Plaza Property (approximately 3% of the net rentable square feet) pursuant to leases which expire June 30, 2002. Total annual Base Rent under Principal Mutual's leases was approximately $129,747 as of December 31, 1996. As of December 31, 1996, The Prudential Insurance Company of America, an affiliate of Prudential Securities Incorporated, occupied approximately 7,650 square feet of One Northwestern Plaza (approximately 3% of the net rentable square feet) pursuant to a lease which expires December 31, 2001. Total annual Base Rent under The Prudential Insurance Company of America's lease was approximately $141,525 as of December 31, 1996. A.G. Edwards & Sons, Inc. occupied approximately 5,659 square feet of the Crescent Centre Pending Acquisition (approximately 2% of the net rentable square feet) pursuant to a lease which expires March 31, 1998. Total annual Base Rent under this lease was approximately $102,367 as of December 31, 1996.

  Until the distribution of the Common Shares is completed, rules of the Securities and Exchange Commission may limit the ability of the Underwriters and certain selling group members to bid for and purchase Common Shares. As an exception to these rules, the Underwriters are permitted to engage in certain transactions that stabilize the price of the Common Shares. Such transactions may consist of bids or purchases for the purpose of pegging, fixing or maintaining the price of the Common Shares.

  If the Underwriters create a short position in the Common Shares in connection with the Offering, (i.e., if they sell more Common Shares than are set forth on the cover page of this Prospectus), the Underwriters may reduce that short position by purchasing Common Shares in the open market. The Underwriters also may elect to reduce any short position by exercising all or part of the over-allotment option described herein.

  The Underwriters also may impose a penalty bid on certain Underwriters and selling group members. This means that if the Underwriters purchase Common Shares in the open market to reduce the Underwriters' short position or to stabilize the price of the Common Shares, they may reclaim the amount of the selling concession from the Underwriters and selling group members who sold those shares as part of the Offering.

  In general, purchases of a security for the purpose of stabilization or to reduce a syndicate short position could cause the price of the security to be higher than it might otherwise be in the absence of such purchases. The imposition of a penalty bid might have an effect on the price of a security to the extent that it were to discourage resales of the security by purchasers in the Offering.

  Neither the Company nor any of the Underwriters makes any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of the Common Shares. In addition, neither the Company nor any of the Underwriters makes any representation that the Underwriters will engage in such transactions or that such transactions, once commenced, will not be discontinued without notice.

  The Common Shares are listed on the NYSE under the symbol "PP."

                                 LEGAL MATTERS

  Certain legal matters will be passed upon for the Company by Hunton & Williams, Richmond, Virginia and for the Underwriters by Rogers & Wells, New York, New York. Hunton & Williams and Rogers & Wells will rely on Ballard Spahr Andrews & Ingersoll, Baltimore, Maryland as to certain matters of Maryland law.

                                    EXPERTS

  The consolidated balance sheet and financial statement schedule of Prentiss Properties Trust as of December 31, 1996, the related consolidated statements of income, shareholders' equity and cash flows for the period from October 22, 1996 (inception of operations) to December 31, 1996, the combined balance sheet of the Predecessor Company as of December 31, 1995 and the related combined statements of income, owners' equity, and cash flows for the period January 1, 1996 to October 21, 1996 and the years ended December 31, 1995 and 1994, the combined statements of revenues and certain operating expenses of the Dulles Properties, the Chicago Office Properties, the Natomas Properties, and the Selected 1997 Pending Acquisitions for the year ended December 31, 1996, as listed on the Index to Financial Statements on page F-1, included in this Prospectus, have been included herein in reliance on the reports of Coopers & Lybrand L.L.P., independent accountants, given on the authority of that firm as experts in accounting and auditing. The description of Texas franchise tax matters set forth in the Prospectus under the heading "Federal Income Tax Considerations--Other Tax Consequences" is based upon the opinion of Coopers & Lybrand L.L.P.

                            ADDITIONAL INFORMATION

  The Company has filed with the Commission a Registration Statement on Form S-11 under the Securities Act and the rules and regulations promulgated thereunder, with respect to the Common Shares offered pursuant to this Prospectus. This Prospectus, which is part of the Registration Statement, does not contain all of the information set forth in the Registration Statement and the exhibits and financial statement schedules thereto. For further information with respect to the Company and the Common Shares, reference is made to the Registration Statement and such exhibits and financial statement schedules, copies of which may be examined without charge at or obtained upon payment of prescribed fees from, the Public Reference Section of the Commission at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549 and will also be available for inspection and copying at the regional offices of the Commission located at 13th Floor, 7 World Trade Center, New York, New York 10048 and at 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511. The Commission maintains a Website at http:/www.sec.gov, and reports, proxy and information statements and other information regarding registrants that file electronically with the Commission (including the Company) can be obtained from that site.

  Statements contained in this Prospectus as to the contents of any contract or other document that is filed as an exhibit to the Registration Statement are not necessarily complete, and each such statement is qualified in its entirety by reference to the full text of such contract or document.

  The Company is required to file reports and other information with the Commission pursuant to the Securities Exchange Act of 1934. In addition to applicable legal or NYSE requirements, if any, holders of Common Shares will receive annual reports containing audited financial statements with a report thereon by the Company's independent certified public accounts, and quarterly reports containing unaudited financial information for each of the first three quarters of each fiscal year.

                                   GLOSSARY

  Unless the context otherwise requires, the following capitalized terms shall have the meanings set forth below for the purposes of this Prospectus.

  "1996 Base Rent" means the Base Rent on a property for the year 1996.

  "1996 Plan" means the Company's 1996 Share Incentive Plan.

  "401(k) Plan" means the Employee Savings Plan & Trust of a Prentiss Group Member that has been assumed and continued by the Company.

  "5/50 Rule" means not more than 50% in value of the outstanding shares is owned, directly or indirectly, by five or fewer individuals during the last half of each taxable year.

  "90% Passive-Type Income Exception" means that a publicly traded partnership will be treated as a corporation for federal income tax purposes unless at least 90% of such partnership's income for a taxable year consists of certain passive-type income.

  "ACMs" means asbestos-containing materials.

  "Acquired Properties" means the six Office Properties and four Industrial Properties acquired by the Company between the IPO and March 18, 1997.

  "ADA" means the Americans with Disabilities Act of 1990.

  "Adjusted Fourth Quarter of 1996" means, with regard to the Company's results of operations, the period from the closing of the IPO through December 31, 1996 plus pro forma adjustments reflecting estimated interest savings from the IPO as well as the effects of the Formation Transactions applied to the period from October 1, 1996 through October 21, 1996.

  "ADS" means the alternative depreciation system of depreciation.

  "Affiliate" means (i) any person that, directly or indirectly, controls or is controlled by or is under common control with such person, (ii) any other person that owns, beneficially, directly or indirectly, five percent (5%) or more of the outstanding capital stock, shares or equity interests of such person, or (iii) any officer, director, employee, partner or trustee of such person or any person controlling, controlled by or under common control with such person (excluding trustees and persons serving in similar capacities who are not otherwise an Affiliate of such person). The term "person" means and includes individuals, corporations, general and limited partnerships, stock companies or associations, joint ventures, associations, companies, trusts, banks, trust companies, land trusts, business trusts, or other entities and governments and agencies and political subdivisions thereof. For the purposes of this definition, "control" (including the correlative meanings of the terms "controlled by" and "under common control with"), as used with respect to any person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such person, through the ownership of voting securities, partnership interests or other equity interests.

  "Anti-Abuse Rule" means a final regulation issued by the United States Treasury Department under the Partnership Provisions that authorizes the Service, in certain "abusive" transactions involving partnerships, to disregard the form of the transaction and recast it for federal tax purposes as the Service deems appropriate.

  "Base Rent" means, for a given period, the fixed base rental amount paid by a tenant under the terms of the related lease agreement during such period.

  "Beneficiary" means the beneficiary of the Share Trust.

  "Broadmoor Austin Partnership" means the partnership owning the Broadmoor Austin Properties in which the Company owns a 49.9% interest.

  "Bylaws" means the Company's Bylaws.

  "Cadillac Fairview" means The Cadillac Fairview Corporation Limited and its subsidiaries, including Cadillac Urban.

  "Cadillac Urban" means Cadillac Fairview Urban Development, Inc. the largest business unit of Cadillac Fairview, responsible for all of its office, mixed-use and suburban office park development in the United States and Canada.

  "CEP" means Continental Executive Parke.

  "Closing Price" means the last sale price, regular way, or, in case no such sale takes place on such day, the average of the closing bid and asked prices, regular way, in either case as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on the New York Stock Exchange or, if the Common or Preferred Shares are not listed or admitted to trading on the New York Stock Exchange, as reported in the principal consolidated transaction reporting system with respect to securities listed on the principal national securities exchange on which the Common or Preferred Shares are listed or admitted to trading or, if the Common or Preferred Shares are not listed or admitted to trading on any national securities exchange, the last quoted price, or if not so quoted, the average of the high bid and low asked prices in the over-the-counter market, as reported on The Nasdaq National Market or, if such system is no longer in use, the principal other automated quotations system that may then be in use or, if the Common or Preferred Shares are not quoted by any such organization, the average of the closing bid and asked prices as furnished by a professional market maker making a market in the Common or Preferred Shares selected by the Board of Trustees.

  "Code" means the Internal Revenue Code of 1986, as amended.

  "Commission" means the Securities and Exchange Commission.

  "Common Shares" means common shares of beneficial interest, $.01 par value per share, of the Company.

  "Company" means Prentiss Properties Trust and, where applicable, its subsidiaries on a consolidated basis.

  "Company Expenses" means administrative costs and expenses of the Company and the General Partner.

  "Compensation Committee" means the committee comprised of three Independent Trustees established by the Board of Trustees to determine compensation for the Company's executive officers and to implement the 1996 Plan.

  "Competitive Activities" means engaging in, directly or indirectly, the acquisition, development, construction, operation, management or leasing of any office or industrial real estate property anywhere in the U.S. that the Company conducts its affairs.

  "Continuing Investors" means The American Airlines, Inc. Master Fixed Benefit Trust, the Ameritech Pension Trust and the Public Employee Retirement System of Idaho each of whom received Common Shares in the Formation Transactions in exchange for a portion of their limited partnership interests in the Operating Partnership.

  "Control Share Acquisition" means the acquisition of Control Shares, subject to certain exceptions.

  "Control Shares" means shares of beneficial interest that, if aggregated with all other such shares of beneficial interest of the Company previously acquired by the acquiror, would entitle the acquiror to exercise voting power in electing trustees within one of the following ranges of voting power: (i) one-fifth or more but less than one-third, (ii) one-third or more but less than a majority, or (iii) a majority of all voting power, but does not include shares which the acquiring person is then entitled to vote as a result of having previously obtained shareholder approval.

  "Debt Limitation" means the limitation on indebtedness that the Company intends to maintain by limiting the Company's total combined indebtedness plus its pro rata share of Joint Venture Debt to 50% of the Company's Total Market Capitalization.

  "Declaration of Trust" means the amended and restated Declaration of Trust of the Company.

  "Dow" means the Dow Chemical Corporation.

  "EPA" means the United States Environmental Protection Agency.

  "ESAs" means the Phase I environmental site assessments obtained by the Company on all of the Properties prior to the closing of the Offering.

  "Effective Rent" is Base Rent net of any operating cost recovery portion, less amortization of the related leasing costs, plus the effect of straight-lining rent steps.

  "Exchange Act" means the Securities Exchange Act of 1934, as amended.

  "Exchange Rights" means the right of Limited Partners to exchange all or a portion of their units for Common Shares on a one-for-one basis pursuant to the terms of the Operating Partnership Agreement.

  "Exempt Organizations" means tax-exempt entities, including qualified employee pension and profit sharing trusts and individual retirement accounts.

  "FIRPTA" means the Foreign Investment in Real Property Tax Act of 1980, as amended.

  "Formation Transactions" means principal transactions in connection with the formation of the Company and the acquisition of interests in certain of the Properties by the Operating Partnership.

  "Founding Trustee" means an Independent Trustee at the closing of the IPO.

  "GAAP" means generally accepted accounting principles.

  "General Partner" means Prentiss Properties I, Inc., as general partner of the Operating Partnership.

  "IBM" means International Business Machines Corporation.

  "Independent Trustees" means a trustee of the Company that is not an officer or employee of the Company, any affiliate of an officer or employee or any affiliate of (i) any advisor to the Company under an advisory agreement, (ii) any lessee of any property of the Company, (iii) any subsidiary of the Company or (iv) any partnership that is an affiliate of the Company.

  "Industrial Properties" means the 63 industrial buildings that the Company currently owns.

  "Interested Shareholder" means a beneficial owner of ten percent or more of the voting power of the then outstanding voting shares of beneficial interest of a trust or an affiliate thereof.

  "IPO" means the Company's initial public offering of Common Shares, including the underwriters' overallotment option, which closed in October 1996.

  "Joint Venture Debt" means indebtedness of unconsolidated investments.

  "Lehman" means Lehman Brothers Inc.

  "LIBOR" means the London Interbank Offered Rate.

  "Limited Partners" means the limited partners of the Operating Partnership after the completion of the Formation Transactions.

  "Line of Credit" means the Company's $150 million line of credit.

  "MACRS" means the modified accelerated cost recovery system of depreciation.

  "Manager" means Prentiss Properties Limited, Inc. and affiliates.

  "Market Price" means the average of the Closing Price for the five consecutive Trading Days.

  "Maryland REIT Law" means Title 8 of the Corporations and Associations Article of the Annotated Code of Maryland, as amended.

  "MGCL" means the Maryland General Corporation Law, as amended.

  "Milwaukee Affected Areas" means the land on two Industrial Properties and a Development Parcel in Milwaukee, Wisconsin on which lead-contaminated soil has been found.

  "Mortgage Debt" means the approximately $344.4 million of indebtedness secured by 64 Properties that the Company expects to have outstanding after the closing the Offering and the Pending Acquisitions.

  "Mortgage Loan" means the $180.1 million principal balance mortgage loan that the Company obtained from an affiliate of Lehman in February 1997.

  "Named Executive Officers" means the Chief Executive Officer and other four most highly compensated executive officers of the Company during the fiscal year ended December 31, 1996.

  "NAREIT" means National Association of Real Estate Investment Trusts, Inc.

  "New Acquisition Loan" means the approximately $120 million principal balance mortgage loan that the Company expects to obtain from an affiliate of Lehman in mid-April 1997.

  "Non-U.S. Shareholders" means nonresident alien individuals, foreign corporations, foreign partnerships and other foreign shareholders.

  "Noncompetition Period" means the period set forth in employment and noncompetition agreements with Michael V. Prentiss and Thomas F. August during which Messrs. Prentiss and August are prohibited from engaging, directly or indirectly, in any Competitive Activities.

  "Noncorporate Subsidiaries" means the noncorporate subsidiaries of the Operating Partnership.

  "NPL" means the National Priorities List of Superfund sites.

  "NYSE" means the New York Stock Exchange.

  "Offering" means the offering of Common Shares hereby.

  "Offering Price" means $   .

  "Office Properties" means the 34 office buildings that the Company currently owns.

  "Operating Partnership" means Prentiss Properties Acquisition Partners, L.P.

  "Operating Partnership Agreement" means the partnership agreement of the Operating Partnership.

  "Ownership Limitation" means the ownership of more than 8.5% of the number of outstanding Common Shares, other than with respect to Michael V. Prentiss, who may own up to 15% of the number of outstanding Common Shares, or 9.8% of the number of outstanding Preferred Shares.

  "Participating Employers" means the Operating Partnership and its subsidiaries that have adopted the 401(k) Plan.

  "Participants" means the individuals who are participating or will participate in the 1996 Plan.

  "Partnership" means each of the Operating Partnership and the Noncorporate Subsidiaries.

  "Partnership Provisions" means partnership provisions of the Code.

  "Pending Acquisitions" means the 15 office buildings and 14 industrial buildings that the Company may acquire within 60 days of the closing of the Offering.

  "Pending Industrial Acquisitions" means the 14 Pending Acquisitions that are industrial buildings.

  "Pending Office Acquisitions" means the 15 Pending Acquisitions that are office buildings.

  "Plan Participant" means an employee of the Company participating in the 401(k) Plan.

  "Plant" means the former synthetic rubber manufacturing plant owned by the United States government located at the Plant Site.

  "Plant Site" means the land underlying the Los Angeles Industrial
Properties.

  "Plant Site Affected Area" means the area south of the Plant Site on which wastes from the Operation of the Plant was disposed.

  "PPII" means Prentiss Properties II, Inc.

  "PPL" means Prentiss Properties Limited, Inc.

  "Predecessor Company" means (i) 100% of the assets and results of operations from 47 Properties for the periods presented, (ii) 100% of the assets and results of operations of the 3141 Fairview Park Drive Property for the portion of the periods after a Prentiss Group member acquired the Property, (iii) 100% of the assets and results of operations of the Plaza on Bachman Creek for the portion of the periods in which the Prentiss Group owned the Property, (iv) 49.9% of the assets and results of operations of the Broadmoor Austin Properties; (v) 15% of the assets and results of operations from the Park West Property for the portion of the periods in which the Prentiss Group owned a non-controlling interest, and (vi) results of operations of the Prentiss Properties Service Businesses conducted primarily by the Prentiss Group in the periods presented.

  "Preferred Shares" means the preferred shares of beneficial interest, $.01 par value per share, of the Company.

  "Prentiss Group" means the companies and partnerships affiliated with the Predecessor Company.

  "Prentiss Principals" means Michael V. Prentiss, Thomas F. August and Dennis
J. DuBois.

  "Prentiss Properties Service Business" means PPL's office and industrial property management, leasing, development and construction businesses that the Company will acquire in the Formation Transactions.

  "Private Placement Exclusion" means the safe harbor from the definition of a publicly traded partnership as provided for in the PTP Regulations.

  "Prohibited Owner" means the record holder of the Common or Preferred Shares that are designated as Shares-in-Trust.

  "Properties" means, collectively, the Industrial Properties and the Office Properties.

  "PTP Regulations" means regulations recently issued by the United States Treasury Department effective for taxable years beginning after December 31, 1995 that provide limited safe harbors from the definition of a publicly traded partnership.

  "Quarterly Award Date" means the quarterly dates on which Independent Trustees receive Common Shares under the Trustees' Plan.

  "REIT" means real estate investment trust.

  "Related Party Tenant" means the Company, or an owner of 10% or more of the Company, directly or constructively owns 10% or more of a tenant.

  "Restricted Shares" means Common Shares of the Company issued pursuant to the 1996 Plan which are subject to certain vesting requirements.

  "Rule 144" means Rule 144 promulgated under the Securities Act.

  "SARs" means share appreciation rights issued under the 1996 Plan.

  "Securities Act" means the Securities Act of 1933, as amended.

  "Service" means the U.S. Internal Revenue Service.

  "Share Purchase Plan" means the plan under which employees of the Company and the Company's subsidiaries are able to purchase Common Shares directly from the Company at a 15% discount to the lesser of the market value at the date of purchase or the market value at the date the option to purchase shares was granted.

  "Share Trust" means a trust which holds Common or Preferred Shares of the Company which have been designated as Shares-in-Trust.

  "Shares-in-Trust" means Common or Preferred Shares which are transferred automatically to the Share Trust.

  "Shell" means the Shell Oil Company.

  "Study Area" means the area south of the Plant Site Affected Area in which the contamination of ground water has been found.

  "Total Acquisition Cost" means all purchase costs, closing costs and anticipated initial capital expenditures during the first year of ownership of a property.

  "Total Development Cost" means all land costs, construction costs, lease-up costs, and fees, permits and other miscellaneous expenses associated with a property.

  "Total Market Capitalization" means the Company's combined equity market capitalization (Common Shares and Units) plus its combined indebtedness and its pro rata share of Joint Venture Debt.

  "Trading Day" means a day on which the principal national securities exchange on which the Common or Preferred Shares are listed or admitted to trading is open for the transaction of business or, if the Common or Preferred Shares are not listed or admitted to trading on any national securities exchange, shall mean any day other than a Saturday, a Sunday or a day on which banking institutions in the State of New York are authorized or obligated by law or executive order to close.

  "Trustees" means trustees of the Company.

  "Trustees' Plan" means the Company's 1996 Trustees' Share Incentive Plan.

  "UBTI" means unrelated business taxable income.

  "UBTI Percentage" means the percentage of dividends treated as UBTI in certain circumstances where a pension trust owns more than 10% of the Company's shares.

  "Underwriting Agreement" means the underwriting agreement between the Company and the Underwriters.

  "Underwriters" means the Underwriters named in this Prospectus.

  "Units" means units of limited partnership interest in the Operating Partnership.

  "WDNR" means the Wisconsin Department of Natural Resources.

                         INDEX TO FINANCIAL STATEMENTS

                                                                            PAGE
                                                                            ----
PRO FORMA CONSOLIDATED FINANCIAL INFORMATION (UNAUDITED)
  Pro Forma Consolidated Balance Sheet as of December 31, 1996............   F-2
  Notes to Pro Forma Consolidated Balance Sheet...........................   F-3
  Pro Forma Consolidated Statement of Income for the Year Ended December
   31, 1996...............................................................   F-5
  Notes to the Pro Forma Consolidated Statement of Income.................   F-6
PRENTISS PROPERTIES TRUST AND PREDECESSOR COMPANY CONSOLIDATED AND COMBINED
 FINANCIAL STATEMENTS
  Report of Independent Accountants.......................................  F-12
  Consolidated Balance Sheet of Prentiss Properties Trust (the "Company")
   as of December 31, 1996 and Combined Balance Sheet of the Predecessor
   Company as of December 31, 1995........................................  F-13
  Consolidated Statement of Income of the Company for the Period October
   22, 1996
   (inception of operations) to December 31, 1996 and Combined Statements of Income for the Predecessor Company for the Period January 1, 1996 to
   October 21, 1996 and the Years Ended December 31, 1995 and 1994........  F-14
  Consolidated Statement of Changes in Shareholders' Equity of the Company
   for the Period October 22, 1996 (inception of operations) to December
   31, 1996 and Combined Statements of Changes in Equity of the
   Predecessor Company for the Period January 1, 1996 to October 21, 1996
   and the Years Ended December 31, 1995 and 1994 ........................  F-15
  Consolidated Statement of Cash Flows of the Company for the Period
   October 22, 1996
   (inception of operations) to December 31, 1996 and Combined Statements of Cash Flows of the Predecessor Company for the Period January 1, 1996
   to October 21, 1996 and the Years Ended December 31, 1995 and 1994.....  F-16
  Notes to Consolidated and Combined Financial Statements.................  F-17
  Schedule III: Real Estate and Accumulated Depreciation as of December
   31, 1996...............................................................  F-30
The following represents certain of the properties acquired by the Company subsequent to the IPO and certain of the Pending Acquisitions.
SELECTED 1997 PENDING ACQUISITIONS:
The Natomas Properties
  Report of Independent Accountants.......................................  F-32
  Combined Statement of Revenues and Certain Operating Expenses for the
   Year Ended
   December 31, 1996......................................................  F-33
  Notes to Combined Statement of Revenues and Certain Operating Expenses..  F-34
Selected 1997 Pending Acquisitions
  Report of Independent Accountants.......................................  F-35
  Combined Statement of Revenues and Certain Operating Expenses for the
   Year Ended
   December 31, 1996......................................................  F-36
  Notes to Combined Statement of Revenues and Certain Operating Expenses..  F-37
SELECTED 1996 ACQUIRED PROPERTIES:
The Dulles Properties
  Report of Independent Accountants.......................................  F-39
  Combined Statement of Revenues and Certain Operating Expenses for the
   Year Ended
   December 31, 1996......................................................  F-40
  Notes to Combined Statement of Revenues and Certain Operating Expenses..  F-41
The Chicago Office Properties
  Report of Independent Accountants.......................................  F-42
  Combined Statement of Revenues and Certain Operating Expenses for the
   Year Ended
   December 31, 1996......................................................  F-43
  Notes to Combined Statement of Revenues and Certain Operating Expenses..  F-44

                           PRENTISS PROPERTIES TRUST
                     PRO FORMA CONSOLIDATED BALANCE SHEET
                               DECEMBER 31, 1996

                                  (UNAUDITED)
                            (DOLLARS IN THOUSANDS)

  The following unaudited pro forma consolidated balance sheet is presented as if the following transactions had been consummated on December 31, 1996: (i) the acquisition of the 1997 Acquired Properties (ii) the acquisition of the Pending Acquisitions (iii) the closing of the Mortgage Loan and (iv) the completion of the Offering. This pro forma consolidated balance sheet should be read in conjunction with the pro forma consolidated statement of income of the Company for the year ended December 31, 1996 and the historical consolidated and combined financial statements and notes thereto of the Company and the Predecessor Company included elsewhere in this Prospectus.

  The pro forma consolidated balance sheet is not necessarily indicative of what the actual financial position would have been had the Company completed the transactions described above, nor does it purport to represent the future financial position of the Company.

                                               PRO FORMA ADJUSTMENTS
                                    -----------------------------------------------------     PRENTISS
                          PRENTISS     1997                                                  PROPERTIES
                         PROPERTIES  ACQUIRED       PENDING                      OTHER         TRUST
                           TRUST    PROPERTIES    ACQUISITIONS   OFFERING     ADJUSTMENTS    PRO FORMA
                         ---------- ----------    ------------   --------     -----------    ----------
Assets:
 Real estate, net.......  $482,528   $16,104 (A)    $243,335 (A)               $  5,276 (A)   $747,243
 Mortgage note
  receivable............                              16,510 (A)                                16,510
 Deferred charges and
  other assets, net.....    11,747                                                1,658 (B)     13,405
 Receivables, net.......     5,356                                                               5,356
 Cash and cash
  equivalents...........     7,226      (704)(C)    (247,845)(C) $136,563 (C)   111,282 (C)      6,522
 Escrowed cash..........       867                                                                 867
 Other receivables
  (affiliates)..........     1,346                                                               1,346
 Investments in joint
  venture and
  unconsolidated
  subsidiaries..........    21,956                                                              21,956
                          --------   -------        --------     --------      --------       --------
  Total Assets..........  $531,026   $15,400        $ 12,000     $136,563      $118,216       $813,205
                          ========   =======        ========     ========      ========       ========
Liabilities:
 Debt on real estate....  $128,800   $15,400 (D)    $ 12,000 (D)               $118,358 (D)   $274,558
 Accounts payable and
  other liabilities.....    15,868                                                              15,868
 Distributions payable..     7,309                                                               7,309
                          --------   -------        --------     --------      --------       --------
  Total Liabilities.....   151,977    15,400          12,000                    118,358        297,735
                          --------   -------        --------     --------      --------       --------
Minority interest.......    53,828                                  4,480 (F)                   58,308
                          --------   -------        --------     --------      --------       --------
Shareholders' Equity:
 Common shares..........       203                               $     60 (E)                      263
 Additional paid-in
  capital...............   326,309                                132,023 (F)                  458,332
 Distributions in excess
  of accumulated
  earnings..............    (1,291)                                                (142)(B)     (1,433)
                          --------   -------        --------     --------      --------       --------
  Total Shareholders'
   Equity...............   325,221                                132,083          (142)       457,162
                          --------   -------        --------     --------      --------       --------
  Total Liabilities and
   Shareholders'
   Equity...............  $531,026   $15,400        $ 12,000     $136,563       118,216       $813,205
                          ========   =======        ========     ========      ========       ========

  The accompanying notes are an integral part of this pro forma consolidated balance sheet.

                           PRENTISS PROPERTIES TRUST
                 NOTES TO PRO FORMA CONSOLIDATED BALANCE SHEET
                                  (UNAUDITED)
                            (DOLLARS IN THOUSANDS)

PRO FORMA ADJUSTMENTS

  (A) Represents the purchase prices (including estimated closing costs) of properties acquired by the Company subsequent to December 31, 1996 (the "1997 Acquired Properties") and the properties that the Company intends to acquire concurrent with the Offering (the "Pending Acquisitions") as follows:

     1997 ACQUIRED PROPERTIES                                    PURCHASE PRICE
     ------------------------                                    --------------
     4401 Fair Lakes Court.....................................    $   6,256
     5211 South 3rd Street.....................................        9,848
                                                                   ---------
                                                                   $  16,104
                                                                   =========
     PENDING ACQUISITIONS
     --------------------
     Properties:
     Natomas Corporate Center..................................    $  78,156
     Corporetum Office Campus..................................       51,229
     Seven Mile Crossing.......................................       22,148
     Crescent Centre(1)........................................       25,146
     Pacific Gateway Office Center.............................       24,486
     16801 South Exchange......................................       11,684
     Baltimore Industrials(2)..................................       10,039
     Six Flags Distribution Center.............................        8,865
     Bridgestone Distribution Center...........................        4,470
     Day Creek Industrial Park.................................        7,112
                                                                   ---------
                                                                     243,335
     Mortgage Note:
     The Colonnade II..........................................       16,510
                                                                   ---------
     Total Pending Acquisitions................................    $ 259,845
                                                                   =========
     CONSTRUCTION IN PROGRESS
     ------------------------
     Federal Express(3)........................................    $   5,276
                                                                   =========
    (1) The purchase price of Crescent Centre will be comprised of a payment of cash of $13,146 and assumption of debt of $12,000.
    (2) The Baltimore Industrials include 8779 Greenwood Place and the
        Route 100 Building.
    (3) From January 1, 1997 to March 31, 1997, the Company incurred indebtedness to fund construction in progress for the development of an industrial building for Federal Express.

  (B) Represents $1.8 million of financing costs incurred in connection with $180.1 million of mortgage debt borrowed from an affiliate of Lehman Brothers
Inc., offset by $142 of unamortized deferred financing costs written-off as a result of the repayment of the related mortgage indebtedness. As discussed in Note (D), a portion of the proceeds of the debt will be utilized to pay-off the borrowings under the Company's line of credit and other mortgage indebtedness. The remaining proceeds will be utilized to fund property acquisitions. The financing costs will be amortized over the 10 year term of the mortgage debt.

  (C) Represents the cash transactions as follows:

     Working capital used to acquire the 1997 Acquired Proper-
      ties.....................................................    $    (704)
     Cash to be used to acquire the Pending Acquisitions.......     (247,845)
     Net cash proceeds of the Offering described in Note (F)...      136,563
     Net increase in cash from the borrowings described in Note
      (D)......................................................      113,082
     Financing costs incurred in connection with the borrowings
      described in Note (B)....................................       (1,800)
                                                                   ---------
                                                                   $    (704)
                                                                   =========

                           PRENTISS PROPERTIES TRUST
          NOTES TO PRO FORMA CONSOLIDATED BALANCE SHEET--(CONTINUED)
                                  (UNAUDITED)
            (DOLLARS IN THOUSANDS, EXCEPT SHARE AND PER SHARE DATA)

  (D) Represents the debt transactions as follows:

     Increase in borrowing under the line of credit to fund the acquisition of the 1997 Acquired Properties..................  $ 15,400
     Debt assumed in connection with the acquisition of the Pending
      Acquisitions.................................................    12,000
     Proceeds from borrowings on the Federal Express construction
      loan.........................................................     5,276
     Proceeds from borrowings from an affiliate of Lehman Brothers
      Inc. ........................................................   180,100
     Repayment of borrowings on the line of credit.................   (27,018)
     Repayment of other borrowings from an affiliate of Lehman
      Brothers Inc. ...............................................   (40,000)
                                                                     --------
     Net increase in debt on real estate...........................  $145,758
                                                                     ========

  Following such debt transactions, debt outstanding is comprised of the following:

                                                       PRINCIPAL INTEREST
                                                        AMOUNT     RATE
                                                       --------- --------
     Mortgage debt with an affiliate of Lehman
      Brothers Inc.(1)................................ $180,100    7.57%
     Line of Credit...................................   61,182    7.25%(/2/)
     Mortgage debt on Crescent Centre.................   12,000    7.95%
     Mortgage debt on Walnut Glen.....................   10,000    7.50%
     Mortgage debt on FHP Building....................    6,000    7.30%
     Construction loan for Federal Express............    5,276    7.35%(/3/)
                                                       --------
                                                       $274,558
                                                       ========

    (1) The Company entered into a loan agreement with an affiliate of Lehman Brothers Inc., whereby the Company had the ability to borrow up to the maximum of $180.1 million by March 26, 1997. In an effort to maximize the amount available for future acquisitions, the Company exercised the option to maximize the borrowings under the loan agreement.

    (2) The Line of Credit has a variable interest rate of (LIBOR + 1.75%. LIBOR was 5.5% at December 31, 1996.

    (3) This loan has a variable interest rate of LIBOR + 1.85%. LIBOR was 5.5% at December 31, 1996.

  (E) Represents the issuance of 6 million ($.01 par value per share) common shares in the Offering.

  (F) Represents the net proceeds obtained from the issuance of 6 million common shares in the Offering as follows:

     Gross proceeds from the Offering................................. $144,750
     Underwriters' discount...........................................   (7,237)
     Other offering expenses..........................................     (950)
                                                                       --------
     Net cash proceeds................................................  136,563
     Allocation to minority interest(/1/).............................   (4,480)
     Par value of common shares as described in Note (E)..............      (60)
                                                                       --------
                                                                       $132,023
                                                                       ========

    (1) Represents the minority interest holders' 11.1% interest in the Operating Partnership subsequent to the Offering.

                           PRENTISS PROPERTIES TRUST
                  PRO FORMA CONSOLIDATED STATEMENT OF INCOME
                     FOR THE YEAR ENDED DECEMBER 31, 1996
                                  (UNAUDITED)

            (DOLLARS IN THOUSANDS, EXCEPT SHARE AND PER SHARE DATA)

  The following unaudited pro forma consolidated statement of income is presented as if (i) the consummation of the IPO, the Offering and related Formation Transactions, (ii) the closing of the Mortgage Loan, (iii) the acquisition of the Acquired Properties, and (iv) the acquisition of the Pending Acquisitions had occurred on January 1, 1996.

  This pro forma consolidated statement of income should be read in conjunction with the pro forma consolidated balance sheet of the Company and the historical consolidated and combined financial statements and notes thereto of the Company and the Predecessor Company included elsewhere in the Prospectus.

  The pro forma consolidated statement of income is not necessarily indicative of what actual results would have been had the previously described transactions actually occurred as of January 1, 1996 nor does it purport to represent the operations of the Company for future periods.

                                                      PRO FORMA ADJUSTMENTS             PRO FORMA ADJUSTMENTS
                            COMPANY     PREDECESSOR  -----------------------           ------------------------
                          HISTORICAL      COMPANY                FORMATION                                       PRENTISS
                         OCT. 22, 1996 JAN. 1, 1996             TRANSACTIONS                                    PROPERTIES
                            THROUGH       THROUGH     ACQUIRED   AND OTHER               PENDING       OTHER      TRUST
                         DEC. 31, 1996 OCT. 21, 1996 PROPERTIES ADJUSTMENTS  SUBTOTAL  ACQUISITIONS ADJUSTMENTS PRO FORMA
                         ------------- ------------- ---------- ------------ --------  ------------ ----------- ----------
                                                        (A)         (B)                    (C)          (D)
Revenues:
 Rental income.........     $13,485       $27,086     $18,379     $ 24,599   $83,549     $33,763                 $117,312
 Mortgage interest.....                                                                    1,269                    1,269
 Management fees.......         192         7,903                   (7,127)      968                                  968
 Development, leasing,
  sale and other fees..         110         9,607         242       (8,451)    1,508         789                    2,297
                            -------       -------     -------     --------   -------     -------     --------    --------
 Total revenues........      13,787        44,596      18,621        9,021    86,025      35,821                  121,846
                            -------       -------     -------     --------   -------     -------     --------    --------
Expenses:
 Property operating and
  maintenance..........       3,618         7,550       4,351        6,294    21,813       9,284     $   (761)     30,336
 Real estate taxes.....       1,162         3,085       2,512        1,432     8,191       3,259                   11,450
 General and
  administrative.......         547         5,304                   (3,390)    2,461                       52       2,513
 Personnel costs, net..         505        11,991                  (10,427)    2,069                      215       2,284
 Interest expense......         759         4,549                    6,015    11,323                    8,889      20,212
 Amortization of
  deferred financing
  costs................          87         1,402                   (1,019)      470                       63         533
 Depreciation and
  amortization.........       2,696         5,993                    8,181    16,870                    5,407      22,277
                            -------       -------     -------     --------   -------     -------     --------    --------
 Total expenses........       9,374        39,874       6,863        7,086    63,197      12,543       13,865      89,605
                            -------       -------     -------     --------   -------     -------     --------    --------
Equity in joint venture
 and unconsolidated
 subsidiaries..........       1,427            18                    3,291     4,736                    1,190       5,926
                            -------       -------     -------     --------   -------     -------     --------    --------
Income before minority
 interest and gain on
 sale of property......       5,840         4,740      11,758        5,226    27,564      23,278      (12,675)     38,167
Minority interest......        (844)                                (3,098)   (3,942)                    (390)     (4,332)
                            -------       -------     -------     --------   -------     -------     --------    --------
Income before gain on
 sale of property......       4,996         4,740      11,758        2,128    23,622      23,278      (13,065)     33,835
Gain on sale of
 property..............                       378                     (378)
                            -------       -------     -------     --------   -------     -------     --------    --------
Net income.............     $ 4,996       $ 5,118     $11,758     $  1,750   $23,622     $23,278     $(13,065)   $ 33,835
                            =======       =======     =======     ========   =======     =======     ========    ========
Net income per common
 share.................     $  0.25                                          $  1.16                             $   1.29
                            =======                                          =======                             ========
Weighted average number
 of common shares
 outstanding...........      20,002                                           20,280                               26,280
                            =======                                          =======                             ========

  The accompanying notes are an integral part of this pro forma consolidated statement of income.

                           PRENTISS PROPERTIES TRUST
              NOTES TO PRO FORMA CONSOLIDATED STATEMENT OF INCOME

                     FOR THE YEAR ENDED DECEMBER 31, 1996
                                  (UNAUDITED)

                 (DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)

PRO FORMA ADJUSTMENTS

  (A) Represents the 1996 historical revenues in excess of certain operating expenses of the properties acquired by the Company subsequent to the IPO for the period prior to acquisition by the Company. Eight properties, five office and three industrial were acquired subsequent to the IPO from October 22, 1996 through December 31, 1996 (the "1996 Acquired Properties"). Two properties, one office and one industrial property, were acquired by the Company subsequent to December 31, 1996 (the "1997 Acquired Properties"). The 1996 Acquired Properties include 1717 Deerfield Road and O'Hare Plaza II (collectively, the "Chicago Office Properties"); FHP Building; 2411 Dulles Corner Park and 2455 Horsepen Road (collectively, the "Dulles Properties"); 155 Alexandra Way and Wood Dale 1 & 2 (collectively, the "Chicago Industrial Properties"). The 1997 Acquired Properties include 4401 Fair Lakes Court and 5211 South 3rd Street.

  The expenses excluded from the operations of the Acquired Properties are interest and depreciation and amortization.

                                   1996 ACQUIRED PROPERTIES                1997 ACQUIRED PROPERTIES
                         --------------------------------------------- --------------------------------
                            CHICAGO                          CHICAGO      4401                 TOTAL
                            OFFICE      FHP      DULLES     INDUSTRIAL FAIR LAKES 5211 SOUTH  ACQUIRED
                         PROPERTIES(1) DENVER PROPERTIES(2) PROPERTIES   COURT    3RD STREET PROPERTIES
                         ------------- ------ ------------- ---------- ---------- ---------- ----------
Rental income...........    $6,796     $2,920    $5,947       $1,104      $862       $750     $18,379
Other income............       143         61        14           24                              242
                            ------     ------    ------       ------      ----       ----     -------
 Total revenues.........     6,939      2,981     5,961        1,128       862        750      18,621
                            ------     ------    ------       ------      ----       ----     -------
Property operating and
 maintenance............     1,236        928     1,628          184       331         44       4,351
Real estate taxes.......     1,578        218       336          175        58        147       2,512
                            ------     ------    ------       ------      ----       ----     -------
 Total expenses.........     2,814      1,146     1,964          359       389        191       6,863
                            ------     ------    ------       ------      ----       ----     -------
Revenues in excess of
 certain operating
 expenses...............    $4,125     $1,835    $3,997       $  769      $473       $559     $11,758
                            ======     ======    ======       ======      ====       ====     =======

(1) The acquisition of the Chicago Office Properties occurred on December 11, 1996 through December 13, 1996. The operations presented above reflect the 1996 revenues in excess of certain operating expenses for the period prior to acquisition. The Combined Statement of Revenues and Certain Operating Expenses for the Chicago Office Properties included elsewhere in this prospectus include the historical revenues in excess of certain operating expenses for the entire year ended December 31, 1996.
(2) The acquisition of the Dulles Properties occurred on December 31, 1996. The Combined Statement of Revenues and Certain Operating Expenses for the Dulles Properties are included elsewhere in this prospectus.

  (B) Represents pro forma adjustments made to reflect the ownership by the Company of all properties acquired concurrent with the IPO and certain other Formation Transactions as if these transactions occurred on January 1, 1996. The column totals reflect the net adjustments presented on the Company's Pro Forma Consolidated Statement of Income for the year ended December 31, 1996. The following table should be read in conjunction with the notes that follow.

                           PRENTISS PROPERTIES TRUST

                     FOR THE YEAR ENDED DECEMBER 31, 1996
                                  (UNAUDITED)
                            (DOLLARS IN THOUSANDS)

                                                                                            AMORT
                                              PROPERTY   REAL             PER-               OF
    PRO FORMA       RENTAL   MGMT     OTHER   OPERATING ESTATE  GEN &    SONNEL   INTEREST DEF FIN  DEPR & INVEST MINORITY
    ADJUSTMENT      INCOME   FEES     FEES    & MAINT.  TAXES   ADMIN    COSTS    EXPENSE   COSTS   AMORT  INCOME INTEREST
    ----------      ------- -------  -------  --------- ------ -------  --------  -------- -------  ------ ------ --------
 (1) Acquisition
   of properties
   concurrent with
   IPO............  $24,599          $   131   $7,241   $1,432
 (2) Assignment of
 contracts........          $(6,529)  (7,549)                  $(2,597) $ (8,628)
 (3) Equity
 investment
 income...........                                                                                         $2,934
 (4) Management of
   REIT
   properties.....             (598)             (598)
 (5) Acquisition
   and management
   of REIT
   properties.....                               (349)
 (6) Other fees
 and recoveries...                    (1,033)
 (7) Advisory
 fees.............                                                (717)
 (8) Prop mgmt g&a
   and salaries...                                                (121)   (1,622)
 (9) Special
 compensation.....                                                          (177)
(10) Mortgage
 interest.........                                                                 $6,015
(11) Amortization
   of deferred
   financing
   costs..........                                                                         $(1,019)
(12) Depreciation
 expense..........                                                                                  $8,181
(13) Consolidation
 of Austex........                                                  45                                        357
(14) Minority
 ownership
 interest.........                                                                                                $(3,098)
(15) Gain on sale
 of property......
                    ------- -------  -------   ------   ------ -------  --------   ------  -------  ------ ------ -------
  Total...........  $24,599 $(7,127) $(8,451)  $6,294   $1,432 $(3,390) $(10,427)  $6,015  $(1,019) $8,181 $3,291 $(3,098)
                    ======= =======  =======   ======   ====== =======  ========   ======  =======  ====== ====== =======
    PRO FORMA        GAIN
    ADJUSTMENT      ON SALE
    ----------      -------
 (1) Acquisition
   of properties
   concurrent with
   IPO............
 (2) Assignment of
 contracts........
 (3) Equity
 investment
 income...........
 (4) Management of
   REIT
   properties.....
 (5) Acquisition
   and management
   of REIT
   properties.....
 (6) Other fees
 and recoveries...
 (7) Advisory
 fees.............
 (8) Prop mgmt g&a
   and salaries...
 (9) Special
 compensation.....
(10) Mortgage
 interest.........
(11) Amortization
   of deferred
   financing
   costs..........
(12) Depreciation
 expense..........
(13) Consolidation
 of Austex........
(14) Minority
 ownership
 interest.........
(15) Gain on sale
 of property......   $(378)
                    -------
  Total...........   $(378)
                    =======

  (1) Concurrent with the IPO, the Company acquired certain properties including Park West C2, the Los Angeles Industrial Properties, One Northwestern Plaza, Cottonwood, 9050 Junction, Westloop Business Park, Park West E1, Park West E2, 3141 Fairview Park and the Plaza on Bachman Creek. The historical results of operations of each property are presented below for the period in 1996 which the property was not included in the results of operations of the Predecessor Company. With respect to the 3141 Fairview Park Drive and the Plaza on Bachman Creek properties, the information below includes the results of operations for the period January 1, 1996 through February 22, 1996 and January 1, 1996 through August 18, 1996, respectively, which reflects the period prior to the acquisition of the property by the Predecessor Company.

                                   LOS       ONE
                          PARK   ANGELES   NORTH-                   WESTLOOP                   3141   PLAZA ON
                          WEST  INDUSTRIAL WESTERN COTTON-   9050   BUSINESS  PARK    PARK   FAIRVIEW BACHMAN
                           C2   PROPERTIES  PLAZA   WOOD   JUNCTION   PARK   WEST E1 WEST E2   PARK    CREEK    TOTAL
                         ------ ---------- ------- ------- -------- -------- ------- ------- -------- -------- -------
Revenue:
 Rental income.........  $6,954   $4,744   $4,158  $1,833    $383     $494   $2,387  $2,215    $489     $942   $24,599
 Other income..........      68       46        7       1                         2       2       2        3       131
                         ------   ------   ------  ------    ----     ----   ------  ------    ----     ----   -------
 Total Revenue.........   7,022    4,790    4,165   1,834     383      494    2,389   2,217     491      945    24,730
Expenses:
 Property operating and
  maintenance..........   1,666    1,179    1,173     699      40      110      880     939     216      339     7,241
 Real estate taxes.....     525      141      370     219               60                1      33       83     1,432
                         ------   ------   ------  ------    ----     ----   ------  ------    ----     ----   -------
 Total expenses........   2,191    1,320    1,543     918      40      170      880     940     249      422     8,673
                         ------   ------   ------  ------    ----     ----   ------  ------    ----     ----   -------
Revenue in excess of
 certain operating
 expenses..............  $4,831   $3,470   $2,622  $  916    $343     $324   $1,509  $1,277    $242     $523   $16,057
                         ======   ======   ======  ======    ====     ====   ======  ======    ====     ====   =======

                           PRENTISS PROPERTIES TRUST

                     FOR THE YEAR ENDED DECEMBER 31, 1996
                                  (UNAUDITED)
                            (DOLLARS IN THOUSANDS)

  (2) In connection with the Formation Transactions, certain third-party management contracts were assigned to the Manager. As a result of the assignment, current operating income, expenses and overhead attributable to the contracts will be reflected in the operations of the Manager as detailed below:

     Management fees................................................... $ 6,529
     Other fees and recoveries.........................................   7,549
     General and administrative........................................  (2,597)
     Personnel cost, net...............................................  (8,628)
                                                                        -------
     Manager contract income........................................... $ 2,853
                                                                        =======

  In addition to the above, the Manager will benefit from a reduction in occupancy cost of approximately $235, resulting in net income to the Manager of $3,088.

  (3) Represents the equity interest of $2,934 on the $3,088 net income of the Manager as the Operating Partnership owns a 95% economic interest in the Manager.

  (4) Represents the intercompany elimination of management fee revenues and expenses (property operating and maintenance) of $598 as a result of the in-house management of the Company's properties.

  (5) Represents a reduction in property management fee expense (property operating and maintenance) of $349 previously paid to a third party. Subsequent to the acquisition of these properties, the properties are managed by the Company.

  (6) Represents a reduction of $1,033 in recovery revenues, received from property owners, as a result of certain tax and legal services performed in the operations of the Predecessor Company that are not now performed by the Company.

  (7) Represents the decrease of $717 in fees formerly paid by the Predecessor Company to an affiliate for acquisition and advisory services performed.

  (8) Reflects a decrease of $121 and $1,622 in general and administration expense and personnel costs, net, respectively. The decrease in general and administration expenses results from an adjustment to reflect the estimated additional costs of operating as a public company ($850), net of a reduction in costs primarily attributable to certain services performed historically that are not now being performed by the Company ($971). The decrease in personnel costs, net, results from a reduction in base salary being earned by the Prentiss Principals subsequent to the IPO ($800) as well as a reduction in salary expense resulting from the staffing changes made concurrent with the Company's formation ($822).

  (9) Reflects the decrease of $177 in compensation paid to the Prentiss Principals. As a privately held company, PPL distributed a portion of quarterly cash flow in the form of compensation to the Prentiss Principals. This compensation is not paid by the Company.

                           PRENTISS PROPERTIES TRUST

                     FOR THE YEAR ENDED DECEMBER 31, 1996
                                  (UNAUDITED)
                            (DOLLARS IN THOUSANDS)


  (10) Pro forma interest expense prior to the Offering and the acquisition of the Pending Acquisitions is computed as follows (Interest expense related to the Federal Express construction loan is not included as this interest will be capitalized as a cost of the project.):

                                                                      ANNUAL
                                                PRINCIPAL INTEREST   INTEREST
                                                 AMOUNT     RATE     EXPENSE
                                                --------- --------   --------
   Mortgage debt with an affiliate of Lehman
    Brothers Inc...............................  $96,100    7.57%    $ 7,275
   Mortgage debt with an affiliate of Lehman
    Brothers Inc...............................   40,000    7.15%(1)   2,860
   Mortgage debt on Walnut Glen Tower..........   10,000    7.50%        750
   Mortgage debt on FHP Building...............    6,000    7.30%        438
                                                                     -------
     Pro forma annual interest expense.........                       11,323
     Interest expense included in historical
      columns..................................                        5,308
                                                                     -------
     Pro forma interest expense adjustment.....                      $ 6,015
                                                                     =======

(1) This loan has a variable interest rate of LIBOR + 1.65%. LIBOR was 5.50% at December 31, 1996.

  (11) Represents the net decrease of $1,019 in amortization of deferred financing costs as a result of an increase in amortization of deferred financing resulting from financing fees incurred on the Line of Credit ($270) and other borrowings ($103) less a reduction in amortization of deferred financing costs resulting from costs written-off concurrent with the IPO ($1,392).

  (12) Represents the net increase in depreciation and amortization expense as a result of the acquisition of properties concurrent with the IPO. Depreciation on newly acquired buildings is provided under the straight-line method over an estimated useful life of 40 years for office buildings and 30 years for industrial buildings.

  (13) Represents the net investment income and general and administration expenses of $357 and $45, respectively, as a result of the consolidation of Austex.

  (14) Represents net income attributable to the minority investors interest in the Operating Partnership, before the Offering. The Company, through its wholly owned subsidiary, is the sole general partner and currently owns approximately 86.0% of the Operating Partnership before the Offering. The minority investors own in the aggregate approximately 14.0% of the Operating Partnership before the Offering. Also includes an immaterial minority interest in other partnerships.

  (15) Represents a gain on sale of a parcel of land totaling $378, completed by the Predecessor Company prior to the formation of the Company.

  (C) Represents the 1996 historical revenues in excess of certain operating expenses of the properties to be acquired concurrent with the Offering. The Pending Acquisitions include the Natomas Corporate Center ("the Natomas Properties"); the Corporetum Office Campus; Seven Mile Crossing; Crescent Centre; Pacific Gateway Office Center; 16801 South Exchange; Route 100 Building and 8779 Greenwood (collectively, the "Baltimore Industrials"); The Colonnade II; Six Flags Distribution Center (the "Six Flags Distribution"); and Bridgestone Distribution Center (the "Bridgestone Distribution"). The Company is purchasing a note, collateralized by the Colonnade II building, and intends to foreclose on the property during 1997, thus mortgage interest is included rather than the historical revenues in excess of certain operating expenses. Also included in the Pending Acquisitions are the Day Creek Properties, two industrial properties containing 228,382 square feet. The

                           PRENTISS PROPERTIES TRUST

                     FOR THE YEAR ENDED DECEMBER 31, 1996
                                  (UNAUDITED)
                            (DOLLARS IN THOUSANDS)

properties were under construction during 1996 and therefore, there were no 1996 historical operations. The Pro Forma Consolidated Statement of Income for the year ended December 31, 1996 does not include any earnings from these properties.

  The expenses excluded from the operations of the Acquired Properties are interest and depreciation and amortization.

                                                                       PACIFIC
                                                    SEVEN              GATEWAY  16801                          SIX
                        NATOMAS     CORPORETUM      MILE     CRESCENT  OFFICE   SOUTH    BALTIMORE  COLONNADE FLAGS BRIDGESTONE
                     PROPERTIES(1) PROPERTIES(2) CROSSING(2) CENTRE(2) CENTER  EXCHANGE INDUSTRIALS    II     DIST.    DIST.
                     ------------- ------------- ----------- --------- ------- -------- ----------- --------- ----- -----------
 Revenue:
 Rental income....      $11,037       $6,710       $4,406     $3,547   $3,594   $1,766    $1,068              $915     $720
 Mortgage
  interest........                                                                                   $1,269
 Other income.....          128          431            6         12      189       11         1                11
                        -------       ------       ------     ------   ------   ------    ------     ------   ----     ----
  Total Revenue...       11,165        7,141        4,412      3,559    3,783    1,777     1,069      1,269    926      720
                        -------       ------       ------     ------   ------   ------    ------     ------   ----     ----
 Expenses:
 Property
  operating and
  maintenance.....        2,974        1,784        1,426      1,283    1,271      164       119               138      125
 Real estate
  taxes...........          993          675          377        304      115      692       103
                        -------       ------       ------     ------   ------   ------    ------     ------   ----     ----
  Total expenses..        3,967        2,459        1,803      1,587    1,386      856       222               138      125
                        -------       ------       ------     ------   ------   ------    ------     ------   ----     ----
 Revenue in excess
  of certain
  operating
  expenses........      $ 7,198       $4,682       $2,609     $1,972   $2,397   $  921    $  847     $1,269   $788     $595
                        =======       ======       ======     ======   ======   ======    ======     ======   ====     ====
                      TOTAL
                     -------
 Revenue:
 Rental income....   $33,763
 Mortgage
  interest........     1,269
 Other income.....       789
                     -------
  Total Revenue...    35,821
                     -------
 Expenses:
 Property
  operating and
  maintenance.....     9,284
 Real estate
  taxes...........     3,259
                     -------
  Total expenses..    12,543
                     -------
 Revenue in excess
  of certain
  operating
  expenses........   $23,278
                     =======

(1) The Combined Statement of Revenues and Certain Operating Expenses for the Natomas Properties are included elsewhere in this prospectus.
(2) The Corporetum Properties, Seven Mile Crossing, and Crescent Centre comprise the Combined Statement of Revenues and Certain Operating Expenses of the Selected 1997 Pending Acquisitions included elsewhere in this prospectus.

 (D) Represents other adjustments to the Pending Acquisitions as follows:

  (1) Represents a reduction in property management fee (property operating and maintenance) of $997, offset by an estimated increase of $236 in other property management expenses to be incurred by the Company. The decrease in property management fee results from elimination of the management fees paid to third-party managers. Subsequent to acquisition, the properties will be managed by the Company.

  (2) The increase of $52 and $215 in general and administrative and personnel costs, net, represents an estimated increase in staffing and related costs related to the properties to be acquired.

                           PRENTISS PROPERTIES TRUST

                                  (UNAUDITED)
                            (DOLLARS IN THOUSANDS)


  (3) Pro forma interest expense following the Offering is computed as follows (Interest expense related to the Federal Express construction loan is not included as this interest will be capitalized as a cost of the project.):

                                                    PRINCIPAL INTEREST
                                                     AMOUNT     RATE   INTEREST
                                                    --------- -------- --------
Mortgage debt with an affiliate of Lehman Brothers
 Inc..............................................  $180,100    7.57%  $13,634
Line of Credit....................................    61,182    7.25%    4,436
Mortgage debt on Crescent Centre..................    12,000    7.95%      954
Mortgage debt on Walnut Glen Tower................    10,000    7.50%      750
Mortgage debt on FHP Building.....................     6,000    7.30%      438
                                                                       -------
  Pro forma annual interest expense...............                      20,212
  Interest expense included in previous columns...                      11,323
                                                                       -------
  Pro forma interest expense adjustment...........                     $ 8,889
                                                                       =======

  (4) Represents an increase of $180 in annual amortization of deferred financing costs resulting from an estimated $1.8 million of costs incurred in connection with the new mortgage obtained from an affiliate of Lehman Brothers Inc., offset by a reduction of $117 in annual amortization of deferred financing costs that were written-off as a result of the repayment of certain outstanding indebtedness with proceeds of the Offering and indebtedness.

  (5) Reflects the net increase in depreciation and amortization expense of $5,407 as a result of the acquisition of the properties. Depreciation on buildings is provided under the straight-line method of over an estimated useful life of 40 years for office buildings, and 30 years for industrial buildings. The estimated purchase price of the Pending Acquisition properties (including estimated closing costs) is as follows:

                                                                        TOTAL
                                                             ALLOC. TO PURCHASE
                PROPERTY                     TYPE     LAND   BUILDINGS  PRICE
                --------                  ---------- ------- --------- --------
Natomas Corporate Center.................   Office   $14,273 $ 63,883  $ 78,156
Corporetum Office Campus.................   Office     7,684   43,545    51,229
Seven Mile Crossing......................   Office     3,322   18,826    22,148
Crescent Centre..........................   Office     3,772   21,374    25,146
Pacific Gateway Office Center............   Office     3,673   20,813    24,486
16801 South Exchange..................... Industrial   1,753    9,931    11,684
Baltimore Industrials.................... Industrial   1,506    8,533    10,039
Six Flags Distribution................... Industrial   1,330    7,535     8,865
Bridgestone Distribution................. Industrial     671    3,799     4,470
Day Creek Industrial Park................ Industrial   1,067    6,045     7,112
                                                     ------- --------  --------
                                                     $39,051 $204,284  $243,335
                                                     ======= ========  ========

  (6) Reflects the increase in equity in earnings from the Operating Partnerships 95% economic interest in the Manager, resulting from the capitalization of certain acquisition costs.

  (7) Reflects the adjustment to minority interest to reflect the minority investors interest in the Operating Partnership of approximately 11.1% following the Offering. Also includes an immaterial minority interest in other partnerships.

                       REPORT OF INDEPENDENT ACCOUNTANTS

To the Board of Trustees and Shareholders of Prentiss Properties Trust

  We have audited the accompanying consolidated and combined financial statements and the financial statement schedule of Prentiss Properties Trust (the "Company") and the Predecessor Company as listed on page F-1 of this Prospectus. These consolidated and combined financial statements and the financial statement schedule are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements and financial statement schedule based on our audits.

  We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

  In our opinion, the consolidated and combined financial statements referred to above present fairly, in all material respects, the consolidated and combined financial position of Prentiss Properties Trust as of December 31, 1996 and the Predecessor Company as of December 31, 1995, and the consolidated and combined results of operations and cash flows for the periods October 22, 1996 through December 31, 1996 and January 1, 1996 through October 21, 1996, and the years ended December 31, 1995 and 1994, respectively, in conformity with generally accepted accounting principles. In addition, in our opinion, the financial statement schedule referred to above, when considered in relation to the basic financial statements taken as a whole, presents fairly, in all material respects, the information required to be set forth therein.

                                          Coopers & Lybrand L.L.P.

Dallas, Texas
February 12, 1997, except as to Note 18
for which the date is February 20, 1997

               PRENTISS PROPERTIES TRUST AND PREDECESSOR COMPANY
                    CONSOLIDATED AND COMBINED BALANCE SHEETS

                   (DOLLARS IN THOUSANDS, EXCEPT SHARE DATA)

                                                                   PREDECESSOR
                                                      THE COMPANY    COMPANY
                                                      ------------ ------------
                                                      DECEMBER 31, DECEMBER 31,
                                                          1996         1995
                                                      ------------ ------------
                       ASSETS
Assets
Real estate..........................................   $501,035     $153,148
  Less: accumulated depreciation.....................    (18,507)     (11,780)
                                                        --------     --------
                                                         482,528      141,368
Deferred charges and other assets, net...............     11,747        7,135
Receivables, net.....................................      5,356        2,755
Cash and cash equivalents............................      7,226        1,033
Escrowed cash........................................        867        1,294
Other receivables (affiliates).......................      1,346
Investments in joint venture and unconsolidated
 subsidiaries........................................     21,956        1,050
                                                        --------     --------
  Total assets.......................................   $531,026     $154,635
                                                        ========     ========
        LIABILITIES AND SHAREHOLDERS' EQUITY
Liabilities:
  Debt on real estate................................   $128,800      $46,442
  Accounts payable and other liabilities.............     15,868        3,622
  Distributions payable..............................      7,309
  Other liabilities (affiliates).....................                     705
                                                        --------     --------
    Total liabilities................................    151,977       50,769
                                                        --------     --------
Minority interest in Operating Partnership...........     52,857
                                                        --------     --------
Minority interest in partnerships....................        971
                                                        --------     --------
Commitments and contingencies (Note 16)
Shareholders' equity:
  Common shares $.01 par value, 100,000,000 shares
   authorized, 20,279,897 shares issued and
   outstanding.......................................        203
  Additional paid-in capital.........................    326,309
  Predecessor Company equity.........................                 103,866
  Distributions in excess of accumulated earnings....    (1,291)
                                                        --------     --------
    Total shareholders' equity.......................    325,221      103,866
                                                        --------     --------
    Total liabilities and shareholders' equity.......   $531,026     $154,635
                                                        ========     ========

   The accompanying notes are an integral part of these financial statements.

               PRENTISS PROPERTIES TRUST AND PREDECESSOR COMPANY
                 CONSOLIDATED AND COMBINED STATEMENTS OF INCOME

            (DOLLARS AND SHARES IN THOUSANDS, EXCEPT PER SHARE DATA)

                               THE COMPANY          PREDECESSOR COMPANY
                              ------------- -----------------------------------
                              OCT. 22, 1996 JAN. 1, 1996  YEARS ENDED DEC. 31,
                                 THROUGH       THROUGH    ---------------------
                              DEC. 31, 1996 OCT. 21, 1996    1995       1994
                              ------------- ------------- ---------- ----------
Revenues:
  Rental income.............     $13,485       $27,086    $   29,423 $   25,256
  Management fees...........         192         7,903         9,979      9,810
  Development, leasing, sale
   and other fees...........         110         9,607        15,762     16,892
                                 -------       -------    ---------- ----------
    Total revenues..........      13,787        44,596        55,164     51,958
                                 -------       -------    ---------- ----------
Expenses:
  Property operating and
   maintenance..............       3,618         7,550         7,696      7,040
  Real estate taxes.........       1,162         3,085         3,030      2,691
  General and
   administrative...........         547         5,304         6,293      5,323
  Personnel costs, net......         505        11,991        17,138     20,815
  Interest expense..........         759         4,549         3,783      3,120
  Amortization of deferred
   financing costs..........          87         1,402            99         71
  Depreciation and
   amortization.............       2,696         5,993         7,166      5,557
                                 -------       -------    ---------- ----------
    Total expenses..........       9,374        39,874        45,205     44,617
                                 -------       -------    ---------- ----------
  Equity in joint venture
   and unconsolidated
   subsidiaries.............       1,427            18            11         13
                                 -------       -------    ---------- ----------
Income before minority
 interest and gain on sale
 of property................       5,840         4,740         9,970      7,354
Minority interest...........        (844)
                                 -------       -------    ---------- ----------
Income before gain on sale
 of property................       4,996         4,740         9,970      7,354
Gain on sale of property....                       378                    1,718
                                 -------       -------    ---------- ----------
Net income..................     $ 4,996       $ 5,118    $    9,970 $    9,072
                                 =======       -------    ---------- ----------
Net income per common
 share......................     $   .25
                                 =======
Weighted average number of
 common shares outstanding..      20,002
                                 =======

   The accompanying notes are an integral part of these financial statements.

   PRENTISS PROPERTIES TRUST AND PREDECESSOR COMPANYCONSOLIDATED AND COMBINED
                 STATEMENTS OF CHANGES IN SHAREHOLDERS' EQUITY

                   (DOLLARS IN THOUSANDS, EXCEPT SHARE DATA)

                                   PREDECESSOR
                                     COMPANY    THE COMPANY--SHAREHOLDERS' EQUITY
                                   ----------- -----------------------------------
                                                      ADD'L. PAID-
                                       NET     COMMON      IN      DIST. IN EXCESS
                          TOTAL      EQUITY    SHARES   CAPITAL    ACCUM. EARNINGS
                         --------  ----------- ------ ------------ ---------------
Balance at December 31,
 1993................... $ 94,046    $94,046
  Net income............    9,072      9,072
  Contributions.........   12,139     12,139
  Distributions of PPL
   income...............   (2,663)    (2,663)
                         --------    -------    ----    --------       -------
Balance at December 31,
 1994...................  112,594    112,594
  Net income............    9,970      9,970
  Distributions.........  (15,250)   (15,250)
  Distributions of PPL
   income...............   (4,498)    (4,498)
  Equity on purchase of
   Park West C2.........    1,050      1,050
                         --------    -------    ----    --------       -------
Balance at December 31,
 1995...................  103,866    103,866
  Net income............    5,118      5,118
  Distributions.........   (6,375)    (6,375)
  Distributions of PPL
   income...............   (2,395)    (2,395)
  Equity on purchase of
   Plaza on Bachman
   Creek................    3,314      3,314
                         --------    -------    ----    --------       -------
Balance at October 21,
 1996...................  103,528    103,528
  Acquisition of
   Predecessor Company's
   interest.............  (98,316)   (98,316)
  Contribution of
   Predecessor Company's
   interest.............              (5,212)           $  5,212
  Net proceeds from
   issuance of common
   shares (20,279,897
   common shares).......  321,300               $203     321,097
  Distributions declared
   ($.31 per share).....   (6,287)                                     $(6,287)
  Net income............    4,996                                        4,996
                         --------    -------    ----    --------       -------
Balance at December 31,
 1996................... $325,221    $          $203    $326,309       $(1,291)
                         ========    =======    ====    ========       =======

   The accompanying notes are an integral part of these financial statements.

               PRENTISS PROPERTIES TRUST AND PREDECESSOR COMPANY
               CONSOLIDATED AND COMBINED STATEMENTS OF CASH FLOWS

                             (DOLLARS IN THOUSANDS)

                                           PREDECESSOR
                             THE COMPANY     COMPANY    YEARS ENDED DEC. 31,
                            ------------- ------------- ----------------------
                            OCT. 22, 1996 JAN. 1, 1996
                               THROUGH       THROUGH
                            DEC. 31, 1996 OCT. 21, 1996    1995        1994
                            ------------- ------------- ----------  ----------
CASH FLOWS FROM OPERATING
 ACTIVITIES:
  Net income...............   $   4,996     $  5,118    $    9,970  $    9,072
  Adjustments to reconcile
   net income to net cash
   provided by operating
   activities:
    Minority interest......         844
    Gain on sale of proper-
     ty....................                     (378)                   (1,718)
    Depreciation and amor-
     tization..............       2,696        5,993         7,166       5,557
    Amortization of de-
     ferred financing......          87        1,402            99          71
    Equity income in joint
     venture and unconsoli-
     dated subsidiaries....      (1,427)         (18)          (11)        (13)
    Changes in assets and
     liabilities:
    Provision for doubtful
     accounts..............         201         (120)         (150)        310
    Receivables............      (2,377)        (497)         (265)       (654)
    Other assets...........        (712)        (199)          176        (549)
    Escrowed cash..........       1,325         (898)          (93)       (698)
    Accounts payable and
     other liabilities.....       6,166        2,392          (756)      1,557
    Amounts due to/from af-
     filiates..............      (1,524)        (527)          102         124
                              ---------     --------    ----------  ----------
  Net cash provided by op-
   erating activities......      10,275       12,268        16,238      13,059
                              ---------     --------    ----------  ----------
CASH FLOWS FROM INVESTING
 ACTIVITIES:
  Purchase of and additions
   to investment in real
   estate..................    (335,689)     (33,544)       (4,669)    (71,856)
  Proceeds from sale of
   real estate.............                      559                     7,894
  Investment in joint
   venture and
   unconsolidated
   subsidiaries............     (20,902)
  Distribution received
   from joint venture......         373
  Cash from contributed as-
   sets....................       2,409
  Decrease in escrowed
   cash....................                                    368      23,053
                              ---------     --------    ----------  ----------
  Net cash used in invest-
   ing activities..........    (353,809)     (32,985)       (4,301)    (40,909)
                              ---------     --------    ----------  ----------
CASH FLOWS FROM FINANCING
 ACTIVITIES:
  Net proceeds from sale of
   common shares...........     337,604
  Partner's Contributions..                    3,314                    12,139
  Contributions from minor-
   ity interest holders....         950
  Distributions............                   (6,375)      (15,250)
  Proceeds from debt on
   real estate.............     112,800       29,000                    27,100
  Repayments of debt on
   real estate.............     (99,462)        (261)         (289)       (841)
  Deferred financing
   costs...................      (1,133)      (2,000)                     (357)
  Distribution of PPL in-
   come....................                   (2,395)       (4,498)     (2,663)
                              ---------     --------    ----------  ----------
  Net cash provided by fi-
   nancing activities......     350,759       21,283       (20,037)     35,378
                              ---------     --------    ----------  ----------
  Net increase in cash and
   cash equivalents........       7,225          566        (8,100)      7,528
  Cash and cash equiva-
   lents, beginning of pe-
   riods...................           1        1,033         9,133       1,605
                              ---------     --------    ----------  ----------
  Cash and cash equiva-
   lents, end of periods...   $   7,226     $  1,599    $    1,033  $    9,133
                              ---------     --------    ----------  ----------
SUPPLEMENTAL CASH FLOW IN-
 FORMATION:
  Cash paid for interest...   $     983     $  4,720    $    3,786  $    2,946
                              =========     ========    ==========  ==========

   The accompanying notes are an integral part of these financial statements.

               PRENTISS PROPERTIES TRUST AND PREDECESSOR COMPANY

            NOTES TO CONSOLIDATED AND COMBINED FINANCIAL STATEMENTS


(1) ORGANIZATION AND BASIS OF PRESENTATION

  Prentiss Properties Trust (the "Company") was formed under the laws of the state of Maryland on July 12, 1996, to be a self-administered and self-managed real estate investment trust ("REIT"). The Company acquired a sole general partnership interest in Prentiss Properties Acquisition Partners, L.P. (the "Operating Partnership") through the Company's wholly-owned subsidiary Prentiss Properties I, Inc., a Delaware corporation and owns an approximate 86.0% limited partnership interest in the Operating Partnership.

  The Company has been formed to succeed to substantially all of the interests of Prentiss Properties Limited, Inc. ("PPL") and its affiliates in (i) a portfolio of office and industrial properties and (ii) the national acquisition, property management, leasing, development and construction businesses of PPL and its affiliates (the "Prentiss Group"). The acquisition, property management, leasing, development and construction businesses will be carried out by the Operating Partnership and the Company's majority-owned affiliates, Prentiss Properties Limited, Inc. and Prentiss Properties Limited II, Inc. (collectively, the "Manager").

  On October 22, 1996, the Company commenced operations after completing an initial public offering of 16,000,000 common shares. The Company issued an additional 2,400,000 common shares on November 1, 1996 pursuant to the exercise of the underwriters' over-allotment option. The combined 18,400,000 common shares were issued at a price per share of $20.00 (the "Offering"). The Company used approximately $87.4 million of the net proceeds of the Offering and issued 1,879,897 common shares of the Company for a total consideration of approximately $125.0 million to purchase certain limited partners' interests in the Operating Partnership. The Company contributed the remaining net proceeds of the Offering to the Operating Partnership. Subsequent to these transactions, the Company held an approximate 86.0% interest in the Operating Partnership.

  The Prentiss Group members, who, prior to the Offering, collectively served as the general partner of the Operating Partnership, contributed to the Operating Partnership all of its interests in the Properties (as defined below) and certain management contracts of PPL (the "Contracts") in exchange for 3,295,995 limited partnership units in the Operating Partnership ("Units").

  Upon completion of the Offering and certain related transactions (collectively, the "Formation Transactions"), the Company owned 87 properties, 28 office and 59 industrial containing 8.9 million net rentable square feet including 57 properties totaling approximately 6.6 million square feet acquired from the Predecessor Company (defined below). Subsequent to the Offering, through December 31, 1996, the Company acquired eight additional properties, (collectively, the "Acquired Properties"). The Acquired Properties consist of five Class "A" suburban office properties totaling approximately 850,000 square feet and three suburban industrial properties totaling approximately 226,000 square feet. The office properties are located in the Chicago, Illinois; Denver, Colorado; and Northern Virginia markets. The industrial properties are located in the Chicago, Illinois market. The purchase price of the Acquired Properties totaled approximately $116.6 million, which was funded principally with borrowings under the Line of Credit totaling $72.8 million, other indebtedness incurred or assumed directly by the Company totaling $35.0 million and approximately $8.8 million of cash reserves. As of December 31, 1996, the Company owned 95 properties, 33 office and 62 industrial (the "Properties") representing 9.9 million square feet in 12 major markets throughout the U.S.

  The accompanying combined financial statements of the Predecessor Company include the accounts of Prentiss Properties Acquisition Partners, L.P.; the operations of Prentiss Properties Limited, Inc.; a 50% equity investment in Austex Associates L.P. ("Austex"), the accounts of Fairview Eleven Investors L.P. ("3141 Fairview Park Drive") from February 23, 1996 through October 21, 1996, the accounts of the Plaza on Bachman Creek from August 19, 1996 through October 21, 1996; and a 15% equity investment in Park West C2 Associates ("Park West C2") from September 5, 1995 through October 21, 1996. The accounts are presented on a combined basis, as the above properties were under the control of the Prentiss Group, have common management and were part of the formation of the Company. The Predecessor Company's 50% investment in Austex, which held a 50% investment in Broadmoor Austin, and its investment in Park West C2 were accounted for using the equity method of accounting.

               PRENTISS PROPERTIES TRUST AND PREDECESSOR COMPANY

  All significant intercompany transactions have been eliminated in the combined financial statements.

  The following summarizes the Company's interests in the Properties at December 31, 1996:

                               NUMBER OF    COMPANY                   COMPANY
                               PROPERTIES OWNERSHIP %    LOCATION      NOTES
                               ---------- ----------- --------------- -------
OFFICE PROPERTIES
FHP Building..................      1         100%    Denver, CO           (C)
Cumberland Office Park........      9         100%    Atlanta, GA          (A)
1717 Deerfield................      1         100%    Chicago, IL          (C)
O'Hare Plaza II...............      1         100%    Chicago, IL          (C)
One Northwestern Plaza........      1         100%    Southfield, MI       (B)
Broadmoor Austin..............      7          50%    Austin, TX      (A), (D)
Park West C2..................      1         100%    Dallas, TX           (A)
Park West E1..................      1         100%    Dallas, TX           (B)
Park West E2..................      1         100%    Dallas, TX           (B)
5307 East Mockingbird.........      1         100%    Dallas, TX           (A)
Walnut Glen Tower.............      1         100%    Dallas, TX           (A)
Cottonwood Office Center......      3         100%    Dallas, TX           (B)
Plaza on Bachman Creek........      1         100%    Dallas, TX           (A)
3141 Fairview Park Drive......      1         100%    Northern VA          (A)
8521 Leesburg Pike............      1         100%    Northern VA          (A)
2411 Dulles Corner Park.......      1         100%    Northern VA          (C)
2455 Horsepen Road............      1         100%    Northern VA          (C)
                                  ---
  Total Office Properties.....     33
                                  ---
INDUSTRIAL PROPERTIES
Los Angeles Industrial
 Properties...................     18         100%    Los Angeles, CA      (B)
155 Alexandra Way.............      1         100%    Chicago, IL          (C)
Wood Dale 1 & 2...............      2         100%    Chicago, IL          (C)
8869 Greenwood................      1         100%    Baltimore, MD        (A)
1329 Western Avenue...........      1          99%    Baltimore, MD   (A), (E)
Deep Run 1 & 2................      2          99%    Baltimore, MD   (A), (E)
4611 Mercedes Drive...........      1          98%    Baltimore, MD   (A), (E)
9050 Junction Drive...........      1         100%    Baltimore, MD        (B)
Northland Park................      4         100%    Kansas City, MO      (A)
North Topping Street..........      1         100%    Kansas City, MO      (A)
Airworld Drive................      1         100%    Kansas City, MO      (A)
107th Terrace.................      1         100%    Kansas City, MO      (A)
Nicholson III.................      3         100%    Dallas, TX           (A)
13425 Branchview..............      1         100%    Dallas, TX           (A)
1002 Avenue T.................      1         100%    Dallas, TX           (A)
1625 Vantage Drive............      1         100%    Dallas, TX           (A)
West Loop Business Park.......      5         100%    Houston, TX          (B)
Airport Properties............     12         100%    Milwaukee, WI        (A)
Oak Creek Properties..........      2         100%    Milwaukee, WI        (A)
North West Properties.........      3         100%    Milwaukee, WI        (A)
                                  ---
  Total Industrial
   Properties.................     62
                                  ---
Total Properties..............     95
                                  ===

               PRENTISS PROPERTIES TRUST AND PREDECESSOR COMPANY

--------
(A) As previously discussed, the Predecessor Company had an interest in 57 of the Company's properties prior to the formation of the Company.
(B) In connection with the Formation Transactions, the Company purchased 30 properties.
(C) Subsequent to the formation of the Company, through December 31, 1996, the Company purchased eight properties.
(D) The Company holds a non-controlling 49.9% interest in the Broadmoor Austin Associates Joint Venture. The Broadmoor Austin Associates Joint Venture owns and operates an office complex in Austin, Texas, consisting of seven properties. The Company accounts for its interest using the equity method of accounting.
(E) Four of the Baltimore industrial properties are owned by three partnerships. The Company holds the majority general partnership interest of each of the Partnerships and consolidates the accounts and operations of the partnerships.

  With the exception of the Broadmoor Austin properties, all Properties are majority-owned by the Company and the accounts and operations are consolidated. The Company owns a 49.9% interest in Broadmoor Austin and accounts for its interest using the equity method of accounting. The Company also owns a 95% non-voting economic interest in the Manager. The Manager conducts the majority of the Company's third-party management operations and, due to the non-voting nature of the Company's ownership interest in the Manager, the Company accounts for its interest using the equity method of accounting.

(2) SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

 Real Estate

  Real estate and leasehold improvements are stated at the lower of depreciated cost or net realizable value. In accordance with Statement of Financial Accounting Standards No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed of," the Operating Partnership will record impairment losses on long-lived assets used in operations when events and circumstances indicate that the assets might be impaired and the estimated undiscounted cash flows to be generated by those assets are less than the carrying amounts of those assets. The Company periodically reviews its properties to determine if its carrying costs will be recovered from future operating cash flows. In cases where the Company does not expect to recover its carrying costs, the Company recognizes an impairment loss. No such impairment losses have been recognized to date.

  Depreciation on buildings and improvements is provided under the straight-line method over an estimated useful life of 30 to 50 years for office buildings and 25 to 30 years for industrial buildings.

  Maintenance and repairs are charged to operations as incurred; major renewals and betterments are capitalized. When assets are sold or retired, their costs and related accumulated depreciation are removed from the accounts with the resulting gains or losses reflected in net income (loss).

 Deferred Charges

  Deferred financing costs are recorded at cost and are being amortized over the life of the related debt. Leasing commissions and leasehold improvements are deferred and amortized over the terms of the related leases. Other deferred charges are amortized over terms applicable to the expenditure.

 Cash and Cash Equivalents

  Cash and cash equivalents consist of cash on hand and investments with maturities of three months or less when purchased.

               PRENTISS PROPERTIES TRUST AND PREDECESSOR COMPANY

 Escrowed Cash

  Escrowed funds as of December 31, 1996 and 1995 are comprised of funds held for the payment of real estate taxes.

 Income Taxes

  The Company intends to qualify and will elect to be taxed as a REIT under Sections 856 through 860 of the Internal Revenue Code of 1986, as amended (the "Code"), commencing with its short taxable year ended December 31, 1996. If the Company qualifies for taxation as a REIT, the Company generally will not be subject to federal corporate income tax on its taxable income that is distributed to its shareholders. A REIT is subject to a number of organizational and operational requirements, including a requirement that it currently distribute at least 95% of its annual taxable income. The Predecessor Company's statements combine the operations and balances of partnerships and an S-corporation neither of which is directly subject to income tax. The tax effect of its activities accrues to the individual partners and/or principals of the respective entity. The Manager consists of legal entities subject to federal income tax on their taxable income at regular corporate rates.

 Leases

  The Company and Predecessor Company, each as lessor, has retained substantially all of the risks and benefits of ownership and accounts for its leases as operating leases.

 Revenue Recognition

  Rental income is recognized over the terms of the leases as it is earned.

  Management company income, principally management fees and recoveries of the Manager, is recognized as earned. Other income consists of (i) development fees, which are recognized ratably over each project's development period, as defined; (ii) leasing fees, which are generally recognized upon tenant occupancy of the leased premises unless such fees are irrevocably due and payable upon lease execution, in which case recognition occurs on the lease execution date; (iii) sale fees, which are recognized upon completion of the asset sale; and (iv) termination fees, which are recognized when earned.

 Net Income Per Common Share

  Net income per common share has been computed by dividing net income applicable to common shareholders by the weighted average number of common shares outstanding. For the period from October 22, 1996 through December 31, 1996, the outstanding common share options had an immaterial dilutive effect.

 Distributions

  The Company pays regular quarterly distributions which are dependent on receipt of distributions from the Operating Partnership.

  Earnings and profits, which will determine the taxability of distributions to shareholders, will differ from income reported for financial reporting purposes due to the differences for federal tax purposes primarily in the estimated useful lives used to compute depreciation. Distributions declared in 1996 represent an approximate 57% return of capital for federal income tax purposes.

 Minority Interest

  Minority interest in the Operating Partnership represents the limited partners' proportionate share of the equity in the Operating Partnership. Income is allocated to minority interest based on the weighted average

               PRENTISS PROPERTIES TRUST AND PREDECESSOR COMPANY percentage ownership through the year. Minority interest in partnerships represents the limited partners' proportionate share of the equity in partnerships, of which the Operating Partnership has a majority ownership interest and the accounts of which are consolidated into the Operating Partnership.

 Concentration of Credit Risk

  The Company places cash deposits at major banks. Management believes that through its cash investment policy the credit risk related to these deposits is minimal.

 Distributions of PPL Income

  PPL has retained certain assets and liabilities which were not transferred to the Operating Partnership pursuant to the formation of the Company. These assets and liabilities are inconsistent with the Company's investment objectives or are not continuing businesses. All revenues and expenses related to the management contracts that were contributed to the Operating Partnership upon formation are reflected in the accompanying financial statements. The Combined Statements of Changes in Shareholders' Equity and the Combined Statements of Cash Flows for the Predecessor Company reflect the distributions of the PPL income, as the benefit of each period's net income from these contracts has been distributed to the principals of PPL.

 Use of Estimates in the Preparation of Financial Statements

  The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

 Fair Value of Financial Instruments

  Statement of Financial Accounting Standards No. 107, "Disclosures About Fair Value of Financial Instruments," effective for years ending after December 15, 1992, requires disclosures about the fair value of financial instruments whether or not such instruments are recognizable in the balance sheet. The Company's financial instruments include short-term investments, tenant accounts receivable, accounts payable, other accrued expenses and mortgage loans payable. The fair values of these financial instruments were not materially different from their carrying or contract values.

(3) REAL ESTATE

  Real estate consisted of the following at December 31, 1996 and 1995:

                                                               1996      1995
                                                             --------  --------
   Land..................................................... $ 86,711  $ 32,061
   Buildings and improvements...............................  409,060   121,087
   Construction in progress.................................    5,264
                                                             --------  --------
     Total..................................................  501,035   153,148
   Less: Accumulated depreciation...........................  (18,507)  (11,780)
                                                             --------  --------
                                                             $482,528  $141,368
                                                             ========  ========

               PRENTISS PROPERTIES TRUST AND PREDECESSOR COMPANY

(4) DEFERRED CHARGES AND OTHER ASSETS, NET

  Deferred charges and other assets consisted of the following at December 31, 1996 and 1995:

                                                                1996     1995
                                                              --------  -------
   Deferred leasing and tenant charges....................... $ 18,919  $12,183
   Deferred financing costs..................................    1,219      693
   Organization costs........................................               525
   Prepaid and other assets..................................    1,704      854
     Less: Accumulated amortization..........................  (10,095)  (7,120)
                                                              --------  -------
                                                              $ 11,747  $ 7,135
                                                              ========  =======

(5) RECEIVABLES, NET

  Receivables consisted of the following at December 31, 1996 and 1995:

                                                                  1996    1995
                                                                 ------  ------
   Rents and services........................................... $2,858  $1,697
   Accruable rental income......................................  1,749   1,327
   Other........................................................  1,195      95
                                                                 ------  ------
     Total......................................................  5,802   3,119
   Less: Allowance for doubtful accounts........................   (446)   (364)
                                                                 ------  ------
                                                                 $5,356  $2,755
                                                                 ======  ======

  Accruable rental income represents rental income earned in excess of rent payments received pursuant to the terms of the individual lease agreements.

(6) INVESTMENT IN JOINT VENTURE AND UNCONSOLIDATED SUBSIDIARIES

  Included in Investments in joint venture and unconsolidated subsidiaries are the Company's investment in the Broadmoor Austin Associates Joint Venture ("Broadmoor Austin") and the Company's investment in the Manager. The Company accounts for its 49.9% investment in Broadmoor Austin and its 95% investment in the Manager using the equity method of accounting, and thus reports its share of income and losses based on its ownership interest in the respective entities. At December 31, 1996, the carrying value of the Company's interest in Broadmoor Austin and the Manager is $16.6 million and $5.3 million, respectively. The difference between the carrying value of the Company's interest in Broadmoor Austin and the book value of the underlying equity is being amortized over 40 years.

  The following is summarized financial information for 100% of Broadmoor Austin at December 31, 1996 and 1995 and for the years then ended:

   BALANCE SHEET:                                             1996      1995
   --------------                                           --------  --------
   Real estate and deferred charges, net................... $115,856  $120,189
   Total assets............................................ $129,513  $132,471
   Mortgage note payable (A)............................... $140,000  $140,000
   Venturers' deficit...................................... $(14,097) $(11,059)

--------
(A) The Company, along with the other venture partner in Broadmoor Austin, has guaranteed the borrowings under the mortgage note payable.

               PRENTISS PROPERTIES TRUST AND PREDECESSOR COMPANY

   INCOME STATEMENT:                                             1996    1995
   -----------------                                            ------- -------
   Rental income............................................... $19,776 $19,776
   Interest expense............................................ $13,527 $13,529
   Depreciation and amortization............................... $ 4,333 $ 4,333
   Net income.................................................. $   927 $   928

  The following is summarized financial information for 100% of the Manager at December 31, 1996 and for the period from October 22, 1996 through December 31, 1996:

   BALANCE SHEET:                                                         1996
   --------------                                                        -------
   Total assets......................................................... $10,826
   Total liabilities.................................................... $ 5,270
   Owners' equity....................................................... $ 5,556

   INCOME STATEMENT:                                                      1996
   -----------------                                                     ------
   Fee income........................................................... $5,418
   Personnel costs, net................................................. $2,579
   General office and administrative.................................... $1,059
   Net income........................................................... $1,401

(7) DEBT ON REAL ESTATE

  Debt on real estate consisted of the following at December 31, 1996 and 1995:

                                                                1996    1995
                                                              -------- -------
   Office properties' debt................................... $ 16,000 $19,719
   Industrial properties' debt...............................           26,723
   Line of Credit............................................   72,800
   Mortgage debt payable to an affiliate of Lehman Brothers
    Inc......................................................   40,000
                                                              -------- -------
                                                              $128,800 $46,442
                                                              ======== =======

  Upon the closing of the Offering, the Operating Partnership closed a three-year revolving credit facility (the "Line of Credit") with two financial institutions, initially in the amount of $100 million and subsequently increased to $150 million. Borrowings under the Line of Credit bear interest at 30-day, 60-day or 90-day LIBOR, at the option of the Company, plus 2.00% initially per annum, which has subsequently been reduced to 1.75% (7.25% at December 31, 1996). Borrowings outstanding at December 31, 1996 under the Line of Credit totaled $72.8 million. The Line of Credit is secured by 33 of the Company's properties, including 16 office properties. Interest is payable monthly through October 1999, at which time all unpaid principal and interest are due. The Line of Credit agreement requires the Company to maintain certain debt and interest coverage ratios (1.75 to 1.00) and (2.25 to 1.00), respectively, with which the Company was in compliance at December 31, 1996.

  Mortgage debt which is payable to an affiliate of Lehman Brothers Inc. and is collateralized by 24 of the industrial properties owned by the Company and bears interest at 30-day, 60-day or 90-day LIBOR, at the option of the Company, plus 1.65% (7.15% at December 31, 1996). Interest is payable monthly through November 1999, at which time all unpaid principal and interest are due.

  The remaining debt at December 31, 1996 is collateralized by two office buildings, bears interest ranging from 7.3% to 7.5% per annum, and matures in November 2000 and January 2001.

               PRENTISS PROPERTIES TRUST AND PREDECESSOR COMPANY

  Debt on real estate outstanding at December 31, 1995, aggregated approximately $46.4 million and was collateralized by two office buildings and various industrial properties. The debt had interest ranging from 8.125% to 8.5%. All but $10.0 million of the debt was repaid with the proceeds from the Offering.

  Principal repayments of debt on real estate at December 31, 1996, are due approximately as follows:

     Years ending December 31:
     1999............................................................. $112,800
     2000.............................................................    6,000
     Thereafter.......................................................   10,000
                                                                       --------
                                                                       $128,800
                                                                       ========

(8) ACCOUNTS PAYABLE AND OTHER LIABILITIES

  Accounts payable and other liabilities consisted of the following at December 31, 1996 and 1995.

                                                                  1996    1995
                                                                 ------- ------
     Accounts payable and other liabilities..................... $ 7,517 $  824
     Advance rent and deposits..................................   2,528  1,141
     Accrued real estate taxes..................................   5,823  1,657
                                                                 ------- ------
                                                                 $15,868 $3,622
                                                                 ======= ======

(9) DISTRIBUTIONS PAYABLE

  On December 17, 1996, the Company declared a distribution equal to $.31 per common share and limited partnership unit outstanding at December 31, 1996. The common shares and limited partnership unit outstanding at December 31, 1996, totaled 20,279,897 and 3,295,995, respectively.

(10) LEASING ACTIVITIES

  The future minimum lease payments to be received by the Company as of December 31, 1996, under non-cancelable operating leases, which expire on various dates through 2013, are as follows:

     Years ending December 31:
     1997........................................................... $ 71,396
     1998...........................................................   66,831
     1999...........................................................   57,195
     2000...........................................................   40,159
     2001...........................................................   30,101
     Thereafter.....................................................   83,557
                                                                     --------
                                                                     $349,239
                                                                     ========

               PRENTISS PROPERTIES TRUST AND PREDECESSOR COMPANY

  The geographic concentration of the future minimum lease payments to be received is detailed as follows:

     LOCATION                                                            AMOUNT
     --------                                                           --------
     Milwaukee, WI..................................................... $ 15,675
     Dallas, TX........................................................  112,845
     Kansas City, MO...................................................   11,178
     Atlanta, GA.......................................................   42,286
     Northern VA.......................................................   40,803
     Baltimore, MD.....................................................   11,770
     Los Angeles, CA...................................................   20,835
     Southfield, MI....................................................   22,745
     Chicago, IL.......................................................   47,481
     Houston, TX.......................................................    2,264
     Denver, CO........................................................   21,357
                                                                        --------
                                                                        $349,239
                                                                        ========

  One major tenant represented 10.0% of the Company's total rental income for the period from October 22, 1996 through December 31, 1996.

(11) SUPPLEMENTAL DISCLOSURE OF NON-CASH INVESTING AND FINANCING ACTIVITIES

  In connection with the Formation Transactions, Units valued at $65.9 million were issued in exchange for the Prentiss Group's interest in the Predecessor Company's properties and Contracts of PPL. The net assets assumed in the exchange totaled approximately $5.2 million. In addition, 1,879,897 common shares valued at $20.00 per share were issued in exchange for certain limited partners' interests in the Operating Partnership. Additional paid-in capital was reduced by $.9 million of unamortized financing costs related to debt repaid with proceeds from the Offering. In 1996, $52 million of the net proceeds of the Company's Offering was allocated to minority interest. The remainder of the net proceeds increased common shares and additional paid-in capital.

  In addition to the above transactions, the Company also acquired the remaining 85% interest in the Park West C2 property. The fair value of the assets acquired totaled $43 million and liabilities assumed totaled approximately $35 million and the resulting cash paid totaled, approximately $8 million. On December 17, 1996, the Company declared a distribution totaling $7.3 million which was paid on January 17, 1997.

  During the period from October 22, 1996 through December 31, 1996, the Company acquired eight properties (described in Note 1) and assumed certain assets and liabilities in the transactions. The acquisitions were recorded under the purchase method of accounting. The fair values of the acquired assets and liabilities recorded at the date of acquisition are as follows:

                                                                        AMOUNT
                                                                       --------
     Assets acquired.................................................. $121,834
     Mortgage debt assumed............................................   (6,000)
     Other liabilities assumed........................................   (2,599)
     Other acquisition credits........................................     (511)
                                                                       --------
       Net cash paid.................................................. $112,724
                                                                       ========

               PRENTISS PROPERTIES TRUST AND PREDECESSOR COMPANY

(12) RELATED PARTY TRANSACTIONS

  The Company owns a 95% economic interest in the Manager which is not consolidated in these financial statements. The Manager incurs certain personnel and other overhead-related expenses on behalf of the Company which is subsequently reimbursed to the Manager. Such expenses totaled $1,418 for the period October 22, 1996 through December 31, 1996. In addition, the Company funded certain costs of the Manager totaling approximately $2,566 during the period. The net unreimbursed cost has been included in Other receivables (affiliates) on the balance sheet and is detailed below:

                                                                         AMOUNT
                                                                         ------
     Capital funding to affiliates...................................... $2,566
     Acquisition fees due to affiliates.................................   (761)
     Payroll and staff benefits due to affiliates.......................   (257)
     Other amounts due to affiliates....................................   (202)
                                                                         ------
                                                                         $1,346
                                                                         ======

(13) EMPLOYEE BENEFIT PLAN (IN WHOLE DOLLARS)

  Effective October 16, 1987, the Predecessor Company adopted a 401(k) Savings Plan (the "Plan") for its employees. Under the Plan, as amended, employees, age 21 and older, are eligible to participate in the Plan after they have completed one year and 1,000 hours of service. Upon formation, the Company adopted the Plan and the terms of the Plan.

  Wages eligible for contribution to the Plan include bonuses, overtime pay and commissions. Participants who have authorized a pre-tax contribution of 2% or more may also elect to make an after-tax contribution of up to 8% of their wages.

  The Plan provides that matching employer contributions are to be determined at the discretion of the Company. The Company matches 25% of the first $500 contributed by its employees. There was no cost to the Company for this matching for the period October 22, 1996 through December 31, 1996. The cost to the Predecessor Company totaled $35,000 for the period January 1, 1996 through October 21, 1996 and $36,000 and $41,000 for the years ended December 31, 1995 and 1994, respectively. In addition, the Predecessor Company elected to match employee contributions with a discretionary match for the year ended December 31, 1994, which totaled $76,000.

  Participants are immediately vested in their pre-tax and after-tax contributions, the Predecessor Company's matching contributions and earnings thereon.

  On January 24, 1997, the Company filed a Form S-8 registering 500,000 common shares in connection with the Company's Share Purchase Plan. The share purchase plan enables eligible employees to purchase shares, subject certain restrictions, of the Company at a 15% discount to fair market value. No shares were issued pursuant to the plan during the period October 22, 1996 through December 31, 1996.

(14) SHARE INCENTIVE PLAN

  Under the Company's 1996 Share Incentive Plan, the Company granted options in October 1996 to purchase 1,219,438 common shares at an exercise price of $20.00 per share (the IPO price), in November 1996 to purchase an additional 37,500 shares at an exercise price of $20.625 per share (the then current market price) and in December 1996 to purchase an additional 395,000 shares at an exercise price of $23.375 per share (the then current market price). The options vest and are exercisable ratably over three and four years.

               PRENTISS PROPERTIES TRUST AND PREDECESSOR COMPANY

 Share-Based Compensation Plans

  The Company sponsors the Prentiss Properties Trust Trustees' Share Incentive Plan and the Prentiss Properties Trust 1996 Share Incentive Plan (the "Plans"), which are share-based incentive compensation plans as described below. The Company applies APB Opinion 25 and related Interpretations in accounting for the Plans. In 1995, the FASB issued Statement of Financial Accounting Standards Statement No. 123 "Accounting for Stock-Based Compensation" ("SFAS 123") which, if fully adopted by the Company, would change the methods the Company applies in recognizing the cost of its Plans. Adoption of the cost recognition provisions of SFAS 123 is optional and the Company has decided not to elect these provisions of SFAS 123. However, pro forma disclosures as if the Company adopted the cost recognition provisions of SFAS 123 in 1996 are required by SFAS 123 and are presented below.

  Under the Plans, the Company is authorized to issue common shares pursuant to "Awards" granted in the form of incentive share options (intended to qualify under Section 422 of the Internal Revenue Code of 1986, as amended) and non-qualified share options. Awards may be granted to selected employees and trustees of the Company or any subsidiary. In 1996, the Company granted both incentive share options and non-qualified stock options under the Plans.

 Share Options

  Under the 1996 Share Incentive Plan, the Company is authorized to issue up to 2,030,000 common shares pursuant to "Awards" granted to officers, key employees and directors in the form of incentive share options qualified under
Section 422 of the Internal Revenue Code of 1986, as amended (the "Code") and non-qualified share options not qualified under Section 422 of the Code. These share options vest ratably over a three or four year period on a graded basis.

  A summary of the status of the Company's share options as of December 31, 1996, and the changes during the period ended on December 31, 1996 is presented below:

                                                                1996
                                                     ---------------------------
                                                     # SHARES OF    WEIGHTED
                                                     UNDERLYING      AVERAGE
                                                       OPTIONS   EXERCISE PRICES
                                                     ----------- ---------------
   Outstanding at beginning of the year.............
   Granted..........................................  1,651,938      $20.82
   Exercised........................................
   Forfeited........................................
   Expired..........................................
                                                      ---------
   Outstanding at end of year.......................  1,651,938      $20.82
                                                      ---------
   Exercisable at end of year.......................
                                                      ---------
     Weighted-average fair value....................                 $ 1.62
                                                                     ------

  The fair value of each share option granted is estimated on the date of grant using the Black-Scholes option-pricing model with the following weighted-average assumptions for grants in 1996: dividend yield of 8.00%; different risk-free interest rates for each grant ranging from 6.05% to 6.26%; options with expected lives of five years; and volatility of 20% for all grants.

  As of December 31, 1996, there were 1,651,938 options outstanding with a weighted-average remaining contractual life of 9.83 years and a weighted-average exercise price of $20.82. None of these options were exercisable at that time.

               PRENTISS PROPERTIES TRUST AND PREDECESSOR COMPANY

  Had the compensation cost for the Company's share-based compensation plans been determined consistent with SFAS 123, the Company's net income and net income per common share for 1996 would approximate the pro forma amounts below:

                                                           AS REPORTED PRO FORMA
                                                            12/31/96   12/31/96
                                                           ----------- ---------
   SFAS 123 charge........................................              $  145
   Net income.............................................   $4,996     $4,851
                                                             ------     ------
   Net income per common share............................   $  .25     $  .24
                                                             ======     ======

  The effects of applying SFAS 123 in this pro forma disclosure are not indicative of future amounts. SFAS 123 does not apply to awards prior to 1995, and the Company anticipates making awards in the future under its share-based compensation plans.

(15) CAPITAL SHARES

  The Board of Trustees is authorized to provide for the issuance of 20,000,000 preferred shares in one or more series, to establish the number of shares in each series and to fix the designation, powers, preferences, and rights of each such series and the qualifications, limitations or restrictions thereof. As of December 31, 1996 no preferred shares were issued.

  The outstanding Units are redeemable at the option of the holder for a like number of common shares, or at the option of the Company, the cash equivalent thereof. Total Units outstanding at December 31, 1996, were 3,295,995. The total market value of these Units at December 31, 1996, based on the last reported sale price of the common shares on the New York Stock Exchange of $25.00, was approximately $82.4 million.

(16) COMMITMENTS AND CONTINGENCIES

 Legal Matters

  The Company is subject to various legal proceedings and claims that arise in the ordinary course of business. These matters are generally covered by insurance. Management believes that the final outcome of such matters will not have a material adverse effect on the financial position, results of operations or liquidity of the Company.

 Environmental Matters

  The Company obtained Phase I environmental site assessments ("ESAs") for all properties involved in the Offering. The ESAs for the industrial properties located in Milwaukee, Wisconsin, revealed lead contamination near the property lines of two of the buildings and the development parcel adjacent to the site. The ESA states that the contamination is probably the result of unauthorized dumping of contaminated soil by the owner of a vacant lot located between the two buildings and the development parcel. The dumping occurred prior to the acquisition of the Milwaukee industrials by the Predecessor Company. Upon discovery of the unauthorized dumping, the Predecessor Company brought suit against the owner of the vacant lot, the generators of the contaminated soil and the prior owner of the properties. The contaminated soil consists of foundry sand which was found to contain lead in excess of acceptable trace levels. According to the ESA, the contamination does not affect the groundwater and is not likely to migrate or leech into adjoining land. During 1996, a settlement to the lawsuit was finalized and was approved by the court. In accordance with the Settlement, (i) the Operating Partnership transferred the affected areas ( a total of approximately 1.2 acres) to the owner of the vacant lot in

               PRENTISS PROPERTIES TRUST AND PREDECESSOR COMPANY exchange for $100,000 and (ii) the owner of the vacant lot and the generators of the contaminated soil agreed to assume all responsibility for the remediation of the contaminated soil. The court has entered a finding that the Operating Partnership was not in the chain of title of the contaminated area. It is management's opinion that any future outcome of this environmental matter will not have a material impact on the financial statements.

(17) PRO FORMA FINANCIAL INFORMATION (UNAUDITED)

  Due to the impact of the Offering, related formation transactions, and the eight properties acquired subsequent to the Offering, the historical results of operations are not indicative of future results of operations. The following Pro Forma Condensed Statements of Income for the years ended December 31, 1996 and 1995 are presented as if the Offering and related formation transactions and property acquisitions had occurred at January 1, 1995, and therefore include pro forma information. The pro forma information is based upon historical information and does not purport to present what actual results would have been had such transactions, in fact, occurred at January 1, 1995, or to project results for any future period.

                   PRO FORMA CONDENSED STATEMENTS OF INCOME
                                  (UNAUDITED)

                                                            YEARS ENDED
                                                           DECEMBER 31,
                                                       ----------------------
                                                          1996        1995
                                                       ----------  ----------
                                                       (IN THOUSANDS, EXCEPT
                                                        FOR PER SHARE DATA)
   Total revenues..................................... $   84,413  $   80,569
   Property operating and maintenance.................     21,438      20,809
   Real estate taxes..................................      7,986       7,984
   General and administrative.........................      2,461       2,012
   Personnel costs, net...............................      2,069       1,782
   Interest expense...................................      9,326       9,326
   Amortization of deferred financing costs...........        470         470
   Depreciation and amortization......................     16,392      15,806
   Equity in joint venture and unconsolidated
    subsidiaries......................................      4,736       7,307
                                                       ----------  ----------
   Income before minority interest....................     29,007      29,687
   Minority interest..................................     (4,055)     (4,150)
                                                       ----------  ----------
   Net income......................................... $   24,952  $   25,537
                                                       ----------  ----------
   Net income per share............................... $     1.23  $     1.26
                                                       ==========  ==========

(18) SUBSEQUENT EVENTS

  On January 14, 1997, the Company purchased a four-story, Class "A" suburban office building located in Fairfax County, Virginia, totaling approximately 59,000 square feet. The purchase price of this property totaled approximately $6.1 million.

  On February 20, 1997, the Company purchased an industrial building in Milwaukee, Wisconsin, totaling approximately 360,000 square feet. The purchase price of this property totaled approximately $9.8 million.

                                                                    SCHEDULE III
               PRENTISS PROPERTIES TRUST AND PREDECESSOR COMPANY
                    REAL ESTATE AND ACCUMULATED DEPRECIATION

                               DECEMBER 31, 1996
                             (DOLLARS IN THOUSANDS)

                                                                                               GROSS AMOUNT
                                                   INITIAL COST          COSTS          CARRIED AT CLOSE OF PERIOD
                                               ---------------------  CAPITALIZED   ----------------------------------
                                                       BUILDINGS AND   SUBSEQUENT     LAND AND   BUILDING AND
 PROPERTY NAME       LOCATION     ENCUMBRANCES  LAND   IMPROVEMENTS  TO ACQUISITION IMPROVEMENTS IMPROVEMENTS  TOTAL
 -------------    --------------- ------------  ----   ------------- -------------- ------------ ------------ --------
OFFICE
PROPERTIES:
Cumberland
Office Park.....  Atlanta, GA       $   --     $10,987   $ 13,226       $ 4,019       $11,020      $ 17,212   $ 28,232
5307 East
Mockingbird.....  Dallas, TX            --         870      1,976         1,069           875         3,040      3,915
Walnut Glen
Tower...........  Dallas, TX         10,000      5,400     32,669         3,471         6,710        34,830     41,540
Park West C2....  Dallas, TX            --       8,360     29,640         6,238         9,696        34,542     44,238
Plaza on Bachman
Creek...........  Dallas, TX            --       1,305      8,773           --          1,305         8,773     10,078
Cottonwood
Office Center...  Dallas, TX            --       1,735      9,865           --          1,735         9,865     11,600
Park West E1....  Dallas, TX            --       2,857     16,499           --          2,857        16,499     19,356
Park West E2....  Dallas, TX            --       2,079     11,863           --          2,079        11,863     13,942
FHP Building....  Denver, CO          6,000      3,043     17,448           --          3,043        17,448     20,491
8521 Leesburg
Pike............  Northern VA           --       2,130      5,955         4,425         2,259        10,251     12,510
3141 Fairview
Park Drive......  Northern VA           --       4,000     15,980           373         4,000        16,353     20,353
2411 Dulles
Corner Park.....  Northern VA           --       3,971     22,501           --          3,971        22,501     26,472
2455 Horsepen
Road............  Northern VA           --       2,098     11,888           --          2,098        11,888     13,986
One Northwestern
Plaza...........  Southfield, MI        --       4,113     23,335             1         4,113        23,336     27,449
1717 Deerfield..  Chicago, IL           --       3,237     18,556           --          3,237        18,556     21,793
O'Hare Plaza
II..............  Chicago, IL           --       3,861     22,131           --          3,861        22,131     25,992
INDUSTRIAL
PROPERTIES:
Federal
Express.........  Atlanta, GA           --       5,015        --            249         5,015           249      5,264
8869 Greenwood..  Baltimore, MD         --         425      1,701           433           425         2,134      2,559
1329 Western
Avenue..........  Baltimore, MD         --         800      4,854           216           836         5,034      5,870
Deep Run 1&2....  Baltimore, MD         --       1,400      3,947           727         1,400         4,674      6,074
4611 Mercedes
Drive...........  Baltimore, MD         --         865      4,600           652           898         5,219      6,117
9050 Junction
Drive...........  Baltimore, MD         --         690      3,908           --            690         3,908      4,598
Northland Park..  Kansas City, MO       --       2,710     12,677         2,514         2,979        14,922     17,901
North Topping
Street..........  Kansas City, MO       --         425      1,505           429           425         1,934      2,359
Airworld Drive..  Kansas City, MO       --         722      2,736           172           830         2,800      3,630
107th Terrace...  Kansas City, MO       --         276      1,728           392           336         2,060      2,396
Nicholson III...  Dallas, TX            --         700      1,758         1,124           700         2,882      3,582
1002 Avenue T...  Dallas, TX            --         300      1,831           482           349         2,264      2,613
13425
Branchview......  Dallas, TX            --         310      1,795           411           353         2,163      2,516
1625 Vantage....  Dallas, TX            --         145      1,067           362           208         1,366      1,574
Westloop
Business Park...  Houston, TX           --         496      2,813           --            496         2,813      3,309
Airport
Properties......  Milwaukee, WI         --       1,649     11,783         5,676         2,918        16,190     19,108
Oakcreek
Properties......  Milwaukee, WI         --         494      3,795         2,175           835         5,629      6,464
Northwest
Properties......  Milwaukee, WI         --       1,030      8,357         2,135         1,444        10,078     11,522
155 Alexandra...  Chicago, IL           --         585      3,357           --            585         3,357      3,942
Wood Dale 1&2...  Chicago, IL           --         716      4,109           --            716         4,109      4,825
Los Angeles
Industrial
Properties......  Los Angeles, CA       --       6,429     36,431             5         6,429        36,436     42,865
                                    -------    -------   --------       -------       -------      --------   --------
                                    $16,000    $86,228   $377,057       $37,750       $91,726      $409,309   $501,035
                                    =======    =======   ========       =======       =======      ========   ========
                                                     DEPRECIABLE
                  ACCUMULATED    DATE OF      DATE      LIVES
 PROPERTY NAME    DEPRECIATION CONSTRUCTION ACQUIRED   (YEARS)
 -------------    ------------ ------------ -------- -----------
OFFICE
PROPERTIES:
Cumberland
Office Park.....    $ 2,795     1972-1980   01/16/91      (1)
5307 East
Mockingbird.....        299          1979   01/28/93      (1)
Walnut Glen
Tower...........      3,336          1985   01/01/94      (1)
Park West C2....        975          1989   09/05/95      (1)
Plaza on Bachman
Creek...........         62          1986   08/20/96      (1)
Cottonwood
Office Center...         62          1986   10/24/96      (1)
Park West E1....         76          1982   10/23/96      (1)
Park West E2....         56          1985   10/23/96      (1)
FHP Building....         13          1983   12/20/96      (1)
8521 Leesburg
Pike............        510          1984   08/17/94      (1)
3141 Fairview
Park Drive......        318          1988   02/22/96      (1)
2411 Dulles
Corner Park.....        --           1990   12/31/96      (1)
2455 Horsepen
Road............        --           1989   12/31/96      (1)
One Northwestern
Plaza...........        110          1989   10/23/96      (1)
1717 Deerfield..        --           1985   12/11/96      (1)
O'Hare Plaza
II..............        --           1986   12/13/96      (1)
INDUSTRIAL
PROPERTIES:
Federal
Express.........        --           1997   10/31/96      (1)
8869 Greenwood..        237     1986-1987   12/27/93      (1)
1329 Western
Avenue..........        452          1988   09/19/94      (1)
Deep Run 1&2....        389          1988   09/01/94      (1)
4611 Mercedes
Drive...........        379          1990   12/27/94      (1)
9050 Junction
Drive...........         25          1989   10/22/96      (1)
Northland Park..      2,552     1975-1980   01/23/92      (1)
North Topping
Street..........        238     1975-1980   02/01/93      (1)
Airworld Drive..        288     1975-1980   05/16/94      (1)
107th Terrace...        184     1975-1980   05/16/94      (1)
Nicholson III...        324          1981   09/16/92      (1)
1002 Avenue T...        292          1981   05/05/93      (1)
13425
Branchview......        252          1970   07/23/93      (1)
1625 Vantage....        150          1984   07/26/93      (1)
Westloop
Business Park...         18          1986   10/22/96      (1)
Airport
Properties......      1,910     1970-1980   02/11/93      (1)
Oakcreek
Properties......        614     1970-1979   02/11/93      (1)
Northwest
Properties......      1,336     1973-1987   02/11/93      (1)
155 Alexandra...          9          1988   11/25/96      (1)
Wood Dale 1&2...         11          1988   11/25/96      (1)
Los Angeles
Industrial
Properties......        235     1972-1984   10/22/96      (1)
                  ------------
                    $18,507
                  ============

----
(1) Buildings & improvements--25 to 40 years
(2) The aggregate cost for federal income tax purposes was approximately $ 458,010.

               PRENTISS PROPERTIES TRUST AND PREDECESSOR COMPANY

                    REAL ESTATE AND ACCUMULATED DEPRECIATION
                             (DOLLARS IN THOUSANDS)

  A summary of activity for real estate and accumulated depreciation is as follows:

                                                       1996     1995     1994
                                                     -------- -------- --------
Real estate:
  Balance at beginning of year...................... $153,148 $151,673 $ 89,116
    Additions to and improvement of real estate.....  347,887    1,475   68,650
    Disposition of real estate......................      --       --    (6,093)
                                                     -------- -------- --------
    Balance at end of years......................... $501,035 $153,148 $151,673
                                                     -------- -------- --------
  Accumulated depreciation:
    Balance at beginning of year....................   11,780    7,307    3,567
    Depreciation expense............................    6,727    4,473    4,008
    Accumulated depreciation on real estate sold....      --       --      (268)
                                                     -------- -------- --------
  Balance at end of years........................... $ 18,507 $ 11,780 $  7,307
                                                     ======== ======== ========

                       REPORT OF INDEPENDENT ACCOUNTANTS

To the Board of Trustees and Shareholders of  Prentiss Properties Trust

  We have audited the accompanying combined statement of revenues and certain operating expenses of the Natomas Properties (the "Natomas Properties") for the year ended December 31, 1996. The combined statement of revenues and certain operating expenses is the responsibility of the Natomas Properties' owners. Our responsibility is to express an opinion on the combined statement of revenues and certain operating expenses based on our audit.

  We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the combined statement of revenues and certain operating expenses is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the combined statement of revenues and certain operating expenses. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the combined statement of revenues and certain operating expenses. We believe that our audit provides a reasonable basis for our opinion.

  The accompanying combined statement of revenues and certain operating expenses was prepared for the purpose of complying with rules and regulations of the Securities and Exchange Commission, as described in Note 1, and is not intended to be a complete presentation of the Natomas Properties' revenues and expenses and may not be comparable to results from proposed future operations of the Natomas Properties.

  In our opinion, the combined statement of revenues and certain operating expenses referred to above presents fairly, in all material respects, the revenues and certain operating expenses described in Note 1 for the year ended December 31, 1996, in conformity with generally accepted accounting principles.

                                          Coopers & Lybrand L.L.P.

March 12, 1997
Dallas, Texas

                             THE NATOMAS PROPERTIES
         COMBINED STATEMENT OF REVENUES AND CERTAIN OPERATING EXPENSES
                      FOR THE YEAR ENDED DECEMBER 31, 1996

                             (DOLLARS IN THOUSANDS)

Revenues:
  Rental income........................................................ $11,037
  Other income.........................................................     128
                                                                        -------
                                                                         11,165
Certain operating expenses:
  Real estate taxes....................................................     993
  Repairs and maintenance..............................................   1,115
  Property management..................................................     638
  Utilities............................................................   1,040
  Insurance............................................................     181
                                                                        -------
                                                                          3,967
                                                                        -------
Revenues in excess of certain operating expenses....................... $ 7,198
                                                                        =======

    The accompanying notes are an integral part of this financial statement.

                            THE NATOMAS PROPERTIES
    NOTES TO COMBINED STATEMENT OF REVENUES AND CERTAIN OPERATING EXPENSES

                            (DOLLARS IN THOUSANDS)

1. BASIS OF PRESENTATION:

  The combined statement of revenues and certain operating expenses for the year ended December 31, 1996 relate to the operations of the Natomas Properties (the "Natomas Properties"), which are currently under contract to be acquired by Prentiss Properties Trust from an unaffiliated third-party for an aggregate purchase price of $78.2 million (including estimated closing costs and $3 million for adjacent land). The Natomas Properties consist of six Class "A" suburban office buildings in Sacramento, California. The Natomas Properties consist of office buildings totaling approximately 564,606 net rentable square feet.

  The accompanying combined statement excludes certain expenses such as interest, depreciation and amortization and other costs not directly related to the future operations of these properties that may not be comparable to the expenses expected to be incurred in the proposed future operations of these properties. Management is not aware of any material factors relating to these properties which would cause the reported financial information not to be necessarily indicative of future operating results.

  The combined statement of revenues and certain operating expenses have been prepared on the accrual basis of accounting.

 Revenue and Expense Recognition

  Rental income is recorded when due from tenants. The effects of scheduled rent increases and rental concessions, if any, are recognized on a straight-line basis over the term of the tenant's lease.

  During the year ended December 31, 1996, rents attributable to one tenant represented 24% of total base rental income.

 Future Rental Revenues

  The properties are leased to tenants under net operating leases. Minimum lease payments receivable, excluding tenant reimbursement of expenses, under noncancellable operating leases in effect as of December 31, 1996, are approximately as follows:

       1997............................................................. $ 9,740
       1998.............................................................   9,201
       1999.............................................................   8,755
       2000.............................................................   7,309
       2001.............................................................   4,638
       Thereafter.......................................................   2,405
                                                                         -------
                                                                         $42,048
                                                                         =======

  Office space in the Natomas Properties is generally leased to tenants under lease terms which provide for tenants to pay for increases in operating expenses in excess of specified amounts.

 Use of Estimates

  The preparation of the combined statement of revenues and certain operating expenses requires management to make estimates and assumptions that affect the reported amounts, revenues and certain operating expenses during the reporting period. Actual results could differ from those estimates.

2. RELATED PARTY TRANSACTIONS:

  Certain of the owners hold an interest in the management company of the Properties. Fees incurred under this management agreement were $379,802 for the year ended December 31, 1996.

                       REPORT OF INDEPENDENT ACCOUNTANTS

To the Board of Trustees and Shareholders of Prentiss Properties Trust

  We have audited the accompanying combined statement of revenues and certain operating expenses of the Selected 1997 Pending Acquisitions for the year ended December 31, 1996. The statement of revenues and certain operating expenses is the responsibility of the Selected 1997 Pending Acquisitions' owners. Our responsibility is to express an opinion on the combined statement of revenues and certain operating expenses based on our audit.

  We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the combined statement of revenues and certain operating expenses is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the combined statement of revenues and certain operating expenses. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the combined statement of revenues and certain operating expenses. We believe that our audit provides a reasonable basis for our opinion.

  The accompanying combined statement of revenues and certain operating expenses was prepared for the purpose of complying with rules and regulations of the Securities and Exchange Commission, as described in Note 1, and is not intended to be a complete presentation of the Selected 1997 Pending Acquisitions' revenues and expenses and may not be comparable to results from proposed future operations of the Selected 1997 Pending Acquisitions.

  In our opinion, the combined statement of revenues and certain operating expenses referred to above presents fairly, in all material respects, the revenues and certain operating expenses described in Note 1 for the year ended December 31, 1996, in conformity with generally accepted accounting principles.

                                          Coopers & Lybrand L.L.P.

March 17, 1997
Dallas, Texas

                       SELECTED 1997 PENDING ACQUISITIONS
         COMBINED STATEMENT OF REVENUES AND CERTAIN OPERATING EXPENSES
                      FOR THE YEAR ENDED DECEMBER 31, 1996

                             (DOLLARS IN THOUSANDS)

Revenues:
  Rental income........................................................ $14,663
  Other income.........................................................     449
                                                                        -------
                                                                         15,112
                                                                        -------
Certain operating expenses:
  Real estate taxes....................................................   1,356
  Repairs and maintenance..............................................   2,031
  Property management..................................................   1,019
  Utilities............................................................   1,349
  Insurance............................................................      94
                                                                        -------
                                                                          5,849
                                                                        -------
Revenues in excess of certain operating expenses....................... $ 9,263
                                                                        =======



    The accompanying notes are an integral part of this financial statement.

                      SELECTED 1997 PENDING ACQUISITIONS
                    NOTES TO COMBINED STATEMENT OF REVENUES
                        AND CERTAIN OPERATING EXPENSES

                            (DOLLARS IN THOUSANDS)

1. BASIS OF PRESENTATION:

  The combined statement of revenues and certain operating expenses for the year ended December 31, 1996 relate to the operations of the Selected 1997 Pending Acquisitions which are currently under contract to be acquired by Prentiss Properties Trust from unaffiliated third-parties for an aggregate purchase price of $98.5 million (including estimated closing costs). The Selected 1997 Pending Acquisitions include the Corporetum Properties, the Seven Mile Crossing Property, and the Crescent Property. The Corporetum Properties consist of two Class "A" suburban office buildings in Lisle, Illinois totaling approximately 323,728 net rentable square feet. The Seven Mile Crossing Property consists of a Class "A" suburban office building in Livonia, Michigan totaling approximately 244,630 net rentable square feet. The Crescent Property consists of a Class "A" suburban office building in Atlanta, Georgia totaling approximately 237,727 net rentable square feet.

  The accompanying combined statement excludes certain expenses such as interest, depreciation and amortization and other costs not directly related to the future operations of these properties that may not be comparable to the expenses expected to be incurred in the proposed future operations of these properties. Management is not aware of any material factors relating to these properties which would cause the reported financial information not to be necessarily indicative of future operating results.

  The combined statement of revenues and certain operating expenses have been prepared on the accrual basis of accounting.

 Revenue and Expense Recognition

  Rental income is recorded when due from tenants. The effects of scheduled rent increases and rental concessions, if any, are recognized on a straight-line basis over the term of the tenant's lease.

  During the year ended December 31, 1996, four separate tenants of the Corporetum Properties represented 46%, 17%, 15%, and 10%, respectively, of total base rental income. One major tenant represented 12% of the total base rental income of the Seven Mile Crossing Property and one major tenant represented 32% of the total base rental income of the Crescent Property.

 Future Rental Revenues

  The properties are leased to tenants under net operating leases. Minimum lease payments receivable, excluding tenant reimbursement of expenses, under noncancellable operating leases in effect as of December 31, 1996, are approximately as follows:

       1997............................................................. $10,288
       1998.............................................................  10,023
       1999.............................................................   9,447
       2000.............................................................   8,756
       2001.............................................................   7,626
       Thereafter.......................................................  10,173
                                                                         -------
                                                                         $56,313
                                                                         =======

  Office space in the Selected 1997 Properties is generally leased to tenants under lease terms which provide for tenants to pay for increases in operating expenses in excess of specified amounts.

 Use of Estimates

  The preparation of the combined statement of revenues and certain operating expenses requires management to make estimates and assumptions that affect the reported amounts, revenues and certain operating expenses during the reporting period. Actual results could differ from those estimates.

2. RELATED PARTY TRANSACTIONS

  The Corporetum Properties paid $134,124 in management fees to an affiliate of the owner for the year ended December 31, 1996.

  Certain of the owners of the Crescent Property hold an interest in the management company of the Property. Fees incurred under this management agreement were $141,985 for the year ended December 31, 1996. Additionally, the general partner or an affiliate of the general partner is entitled to specific fees for performance of services related to office leasing arrangements and mortgage placement. Fees paid related to these services were $60,000 for the year ended December 31, 1996.

  The Seven Mile Property paid $126,643 in management fees to an affiliate of the owner for the year ended December 31, 1996.

                       REPORT OF INDEPENDENT ACCOUNTANTS

To the Board of Trustees and Shareholders of Prentiss Properties Trust

  We have audited the accompanying combined statement of revenues and certain operating expenses of the Dulles Properties (the "Dulles Properties") for the year ended December 31, 1996. The combined statement of revenues and certain operating expenses is the responsibility of the Dulles Properties' owners. Our responsibility is to express an opinion on the combined statement of revenues and certain operating expenses based on our audit.

  We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the combined statement of revenues and certain operating expenses is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the combined statement of revenues and certain operating expenses. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the combined statement of revenues and certain operating expenses. We believe that our audit provides a reasonable basis for our opinion.

  The accompanying combined statement of revenues and certain operating expenses was prepared for the purpose of complying with rules and regulations of the Securities and Exchange Commission, as described in Note 1, and is not intended to be a complete presentation of the Dulles Properties' revenues and expenses and may not be comparable to results from proposed future operations of the Dulles Properties.

  In our opinion, the combined statement of revenues and certain operating expenses referred to above presents fairly, in all material respects, the revenues and certain operating expenses described in Note 1 for the year ended December 31, 1996, in conformity with generally accepted accounting principles.

                                          Coopers & Lybrand L.L.P.

March 12, 1997
Dallas, Texas

                             THE DULLES PROPERTIES
         COMBINED STATEMENT OF REVENUES AND CERTAIN OPERATING EXPENSES
                      FOR THE YEAR ENDED DECEMBER 31, 1996

                             (DOLLARS IN THOUSANDS)

Revenues:
  Rental income......................................................... $5,947
  Other income..........................................................     14
                                                                         ------
                                                                          5,961
                                                                         ------
Certain operating expenses:
  Real estate taxes.....................................................    336
  Repairs and maintenance...............................................    746
  Property management...................................................    293
  Utilities.............................................................    562
  Insurance.............................................................     27
                                                                         ------
                                                                          1,964
                                                                         ------
Revenues in excess of certain operating expenses........................ $3,997
                                                                         ======



    The accompanying notes are an integral part of this financial statement.

                             THE DULLES PROPERTIES
                   NOTES TO COMBINED STATEMENTS OF REVENUES
                        AND CERTAIN OPERATING EXPENSES

                            (DOLLARS IN THOUSANDS)

1. BASIS OF PRESENTATION:

  The combined statements of revenues and certain operating expenses for the year ended December 31, 1996 relate to the operations of 2411 Dulles Corner Park and 2455 Horsepen Road (collectively, the "Dulles Properties"), which were acquired by Prentiss Properties Trust from an unaffiliated third-party for an aggregate purchase price of $40.5 million. The Properties consist of two Class "A" suburban office buildings in Herndon, Virginia. The 2411 Dulles Corner Park property is an eight-story office building totaling approximately 176,522 net rentable square feet. The 2455 Horsepen Road property is a two-story office building totaling approximately 104,150 net rentable square feet.

  The accompanying combined statement excludes certain expenses such as interest, depreciation and amortization and other costs not directly related to the future operations of these properties that may not be comparable to the expenses expected to be incurred in the proposed future operations of these properties. Management is not aware of any material factors relating to these properties which would cause the reported financial information not to be necessarily indicative of future operating results.

  The combined statement of revenues and certain operating expenses have been prepared on the accrual basis of accounting.

 Revenue and Expense Recognition

  Rental income is recorded when due from tenants. The effects of scheduled rent increases and rental concessions, if any, are recognized on a straight-line basis over the term of the tenant's lease.

  During the year ended December 31, 1996, rents attributable to three separate tenants represented 26%, 23% and 15% of total rental income, respectively.

 Future Rental Revenues

  The properties are leased to tenants under net operating leases. Minimum lease payments receivable, excluding tenant reimbursement of expenses, under noncancellable operating leases in effect as of December 31, 1996, are approximately as follows:

       1997.............................................................  $5,255
       1998.............................................................   5,226
       1999.............................................................   5,008
       2000.............................................................   3,172
       2001.............................................................   1,426
       Thereafter.......................................................     999
                                                                         -------
                                                                         $21,086
                                                                         =======

  Office space in Dulles Properties is generally leased to tenants under lease terms which provide for tenants to pay for increases in operating expenses in excess of specified amounts.

 Use of Estimates

  The preparation of the combined statement of revenues and certain operating expenses requires management to make estimates and assumptions that affect the reported amounts, revenues and certain operating expenses during the reporting period. Actual results could differ from those estimates.

                       REPORT OF INDEPENDENT ACCOUNTANTS

To the Board of Trustees and Shareholders of Prentiss Properties Trust

  We have audited the accompanying combined statement of revenues and certain operating expenses of the Chicago Office Properties (the "Chicago Office Properties") for the year ended December 31, 1996. The combined statement of revenues and certain operating expenses is the responsibility of the Chicago Office Properties' owners. Our responsibility is to express an opinion on the combined statement of revenues and certain operating expenses based on our audit.

  We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the combined statement of revenues and certain operating expenses is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the combined statement of revenues and certain operating expenses. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the combined statement of revenues and certain operating expenses. We believe that our audit provides a reasonable basis for our opinion.

  The accompanying combined statement of revenues and certain operating expenses was prepared for the purpose of complying with rules and regulations of the Securities and Exchange Commission, as described in Note 1, and is not intended to be a complete presentation of the Chicago Office Properties' revenues and expenses and may not be comparable to results from proposed future operations of the Chicago Office Properties.

  In our opinion, the combined statement of revenues and certain operating expenses referred to above presents fairly, in all material respects, the revenues and certain operating expenses described in Note 1 for the year ended December 31, 1996, in conformity with generally accepted accounting principles.

                                          Coopers & Lybrand L.L.P.

March 12, 1997
Dallas, Texas

                         THE CHICAGO OFFICE PROPERTIES
         COMBINED STATEMENT OF REVENUES AND CERTAIN OPERATING EXPENSES
                      FOR THE YEAR ENDED DECEMBER 31, 1996

                             (DOLLARS IN THOUSANDS)

Revenues:
  Rental income......................................................... $7,181
  Other income..........................................................    139
                                                                         ------
                                                                          7,320
                                                                         ------
Certain operating expenses:
  Real estate taxes.....................................................  1,649
  Repairs and maintenance...............................................    692
  Property management...................................................    395
  Utilities.............................................................    250
  Insurance.............................................................     64
                                                                         ------
                                                                          3,050
                                                                         ------
Revenues in excess of certain operating expenses........................ $4,270
                                                                         ======



    The accompanying notes are an integral part of this financial statement.

                         THE CHICAGO OFFICE PROPERTIES
                    NOTES TO COMBINED STATEMENT OF REVENUES
                        AND CERTAIN OPERATING EXPENSES

                            (DOLLARS IN THOUSANDS)

1. BASIS OF PRESENTATION:

  The combined statements of revenues and certain operating expenses for the year ended December 31, 1996 relate to the operations of 1717 Deerfield and O'Hare Plaza II (collectively, the "Chicago Office Properties"), which were acquired by Prentiss Properties Trust from an unaffiliated third-party for an aggregate purchase price of approximately $47.1 million. The Properties consist of two Class "A" suburban office buildings in Deerfield and Chicago, Illinois. The 1717 Deerfield property is a three-story office building totaling approximately 137,904 net rentable square feet. The O'Hare Plaza II property is an eleven-story office building totaling approximately 233,650 net rentable square feet.

  The accompanying combined statement excludes certain expenses such as interest, depreciation and amortization and other costs not directly related to the future operations of these properties that may not be comparable to the expenses expected to be incurred in the proposed future operations of these properties. Management is not aware of any material factors relating to these properties which would cause the reported financial information not to be necessarily indicative of future operating results.

  The combined statement of revenues and certain operating expenses have been prepared on the accrual basis of accounting.

 Revenue and Expense Recognition

  Rental income is recorded when due from tenants. The effects of scheduled rent increases and rental concessions, if any, are recognized on a straight-line basis over the term of the tenant's lease.

  During the year ended December 31, 1996, one tenant represented 100% of the total base rental income of the 1717 Deerfield property. Two major tenants of the O'Hare Plaza II property represented 42% and 19%, respectively, of total base rental income.

 Future Rental Revenues

  The properties are leased to tenants under net operating leases. Minimum lease payments receivable, excluding tenant reimbursement of expenses, under noncancellable operating leases in effect as of December 31, 1996, are approximately as follows:

       1997............................................................. $ 6,495
       1998.............................................................   6,316
       1999.............................................................   6,329
       2000.............................................................   5,276
       2001.............................................................   5,165
       Thereafter.......................................................   6,998
                                                                         -------
                                                                         $36,579
                                                                         =======

  Office space in the Chicago Office Properties is generally leased to tenants under lease terms which provide for tenants to pay for increases in operating expenses in excess of specified amounts.

 Use of Estimates

  The preparation of the combined statements of revenues and certain operating expenses requires management to make estimates and assumptions that affect the reported amounts, revenues and certain operating expenses during the reporting period. Actual results could differ from those estimates.

2. RELATED PARTY TRANSACTIONS

  Under terms of the management agreement, the O'Hare Plaza II property paid $106,798 in fees to an affiliate of the owner.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

 NO DEALER, SALESPERSON OR OTHER INDIVIDUAL HAS BEEN AUTHORIZED TO GIVE ANY IN-FORMATION OR TO MAKE ANY REPRESENTATIONS NOT CONTAINED IN THIS PROSPECTUS AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY OR ANY OF THE UNDERWRITERS. THIS PRO-SPECTUS DOES NOT CONSTITUTE AN OFFER OF ANY SECURITIES OTHER THAN THOSE TO WHICH IT RELATES OR AN OFFER TO SELL, OR A SOLICITATION OF AN OFFER TO BUY, TO ANY PERSON IN ANY JURISDICTION WHERE SUCH AN OFFER OR SOLICITATION WOULD BE UN-LAWFUL. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE AN IMPLICATION THAT THE INFORMATION CON-TAINED HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO THE DATE HEREOF.

                               -----------------

                           SUMMARY TABLE OF CONTENTS

                                                                          Page
                                                                          ----
Prospectus Summary.......................................................   1
Risk Factors.............................................................  16
The Company..............................................................  27
Use of Proceeds..........................................................  36
Price Range of Common Stock and Distribution History.....................  37
Capitalization...........................................................  38
Selected Financial Information...........................................  39
Management's Discussion and Analysis of Financial Condition and Results
 of Operations...........................................................  43
Properties...............................................................  48
Policies with Respect to Certain Activities..............................  76
Management...............................................................  80
Formation Transactions...................................................  90
Certain Relationships and Transactions...................................  91
Principal and Management Shareholders....................................  93
Description of Shares of Beneficial Interest.............................  94
Certain Provisions of Maryland Law and of the Company's Declaration of
 Trust and Bylaws........................................................  99
Shares Available for Future Sale......................................... 103
Operating Partnership Agreement.......................................... 104
Federal Income Tax Considerations........................................ 107
Underwriting............................................................. 123
Legal Matters............................................................ 125
Experts.................................................................. 125
Additional Information................................................... 125
Glossary................................................................. 126
Financial Statements..................................................... F-1

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                             6,000,000 SHARES

               [LOGO OF PRENTISS PROPERTIES TRUST APPEARS HERE]

                           Prentiss Properties Trust

                                COMMON SHARES OF
                              BENEFICIAL INTEREST


                               -----------------

                                   PROSPECTUS
                                        , 1997

                               -----------------

                                LEHMAN BROTHERS

                               ALEX. BROWN & SONS
                                  INCORPORATED

                           A.G. EDWARDS & SONS, INC.

                       PRUDENTIAL SECURITIES INCORPORATED

                               SMITH BARNEY INC.


                      PRINCIPAL FINANCIAL SECURITIES, INC.

                        RAYMOND JAMES & ASSOCIATES, INC.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                    PART II

                    INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 30. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

  Set forth below is an estimate of the approximate amount of the fees and expenses (other than underwriting commissions and discounts) payable by the Registrant in connection with the issuance and distribution of the Shares.

     Securities and Exchange Commission, registration fee............. $ 96,052
     NASD filing fee..................................................   30,500
     New York Stock Exchange listing fee..............................   25,650
     Printing and mailing.............................................  285,000
     Accountant's fees and expenses...................................  175,000
     Blue Sky fees and expenses.......................................    5,000
     Counsel fees and expenses........................................  175,000
     Miscellaneous....................................................  157,798
                                                                       --------
       Total.......................................................... $950,000
                                                                       ========

ITEM 31. SALES TO SPECIAL PARTIES

  See Item 32.

ITEM 32. RECENT SALES OF UNREGISTERED SECURITIES

  On July 24, 1996, the Company was capitalized with the issuance to Michael
V. Prentiss of 50 Common Shares for a total acquisition of $20 per share for an aggregate total acquisition of $1,000. The Common Shares were purchased for investment and for the purpose of organizing the Company. The Company issued these Common Shares in reliance on an exemption from registration under
Section 4(2) of the Securities Act.

  On October 22, 1996, the Company privately placed an aggregate of 1,879,897 Common Shares with three institutional investors, in exchange for a portion of such investors' interests in the Operating Partnership. The Common Shares were acquired for investment and the transaction occurred in connection with the Company's formation and initial public offering. The Company issued these Common Shares in reliance upon an exemption from registration under Section 4(2) of the Securities Act.

ITEM 33. INDEMNIFICATION OF TRUSTEES AND OFFICERS

  The Maryland REIT Law permits a Maryland real estate investment trust to include in its Declaration of Trust a provision limiting the liability of its trustees and officers to the trust and its shareholders for money damages except for liability resulting from (a) actual receipt of an improper benefit or profit in money, property or services or (b) active and deliberate dishonesty established by a final judgment as being material to the cause of action. The Declaration of Trust of the Company contains such a provision which eliminates such liability to the maximum extent permitted by the Maryland REIT Law.

  The Declaration of Trust of the Company authorizes it, to the maximum extent permitted by Maryland law, to obligate itself to indemnify and to pay or reimburse reasonable expenses in advance of final disposition of a proceeding to (a) any present or former Trustee or officer or (b) any individual who, while a Trustee of the Company and at the request of the Company, serves or has served another real estate investment trust, corporation, partnership, joint venture, trust, employee benefit plan or any other enterprise as a trustee, director, officer or partner of such real estate investment trust, corporation, partnership, joint venture, trust, employee benefit plan or other enterprise from and against any claim or liability to which such person may become subject or which such person may incur by reason of his status as a present or former shareholder. The Bylaws of the Company obligate it, to the maximum extent permitted by Maryland law, to indemnify and to pay or reimburse reasonable expenses in advance of final disposition of a proceeding to (a) any present or former Trustee or officer who is made a party to the proceeding by reason of his service in that capacity or (b) any individual who, while a Trustee of the Company and at the request of the Company, serves or has served another real estate investment trust, corporation, partnership, joint venture, trust, employee benefit plan or any other enterprise as a trustee, director, officer or partner of such real estate investment trust, corporation, partnership, joint venture, trust, employee benefit plan or other enterprise and who is made a party to the proceeding by reason of his service in that capacity. The Declaration of Trust and Bylaws also permit the Company to indemnify and advance expenses to any person who served a predecessor of the Company in any of the capacities described above and to any employee or agent of the Company or a predecessor of the Company. The Bylaws require the Company to indemnify a Trustee or officer who has been successful, on the merits or otherwise, in the defense of any proceeding to which he is made a party by reason of his service in that capacity.

  The Maryland REIT Law permits a Maryland real estate investment trust to indemnify and advance expenses to its trustees, officers, employees and agents to the same extent as permitted by the MGCL for directors and officers of Maryland corporations. The MGCL permits a corporation to indemnity its present and former directors and officers, among others, against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made a party by reason of their service in those or other capacities unless it is established that (a) the act or omission of the director or officer was material to the matter giving rise to the proceeding and (i) was committed in bad faith or (ii) was the result of active and deliberate dishonesty, (b) the director or officer actually received an improper personal benefit in money, property or services or (c) in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful. However, a Maryland corporation may not indemnify for an adverse judgment in a suit by or in the right of the corporation. In accordance with the MGCL, the Bylaws of the Company require it, as a condition to advancing expenses, to obtain (a) a written affirmation by the Trustee or officer of his good faith belief that he has met the standard of conduct necessary for indemnification by the Company as authorized by the Bylaws and (b) a written statement by or on his behalf to repay the amount paid or reimbursed by the Company if it shall ultimately be determined that the standard of conduct was not met.

ITEM 34. TREATMENT OF PROCEEDS FROM SHARES BEING REGISTERED

  None.

ITEM 35. FINANCIAL STATEMENTS AND EXHIBITS

 Index to Financial Statements

                                                                           PAGE
                                                                           ----
PRO FORMA CONSOLIDATED FINANCIAL INFORMATION (UNAUDITED)
  Pro Forma Consolidated Balance Sheet as of December 31, 1996............  F-2
  Notes to Pro Forma Consolidated Balance Sheet...........................  F-3
  Pro Forma Consolidated Statement of Income for the Year Ended December
   31, 1996...............................................................  F-5
  Notes to the Pro Forma Consolidated Statement of Income.................  F-6
PRENTISS PROPERTIES TRUST AND PREDECESSOR COMPANY CONSOLIDATED AND COMBINED
 FINANCIAL STATEMENTS
  Report of Independent Accountants....................................... F-11
  Consolidated Balance Sheet of Prentiss Properties Trust (the "Company")
   as of December 31, 1996 and Combined Balance Sheet of the Predecessor
   Company as of December 31, 1995........................................ F-12
  Consolidated Statement of Income of the Company for the Period October
   22, 1996
   (inception of operations) to December 31, 1996 and Combined Statements of Income for the Predecessor Company for the Period January 1, 1996 to
   October 21, 1996 and the Years Ended December 31, 1995 and 1994........ F-13
  Consolidated Statement of Changes in Shareholders' Equity of the Company
   for the Period October 22, 1996 (inception of operations) to December
   31, 1996 and Combined Statements of Changes in Equity of the
   Predecessor Company for the Period January 1, 1996 to October 21, 1996
   and the Years Ended December 31, 1995 and 1994 ........................ F-14
  Consolidated Statement of Cash Flows of the Company for the Period
   October 22, 1996
   (inception of operations) to December 31, 1996 and Combined Statements of Cash Flows of the Predecessor Company for the Period January 1, 1996
   to October 21, 1996 and the Years Ended December 31, 1995 and 1994..... F-15
  Notes to Consolidated and Combined Financial Statements................. F-16
  Schedule III: Real Estate and Accumulated Depreciation as of December
   31, 1996............................................................... F-29
The following represent certain of the properties acquired by the Company subsequent to the IPO and certain of the Pending Acquisitions
SELECTED 1997 PENDING ACQUISITIONS:
The Natomas Properties
  Report of Independent Accountants....................................... F-31
  Combined Statement of Revenues and Certain Operating Expenses for the
   Year Ended December 31, 1996........................................... F-32
  Notes to Combined Statement of Revenues and Certain Operating Expenses.. F-33
Selected 1997 Pending Acquisitions
  Report of Independent Accountants....................................... F-34
  Combined Statement of Revenues and Certain Operating Expenses for the
   Year Ended
   December 31, 1996...................................................... F-35
  Notes to Combined Statement of Revenues and Certain Operating Expenses.. F-36
SELECTED 1996 ACQUIRED PROPERTIES:
The Dulles Properties
  Report of Independent Accountants....................................... F-37
  Combined Statement of Revenues and Certain Operating Expenses for the
   Year Ended
   December 31, 1996...................................................... F-38
  Notes to Combined Statement of Revenues and Certain Operating Expenses.. F-39
The Chicago Office Properties
  Report of Independent Accountants....................................... F-40
  Combined Statement of Revenues and Certain Operating Expenses for the
   Year Ended
   December 31, 1996...................................................... F-41
  Notes to Combined Statement of Revenues and Certain Operating Expenses.. F-42

ITEM 16. EXHIBITS

 Exhibits

    1.1  --Form of Underwriting Agreement*
    3.1  --Amended and Restated Declaration of Trust of the Registrant(1)
    3.2  --Bylaws of the Registrant(2)
    4.1  --Form of Common Share certificate(2)
    5.1  --Opinion of Hunton & Williams*
    8.1  --Form of Opinion of Hunton & Williams as to Tax Matters*
    8.2  --Final Opinion of Hunton & Williams as to Tax Matters**
    8.3  --Opinion of Coopers & Lybrand L.L.P. as to Tax Matters**
   10.1  --Form of Second Amendment to First Amended and Restated Agreement of
          Limited Partnership of Prentiss Properties Acquisition Partnership,
          L.P.(2)
   10.2  --Second Amendment to First Amended and Restated Agreement of Limited
          Partnership of Prentiss Properties Acquisition Partnership, L.P.(4)
   10.3  --Employment Agreement for Michael V. Prentiss(2)
   10.4  --Employment Agreement for Thomas F. August(2)
   10.5  --Credit Agreement among Prentiss Properties Acquisition Partners,
          L.P. and Bank One, Texas, N.A., and NationsBank of Texas, N.A.(4)
   10.6  --Modification, Amendment, and Increase of Credit Agreement and Other
          Loan Documents(4)
   10.7 --Contribution Agreement by and between the Operating Partnership and Prentiss Properties Holdings, Inc. (f/k/a Prentiss Properties
          Limited, Inc.)(2)
   10.8  --Agreement of Purchase and Sale of Partnership Interest by and Among
          Prentiss Properties Austin, L.P. and Prentiss Properties Holdings,
          Inc. (f/k/a Prentiss Properties Limited, Inc.)(2)
   10.9  --Agreement of Purchase and Sale of Partnership Interests by and Among
          Prentiss Properties Burnett, Inc., Prentiss Properties Burnett II,
          Inc. and Prentiss Properties Holdings, Inc. (f/k/a Prentiss
          Properties Limited, Inc.)(2)
   10.10 --Agreement of Purchase and Sale of Partnership Interest and Option
          Agreement by and Between 11,000 Burnett Road Corporation and Prentiss
          Properties Holdings, Inc. (f/k/a Prentiss Properties Limited, Inc.)(2)
   10.11 --Agreement of Purchase and Sale of Partnership Interests by and Among
          Fairview Eleven, Inc., Michael V. Prentiss, Thomas F. August, Dennis
          J. DuBois, Richard B. Bradshaw, Jr. and Prentiss Properties Holdings,
          Inc. (f/k/a Prentiss Properties Limited, Inc.)(2)
   10.12 --Agreement of Purchase and Sale of Partnership Interest by and
          Between Prentiss Properties Itasca, L.P. and Prentiss Properties
          Holdings, Inc. (f/k/a Prentiss Properties Limited, Inc.)(2)
   10.13 --Agreement of Purchase and Sale of Partnership Interests by and
          Between Prentiss O'Hare Illinois, Inc., Prentiss O'Hare Illinois II,
          Inc. and Prentiss Properties Holdings, Inc. (f/k/a Prentiss
          Properties Limited, Inc.)(2)
   10.14 --Agreement of Purchase and Sale of Partnership Interests by and
          Between Prentiss Properties C-2 Investors, L.P. and Prentiss
          Properties Holdings, Inc. (f/k/a Prentiss Properties Limited,
          Inc.)(2)
   10.15 --Agreement of Sale of Partnership Interest by and Among New York Life
          Insurance Company, Prentiss Properties Austin, L.P. and Prentiss
          Properties Holdings, Inc. (f/k/a Prentiss Properties Limited,
          Inc.)(2)
   10.16 --Purchase Agreement by and Between the Operating Partnership and
          Prentiss Properties Holdings, Inc. (f/k/a Prentiss Properties
          Limited, Inc.)(2)
   10.17 --Agreement of Purchase and Sale and Joint Escrow Instructions by and
          Between LAPCO Industrial Parks and Prentiss Properties Holdings, Inc.
          (f/k/a Prentiss Properties Limited, Inc.)(2)
   10.18 --First Amendment to Agreement of Purchase and Sale and Joint Escrow
          Instructions by and Between LAPCO Industrial Parks and Prentiss
          Properties Holdings, Inc. (f/k/a Prentiss Properties Limited,
          Inc.)(2)

   10.19 --Agreement of Purchase and Sale of Partnership Interests by and Among
          LW-RTC, Inc., LW-LP, Inc., NP Investment VI Co. and Prentiss
          Properties Holdings, Inc. (f/k/a Prentiss Properties Limited,
          Inc.)(2)
   10.20 --Agreement of Sale (Real Property) by and Between Property Asset
          Management Inc. and Prentiss Properties Holdings, Inc. (f/k/a
          Prentiss Properties Limited, Inc.) (Annapolis, Maryland)(2)
   10.21 --Agreement of Sale (Real Property) by and Between Property Asset
          Management Inc. and Prentiss Properties Holdings, Inc. (f/k/a
          Prentiss Properties Limited, Inc.)
          (Irving, Texas)(2)
   10.22 --Agreement of Sale (Real Property) by and Between Property Asset
          Management Inc. and Prentiss Properties Holdings, Inc. (f/k/a
          Prentiss Properties Limited, Inc.)
          (Houston, Texas)(2)
   10.23 --Letter Agreement dated as of August 5, 1996 from PPL to LW-LP, Inc.,
          LW-RTC, Inc. and NP Investment VI Co.(2)
   10.24 --Real Estate Purchase and Sale Agreement by and Between Principal
          Mutual Life Insurance Company and Prentiss Properties Investors, Inc.
   10.25 --1996 Share Incentive Plan(2)
   10.26 --Trustees' Share Incentive Plan(2)
   10.27 --First Amendment to Real Estate Purchase and Sale Agreement by and
          Between Principal Mutual Life Insurance Company and Prentiss
          Properties Investors, Inc.
   10.28 --Partnership Interests Purchase Agreement among Prentiss Properties
          Holdings, Inc. (f/k/a Prentiss Properties Limited, Inc.), the
          Operating Partnership and the partners of the Operating
          Partnership(2)
   10.29 --Agreement of Sale (Real Property) by and between Prentiss Properties
          Acquisition Partners L.P. and RREEF American LLC*
   10.30 --Agreement of Sale (Real Property) by and between Prentiss Properties
          Acquisition Partners L.P. and Deerfield Road Associates Limited
          Partnership*
   10.31 --Agreement of Sale (Real Property) by and between Prentiss Properties
          Acquisition Partners L.P. and 1740 Creekside Oaks Investors*
   10.32 --Agreement of Sale (Real Property) by and between Prentiss Properties
          Acquisition Partners L.P. and 1750 Creekside Oaks Investors*
   10.33 --Agreement of Sale (Real Property) by and between Prentiss Properties
          Acquisition Partners L.P. and 1760 Creekside Oaks Investors*
   10.34 --Agreement of Sale (Real Property) by and between Prentiss Properties
          Acquisition Partners L.P. and 2525 Natomas Investors*
   10.35 --Agreement of Sale (Real Property) by and between Prentiss Properties
          Acquisition Partners L.P. and Rivercity Bank*
   10.36 --Agreement of Sale (Real Property) by and between Prentiss Properties
          Acquisition Partners L.P. and 2495 Natomas Investors*
   10.37 --Agreement of Sale (Real Property) by and between Prentiss Properties
          Acquisition Partners L.P. and Bannon Investors*
   10.38 --Agreement of Sale (Real Property) by and between Prentiss Properties
          Acquisition Partners L.P. and The Rreef Funds*
   10.39 --Agreement of Sale (Real Property) by and between Prentiss Properties
          Acquisition Partners L.P. and Duke Realty Limited Partnership*

   10.40 --Agreement of Sale (Real Property) by and between Prentiss Properties
          Acquisition Partners L.P. and CC Office Associates, L.P.*


   10.41 --Form of Agreement Not to Compete for Dennis J. DuBois(4)
   10.42 --Agreement of Purchase and Sale By and Between Dulles Corner
          Properties II Limited Partnership and the Operating Partnership dated
          December 27, 1996(3)
   10.43 --Loan Agreement Between Prentiss Properties Real Estate Fund I, L.P.
          as Borrower and Lehman Brother Realty Corporation as Lender(4)
   21    --List of Subsidiaries of Registrant*
   23.1  --Consent of Hunton & Williams (included in Exhibits 5.1 and 8.1)
   23.2  --Consent of Coopers & Lybrand L.L.P.
   24.1  --Powers of Attorney (included on signature page)*

--------
(1) Incorporated by reference from the Company's Registration Statement on Form S-8.
(2) Incorporated by reference from the Company's Registration Statement on Form S-11, File No. 333-9863.
(3) Incorporated by reference from the Company's Current Report on Form 8-K (filed January 15, 1997) as amended by Form 8-K/A (filed March 14, 1997).
(4) Incorporated by reference from the Company's Annual Report on Form 10-K for the year ended December 31, 1996 (filed March 25, 1997).

* Previously filed

** To be filed by amendment

ITEM 36. UNDERTAKINGS

  Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to trustees, officers and controlling persons of the Registrant pursuant to the provisions referred to in Item 33 of this Registration Statement, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a trustee, officer, or controlling person of the Registrant in the successful defense of any action, suit, or proceeding) is asserted by such trustee, officer, or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question as to whether such indemnification by it is against public policy as expressed in the Act, and will be governed by the final adjudication of such issue.

  The undersigned Registrant hereby undertakes to provide to the underwriters at the closing specified in the Underwriting Agreement certificates in such denominations and registered in such names as required by the underwriters to permit prompt delivery to each purchaser.

  The undersigned Registrant hereby undertakes that:

    (1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of Prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of Prospectus filed by the Registrant pursuant to Rule 424(b) (1) or
  (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

    (2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of Prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                  SIGNATURES

  Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-11 and has duly caused this registration statement to be signed on its behalf by the undersigned thereunto duly authorized, in the City of Dallas, State of Texas, on the 15th day of April, 1997.

                                          Prentiss Properties Trust, a
                                           Maryland real estate investment
                                           trust (Registrant)

                                               /s/ Michael V. Prentiss*
                                          By: _________________________________
                                                    MICHAEL V. PRENTISS
                                              CHAIRMAN OF THE BOARD PRESIDENT
                                                AND CHIEF EXECUTIVE OFFICER

                               POWER OF ATTORNEY

  Each person whose signature appears below hereby constitutes and appoints Michael V. Prentiss, Thomas F. August, Gregory S. Imhoff or either of them, his true and lawful attorney-in-fact, for him and in his name, place and stead, to sign any and all amendments (including post-effective amendments) to this Registration Statement, to sign any Registration Statements filed pursuant to Rule 462(b) of the Securities Act of 1933 and to cause the same to be filed with the Securities and Exchange Commission, hereby granting to said attorneys-in-fact full power and authority to do and perform all and every act and thing whatsoever requisite or desirable to be done in and about the premises as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all acts and things that said attorneys-in-fact may do or cause to be done by virtue of these presents.

  Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below on the 15th day of April, 1997 by the following persons in the capacities indicated.

              SIGNATURE                        TITLE

                                       Chairman of the Board and Chief
    /s/ Michael V. Prentiss*            Executive Officer
-------------------------------------
         MICHAEL V. PRENTISS

                                       President, Chief Operating
     /s/ Thomas F. August*              Officer and Trustee
-------------------------------------
          THOMAS F. AUGUST

                                       Trustee
      /s/ Thomas J. Hynes*
-------------------------------------
           THOMAS J. HYNES

                                       Trustee
     /s/ Barry J.C. Parker*
-------------------------------------
          BARRY J.C. PARKER


              SIGNATURE                         TITLE
              ---------                         -----
    /s/ Leonard Riggs, Jr.*             Trustee
-------------------------------------
         LEONARD RIGGS, JR.


    /s/ Ronald G. Steinhart*            Trustee
-------------------------------------
         RONALD G. STEINHART


    /s/ Lawrence A. Wilson*             Trustee
-------------------------------------
         LAWRENCE A. WILSON


       /s/ Mark R. Doran*               Executive Vice President, Chief
-------------------------------------    Financial Officer and Treasurer
            MARK R. DORAN                (principal financial officer)


     /s/ Richard J. Bartel              Executive Senior Vice
-------------------------------------    President--Financial Operations
       RICHARD J. BARTEL                 and Administration, and Chief
                                         Administrative Officer
                                         (principal accounting officer)



*By:   /s/ Thomas F. August
     ---------------------------
         THOMAS F. AUGUST

       AS ATTORNEY IN FACT

                                      II-8